UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12
SUMO LOGIC, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION

Sumo Logic, Inc.
855 Main Street, Suite 100
Redwood City, California 94063
To the Stockholders of Sumo Logic, Inc.:
You are cordially invited to attend a special meeting of stockholders (which we refer to, together with any adjournment, postponement, or other delay thereof, as the “special meeting”) of Sumo Logic, Inc. (which we refer to as “Sumo Logic”). The special meeting will be held on [•], 2023, at [•], Pacific time. You may attend the special meeting via a live interactive webcast on the internet at [•]. You will be able to listen to the special meeting live and vote online. We believe that a virtual meeting provides expanded access, improved communication, and cost savings for Sumo Logic’s stockholders.
At the special meeting, you will be asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time), dated February 9, 2023 (which we refer to as the “merger agreement”), between Serrano Parent, LLC, a Delaware limited liability company (which we refer to as “Parent”), Serrano Merger Sub, Inc., a Delaware corporation (which we refer to as “Merger Sub”) and Sumo Logic. Parent and Merger Sub are affiliates of Francisco Partners Management, L.P. (which we refer to as “Francisco Partners”), a leading global investment firm that specializes in partnering with technology businesses. We refer to the merger of Merger Sub (a wholly owned subsidiary of Parent) with and into Sumo Logic as the “merger.” At the special meeting, you will also be asked to consider and vote on a proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Sumo Logic to its named executive officers in connection with the merger; and a proposal for the adjournment of the special meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
If the merger is completed, you will be entitled to receive $12.05 in cash, subject to any applicable withholding taxes, for each share of Sumo Logic common stock that you own (unless you have properly exercised your appraisal rights). This amount represents a premium of approximately 57 percent to Sumo Logic’s unaffected closing stock price on January 20, 2023, the last full trading day prior to media reports regarding a possible acquisition of Sumo Logic.
Sumo Logic’s Board of Directors, after considering the factors more fully described in the enclosed proxy statement, unanimously: (1) determined that the merger agreement, and the other transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of Sumo Logic and its stockholders; and (2) adopted and approved the merger agreement, the merger, and the other transactions contemplated by the merger agreement in all respects.
Sumo Logic’s Board of Directors unanimously recommends that you vote: (1) “FOR” the adoption of the merger agreement and approval of the merger; (2) “FOR” the compensation that will or may become payable by Sumo Logic to its named executive officers in connection with the merger; and (3) “FOR” the adjournment of the special meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
The accompanying proxy statement provides detailed information about the special meeting, the merger agreement, and the merger, and the other proposals to be considered at the special meeting. A copy of the merger agreement is attached as Annex A to the proxy statement.
The accompanying proxy statement also describes the actions and determinations of Sumo Logic’s Board of Directors in connection with its evaluation of the merger agreement and the merger. Please read the proxy statement and its annexes, including the merger agreement, carefully and in their entirety, as they contain important information.
Even if you plan to attend the special meeting, please sign, date, and return, as promptly as possible, the enclosed proxy card (a prepaid reply envelope is provided for your convenience) or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card). If you attend and vote at the special meeting, your vote will revoke any proxy that you have previously submitted. If you fail to return your proxy or to attend the special meeting, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote against the adoption of the merger agreement.
If your shares are held through a bank, broker, or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares in “street name,” you will receive instructions from your bank, broker, or other nominee that you must follow in order to submit your voting instructions and have your shares counted at the special meeting. Your bank, broker, or other nominee cannot vote on any of the proposals to be considered at the special meeting without your instructions. Without your instructions, your shares will not be counted for purposes of a quorum or be voted at the special meeting, and that will have the same effect as voting against the adoption of the merger agreement.
Your vote is very important, regardless of the number of shares that you own.
If you have any questions or need assistance voting your shares, please contact our proxy solicitor:

Innisfree M&A Incorporated
501 Madison Avenue, 20th floor
New York, New York 10022
Stockholders may call toll free: (877) 750-8240
Banks and Brokers may call collect: (212) 750-5833
On behalf of Sumo Logic’s Board of Directors, thank you for your support.
Very truly yours,

Ramin Sayar
President and Chief Executive Officer
The accompanying proxy statement is dated [•], 2023, and, together with the enclosed form of proxy card, is first being sent to stockholders on or about [•], 2023.

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

Sumo Logic, Inc.
855 Main Street, Suite 100
Redwood City, California 94063
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD VIRTUALLY VIA WEBCAST ON [•], 2023
Notice is given that a special meeting of stockholders (which we refer to, together with any adjournment, postponement, or other delay thereof, as the “special meeting”) of Sumo Logic, Inc., a Delaware corporation (which we refer to as “Sumo Logic”), will be held on [•], 2023, at [•], Pacific time, for the following purposes:
1.
To consider and vote on the proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time), dated February 9, 2023, between Parent, Merger Sub, and Sumo Logic (which we refer to as the “merger agreement”);

2.
To consider and vote on the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Sumo Logic to its named executive officers in connection with the merger of Merger Sub with and into Sumo Logic (which we refer to as the “merger”);

3.
To consider and vote on any proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and

4.	To transact any other business that may properly come before the special meeting.
The special meeting will be held by means of a live interactive webcast on the internet at [•]. By accessing that web address and using the control number found on your proxy card, you will be able to listen to the special meeting live and vote online. The special meeting will begin promptly at [•], Pacific time. Online check-in will begin a few minutes prior to the special meeting. You will need the control number found on your proxy card or voting instruction form in order to participate in the special meeting (including voting your shares).
Only Sumo Logic stockholders as of the close of business on [•], 2023, are entitled to notice of, and to vote at, the special meeting.
Sumo Logic’s Board of Directors unanimously recommends that you vote: (1) “FOR” the adoption of the merger agreement and approval of the merger; (2) “FOR” the compensation that will or may become payable by Sumo Logic to its named executive officers in connection with the merger; and (3) “FOR” the adjournment of the special meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
Sumo Logic record stockholders or beneficial owners who do not vote in favor of the proposal to adopt the merger agreement will have the right to seek appraisal of the “fair value” of their shares of Sumo Logic common stock (exclusive of any elements of value arising from the accomplishment or expectation of the merger and together with interest (as described in the accompanying proxy statement) to be paid on the amount determined to be “fair value”) in lieu of receiving $12.05 per share in cash if the merger is completed, as determined in accordance with Section 262 of the General Corporation Law of the State of Delaware (which we refer to as the “DGCL”). To do so, a Sumo Logic record stockholder or beneficial owner must properly demand appraisal before the vote is taken on the merger agreement and comply with all other requirements of the DGCL, including Section 262 of the DGCL, which are summarized in the accompanying proxy statement. A copy of Section 262 of the DGCL is available as a publicly available electronic resource, which may be accessed without subscription or cost, at the following hyperlink: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.
Even if you plan to attend the special meeting, please sign, date, and return, as promptly as possible, the enclosed proxy card (a prepaid reply envelope is provided for your convenience) or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card). If you attend and vote at the special meeting, your vote will revoke any proxy that you have previously submitted. If you fail to return your proxy or to attend the special meeting, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote against the adoption of the merger agreement.
If your shares are held through a bank, broker, or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares in “street name,” you will receive instructions from your bank, broker, or other nominee that you must follow in order to submit your voting instructions and have your shares counted at the special meeting. Your bank, broker, or other nominee cannot vote on any of the proposals to be considered at the special meeting without your instructions. Without your instructions, your shares will not be counted for purposes of a quorum or be voted at the special meeting, and that will have the same effect as voting against the adoption of the merger agreement.
By Order of the Board of Directors,

Katherine Haar General Counsel

Dated: [•], 2023

Redwood City, California

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

SUMO LOGIC, INC.

PROXY STATEMENT
FOR
SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD VIRTUALLY VIA WEBCAST ON [•], 2023
This proxy statement is dated [•], 2023 and, together with the enclosed form of proxy card, is first being sent to stockholders on or about [•], 2023.

YOUR VOTE IS IMPORTANT
EVEN IF YOU PLAN TO ATTEND THE SPECIAL MEETING, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE: (1) OVER THE INTERNET; (2) BY TELEPHONE; OR (3) BY SIGNING, DATING, AND RETURNING THE ENCLOSED PROXY CARD (A PREPAID REPLY ENVELOPE IS PROVIDED FOR YOUR CONVENIENCE). You may revoke your proxy or change your vote at any time before your proxy is voted at the special meeting.
If your shares are held through a bank, broker, or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares in “street name,” you will receive instructions from your bank, broker, or other nominee that you must follow in order to submit your voting instructions and have your shares counted at the special meeting. Your bank, broker, or other nominee cannot vote on any of the proposals to be considered at the special meeting without your instructions. Without your instructions, your shares will not be counted for purposes of a quorum or be voted at the special meeting, and that will have the same effect as voting against the adoption of the merger agreement.
If you are a stockholder of record, voting at the special meeting will revoke any proxy that you previously submitted. If you hold your shares through a bank, broker, or other nominee, you must obtain a “legal proxy” from the bank, broker, or other nominee that holds your shares in order to vote at the special meeting.
If you fail to (1) return your proxy card; (2) grant your proxy electronically over the internet or by telephone; or (3) vote by virtual ballot in person at the special meeting, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.
We encourage you to read the accompanying proxy statement and its annexes, including all documents incorporated by reference into the accompanying proxy statement, carefully and in their entirety. If you have any questions concerning the merger, the special meeting, or the accompanying proxy statement, would like additional copies of the accompanying proxy statement, or need help voting your shares, please contact Sumo Logic’s proxy solicitor:

Innisfree M&A Incorporated
501 Madison Avenue, 20th floor
New York, New York 10022
Stockholders may call toll free: (877) 750-8240
Banks and Brokers may call collect: (212) 750-5833

TRANSACTION SUMMARY
Except as otherwise specifically noted in this proxy statement, “Sumo Logic,” “we,” “our,” “us” and similar words refer to Sumo Logic, Inc., including, in certain cases, Sumo Logic’s subsidiaries. Throughout this proxy statement, the “Sumo Logic Board” refers to Sumo Logic’s Board of Directors. Throughout this proxy statement, we refer to Serrano Parent, LLC, as “Parent,” and Serrano Merger Sub, Inc., as “Merger Sub.” In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger (as it may be amended from time to time), dated February 9, 2023, between Parent, Merger Sub, and Sumo Logic as the “merger agreement.”
This summary highlights selected information from this proxy statement related to the proposed merger of Merger Sub (a wholly owned subsidiary of Parent) with and into Sumo Logic with Sumo Logic surviving and continuing as a wholly owned subsidiary of Parent. We refer to that transaction as the “merger.”
This proxy statement may not contain all of the information that is important to you. To understand the merger more fully and for a complete description of its legal terms, you should carefully read this proxy statement, including the annexes to this proxy statement and the other documents to which we refer in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section of this proxy statement captioned “Where You Can Find More Information.” A copy of the merger agreement is attached as Annex A to this proxy statement. We encourage you to read the merger agreement, which is the legal document that governs the merger, carefully and in its entirety.
Introduction
On February 9, 2023, Sumo Logic agreed to be acquired by affiliates of Francisco Partners Management, L.P. (which we refer to as “Francisco Partners”). Francisco Partners is a leading global investment firm that specializes in partnering with technology businesses. If the merger is completed, each outstanding share of Sumo Logic common stock will be converted into the right to receive an amount in cash equal to $12.05 per share (subject to certain exceptions).
Parties Involved in the Merger
Sumo Logic
Sumo Logic empowers the people who power modern, digital businesses. Sumo Logic’s mission is to be the leading software-as-a-service analytics platform for reliable and secure cloud-native applications. With its platform, Sumo Logic helps customers ensure application reliability, secure, and protect against modern security threats, and gain insights into their cloud infrastructure. Sumo Logic’s multi-tenant, cloud-native platform provides powerful, real-time, machine data analytics and insights across observability and security solutions.
Sumo Logic common stock is listed on the Nasdaq Global Select Market (which we refer to as the “Nasdaq”) under the symbol “SUMO.” Sumo Logic’s corporate offices are located at 855 Main Street, Suite 100, Redwood City, California 94063, and its telephone number is (650) 670-8002.
Serrano Parent, LLC
Parent was formed on February 3, 2023, solely for the purpose of engaging in the transactions contemplated by the merger agreement. Parent has not engaged in any business activities other than as incidental to its formation and in connection with the transactions contemplated by the merger agreement and arranging of the equity financing and any debt financing in connection with the merger.
Parent’s address is c/o Francisco Partners Management, L.P., One Letterman Drive, Building C – Suite 410, San Francisco, California 94129, and its telephone number is (415) 418-2900.
Serrano Merger Sub, Inc.
Merger Sub is a wholly owned subsidiary of Parent and was formed on February 3, 2023, solely for the purpose of engaging in the transactions contemplated by the merger agreement. Merger Sub has not engaged in any business activities other than as incidental to its formation and in connection with the transactions contemplated by the merger agreement and arranging of the equity financing and any debt financing in connection with the merger. Upon completion of the merger, Merger Sub will cease to exist and Sumo Logic will continue as the surviving corporation.

Merger Sub’s address is c/o Francisco Partners Management, L.P., One Letterman Drive, Building C – Suite 410, San Francisco, California 94129, and its telephone number is (415) 418-2900.
Francisco Partners
Francisco Partners is a leading global investment firm that specializes in partnering with technology businesses.
Francisco Partners’ address is c/o Francisco Partners Management, L.P., One Letterman Drive, Building C – Suite 410, San Francisco, California 94129, and its telephone number is (415) 418-2900.
Parent and Merger Sub are each affiliated with Francisco Partners VI, L.P., Francisco Partners VI-A, L.P., Francisco Partners VI-B, L.P., Francisco Partners VI-C, L.P., and Francisco Partners VI-D, L.P. (which we refer to collectively as the “Guarantors”). In connection with the transactions contemplated by the merger agreement, the Guarantors have committed to capitalize Parent on the closing date of the merger (which we refer to as the “closing”) on the terms and subject to the conditions set forth in an equity commitment letter. This amount, together with Sumo Logic’s cash on hand at closing, will be sufficient to fund the aggregate purchase price and the other payments contemplated by the merger agreement (in each case, pursuant to certain terms and conditions as described further in this proxy statement under the caption “The Merger–Financing of the Merger”).
Effect of the Merger
Upon the terms and subject to the conditions of the merger agreement, and in accordance with the General Corporation Law of the State of Delaware (which we refer to as the “DGCL”), at the effective time of the merger: (1) Merger Sub will merge with and into Sumo Logic; (2) the separate corporate existence of Merger Sub will cease; and (3) Sumo Logic will continue as the surviving corporation of the merger and as a wholly owned subsidiary of Parent. Throughout this proxy statement, we use the term “surviving corporation” to refer to Sumo Logic as the surviving corporation following the merger.
As a result of the merger, Sumo Logic will cease to be a publicly traded company. If the merger is completed, you will not own any shares of capital stock of the surviving corporation as a result of the merger.
The time at which the merger becomes effective (which we refer to as the “effective time of the merger”) will occur upon the filing of a certificate of merger with, and acceptance of that certificate by, the Secretary of State of the State of Delaware (or at a later time as Sumo Logic, Parent, and Merger Sub may agree and specify in the certificate of merger).
Per Share Price
Upon the terms and subject to the conditions set forth in the merger agreement, at the effective time of the merger, each share of Sumo Logic common stock that is issued and outstanding as of immediately prior to the effective time of the merger (other than excluded shares) will be automatically converted into the right to receive an amount in cash equal to $12.05, less any applicable withholding taxes. We refer to this amount as the “per share price.” By “excluded shares” we mean shares of Sumo Logic common stock that are (1) held by Sumo Logic as treasury stock; (2) owned by Parent or Merger Sub; (3) owned by any direct or indirect wholly owned subsidiary of Parent or Merger Sub as of immediately prior to the effective time of the merger; or (4) held by persons who have (a) neither voted in favor of the adoption of the merger agreement or the merger nor consented thereto in writing; and (b) properly demanded appraisal of such shares of Sumo Logic common stock pursuant to, and in accordance with, Section 262 of the DGCL.
At or prior to the closing, an amount of cash will be deposited with a designated payment agent that is sufficient to pay the aggregate per share price. Once a stockholder has provided the payment agent with any documentation required by the payment agent, the payment agent will pay the stockholder the appropriate portion of the aggregate per share price in exchange for the shares of Sumo Logic common stock held by that stockholder. For more information, see the section of this proxy statement captioned “The Merger Agreement—Payment Agent, Exchange Fund and Exchange and Payment Procedures.”
After the merger is completed, you will have the right to receive the per share price for each share of Sumo Logic common stock that you own, but you will no longer have any rights as a stockholder (except that Sumo Logic’s stockholders holding shares with respect to which an appropriate person has properly and validly exercised and perfected, and has not validly withdrawn or otherwise lost, their appraisal rights will have the right to receive a payment for the “fair value” of their shares as determined pursuant to an appraisal proceeding as contemplated by the DGCL, as described in the section of this proxy statement captioned “The Merger—Appraisal Rights”).

The Special Meeting
Date, Time, and Place
A special meeting of Sumo Logic’s stockholders will be held on [•], 2023, at [•], Pacific time. You may attend this special meeting solely via a live interactive webcast on the internet at [•]. We refer to this special meeting, and any adjournment, postponement, or other delay of this special meeting, as the “special meeting.” You will need the control number found on your proxy card or voting instruction form in order to participate in the special meeting (including voting your shares). We believe that a virtual meeting provides expanded access, improved communication, and cost savings for Sumo Logic’s stockholders.
Purpose
At the special meeting, we will ask stockholders to vote on proposals to: (1) adopt the merger agreement; (2) approve, on a non-binding, advisory basis, the compensation that will or may become payable by Sumo Logic to Sumo Logic’s named executive officers in connection with the merger; and (3) adjourn the special meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
Record Date; Shares Entitled to Vote
You are entitled to vote at the special meeting if you owned shares of Sumo Logic common stock as of the close of business on [•], 2023 (which we refer to as the “record date”). For each share of Sumo Logic common stock that you owned as of the close of business on the record date, you will have one vote on each matter submitted for a vote at the special meeting.
Quorum
As of the record date, there were [•] shares of Sumo Logic common stock outstanding and entitled to vote at the special meeting. The holders of a majority of the voting power of the capital stock of Sumo Logic issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum.
Required Vote
The proposals to be voted on at the special meeting require the following votes:
•
Proposal 1: Approval of the proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the issued and outstanding shares of Sumo Logic common stock as of the record date and entitled to vote on the proposal.

•
Proposal 2: Approval of the proposal to approve the compensation that will or may become payable by Sumo Logic to Sumo Logic’s named executive officers in connection with the merger requires the affirmative vote of a majority of the voting power of the shares of Sumo Logic common stock present in person or represented by proxy at the special meeting and entitled to vote on the proposal. This vote will be on a non-binding, advisory basis.

•
Proposal 3: Approval of the proposal to adjourn the special meeting to a later date or dates to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting requires the affirmative vote of a majority of the voting power of the shares of Sumo Logic common stock present in person or represented by proxy at the special meeting and entitled to vote on the proposal.

Voting and Proxies
Any stockholder of record entitled to vote at the special meeting may vote in any of the following ways:
•	by proxy, by returning a signed and dated proxy card (a prepaid reply envelope is provided for your convenience);
•	by proxy, by granting a proxy electronically over the internet or by telephone (using the instructions found on the proxy card); or

•	by attending the special meeting virtually and voting at the special meeting using the control number on the enclosed proxy card.
If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by (1) signing another proxy card with a later date and returning it prior to the special meeting; (2) submitting a new proxy electronically over the internet or by telephone after the date of the earlier submitted proxy; (3) delivering a written notice of revocation to Sumo Logic’s Corporate Secretary; or (4) attending the special meeting virtually and voting at the special meeting.
If you are a beneficial owner and hold your shares of Sumo Logic common stock in “street name” through a bank, broker, or other nominee, you will receive instructions from your bank, broker, or other nominee that you must follow in order to submit your voting instructions and have your shares counted at the special meeting. Under applicable stock exchange rules, banks, brokers, or other nominees have the discretion to vote on routine matters, but not on non-routine matters. THE PROPOSALS TO BE CONSIDERED AT THE SPECIAL MEETING ARE ALL NON-ROUTINE MATTERS, AND BANKS, BROKERS, AND OTHER NOMINEES CANNOT VOTE ON THESE PROPOSALS WITHOUT YOUR INSTRUCTIONS. THEREFORE, IT IS IMPORTANT THAT YOU CAST YOUR VOTE OR INSTRUCT YOUR BANK, BROKER, OR NOMINEE ON HOW YOU WISH TO VOTE YOUR SHARES.
If you hold your shares of Sumo Logic common stock in “street name,” you should contact your bank, broker, or other nominee for instructions regarding how to change your vote. You may also vote at the special meeting if you obtain a “legal proxy” from your bank, broker, or other nominee giving you the right to vote your shares at the special meeting.
Recommendation of the Sumo Logic Board and Reasons for the Merger
The Sumo Logic Board, after considering various factors described in the section of this proxy statement captioned “The Merger—Recommendation of the Sumo Logic Board and Reasons for the Merger,” unanimously: (1) determined that the merger agreement, and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of Sumo Logic and its stockholders; and (2) adopted and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement in all respects.
The Sumo Logic Board unanimously recommends that you vote: (1) “FOR” the adoption of the merger agreement and approval of the merger; (2) “FOR” the compensation that will or may become payable by Sumo Logic to Sumo Logic’s named executive officers in connection with the merger; and (3) “FOR” the adjournment of the special meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
Opinion of Morgan Stanley & Co. LLC
In connection with the merger, Sumo Logic retained Morgan Stanley & Co. LLC (which we refer to as “Morgan Stanley”) to provide it with financial advisory services and an opinion in connection with the possible sale of Sumo Logic. The Sumo Logic Board selected Morgan Stanley to act as Sumo Logic’s financial adviser based on Morgan Stanley’s qualifications, extensive expertise and international reputation, its knowledge of and involvement in recent transactions in Sumo Logic’s industry, and its knowledge of Sumo Logic’s business and affairs given Morgan Stanley’s role as an underwriter in Sumo Logic’s initial public offering. At the meeting of the Sumo Logic Board on February 9, 2023, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing, that, as of February 9, 2023, and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in the written opinion, the per share price of $12.05 in cash to be received by the holders of shares of Sumo Logic common stock (other than as specified in the merger agreement) pursuant to the merger agreement was fair from a financial point of view to such holders of shares of Sumo Logic common stock, as set forth in such opinion as more fully described in the section of this proxy statement captioned “The Merger—Opinion of Morgan Stanley & Co. LLC.”
The full text of the written opinion of Morgan Stanley, dated as of February 9, 2023, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion, is attached to this proxy statement as Annex B and incorporated by reference in this proxy statement in its entirety. The summary of the opinion of Morgan Stanley in this proxy statement is qualified in its entirety by reference to the full text of the opinion. You are encouraged to read Morgan Stanley’s opinion carefully and in its entirety. Morgan Stanley’s opinion was directed to the Sumo Logic Board, in its capacity as such, and addresses only the fairness from a financial point of view of the per share price of $12.05 in cash to be received by the holders of shares of Sumo Logic common stock (other than as specified in the merger agreement) pursuant to the merger agreement as of the date of the opinion and does not address the relative merits of the merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available. It was not intended to, and does not, constitute an opinion or a recommendation as to how our stockholders should vote at the special meeting.
For additional information, see the section of this proxy statement captioned “The Merger—Opinion of Morgan Stanley & Co. LLC” and Annex B to this proxy statement.
Treatment of Warrants in the Merger
The merger agreement provides that Sumo Logic’s warrants that are outstanding as of immediately prior to the effective time of the merger (which we refer to as “Sumo Logic warrants”) will be deemed exercised in full as a “cashless exercise” (as described in the Sumo Logic warrants) effective upon the effective time of the merger, in accordance with the terms of the Sumo Logic warrants. The holder of such Sumo Logic warrant will be entitled to receive an amount in cash equal to (1) the number of shares of Sumo Logic common stock deemed to be issuable upon exercise in full of such Sumo Logic warrant as a “cashless exercise,” (calculated in accordance with and subject to the terms and conditions of such Sumo Logic warrant) multiplied by (2) the per share price, less any applicable withholding taxes.
Treatment of Restricted Stock in the Merger
At the effective time of the merger, each share of Sumo Logic common stock that is subject to vesting, repurchase, or other lapse restriction (which we refer to as “restricted stock”) and that is outstanding as of immediately prior to the effective time of the merger shall vest in full and be cancelled and converted into a right to receive an amount in cash equal to the per share price less any applicable withholding taxes.
Treatment of Equity Awards in the Merger
The merger agreement provides that at the effective time of the merger Sumo Logic’s equity awards that are outstanding immediately prior to the effective time of the merger will be treated in the following manner in connection with the merger. For more information, see the section of this proxy statement captioned “The Merger Agreement—Conversion of Shares—Treatment of Equity Awards and ESPP.”
Treatment of Sumo Logic Restricted Stock Units
•
Each Sumo Logic restricted stock unit award that is not subject to any performance-based vesting conditions (which we refer to as a “Sumo Logic RSU”) that is outstanding and vested at the effective time of the merger (but not yet settled) (which we refer to as a “vested Sumo Logic RSU”) will be cancelled and converted into the right to receive an amount in cash (without interest) equal to (1) the total number of shares of Sumo Logic common stock subject to such vested Sumo Logic RSU, multiplied by (2) the per share price, less applicable withholding taxes.

•
Each outstanding Sumo Logic RSU that is not a vested Sumo Logic RSU (which we refer to as an “unvested Sumo Logic RSU”) will be cancelled and converted into a contingent right to receive an amount in cash (without interest) from Parent or the surviving corporation (which we refer to as a “converted cash award”) equal to (1) the total number of shares of Sumo Logic common stock subject to such unvested Sumo Logic RSU, multiplied by (2) the per share price, less applicable withholding taxes. Except as otherwise provided in the merger agreement, each such converted cash award will continue to be subject to the same vesting terms and conditions as applied to the corresponding unvested Sumo Logic RSU immediately prior to the effective time of the merger.

Treatment of Sumo Logic Performance-Based Restricted Stock Units
•
Each Sumo Logic restricted stock unit award that is subject to any performance-based vesting conditions (which we refer to as a “Sumo Logic PSU”) and that is fully vested (but not yet settled) at the effective time of the merger (which we refer to as a “vested Sumo Logic PSU”) will be cancelled and converted into the right to receive an amount in cash (without interest) equal to (1) the total number of shares of Sumo Logic common stock subject to such vested Sumo Logic PSU (as determined in accordance with the terms of the applicable award agreement), multiplied by (2) the per share price, less applicable withholding taxes.
•
Each outstanding Sumo Logic PSU that is not a vested Sumo Logic PSU (which we refer to as a “unvested Sumo Logic PSU”) will be cancelled and converted into a converted cash award (without interest) equal to (1) the total number of shares of Sumo Logic common stock subject to such unvested Sumo Logic PSU (as determined in accordance with the terms of the applicable award agreement), multiplied by (2) the per share price, less applicable withholding taxes. Except as otherwise provided in the merger agreement, each such converted cash award will be subject to the same terms and conditions (excluding performance-based vesting conditions) as applied to the corresponding unvested Sumo Logic PSU immediately prior to the effective time of the merger.

Treatment of Sumo Logic Options
•
Each outstanding Sumo Logic stock option (which we refer to as a “Sumo Logic option”) that is vested at the effective time of the merger (which we refer to as a “vested Sumo Logic option”), will be cancelled and converted into the right to receive an amount in cash (without interest) equal to (1) the total number of shares of Sumo Logic common stock subject to the vested Sumo Logic option multiplied by (2) the excess, if any, of the per share price over the exercise price per share of such vested Sumo Logic option, less applicable withholding taxes.

•
Each outstanding Sumo Logic option that is not a vested Sumo Logic option (which we refer to as an “unvested Sumo Logic option”) will be cancelled and converted into a converted cash award (without interest) equal to (1) the total number of shares of Sumo Logic common stock subject to such unvested Sumo Logic option, multiplied by (2) the excess, if any, of the per share price over the exercise price per share of such unvested Sumo Logic option, less applicable withholding taxes. Except as otherwise provided in the merger agreement, each such converted cash award will continue to have, and will be subject to, the same vesting terms and conditions as applied to the corresponding unvested Sumo Logic option immediately prior to the effective time of the merger.

•
Any Sumo Logic option that has an exercise price per share that is greater than or equal to the per share price (which we refer to as an “underwater Sumo Logic option”) will be cancelled at the effective time of the merger for no consideration or payment.

Treatment of the ESPP
We have taken, or will take prior to the effective time of the merger, all actions necessary to, (1) provide that no new individuals will be permitted to enroll in Sumo Logic’s 2020 Employee Stock Purchase Plan, as amended (which we refer to as the “ESPP”) on or following the date of the merger agreement; (2) make any adjustments that may be necessary or advisable to reflect the shortened offering period or purchase period, but otherwise treat such shortened offering period or purchase period as a fully effective and completed offering period or purchase period for all purposes pursuant to the ESPP; (3) not allow any increase in the amount of participants’ payroll deduction elections under the ESPP during the offering period or purchase period that is in effect on the date of the merger agreement (which we refer to as the “current purchase period”); (4) cause the exercise (as of no later than one business day prior to the date on which the effective time occurs) of each outstanding purchase right pursuant to the ESPP, but otherwise not issue any of Sumo Logic common stock under the ESPP; (5) provide that no further offering period or purchase period will commence pursuant to the ESPP on or after the date of the merger agreement; and (6) not extend the current purchase period. Immediately prior to and effective as of the effective time of the merger (but subject to the consummation of the merger), we will terminate the ESPP and no further rights will be granted or exercised under the ESPP after such termination.
Employee Benefits
From and after the effective time of the merger, the surviving corporation will (and Parent will cause the surviving corporation to) honor all of Sumo Logic’s arrangements providing for compensation or employee benefits (which we refer to as the “Sumo Logic benefit plans”) made available to Parent in accordance with their terms, except that nothing will prohibit Parent or the surviving corporation or their affiliates from amending, modifying, or terminating any Sumo Logic benefit plans or compensation or severance arrangements in accordance with their terms or as otherwise required pursuant to applicable law.
We refer to each individual who is Sumo Logic’s employee or an employee of any of Sumo Logic’s subsidiaries immediately prior to the effective time of the merger and continues to be an employee of Parent or one of its subsidiaries (including the surviving corporation) immediately following the effective time of the merger as a “continuing employee.”
For the period beginning on the effective time of the merger and ending on the earlier of the one-year anniversary of such date, or, if earlier, the date on which a continuing employee’s employment is terminated (which we refer to as the “benefits period”), the surviving corporation and its subsidiaries will:
•
maintain employee benefits for the benefit of each continuing employee (other than defined benefit pension, retiree welfare, and the opportunity to participate in equity or equity-based or other long term incentive compensation, change of control, retention, transaction bonus or similar arrangements, defined benefit pension, retiree or post-employment welfare or nonqualified deferred compensation (which we refer to collectively as the “excluded benefits”)) that are substantially comparable in the aggregate to those in effect at Sumo Logic or its subsidiaries on the date of the merger agreement;

•
provide an annual base salary or wage rate, as applicable, and target annual cash bonus or commission opportunity to each continuing employee that, taken as a whole, is substantially the same in the aggregate to that provided to such continuing employee immediately prior to the effective time of the merger; and

•
provide to continuing employees with cash severance benefits upon a qualifying termination of employment (subject to satisfying any requirements required by Parent) that are substantially the same as those provided by Sumo Logic and its subsidiaries as of the date of the merger agreement under the Sumo Logic benefit plans listed on the confidential disclosure letter to the merger agreement.

At or after the effective time of the merger, Parent will, or will cause the surviving corporation or any other subsidiary of Parent to use commercially reasonable efforts to cause to be granted to continuing employees credit for all service with Sumo Logic and its subsidiaries prior to the effective time of the merger, and with Parent, the surviving corporation, and any of their subsidiaries on or after the effective time of the merger, for purposes of eligibility to participate, vesting and entitlement to benefits for purposes of vacation accrual and severance pay entitlement (but not including for any purpose of any excluded benefits), to the same extent such service was credited under the corresponding Sumo Logic benefit plan in which such continuing employee participated immediately prior to the date of the merger agreement, except that such service need not be credited to the extent that it would result in duplication of coverage or benefits or could apply to any defined benefit pension plans.
Additionally, Parent will, or will cause the surviving corporation or any other subsidiary of Parent to use commercially reasonable efforts to provide that:
•
each continuing employee will be immediately eligible to participate, without any waiting period, in any and all employee benefit plans sponsored by Parent and its subsidiaries (other than the excluded benefits) (which we refer to as the “new plans”) to the extent that coverage pursuant to any new plan replaces coverage pursuant to a comparable Sumo Logic benefit plan in which such continuing employee participates immediately before the effective time of the merger (which we refer to as the “old plans”);

•
for purposes of new plans providing medical, dental, pharmaceutical, or vision benefits to any continuing employee, all pre-existing conditions or limitations, physical examination requirements, evidence of insurability requirements and actively-at-work requirements of such new plan are to be waived for such continuing employee and his or her covered dependents, to the same extent waived under the corresponding Sumo Logic benefit plan;

•
during the plan year in which the closing of the merger occurs, cause any eligible expenses paid by such continuing employee and his or her covered dependents during the portion of the plan year of the old plan ending on the date that such continuing employee’s participation in the corresponding new plan begins to be given full credit pursuant to such new plan for purposes of satisfying all deductible, coinsurance, and maximum out-of-pocket requirements applicable to such continuing employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such new plan; and

•
any vacation or paid time off accrued but unused by a continuing employee as of immediately prior to the effective time of the merger will be credited to such continuing employee following the effective time of the merger, will not be subject to accrual limits or other forfeiture and will not limit future accruals.

Interests of Sumo Logic’s Directors and Executive Officers in the Merger
When considering the recommendation of the Sumo Logic Board that you vote to approve the proposal to adopt the merger agreement, you should be aware that Sumo Logic’s directors and executive officers may have interests in the merger that are different from, or in addition to, your interests as a stockholder. In (1) evaluating and negotiating the merger agreement; (2) approving the merger agreement and the merger; and (3) recommending that the merger agreement be adopted by Sumo Logic’s stockholders, the Sumo Logic Board was aware of and considered these interests to the extent that they existed at the time, among other matters. These interests include the following:
•
For Sumo Logic’s current executive officers, the treatment of their outstanding awards of restricted stock units and options, as described in more detail in the section of this proxy statement captioned “The Merger—Interests of Sumo Logic’s Directors and Executive Officers in the Merger—Treatment of Equity Awards.”

•
For Sumo Logic’s non-employee directors, the accelerated vesting, at or immediately prior to the effective time of the merger, of Sumo Logic RSUs and Sumo Logic options, and the treatment of such equity awards, as described in more detail in the section of this proxy statement captioned “The Merger—Interests of Sumo Logic’s Directors and Executive Officers in the Merger—Treatment of Equity Awards.”

•
The entitlement of each of Sumo Logic’s executive officers to receive payments and benefits pursuant to change in control and severance agreements if, during the period beginning three months before Sumo Logic’s change in control and ending 18 months after Sumo Logic’s change in control, Sumo Logic terminates their employment with Sumo Logic for a reason other than “cause” (excluding by reason of death or disability) or they resign for “good reason,” in each case as set forth in the executive officer’s change in control and severance agreement.

•	The continued indemnification and insurance coverage for Sumo Logic’s directors and executive officers from the surviving corporation and Parent under the terms of the merger agreement.
Appraisal Rights
If the merger is consummated, Sumo Logic’s stockholders (including beneficial owners of shares of capital stock) who (1) do not vote in favor of the adoption of the merger agreement; (2) continuously hold their applicable shares of Sumo Logic common stock through the effective time of the merger; (3) properly demand appraisal of their shares; (4) meet certain statutory requirements described in this proxy statement; and (5) do not withdraw their demands or otherwise lose their rights to appraisal, will be entitled to seek appraisal of their shares of Sumo Logic common stock in connection with the merger under Section 262 of the DGCL if certain conditions set forth in Section 262(g) of the DGCL are satisfied. This means that these persons will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of Sumo Logic common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined by the Delaware Court of Chancery to be the fair value from the effective time of the merger through the date of payment of the judgment at a rate of five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time of the merger and the date of payment of the judgment, compounded quarterly (except that, if at any time before the entry of judgment in the proceeding, the surviving corporation makes a voluntary cash payment to persons seeking appraisal, interest will accrue thereafter only upon the sum of (x) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery; and (y) interest theretofore accrued, unless paid at that time). The surviving corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Due to the complexity of the appraisal process, persons who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.
Persons considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the merger agreement if they did not seek appraisal of their shares.

Only a stockholder of record or a beneficial owner may submit a demand for appraisal. To exercise appraisal rights, such person must (1) submit a written demand for appraisal to Sumo Logic before the vote is taken on the proposal to adopt the merger agreement; (2) not vote, in person or by proxy, in favor of the proposal to adopt the merger agreement; (3) continue to hold of record or own beneficially the subject shares of Sumo Logic common stock through the effective time of the merger; and (4) strictly comply with all other procedures for exercising appraisal rights under the DGCL. The failure to follow exactly the procedures specified under the DGCL may result in the loss of appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of Sumo Logic unless certain conditions are satisfied by the persons seeking appraisal, as described further below. The requirements under Section 262 of the DGCL for exercising appraisal rights are described in further detail in this proxy statement, which description is qualified in its entirety by Section 262 of the DGCL. Pursuant to Subsection (d)(1) of Section 262 of the DGCL, this proxy statement is to include either a copy of Section 262 of the DGCL or information directing the stockholders to a publicly available electronic resource at which Section 262 of the DGCL may be accessed without subscription or cost. You may find an electronic copy of Section 262 of the DGCL available at the following URL, accessible without subscription or cost, which is incorporated herein by reference: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. In the event of any inconsistency between the information contained in this summary, this proxy statement or any of the documents incorporated herein or therein by reference, and the actual text of Section 262 of the DGCL, the actual text of Section 262 of the DGCL controls. All references in Section 262 of the DGCL and in this summary to a “stockholder” are to the record holder of shares as to which appraisal rights are asserted, unless otherwise expressly noted herein. All references in Section 262 and in this summary to “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person, unless otherwise expressly noted.
Material U.S. Federal Income Tax Consequences of the Merger
For U.S. federal income tax purposes, the receipt of cash by a U.S. holder (as defined in the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) in exchange for such U.S. holder’s shares of Sumo Logic common stock in the merger generally will result in the recognition of gain or loss in an amount measured by the difference, if any, between the amount of cash that such U.S. holder receives in the merger and such U.S. holder’s adjusted tax basis in the shares of Sumo Logic common stock surrendered in the merger.
A Non-U.S. holder (as defined in the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of Sumo Logic common stock for cash in the merger unless such Non-U.S. holder has certain connections to the United States, but may be subject to backup withholding tax unless the Non-U.S. holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding tax.
For more information, see the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger.” Stockholders should consult their tax advisors concerning the U.S. federal income tax consequences relating to the merger in light of their particular circumstances and any consequences arising under U.S. federal non-income tax laws or the laws of any state, local or non-U.S. taxing jurisdiction.
Regulatory Approvals Required for the Merger
Under the merger agreement, the merger cannot be completed until the waiting period (and extensions thereof, if any) applicable to the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (which we refer to as the “HSR Act”) has expired or otherwise been terminated, and all consents of the relevant governmental authorities under certain foreign direct investment laws (which we refer to as the “specified foreign direct investment laws”) have been obtained or any applicable waiting period thereunder (including any extensions thereof) has expired or been terminated.
Sumo Logic and Parent each filed or caused to be filed the requisite notification forms under the HSR Act with the Federal Trade Commission (which we refer to as the “FTC”) and the Antitrust Division of the Department of Justice (which we refer to as the “DOJ”) on February 23, 2023. The applicable waiting period under the HSR Act is scheduled to expire at 11:59 p.m., Eastern time, on March 27, 2023.
In addition, Parent, in coordination and consultation with Sumo Logic, submitted the specified foreign direct investment filings on or prior to March 1, 2023. For more information, see the section of this proxy statement captioned “The Merger—Regulatory Approvals Required for the Merger.”

Financing of the Merger
The transactions contemplated by the merger agreement, including the payment of consideration due to Sumo Logic’s stockholders, holders of Sumo Logic warrants, and the holders of Sumo Logic’s equity awards under the merger agreement, will be funded with the proceeds of committed equity financing and Sumo Logic’s cash on hand at the closing, as further described below.
Pursuant to an equity commitment and guarantee agreement (which we refer to as the “equity commitment letter”), the Guarantors have committed to capitalize Parent on the closing on the terms and subject to the conditions set forth in the equity commitment letter. This amount, together with Sumo Logic’s cash on hand at closing, will be sufficient to fund the aggregate purchase price and the other payments contemplated by the merger agreement.
Pursuant to the terms of the equity commitment letter, the Guarantors have agreed to guarantee the due, punctual, and complete payment of certain of the liabilities and obligations of Parent or Merger Sub under the merger agreement plus amounts in respect of certain reimbursement obligations of Parent and Merger Sub for certain costs, expenses, or losses incurred or sustained by Sumo Logic, as specified in the merger agreement.
For more information, see the section of this proxy statement captioned “The Merger—Financing of the Merger.”
The Voting Agreements
In connection with entering into the merger agreement, on February 9, 2023, following approval thereof by the Sumo Logic Board, Sumo Logic’s directors, in each case solely in their capacities as stockholders of Sumo Logic, entered into voting agreements (which we refer to as the “voting agreements”) with Parent. The voting agreements obligate the applicable stockholders to vote their respective shares of Sumo Logic common stock in favor of the adoption of the merger agreement and for any proposal to adjourn or postpone the special meeting to a later date if Sumo Logic or Parent proposes or requests such postponement or adjournment in accordance with the merger agreement, and against any action, agreement, or proposal that would reasonably be expected to prevent, materially impede or materially delay the consummation of the merger. The voting agreements terminate in certain circumstances, including in connection with the valid termination of the merger agreement. The voting agreements also contain restrictions on the transfer of shares of Sumo Logic common stock held by the stockholders party thereto, subject to certain exceptions.
The voting agreements cover approximately [•] percent of the number of shares of Sumo Logic common stock issued and outstanding as of the record date. For more information, see the section of this proxy statement captioned “The Merger—The Voting Agreements.”
No Solicitation of Other Acquisition Offers
From the date of the merger agreement until the effective time of the merger (or the earlier termination of the merger agreement) (which we refer to as the “no-shop period”) Sumo Logic agreed to, and agreed to (1) cause its subsidiaries and its executive officers and directors; (2) instruct its legal and financial advisors; and (3) use reasonable best efforts to cause each of its other representatives (subject to certain exceptions) to, in each case, cease and cause to be terminated any discussions or negotiations with, and terminate any data room access (or other access to diligence) of any person and its representatives relating to an acquisition transaction.
In particular, under and subject to the terms of the merger agreement, from the date of the merger agreement until the earlier to occur of the effective time of the merger or the termination of the merger agreement, Sumo Logic, its subsidiaries, and their respective directors and executive officers, will not, and Sumo Logic will not authorize or direct any of its and its subsidiaries’ other employees, consultants, or other representatives to, directly or indirectly:
•
solicit, initiate, propose or induce the making, submission, or announcement of, or knowingly encourage, facilitate, or assist, any proposal that constitutes, or is reasonably expected to lead to, an acquisition proposal;

•
furnish to any person or group (other than Parent, Merger Sub, or any of their respective representatives) any non-public information relating to Sumo Logic or any of its subsidiaries or afford to any person or group (other than Parent, Merger Sub, or any of their respective representatives) access to the business, properties, assets, books, records or other non-public information, or to any personnel of Sumo Logic or any of its subsidiaries, in any such case in connection with any acquisition proposal or with the intent to induce the making, submission, or announcement of, or to knowingly encourage, facilitate or assist, an acquisition proposal or the making of any proposal that would reasonably be expected to lead to an acquisition proposal;
•
knowingly participate, facilitate, or engage in discussions or negotiations, with any person or group with respect to an acquisition proposal or with respect to any inquiries from third persons relating to the making of an acquisition proposal, subject to certain exceptions under the merger agreement;

•	approve, endorse, or recommend any proposal that constitutes, or is reasonably expected to lead to, an acquisition proposal;
•
enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement, or other contract relating to an acquisition transaction, other than an acceptable confidentiality agreement (we refer to any of these as an “alternative acquisition agreement”); or

•	authorize or commit to do any of the foregoing.
However, prior to the adoption of the merger agreement by Sumo Logic’s stockholders, if (1) any person or group or their respective representative makes, renews or delivers to Sumo Logic an acquisition proposal that was not solicited in material breach of the applicable restrictions; and (2) the Sumo Logic Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) that (A) such acquisition proposal either constitutes a superior proposal or is reasonably likely to lead to a superior proposal; and (B) the failure to take such actions would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable law, Sumo Logic and the Sumo Logic Board (or a committee thereof) may, directly or indirectly through one or more of their representatives (including its financial advisor):
•	participate or engage in discussions or negotiations with such person or their representative;
•
subject to an acceptable confidentiality agreement, (1) furnish any non-public information relating to Sumo Logic or any of its subsidiaries; or (2) afford access to the business, properties, assets, books, records, or other non-public information or to any personnel of Sumo Logic or any of its subsidiaries to such person or their representative; or

•	otherwise facilitate the making of a superior proposal by such person or their representative.
Sumo Logic is not entitled to terminate the merger agreement to enter into an agreement for a superior proposal unless it complies with certain procedures in the merger agreement, including engaging in good faith negotiations with Parent during a specified period. If Sumo Logic terminates the merger agreement in order to accept a superior proposal from a third party, it must pay a termination fee to Parent. For more information, see the section of this proxy statement captioned “The Merger Agreement—No Solicitation of Other Acquisition Offers.”
Change in Sumo Logic Board’s Recommendation
The Sumo Logic Board may not withdraw its recommendation that Sumo Logic’s stockholders adopt the merger agreement or take certain similar actions other than, under certain circumstances, if it (or a committee of the Sumo Logic Board) determines in good faith, after consultation with its financial advisor and outside legal counsel, that (1) failure to do so would reasonably be expected to be inconsistent with the Sumo Logic Board’s fiduciary duties pursuant to applicable law; and (2) the Sumo Logic Board (or a committee thereof) complies in all material respects with the terms of the merger agreement.
Moreover, the Sumo Logic Board cannot withdraw its recommendation that Sumo Logic’s stockholders adopt the merger agreement or take certain similar actions unless it complies with certain procedures in the merger agreement, including engaging in good faith negotiations with Parent during a specified period. If Sumo Logic or Parent terminates the merger agreement under certain circumstances, including because the Sumo Logic Board withdraws its recommendation that Sumo Logic’s stockholders adopt the merger agreement, then Sumo Logic must pay to Parent a termination fee. For more information, see the section of this proxy statement captioned “The Merger Agreement—The Sumo Logic Board’s Recommendation; Board Recommendation Change.”

Conditions to the Closing of the Merger
The respective obligations of Parent, Merger Sub and Sumo Logic to consummate the merger are subject to the satisfaction or waiver (where permitted by applicable law) at or prior to the effective time of the merger of certain conditions, including the following:
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the adoption of the merger agreement by the affirmative vote of the holders of a majority of the issued and outstanding shares of Sumo Logic common stock as of the record date and entitled to vote on the proposal;

•
the expiration or termination of the waiting periods, if any, applicable to the merger pursuant to the HSR Act; and the absence of any agreement with any governmental authority not to consummate the merger;

•
all consents of the relevant governmental authorities under the specified foreign direct investment laws shall have been obtained or any applicable waiting period thereunder (including any extensions thereof) shall have expired or been terminated; and

•
the absence of (1) any order issued by any governmental authority of competent jurisdiction; or (2) any law applicable to the merger, enacted by a governmental authority of competent jurisdiction, that in the case of each of the foregoing clauses (1) or (2), prevents, materially restrains, or materially impairs the consummation of the merger.

In addition, the obligations of Parent and Merger Sub to consummate the merger are subject to the satisfaction or waiver (where permitted by applicable law) at or prior to the effective time of the merger of each of the following additional conditions, any of which may be waived exclusively by Parent:
•
the accuracy of the representations and warranties of Sumo Logic set forth in the merger agreement, subject to applicable materiality or other qualifiers, as of the closing or the date in respect of which such representation or warranty was specifically made;

•	Sumo Logic having performed and complied in all material respects with all covenants in the merger agreement required to be performed and complied with by it at or prior to the closing;
•	receipt by Parent and Merger Sub of a customary closing certificate of Sumo Logic; and
•
the absence of any company material adverse effect (as defined in the section of this proxy statement captioned “The Merger Agreement—Representations and Warranties”) having occurred after the date of the merger agreement that is continuing.

In addition, the obligations of Sumo Logic to consummate the merger are subject to the satisfaction or waiver (where permitted by applicable law) at or prior to the effective time of the merger of each of the following additional conditions, any of which may be waived exclusively by Sumo Logic:
•
the accuracy of the representations and warranties of Parent and Merger Sub set forth in the merger agreement, subject to applicable materiality or other qualifiers, as of the effective time of the merger or the date in respect of which such representation or warranty was specifically made;

•
Parent and Merger Sub having performed and complied in all material respects with all covenants in the merger agreement required to be performed and complied by Parent and Merger Sub at or prior to the closing; and

•	the receipt by Sumo Logic of a customary closing certificate of Parent and Merger Sub.

Termination of the Merger Agreement
The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after the adoption of the merger agreement by Sumo Logic’s stockholders (except as otherwise provided in the merger agreement), in the following circumstances:
•	by mutual written agreement of Sumo Logic and Parent;
•	by either Sumo Logic or Parent if:
○
any governmental authority of competent jurisdiction issues any order that has become final and non-appealable that prevents, materially restrains, or materially impairs the consummation of the merger, except that the right to terminate will not be available to any party that has failed to comply with certain covenants set forth in the merger agreement;

○
the merger has not been consummated by 11:59 p.m., Eastern time, on August 9, 2023 (which we refer to as the “termination date”), except that if as of the termination date, the relevant waiting periods or required consents or clearance required under any applicable antitrust laws or the specified foreign direct investment laws have not been obtained, or any governmental authority of competent jurisdiction issues any order under any applicable antitrust laws or the specified foreign direct investment laws, that in any such case prevents, materially restrains, or materially impairs the consummation of the merger, the termination date will automatically be extended to 11:59 p.m., Eastern time, on November 9, 2023; or

○
Sumo Logic’s stockholders do not adopt the merger agreement at the special meeting, except that a party may not terminate the merger agreement pursuant to this provision if such party’s action or failure to act constitutes a breach of the merger agreement and is the primary cause of, or primarily resulted in, the failure to obtain the approval of Sumo Logic’s stockholders at the special meeting;

•	by Sumo Logic if:
○
subject to a 45-day cure period, Parent or Merger Sub has breached or failed to perform in any material respect any of its respective representations, warranties, or covenants in the merger agreement such that the related closing condition would not be satisfied;

○
prior to the adoption of the merger agreement by Sumo Logic’s stockholders: (1) Sumo Logic has received a superior proposal as defined in the section of this proxy statement captioned “The Merger Agreement—No Solicitation of Other Acquisition Offers;” (2) the Sumo Logic Board (or a committee thereof) has authorized Sumo Logic to enter into an alternative acquisition agreement to consummate the acquisition transaction contemplated by that superior proposal; (3) Sumo Logic has complied in all material respects with its covenants under the merger agreement with respect to such superior proposal; and (4) Sumo Logic pays Parent or its designee the applicable termination fee; or

○
(1) certain of the closing conditions set forth in the merger agreement have been and continue to be satisfied (other than those conditions that by their terms are to be satisfied at the closing, each of which is capable of being satisfied at the closing) or waived; (2) Parent and Merger Sub fail to consummate the closing as required; (3) Sumo Logic has notified Parent in writing that if Parent performs its obligations under the merger agreement and the equity financing contemplated by the equity commitment letter, then Sumo Logic stands ready, willing, and able to consummate the closing; (4) Sumo Logic gives Parent written notice at least two business days prior to such termination stating Sumo Logic’s intention to terminate the merger agreement; and (5) the closing has not been consummated by the end of such two business day period; and

•	by Parent if:
○
subject to a 45-day cure period, Sumo Logic has breached or failed to perform in any material respect any of its representations, warranties, or covenants in the merger agreement such that the related closing condition would not be satisfied; or

○	the Sumo Logic Board (or a committee thereof) has effected a Sumo Logic Board recommendation change (as defined in the section of this proxy statement captioned “The Merger Agreement—The

Sumo Logic Board’s Recommendation; Board Recommendation Change”) (except that Parent’s right to terminate in such instance will expire at 5:00 p.m., Eastern time, on the tenth business day following the date on which such right to terminate first arose).
Termination Fees and Remedies
The merger agreement contains certain termination rights for Sumo Logic and Parent. Upon valid termination of the merger agreement under specified circumstances, Sumo Logic agreed to pay Parent (or its designee) a termination fee of $52.0 million. Specifically, this termination fee will be payable by Sumo Logic to Parent if the merger agreement is terminated:
•	by Sumo Logic prior to the adoption of the merger agreement by Sumo Logic stockholders, in order to enter into a definitive agreement providing for a superior proposal; or
•	by Parent if the Sumo Logic Board changes its recommendation with respect to the merger.
The termination fee will also be payable by Sumo Logic in certain circumstances if:
•
the merger agreement is terminated (1) because the merger is not completed by the termination date at a time when Sumo Logic’s stockholders have not adopted the merger agreement at the special meeting; (2) because of Sumo Logic’s failure to obtain the required approval of Sumo Logic’s stockholders; or (3) subject to a 45-day cure period, because Sumo Logic breaches or fails to perform in any material respect any of its representations, warranties, or covenants in a manner that would cause the related closing conditions to not be satisfied;

•	at the time of such termination, certain conditions to the closing under the merger agreement are satisfied;
•	prior to the termination of the merger agreement, an acquisition proposal has been publicly announced or publicly disclosed and not withdrawn or otherwise abandoned; and
•
within one year of such termination, Sumo Logic consummates, or enters into a definitive agreement providing for (and such acquisition proposal is subsequently consummated at any time), a transaction involving the acquisition of at least 50.1 percent of the outstanding shares of Sumo Logic common stock or Sumo Logic’s assets.

Sumo Logic is not required to pay its termination fee on more than one occasion. The merger agreement also provides that Sumo Logic, on the one hand, or Parent and Merger Sub, on the other hand, may specifically enforce the obligations under the merger agreement, except that Sumo Logic may only cause Parent and Merger Sub to consummate the merger, and Parent to cause the equity financing to be funded pursuant to the equity commitment letter if certain conditions are satisfied. Subject to limited exceptions, Parent’s and Merger Sub’s aggregate liability for monetary damages for breaches of the merger agreement are capped at $104.0 million, plus certain reimbursement obligations, and Sumo Logic’s liability for monetary damages for breaches of the merger agreement is capped at $52.0 million, plus any enforcement expenses.
Delisting and Deregistration of Sumo Logic Common Stock
If the merger is completed, Sumo Logic common stock will no longer be traded on the Nasdaq and will be deregistered under the Securities Exchange Act of 1934 (which we refer to as the “Exchange Act”). We will no longer be required to file periodic reports, current reports and proxy and information statements with the Securities and Exchange Commission (which we refer to as the “SEC”) with respect to Sumo Logic common stock.
Effect on Sumo Logic if the Merger is Not Completed
If the merger agreement is not adopted by Sumo Logic’s stockholders, or if the merger is not completed for any other reason, Sumo Logic’s stockholders will not receive any payment for their shares of Sumo Logic common stock in connection with the merger. Instead: (1) Sumo Logic will remain an independent public company; (2) Sumo Logic common stock will continue to be listed and traded on the Nasdaq and registered under the Exchange Act; and (3) Sumo Logic will continue to file periodic reports with the SEC.

QUESTIONS AND ANSWERS
The following questions and answers address some commonly asked questions regarding the merger, the merger agreement, and the special meeting. These questions and answers may not address all questions that are important to you. We encourage you to carefully read the more detailed information contained elsewhere in this proxy statement, including the annexes to this proxy statement and the other documents to which we refer in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section of this proxy statement captioned “Where You Can Find More Information.”
Q:	Why am I receiving these materials?
A:
On February 9, 2023, we announced that Sumo Logic entered into the merger agreement. Under the merger agreement, Parent will acquire Sumo Logic for $12.05 in cash per share of Sumo Logic common stock. In order to complete the merger, Sumo Logic’s stockholders holding a majority of the issued and outstanding shares of Sumo Logic common stock as of the record date must vote to adopt the merger agreement at the special meeting. This approval is a condition to the consummation of the merger. See the section of this proxy statement captioned “The Merger Agreement—Conditions to the Closing of the Merger.” The Sumo Logic Board is furnishing this proxy statement and form of proxy card to the holders of shares of Sumo Logic common stock in connection with the solicitation of proxies of Sumo Logic’s stockholders to be voted at the special meeting.

This proxy statement, which you should read carefully, contains important information about the merger, the merger agreement, the special meeting, and the matters to be voted on at the special meeting. The enclosed materials allow you to submit a proxy to vote your shares of Sumo Logic common stock without attending the special meeting and to ensure that your shares of Sumo Logic common stock are represented and voted at the special meeting.
Your vote is very important. Even if you plan to attend the special meeting, we encourage you to submit a proxy as soon as possible.
Q:	What is the proposed merger and what effects will it have on Sumo Logic?
A:
The proposed merger is the acquisition of Sumo Logic by Parent. If the proposal to adopt the merger agreement is approved by Sumo Logic’s stockholders and the other closing conditions under the merger agreement are satisfied or waived, Merger Sub will merge with and into Sumo Logic, with Sumo Logic continuing as the surviving corporation. As a result of the merger, Sumo Logic will become a wholly owned subsidiary of Parent, and Sumo Logic common stock will no longer be publicly traded and will be delisted from the Nasdaq. In addition, Sumo Logic common stock will be deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC.

Q:	What will I receive if the merger is completed?
A:
Upon completion of the merger, you will be entitled to receive $12.05 in cash (subject to certain exceptions), less any applicable withholding taxes, for each share of Sumo Logic common stock that you own, unless you have properly exercised, and not validly withdrawn or subsequently lost, your appraisal rights under the DGCL, and certain other conditions under the DGCL are satisfied. For example, if you own 100 shares of Sumo Logic common stock, you will receive $1,205 in cash in exchange for your shares of Sumo Logic common stock, less any applicable withholding taxes.

Q:	How does the per share price compare to the market price of Sumo Logic common stock?
A:
This amount constitutes a premium of approximately 57 percent to Sumo Logic’s unaffected closing stock price on January 20, 2023, the last full trading day prior to media reports regarding a possible acquisition of Sumo Logic.

Q:	What will happen to restricted stock, Sumo Logic RSUs, Sumo Logic PSUs, Sumo Logic options, and Sumo Logic warrants?
A:	Generally speaking, restricted stock, Sumo Logic RSUs, Sumo Logic PSUs, Sumo Logic options, and Sumo Logic warrants will be treated at the effective time of the merger as follows:
•
Each share of restricted stock will vest in full and be cancelled and converted into a right to receive an amount in cash (without interest) equal to the per share price less any applicable withholding taxes.

•
Each vested Sumo Logic RSU will be cancelled and converted into the right to receive an amount in cash (without interest) equal to (1) the total number of shares of Sumo Logic common stock subject to such vested Sumo Logic RSU, multiplied by (2) the per share price, less applicable withholding taxes.

•
Each unvested Sumo Logic RSU will be cancelled and converted into a converted cash award with respect to an aggregate amount in cash (without interest) equal to (1) the total number of shares of Sumo Logic common stock subject to such unvested Sumo Logic RSU, multiplied by (2) the per share price, less applicable withholding taxes. Except as otherwise provided in the merger agreement, each such converted cash award will continue to be subject to the same vesting terms and conditions as applied to the corresponding unvested Sumo Logic RSU immediately prior to the effective time of the merger.

•
Each vested Sumo Logic PSU will be cancelled and converted into the right to receive an amount in cash (without interest) equal to (1) the total number of shares of Sumo Logic common stock subject to such vested Sumo Logic PSU (as determined in accordance with the terms of the applicable award agreement), multiplied by (2) the per share price, less applicable withholding taxes.

•
Each unvested Sumo Logic PSU will be cancelled and converted into a converted cash award with respect to an aggregate amount in cash (without interest) equal to (1) the total number of shares of Sumo Logic common stock subject to such unvested Sumo Logic PSU (as determined in accordance with the terms of the applicable award agreement), multiplied by (2) the per share price, less applicable withholding taxes. Except as otherwise provided in the merger agreement, each such converted cash award will be subject to the same terms and conditions (excluding performance-based vesting conditions) as applied to the corresponding unvested Sumo Logic PSU immediately prior to the effective time of the merger.

•
Each vested Sumo Logic option will be cancelled and converted into the right to receive an amount in cash (without interest) equal to (1) the total number of shares of Sumo Logic common stock subject to the vested Sumo Logic option multiplied by (2) the excess, if any, of the per share price over the exercise price per share of such vested Sumo Logic option, less applicable withholding taxes.

•
Each unvested Sumo Logic option will be cancelled and converted into a converted cash award with respect to an aggregate amount in cash (without interest) equal to (1) the total number of shares of Sumo Logic common stock subject to such unvested Sumo Logic option, multiplied by (2) the excess, if any, of the per share price over the exercise price per share of such unvested Sumo Logic option, less applicable withholding taxes. Except as otherwise provided in the merger agreement, each such converted cash award will continue to have, and will be subject to, the same vesting terms and conditions as applied to the corresponding unvested Sumo Logic option immediately prior to the effective time of the merger.

•	Any underwater Sumo Logic option will be cancelled at the effective time of the merger for no consideration or payment.
•
Each Sumo Logic warrant that is outstanding immediately prior to the effective time of the merger will be deemed exercised in full as a “cashless exercise” (as described in the Sumo Logic warrants) effective upon the effective time of the merger, in accordance with the terms of the Sumo Logic warrants. The holder of such Sumo Logic warrant will be entitled to receive an amount in cash equal to (1) the number of shares of Sumo Logic common stock deemed to be issuable upon exercise in full of such Sumo Logic warrant as a “cashless exercise,” (calculated in accordance with and subject to the terms and conditions of such Sumo Logic warrant) multiplied by (2) the per share price, less any applicable withholding taxes.

Q:	What will happen to the ESPP?
A:
Prior to the effective time of the merger, we have taken, or will take all actions necessary to (1) provide that no new individuals will be permitted to enroll in the ESPP on or following the date of the merger agreement; (2) make any adjustments that may be necessary or advisable to reflect the shortened offering period or purchase period, but otherwise treat such shortened offering period or purchase period as a fully effective and completed offering period or purchase period for all purposes pursuant to the ESPP; (3) not allow any increase in the amount of participants’ payroll deduction elections under the ESPP during the current purchase period from those in effect on the date of the merger agreement; (4) cause the exercise (as of no later than one business day prior to the date on which the effective time occurs) of each outstanding purchase right pursuant to the ESPP, but otherwise not issue any of Sumo Logic common stock under the ESPP; (5) provide that no further offering period or purchase period will commence pursuant to the ESPP on or after the date of the merger agreement;

and (6) not extend the current purchase period. Immediately prior to and effective as of the effective time of the merger (but subject to the consummation of the merger), we will terminate the ESPP, and no further rights will be granted or exercised under the ESPP after such termination.
Q:	What am I being asked to vote on at the special meeting?
A:	You are being asked to vote on the following proposals:
•	to adopt the merger agreement pursuant to which Merger Sub will merge with and into Sumo Logic and Sumo Logic will become a wholly owned subsidiary of Parent;
•	to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Sumo Logic to Sumo Logic’s named executive officers in connection with the merger; and
•
to approve the adjournment of the special meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Q:	When and where is the special meeting?
A:
The special meeting will take place on [•], 2023 at [•], Pacific time. You may attend the special meeting via a live interactive webcast on the internet at [•]. You will be able to listen to the special meeting live and vote online. You will need the control number found on your proxy card or voting instruction form in order to participate in the special meeting (including voting your shares).

Q:	Who is entitled to vote at the special meeting?
A:
All of Sumo Logic’s stockholders as of the close of business on [•], 2023, which is the record date for the special meeting, are entitled to vote their shares of Sumo Logic common stock at the special meeting. As of the close of business on the record date, there were [•] shares of Sumo Logic common stock outstanding and entitled to vote at the special meeting. Each share of Sumo Logic common stock outstanding as of the record date is entitled to one vote per share on each matter properly brought before the special meeting.

Q:	What vote is required to approve the proposal to adopt the merger agreement?
A:	The affirmative vote of the holders of a majority of the issued and outstanding shares of Sumo Logic common stock as of the record date and entitled to vote is required to adopt the merger agreement.
The failure of any stockholder of record to (1) submit a signed proxy card; (2) grant a proxy over the internet or by telephone; or (3) attend and vote at the special meeting, will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. If you hold your shares in “street name,” the failure to instruct your bank, broker, or other nominee how to vote your shares will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. Abstentions will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.
Q:
What vote is required to approve (1) the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Sumo Logic to its named executive officers in connection with the merger; and (2) the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting?

A:
Approval of the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Sumo Logic to Sumo Logic’s named executive officers in connection with the merger requires the affirmative vote of a majority of the voting power of the shares of Sumo Logic common stock present in person or represented by proxy at the special meeting and entitled to vote on the proposal.

Approval of the proposal to adjourn the special meeting to a later date or dates to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting requires the affirmative vote of a majority of the voting power of the shares of Sumo Logic common stock present in person or represented by proxy at the special meeting and entitled to vote on the proposal.

The failure of any stockholder of record to (1) submit a signed proxy card; (2) grant a proxy over the internet or by telephone; or (3) vote at the special meeting will not have any effect on the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Sumo Logic to Sumo Logic’s named executive officers in connection with the merger, or the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting, except to the extent that such failure affects obtaining a quorum at the meeting. If you hold your shares in “street name,” the failure to instruct your bank, broker, or other nominee how to vote your shares will not have any effect on these proposals, except to the extent that such failure affects obtaining a quorum at the meeting. In all cases, abstentions will have the same effect as a vote “AGAINST” these proposals.
Q:	What do I need to do now?
A:
We encourage you to read this proxy statement, the annexes to this proxy statement, and the documents that we refer to or incorporate by reference in this proxy statement carefully and consider how the merger affects you.

Then, even if you expect to attend the special meeting, please sign, date, and return, as promptly as possible, the enclosed proxy card (a prepaid reply envelope is provided for your convenience) or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card), so that your shares can be voted at the special meeting. If you hold your shares in “street name,” please refer to the voting instruction form provided by your bank, broker, or other nominee for information on how to vote your shares. Please do not send your stock certificates with your proxy card. If you attend the special meeting and vote at the special meeting, your vote will revoke any previously submitted proxy.
Q:	How does the Sumo Logic Board recommend that I vote?
A:
The Sumo Logic Board unanimously recommends that you vote: (1) “FOR” the adoption of the merger agreement and approval of the merger; (2) “FOR” the compensation that will or may become payable by Sumo Logic to Sumo Logic’s named executive officers in connection with the merger; and (3) “FOR” the adjournment of the special meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Q:	What happens if the merger is not completed?
A:
If the merger agreement is not adopted by Sumo Logic’s stockholders or if the merger is not completed for any other reason, Sumo Logic’s stockholders will not receive any payment for their shares of Sumo Logic common stock in connection with the merger. Instead: (1) Sumo Logic will remain an independent public company; (2) Sumo Logic common stock will continue to be listed and traded on the Nasdaq and registered under the Exchange Act; and (3) Sumo Logic will continue to file periodic reports with the SEC.

In specified circumstances in which the merger agreement is terminated, Sumo Logic has agreed to pay Parent (or its designee) a termination fee.
For more information, see the section of this proxy statement captioned “The Merger Agreement—Termination Fees and Remedies.”
Q:	What is the compensation that will or may become payable by Sumo Logic to its named executive officers in connection with the merger?
A:
The compensation that will or may become payable by Sumo Logic to Sumo Logic’s named executive officers in connection with the merger is certain compensation that is tied to or based on the merger and payable to certain of Sumo Logic’s named executive officers pursuant to underlying plans and arrangements that are contractual in nature. Compensation that will or may become payable by Parent or its affiliates (including, following the consummation of the merger, the surviving corporation) to Sumo Logic’s named executive officers in connection with or following the merger is not subject to this advisory vote. For further information, see the section of this proxy statement captioned “Proposal 2: Approval, on a Non-Binding, Advisory Basis, of Certain Merger-Related Executive Compensation.”

Q:	Why am I being asked to cast a vote to approve the compensation that will or may become payable by Sumo Logic to Sumo Logic’s named executive officers in connection with the merger?
A:
Sumo Logic is required to seek approval, on a non-binding, advisory basis, of compensation that will or may become payable by Sumo Logic to Sumo Logic’s named executive officers in connection with the merger. Approval of the compensation that will or may become payable by Sumo Logic to Sumo Logic’s named executive officers in connection with the merger is not required to consummate the merger.

Q:	What will happen if Sumo Logic’s stockholders do not approve the compensation that will or may become payable by Sumo Logic to its named executive officers in connection with the merger?
A:
Approval of the compensation that will or may become payable by Sumo Logic to Sumo Logic’s named executive officers in connection with the merger is not a condition to consummation of the merger. This is an advisory vote and will not be binding on Sumo Logic or Parent. The underlying plans and arrangements providing for such compensation are contractual in nature and are not, by their terms, subject to stockholder approval.

Accordingly, if the merger agreement is adopted by Sumo Logic’s stockholders and the merger is consummated, the compensation that will or may become payable by Sumo Logic to Sumo Logic’s named executive officers in connection with the merger will or may be paid to Sumo Logic’s named executive officers even if Sumo Logic’s stockholders do not approve such compensation.
Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:
If your shares are registered directly in your name with Sumo Logic’s transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those shares, to be the “stockholder of record.” If you are a stockholder of record, this proxy statement and your proxy card have been sent directly to you by or on behalf of Sumo Logic. As a stockholder of record, you may attend the special meeting and vote your shares at the special meeting using the control number on the enclosed proxy card.

If your shares are held through a bank, broker, or other nominee, you are considered the “beneficial owner” of shares of Sumo Logic common stock held in “street name.” If you are a beneficial owner of shares of Sumo Logic common stock held in “street name,” this proxy statement has been forwarded to you by your bank, broker, or other nominee who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker, or other nominee how to vote your shares by following their instructions for voting. You are also invited to attend the special meeting. However, because you are not the stockholder of record, you may not vote your shares at the special meeting unless you provide a “legal proxy” from your bank, broker, or other nominee giving you the right to vote your shares at the special meeting.
Q:	If my broker holds my shares in “street name,” will my broker automatically vote my shares for me?
A:
No. Your bank, broker, or other nominee is permitted to vote your shares on any proposal currently scheduled to be considered at the special meeting only if you instruct your bank, broker, or other nominee how to vote. You should follow the procedures provided by your bank, broker, or other nominee to vote your shares. Without instruction, your shares will not be counted for the purpose of obtaining a quorum or voted on the proposals, which will have the same effect as if you voted “AGAINST” adoption of the merger agreement, but will have no effect on the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Sumo Logic to Sumo Logic’s named executive officers in connection with the merger or the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Q:	How may I vote?
A:
If you are a stockholder of record (that is, if your shares of Sumo Logic common stock are registered in your name with American Stock Transfer & Trust Company, LLC, Sumo Logic’s transfer agent), there are four ways to vote:

•	by signing, dating, and returning the enclosed proxy card (a prepaid reply envelope is provided for your convenience);
•	by visiting the internet address on your proxy card;

•	by calling the toll-free (within the United States or Canada) phone number on your proxy card; or
•	by attending the special meeting virtually and voting at the special meeting using the control number on the enclosed proxy card.
The control number located on your proxy card is designed to verify your identity and allow you to vote your shares of Sumo Logic common stock and to confirm that your voting instructions have been properly recorded when voting electronically over the internet or by telephone. Although there is no charge for voting your shares, if you vote electronically over the internet or by telephone, you may incur costs such as internet access and telephone charges for which you will be responsible.
Even if you plan to attend the special meeting, you are strongly encouraged to vote your shares of Sumo Logic common stock by proxy. If you are a stockholder of record or if you obtain a “legal proxy” to vote shares that you beneficially own, you may still vote your shares of Sumo Logic common stock at the special meeting even if you have previously voted by proxy. If you attend the special meeting and vote at the special meeting, your vote will revoke any previously submitted proxy.
If your shares are held in “street name” through a bank, broker, or other nominee, you may vote through your bank, broker, or other nominee by completing and returning the voting instruction form provided by your bank, broker, or other nominee, or, if such a service is provided by your bank, broker, or other nominee, electronically over the internet or by telephone. To vote over the internet or by telephone through your bank, broker, or other nominee, you should follow the instructions on the voting instruction form provided by your bank, broker, or nominee. However, because you are not the stockholder of record, you may not vote your shares at the special meeting unless you provide a “legal proxy” from your bank, broker, or other nominee giving you the right to vote your shares at the special meeting.
If you hold your shares of Sumo Logic common stock in “street name,” you should contact your bank, broker, or other nominee for instructions regarding how to change your vote. You may also vote at the special meeting if you obtain a “legal proxy” from your bank, broker, or other nominee giving you the right to vote your shares at the special meeting.
Q:	May I change my vote after I have mailed my signed and dated proxy card?
A:	Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by:
•	signing another proxy card with a later date and returning it to us prior to the special meeting;
•	submitting a new proxy electronically over the internet or by telephone after the date of the earlier submitted proxy;
•	delivering a written notice of revocation to Sumo Logic’s Corporate Secretary; or
•	attending the special meeting virtually and voting at the special meeting using the control number on the enclosed proxy card.
Q:	If a stockholder gives a proxy, how are the shares voted?
A:	Regardless of the method you choose to grant your proxy, the individuals named on the enclosed proxy card will vote your shares in the way that you direct.
If you sign and date your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted as recommended by the Sumo Logic Board with respect to each proposal. This means that they will be voted: (1) “FOR” the adoption of the merger agreement; (2) “FOR” the compensation that will or may become payable by Sumo Logic to Sumo Logic’s named executive officers in connection with the merger; and (3) “FOR” the adjournment of the special meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
Q:	Should I send in my stock certificates now?
A:
No. After the merger is completed, any holders of physical stock certificates will receive a letter of transmittal containing instructions for how to send your stock certificates to the payment agent in order to receive the appropriate cash payment for the shares of Sumo Logic common stock represented by your stock certificates. Unless you are seeking appraisal, you should use the letter of transmittal to exchange your stock certificates for the cash payment to which you are entitled. Please do not send your stock certificates with your proxy card.
If you hold your shares of Sumo Logic common stock in book-entry form, you will not receive a letter of transmittal. Instead, the payment agent will pay you the appropriate portion of the merger consideration upon receipt of a customary “agent’s message” and any other items specified by the payment agent.
Q:	What happens if I sell or transfer my shares of common stock after the record date but before the special meeting?
A:
The record date for the special meeting is earlier than the date of the special meeting and the expected effective time of the merger. If you sell or transfer your shares of Sumo Logic common stock after the record date but before the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or transfer your shares and each of you notifies Sumo Logic in writing of such special arrangements, you will transfer the right to receive an amount in cash equal to the per share price with respect to such shares, if the merger is completed, to the person to whom you sell or transfer your shares, but you will retain your right to vote those shares at the special meeting. Even if you sell or transfer your shares of Sumo Logic common stock after the record date, we encourage you to sign, date, and return the enclosed proxy card (a prepaid reply envelope is provided for your convenience) or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card).

Q:	What should I do if I receive more than one set of voting materials?
A:
Please sign, date, and return (or grant your proxy electronically over the internet or by telephone for) each proxy card and voting instruction form that you receive to ensure that all of your shares are voted.

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction forms, if your shares are registered differently or are held in more than one account. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction form for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote all voting materials that you receive.
Q:	Where can I find the voting results of the special meeting?
A:
If available, Sumo Logic may announce preliminary voting results at the conclusion of the special meeting. Sumo Logic intends to publish final voting results in a Current Report on Form 8-K to be filed with the SEC following the special meeting. All reports that Sumo Logic files with the SEC are publicly available when filed. For more information, see the section of this proxy statement captioned “Where You Can Find More Information.”

Q:	Will I be subject to U.S. federal income tax upon the exchange of common stock for cash pursuant to the merger?
A:
If you are a U.S. holder, the exchange of Sumo Logic common stock for cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes, which generally will require a U.S. holder to recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received by such U.S. holder in the merger and such U.S. holder’s adjusted tax basis in the shares of Sumo Logic common stock surrendered in the merger.

A Non-U.S. holder (as defined in the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of Sumo Logic common stock for cash in the merger unless such Non-U.S. holder has certain connections to the United States, but may be subject to backup withholding tax unless the Non-U.S. holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding tax.
Because particular circumstances may differ, we recommend that you consult your tax advisor to determine the U.S. federal income tax consequences relating to the merger in light of your own particular circumstances and any consequences arising under U.S. federal non-income tax laws or the laws of any state, local or non-U.S. taxing jurisdiction. This discussion is provided for general information only and does not constitute legal advice to any holder. A more complete description of material U.S. federal income tax consequences of the merger is provided in the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger.”
Q:	When do you expect the merger to be completed?
A:
We currently expect to complete the merger in the second calendar quarter of 2023. However, the exact timing of completion of the merger, if at all, cannot be predicted because the merger is subject to the closing conditions specified in the merger agreement, many of which are outside of Sumo Logic’s control.

Q:	What governmental and regulatory approvals are required?
A:
Under the terms of the merger agreement, the merger cannot be completed until the waiting period (and extensions thereof, if any) applicable to the merger under the HSR Act has expired or been terminated, and no agreement with any governmental authority not to consummate the merger shall be in effect. In addition, the merger cannot be completed until all consents of the relevant governmental authorities under the specified foreign direct investment laws have been obtained or any applicable waiting period thereunder (including any extensions thereof) has expired or been terminated.

Sumo Logic and Parent each filed or caused to be filed the requisite notification forms under the HSR Act with the FTC and the DOJ on February 23, 2023. The applicable waiting period under the HSR Act is scheduled to expire at 11:59 p.m., Eastern time on March 27, 2023.
In addition, Parent, in coordination and consultation with Sumo Logic, submitted the specified foreign direct investment filings on or prior to March 1, 2023.
Q:	Am I entitled to appraisal rights under the DGCL?
A:
If the merger is consummated, Sumo Logic’s stockholders (including beneficial owners of shares of capital stock) who (1) do not vote in favor of the adoption of the merger agreement; (2) continuously hold their shares of Sumo Logic’s common stock through the effective time of the merger; (3) properly perfect appraisal of their shares; (4) meet certain other conditions and statutory requirements as described in this proxy statement; and (5) do not withdraw their demands or otherwise lose their rights to appraisal will be entitled to seek appraisal of their shares in connection with the merger under Section 262 of the DGCL if certain conditions set forth in Section 262(g) of the DGCL are satisfied. This means that these persons will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined by the Delaware Court of Chancery to be the fair value from the effective time of the merger through the date of payment of the judgment at a rate of five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time of the merger and the date of payment of the judgment, compounded quarterly (except that, if at any time before the entry of judgment in the proceeding, the surviving corporation makes a voluntary cash payment to each person seeking appraisal, interest will accrue thereafter only upon the sum of (x) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery; and (y) interest theretofore accrued, unless paid at that time). The surviving corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Persons who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process. The DGCL requirements for exercising appraisal rights are described in additional detail in this proxy statement, which description is qualified in its entirety by Section 262 of the DGCL regarding appraisal rights, available at the following URL, accessible without subscription or cost, which is incorporated herein by reference: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

Q:	Do any of Sumo Logic’s directors or officers have interests in the merger that may differ from those of Sumo Logic stockholders generally?
A:
Yes. In considering the recommendation of the Sumo Logic Board with respect to the proposal to adopt the merger agreement, you should be aware that Sumo Logic’s directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of Sumo Logic’s stockholders generally. In: (1) evaluating and negotiating the merger agreement; (2) approving the merger agreement; and (3) unanimously recommending that the merger agreement be adopted by Sumo Logic’s stockholders, the Sumo Logic Board was aware of and considered these interests to the extent that they existed at the time, among other matters. For more information, see the section of this proxy statement captioned “The Merger—Interests of Sumo Logic’s Directors and Executive Officers in the Merger.”
Q:	Who can help answer my questions?
A:
If you have any questions concerning the merger, the special meeting, or this proxy statement, would like additional copies of the accompanying proxy statement or need help submitting your proxy or voting your shares of Sumo Logic common stock, please contact Sumo Logic’s proxy solicitor:

Innisfree M&A Incorporated
501 Madison Avenue, 20th floor
New York, New York 10022
Stockholders may call toll free: (877) 750-8240
Banks and Brokers may call collect: (212) 750-5833

FORWARD-LOOKING STATEMENTS
This proxy statement, the documents to which we refer you in this proxy statement and the information included in oral statements or other written statements made or to be made by us or on Sumo Logic’s behalf may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995, which are intended to be covered by the safe harbor created by such sections and other applicable laws. Such forward-looking statements include statements relating to Sumo Logic’s strategy, goals, future focus areas, and the value of the proposed transaction to Sumo Logic’s stockholders. These forward-looking statements are based on Sumo Logic’s management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or similar expressions and the negatives of those terms. These forward-looking statements involve risks and uncertainties, including statements regarding: the merger, including the expected timing of the closing of the merger; considerations taken into account by the Sumo Logic Board in approving the merger; and expectations for Sumo Logic following the closing of the merger.
If any of these risks or uncertainties materialize, or if any of Sumo Logic’s assumptions prove incorrect, Sumo Logic’s actual results could differ materially from the results expressed or implied by these forward-looking statements. Additional risks and uncertainties include those associated with:
•
the possibility that the conditions to the closing of the merger are not satisfied, including the risk that required approvals from Sumo Logic’s stockholders for the merger or required regulatory approvals to consummate the merger are not obtained, on a timely basis or at all;

•	the occurrence of any event, change or other circumstances that could give rise to the right to terminate the merger, including in circumstances requiring Sumo Logic to pay a termination fee;
•	uncertainties as to the timing of the consummation of the merger and the ability of each party to consummate the merger;
•	the nature, cost, and outcome of any legal proceeding that may be instituted against us and others relating to the merger;
•
economic, market, business, or geopolitical conditions (including resulting from the COVID-19 pandemic, inflationary pressures, supply chain disruptions, or the military conflict in Ukraine and related sanctions against Russia and Belarus) or competition, or changes in such conditions, negatively affecting Sumo Logic’s business, operations, and financial performance;

•
the effect of the announcement or pendency of the merger on Sumo Logic’s business relationships, customers, operating results, and business generally, including risks related to the diversion of the attention of Sumo Logic management or employees during the pendency of the merger;

•	risks that the pendency of the merger affects our current operations or our ability to retain or recruit employees;
•	the amount of the costs, fees, expenses, and charges related to the merger agreement or the merger;
•
the risk that Sumo Logic’s stock price may fluctuate during the pendency of the merger and may decline significantly if the merger is not completed on the terms reflected in the merger agreement, or at all;

•	the fact that under the terms of the merger agreement, Sumo Logic is restrained from soliciting other acquisition proposals during the pendency of the merger;
•
the fact that, if the merger is completed, Sumo Logic’s stockholders will forgo the opportunity to realize the potential long-term value of the successful execution of Sumo Logic’s current strategy as an independent company;

•	possible disruption related to the merger to Sumo Logic’s current plans and operations, including through the loss of customers and employees; and
•	other risks and uncertainties detailed in the periodic reports that Sumo Logic files with the SEC, including Sumo Logic’s Annual Report on Form 10-K filed with the SEC on March 16, 2023.

All forward-looking statements contained or referred to in this proxy statement are based on information available to Sumo Logic as of the date of this proxy statement, and Sumo Logic does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date of this proxy statement, except as required by law. Sumo Logic expressly qualifies in their entirety all forward-looking statements attributable to either Sumo Logic or any person acting on Sumo Logic’s behalf by the cautionary statements contained or referred to in this proxy statement.

THE SPECIAL MEETING
Date, Time, and Place
We will hold the special meeting on [•], 2023, at [•], Pacific time. You may attend the special meeting via a live interactive webcast on the internet at [•]. You will be able to listen to the special meeting live and vote online. You will need the control number found on your proxy card or voting instruction form in order to participate in the special meeting (including voting your shares). We believe that a virtual meeting provides expanded access, improved communication, and cost savings for Sumo Logic’s stockholders.
If you encounter technical difficulties accessing the special meeting or during the special meeting, a support line will be available on the login page of the special meeting website.
Purpose of the Special Meeting
At the special meeting, we will ask stockholders to vote on proposals to (1) adopt the merger agreement; (2) approve, on a non-binding, advisory basis, the compensation that will or may become payable by Sumo Logic to Sumo Logic’s named executive officers in connection with the merger; and (3) adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
Attending the Special Meeting
The special meeting will begin at [•], Pacific time. Online check-in will begin a few minutes prior to the special meeting. We encourage you to access the meeting prior to the start time.
As the special meeting is virtual, there will be no physical meeting location. To attend the special meeting, log in at [•]. You will need the control number found on your proxy card or voting instruction form in order to participate in the special meeting (including voting your shares). If you encounter technical difficulties accessing the special meeting or during the special meeting, a support line will be available on the login page of the special meeting website.
Once online access to the special meeting is open, stockholders may submit questions pertinent to meeting matters, if any, through the special meeting website. You will need the control number found on your proxy card or voting instruction form in order to submit questions. Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints and any rules of conduct adopted with respect to the special meeting.
Record Date; Shares Entitled to Vote; Quorum
Only Sumo Logic’s stockholders as of the close of business on the record date are entitled to notice of, and to vote at, the special meeting. A list of stockholders of record entitled to vote at the special meeting will be available for inspection by stockholders for any purpose germane to the special meeting at Sumo Logic’s corporate offices located at 855 Main Street, Suite 100, Redwood City, California 94063, during regular business hours for a period of ten days ending on the day before the date of the special meeting. You will need the control number included on your proxy card or otherwise provided by your bank, broker, or other nominee to access the stockholder list during the special meeting.
As of the record date, there were [•] shares of Sumo Logic common stock issued and outstanding and entitled to vote at the special meeting. Each share of Sumo Logic common stock issued and outstanding as of the close of business on the record date is entitled to one vote per share on each matter properly submitted for a vote at the special meeting.
The holders of a majority of the voting power of the capital stock of Sumo Logic issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum.
Vote Required; Abstentions and Broker Non-Votes
Approval of the proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the issued and outstanding shares of Sumo Logic common stock as of the record date and entitled to vote on the proposal. Adoption of the merger agreement by Sumo Logic’s stockholders is a condition to the closing of the merger.
Approval, on a non-binding, advisory basis, of the compensation that will or may become payable by Sumo Logic to Sumo Logic’s named executive officers in connection with the merger requires the affirmative vote of a majority of the voting power of the shares of Sumo Logic common stock present in person or represented by proxy at the special meeting and entitled to vote on the proposal.

Approval of the proposal to adjourn the special meeting to a later date or dates to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting requires the affirmative vote of a majority of the voting power of the shares of Sumo Logic common stock present in person or represented by proxy at the special meeting and entitled to vote on the proposal.
If a stockholder abstains from voting, that abstention will have the same effect as if the stockholder voted: (1) “AGAINST” the proposal to adopt the merger agreement; (2) “AGAINST” the proposal to approve, on a non-binding, advisory basis, compensation that will or may become payable by Sumo Logic to Sumo Logic’s named executive officers in connection with the merger; and (3) “AGAINST” any proposal to adjourn the special meeting to a later date to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting. Abstentions will be counted as present for purposes of determining whether a quorum exists.
A “broker non-vote” generally occurs when a bank, broker, or other nominee holding shares on your behalf does not vote on a proposal because the bank, broker, or other nominee has not received your voting instructions and lacks discretionary power to vote your shares. We do not expect any “broker non-votes” at the special meeting, but if there are any, they will be counted for the purpose of determining whether a quorum is present. If there are broker non-votes, each broker non-vote will count as a vote “AGAINST” the proposal to adopt the merger agreement, but will have no effect on: (1) the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Sumo Logic to Sumo Logic’s named executive officers in connection with the merger; or (2) the proposal to adjourn the special meeting if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
Shares Held by Sumo Logic’s Directors
As of the record date, Sumo Logic’s directors, in their capacities as stockholders of Sumo Logic, beneficially owned and were entitled to vote, in the aggregate, [•] shares of Sumo Logic common stock, representing approximately [•] percent of the number of issued and outstanding shares of Sumo Logic common stock as of the record date.
As of the date of this proxy statement, Sumo Logic has not been informed that any of Sumo Logic’s directors intend to vote all of their shares of Sumo Logic common stock other than: (1) “FOR” the adoption of the merger agreement; (2) “FOR” the compensation that will or may become payable by Sumo Logic to its named executive officers in connection with the merger; and (3) “FOR” the adjournment of the special meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting. Subject to certain exceptions, all of these individuals are contractually obligated to vote in favor of the adoption of the merger agreement pursuant to the terms and conditions of certain voting agreements entered into as of the date of the merger agreement. For more information, see the section of this proxy statement captioned “The Merger—The Voting Agreements.”
Voting of Proxies
If your shares are registered in your name with Sumo Logic’s transfer agent, American Stock Transfer & Trust Company, LLC, you may vote your shares by returning a signed and dated proxy card (a prepaid reply envelope is provided for your convenience), or you may vote at the special meeting using the control number located on the enclosed proxy card. Additionally, you may grant a proxy electronically over the internet or by telephone by following the instructions on your proxy card. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to grant a proxy electronically over the internet or by telephone.
If you attend the special meeting and wish to vote at the special meeting, you will need the control number located on the enclosed proxy card. Beneficial owners of shares held in “street name” must also provide a “legal proxy” from their bank or broker in order to vote at the special meeting. You are encouraged to vote by proxy even if you plan to attend the special meeting. If you attend the special meeting and vote at the special meeting, your vote will revoke any previously submitted proxy.
All shares represented by properly signed and dated proxies (or proxies granted electronically over the internet or by telephone) will, if received before the special meeting, be voted at the special meeting in accordance with the instructions of the stockholder. Properly signed and dated proxies (or proxies granted electronically over the internet or by telephone) that do not contain voting instructions will be voted: (1) “FOR” adoption of the merger agreement;

(2) “FOR” the compensation that will or may become payable by Sumo Logic to Sumo Logic’s named executive officers in connection with the merger; and (3) “FOR” the adjournment of the special meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
If your shares are held in “street name” through a bank, broker, or other nominee, you may vote through your bank, broker, or other nominee by completing and returning the voting instruction form provided by your bank, broker, or other nominee. You may also attend the special meeting and vote at the special meeting if you have a “legal proxy” from your bank, broker, or other nominee giving you the right to vote your shares at the special meeting. If available from your bank, broker, or other nominee, you may vote over the internet or telephone through your bank, broker, or other nominee by following the instructions on the voting instruction form provided by your bank, broker, or other nominee. If you do not (1) return your bank’s, broker’s, or other nominee’s voting instruction form; (2) vote over the internet or by telephone through your bank, broker, or other nominee; or (3) attend the special meeting and vote at the special meeting with a “legal proxy” from your bank, broker, or other nominee, it will have the same effect as if you voted “AGAINST” the proposal to adopt the merger agreement. It will not, however, have any effect on the proposals (A) to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Sumo Logic to Sumo Logic’s named executive officers in connection with the merger; or (B) to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
Revocability of Proxies
If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by:
•	signing another proxy card with a later date and returning it to us prior to the special meeting;
•	submitting a new proxy electronically over the internet or by telephone after the date of the earlier submitted proxy;
•	delivering a written notice of revocation to Sumo Logic’s Corporate Secretary; or
•	attending the special meeting and voting at the special meeting using the control number on the enclosed proxy card.
If you have submitted a proxy, your attendance at the special meeting, in the absence of voting at the special meeting or submitting an additional proxy or revocation, will not have the effect of revoking your prior proxy.
If you hold your shares of Sumo Logic common stock in “street name” through a bank, broker, or other nominee, you should contact your bank, broker, or other nominee for instructions regarding how to change your vote. You may also vote at the special meeting if you obtain a “legal proxy” from your bank, broker, or other nominee giving you the right to vote your shares at the special meeting.
Any adjournment, postponement, or other delay of the special meeting, including for the purpose of soliciting additional proxies, will allow Sumo Logic’s stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned, postponed or delayed.
The Sumo Logic Board’s Recommendation
The Sumo Logic Board, after considering various factors described in the section of this proxy statement captioned “The Merger—Recommendation of the Sumo Logic Board and Reasons for the Merger,” has unanimously: (1) determined that the merger agreement, and the other transactions contemplated by the merger agreement, including the merger are advisable, fair to and in the best interests of Sumo Logic and its stockholders; and (2) adopted and approved the merger agreement, the merger, and the other transactions contemplated by the merger agreement in all respects.
The Sumo Logic Board unanimously recommends that you vote: (1) “FOR” the adoption of the merger agreement and approval of the merger; (2) “FOR” the compensation that will or may become payable by Sumo Logic to Sumo Logic’s named executive officers in connection with the merger; and (3) “FOR” the adjournment of the special meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Adjournment
In addition to the proposals to (1) adopt the merger agreement; and (2) approve, on a non-binding, advisory basis, the compensation that will or may become payable by Sumo Logic to Sumo Logic’s named executive officers in connection with the merger, Sumo Logic’s stockholders are also being asked to approve any proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional votes or proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of the special meeting to approve the merger agreement. If a quorum is not present, the chairperson of the special meeting or the stockholders entitled to vote at the special meeting, present in person or represented by proxy, may adjourn the special meeting, from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. The chairperson may also adjourn the meeting to another place, if any, date or time, even if a quorum is present. In addition, the special meeting could be postponed before it commences, subject to the terms of the merger agreement. If the special meeting is adjourned or postponed, Sumo Logic’s stockholders who have already submitted their proxies will be able to revoke them at any time before they are voted at the special meeting.
Solicitation of Proxies
The expense of soliciting proxies will be borne by Sumo Logic. We have retained Innisfree M&A Incorporated, a professional proxy solicitation firm, to assist in the solicitation of proxies, and provide related advice and informational support during the solicitation process, for a fee of up to $40,000, plus reasonable out-of-pocket expenses. We will indemnify this firm against losses arising out of its provisions of these services on Sumo Logic’s behalf. In addition, we may reimburse banks, brokers, and other nominees representing beneficial owners of shares of Sumo Logic’s common stock for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by Sumo Logic’s directors, officers, and employees, personally or by telephone, email, fax or over the internet. No additional compensation will be paid for such services.
Anticipated Date of Completion of the Merger
We currently expect to complete the merger in the second calendar quarter of 2023. However, the exact timing of completion of the merger, if at all, cannot be predicted because the merger is subject to the closing conditions specified in the merger agreement, many of which are outside of Sumo Logic’s control.
Appraisal Rights
If the merger is consummated, Sumo Logic’s stockholders (including beneficial owners of shares of capital stock) who (1) do not vote in favor of the adoption of the merger agreement; (2) continuously hold their shares through the effective time of the merger; (3) properly perfect appraisal of their shares; (4) meet certain other conditions and statutory requirements described in this proxy statement; and (5) do not withdraw their demands or otherwise lose their rights to appraisal will be entitled to seek appraisal of their shares in connection with the merger under Section 262 of the DGCL if certain conditions set forth in Section 262(g) of the DGCL are satisfied. This means that such persons will be entitled to seek appraisal of their shares by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of Sumo Logic common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined by the Delaware Court of Chancery to be the fair value from the effective time of the merger through the date of payment of the judgment at a rate of five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time of the merger and the date of payment of the judgment, compounded quarterly (except that, if at any time before the entry of judgment in the proceeding, the surviving corporation makes a voluntary cash payment to each person seeking appraisal, interest will accrue thereafter only upon the sum of (x) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery; and (y) interest theretofore accrued, unless paid at that time). The surviving corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Due to the complexity of the appraisal process, persons who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.
Persons considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the merger agreement if they did not seek appraisal of their shares.

To exercise appraisal rights, the stockholder of record or a beneficial owner must (1) submit a written demand for appraisal to Sumo Logic before the vote is taken on the proposal to adopt the merger agreement; (2) not vote, in person or by proxy, in favor of the proposal to adopt the merger agreement; (3) continue to hold of record or own beneficially the subject shares of Sumo Logic common stock through the effective time of the merger; and (4) strictly comply with all other procedures for exercising appraisal rights under the DGCL. The failure to follow exactly the procedures specified under the DGCL may result in the loss of appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of Sumo Logic unless certain conditions are satisfied by the persons seeking appraisal. The requirements under Section 262 of the DGCL for exercising appraisal rights are described in further detail in this proxy statement, which description is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights. You may find an electronic copy of Section 262 of the DGCL available at the following URL, accessible without subscription or cost, which is incorporated herein by reference: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. In the event of any inconsistency between the information contained in this summary, this proxy statement, or any of the documents incorporated herein or therein by reference, and the actual text of Section 262 of the DGCL, the actual text of Section 262 of the DGCL controls. If you hold your shares of Sumo Logic common stock through a bank, broker, or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker, or other nominee to determine the appropriate procedures for the making of a demand for appraisal on your behalf by your bank, broker, or other nominee.
Other Matters
At this time, we know of no other matters to be voted on at the special meeting. If any other matters properly come before the special meeting and you deliver a proxy to us, your shares of Sumo Logic common stock will be voted in accordance with the discretion of the appointed proxy holders, with full power of substitution and re-substitution.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on [•], 2023
This proxy statement is available through the SEC’s website at www.sec.gov and on the “SEC Filings” section of Sumo Logic’s website located at https://investor.sumologic.com/financial-information/sec-filings. The information included on Sumo Logic’s website is not incorporated herein by reference.
Householding of Special Meeting Materials
We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders who have the same address and last name will receive only one copy of this proxy statement unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure reduces printing costs, postage fees, and the use of natural resources. Each stockholder who participates in householding will continue to be able to access or receive a separate proxy card. If you wish to receive a separate set of Sumo Logic’s disclosure documents at this time, please notify us by sending a written request to Investor Relations, 855 Main Street, Suite 100, Redwood City, California 94063, or by telephone at (650) 670-8002.
If you are a stockholder who has multiple accounts in your name or you share an address with other stockholders and would like to receive a single set of Sumo Logic’s disclosure documents for your household, you may notify your broker, if your shares are held in a brokerage account, or you may contact Sumo Logic’s Corporate Secretary using the contact method above, if you hold registered shares.

Questions and Additional Information
If you have any questions concerning the merger, the special meeting, or this proxy statement, would like additional copies of this proxy statement or need help submitting your proxy or voting your shares of Sumo Logic common stock, please contact Sumo Logic’s proxy solicitor at:

Innisfree M&A Incorporated
501 Madison Avenue, 20th floor
New York, New York 10022
Stockholders may call toll free: (877) 750-8240
Banks and Brokers may call collect: (212) 750-5833

THE MERGER
The rights and obligations of the parties to the merger agreement are governed by the specific terms and conditions of the merger agreement and not by any summary or other information provided in this proxy statement. Therefore, this discussion of the merger is qualified in its entirety by reference to the merger agreement, a copy of which is attached as Annex A to this proxy statement and incorporated into this proxy statement by reference. You should read the entire merger agreement carefully as it is the legal document that governs the merger.
Parties Involved in the Merger
Sumo Logic, Inc.
855 Main Street, Suite 100
Redwood City, California 94063
Sumo Logic empowers the people who power modern, digital businesses. Sumo Logic’s mission is to be the leading software-as-a-service analytics platform for reliable and secure cloud-native applications. With its platform, Sumo Logic helps customers ensure application reliability, secure and protect against modern security threats, and gain insights into their cloud infrastructure. Sumo Logic’s multi-tenant, cloud-native platform provides powerful, real-time, machine data analytics and insights across observability and security solutions.
Sumo Logic common stock is listed on the Nasdaq under the symbol “SUMO.”
Serrano Parent, LLC
c/o Francisco Partners Management, L.P.
One Letterman Drive, Building C – Suite 410
San Francisco, California 94129
Parent was formed on February 3, 2023, solely for the purpose of engaging in the transactions contemplated by the merger agreement. Parent has not engaged in any business activities other than as incidental to its formation and in connection with the transactions contemplated by the merger agreement and arranging of the equity financing and any debt financing in connection with the merger.
Serrano Merger Sub, Inc.
c/o Francisco Partners Management, L.P.
One Letterman Drive, Building C – Suite 410
San Francisco, California 94129
Merger Sub is a wholly owned subsidiary of Parent and was formed on February 3, 2023, solely for the purpose of engaging in the transactions contemplated by the merger agreement. Merger Sub has not engaged in any business activities other than as incidental to its formation and in connection with the transactions contemplated by the merger agreement and arranging of the equity financing and any debt financing in connection with the merger. Upon completion of the merger, Merger Sub will cease to exist and Sumo Logic will continue as the surviving corporation.
Effects of the Merger
Upon the terms and subject to the conditions of the merger agreement, and in accordance with the DGCL, at the effective time of the merger, (1) Merger Sub will merge with and into Sumo Logic; (2) the separate corporate existence of Merger Sub will cease; and (3) Sumo Logic will continue as the surviving corporation of the merger and a wholly owned subsidiary of Parent.
As a result of the merger, Sumo Logic will cease to be a publicly traded company, Sumo Logic common stock will be delisted from the Nasdaq and deregistered under the Exchange Act and Sumo Logic will no longer file periodic reports with the SEC. If the merger is completed, you will not own any shares of capital stock of the surviving corporation.
The effective time of the merger will occur upon the filing of a certificate of merger with, and acceptance of that certificate by, the Secretary of State of the State of Delaware (or at a later time as we, Parent and Merger Sub may agree and specify in such certificate of merger).
Effect on Sumo Logic if the Merger is Not Completed
If the merger agreement is not adopted by Sumo Logic’s stockholders, or if the merger is not completed for any other reason, Sumo Logic’s stockholders will not receive any payment for their shares of Sumo Logic common stock in connection with the merger. Instead, (1) Sumo Logic will remain an independent public company; (2) Sumo Logic common stock will continue to be listed and traded on the Nasdaq and registered under the Exchange Act; and (3) we will continue to file periodic reports with the SEC. In addition, if the merger is not completed, we expect that: (A) Sumo Logic’s management will continue to operate the business as it is currently being operated; and (B) Sumo Logic’s stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including risks related to the highly competitive industry in which Sumo Logic operates and adverse economic conditions.
Furthermore, if the merger is not completed, and depending on the circumstances that cause the merger not to be completed, there can be no assurance as to the price at which Sumo Logic common stock may trade, and the price of Sumo Logic common stock could decline significantly.
Accordingly, there can be no assurance as to the effect of the merger not being completed on the future value of your shares of Sumo Logic common stock. If the merger is not completed, the Sumo Logic Board will continue to evaluate and review, among other things, Sumo Logic’s business, operations, strategic direction, and capitalization, and will make whatever changes it deems appropriate. If the merger agreement is not adopted by Sumo Logic’s stockholders or if the merger is not completed for any other reason, Sumo Logic’s business, prospects or results of operation may be adversely impacted.
In specified circumstances in which the merger agreement is terminated, Sumo Logic has agreed to pay Parent (or its designee) the applicable termination fee.
Effect of the Merger on Sumo Logic’s Outstanding Common Stock
Upon the terms and subject to the conditions set forth in the merger agreement, at the effective time of the merger:
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each outstanding share of Sumo Logic common stock that is (1) held by Sumo Logic as treasury stock; (2) owned by Parent or Merger Sub; or (3) owned by any direct or indirect wholly owned subsidiary of Parent or Merger Sub as of immediately prior to the effective time of the merger will automatically be cancelled and will cease to exist without any conversion thereof or consideration paid in exchange therefor;

•
each share of Sumo Logic common stock that is issued and outstanding as of immediately prior to the effective time of the merger (other than the shares identified in the prior bullet and shares of Sumo Logic common stock held by persons who have (1) neither voted in favor of the adoption of the merger agreement or the merger nor consented thereto in writing; and (2) properly demanded appraisal of such shares of Sumo Logic common stock pursuant to, and in accordance with Section 262 of the DGCL, if any) will be automatically converted into the right to receive an amount in cash equal to the per share price less any applicable withholding taxes;

•
each share of restricted stock that is outstanding as of immediately prior to the effective time of the merger shall vest in full and be cancelled and converted into a right to receive an amount in cash equal to the per share price less any applicable withholding taxes; and

•
each certificate formerly representing any shares of Sumo Logic common stock or any book-entry shares that represented shares of Sumo Logic common stock immediately prior to the effective time of the merger will automatically be cancelled and retired and all such shares will cease to exist and will thereafter only represent the right to receive an amount in cash equal to the per share price.

At or prior to the closing, Parent will deposit (or cause to be deposited) with the payment agent an amount of cash that is sufficient in the aggregate to pay the aggregate per share price. Once a stockholder has provided the payment agent with his, her, or its stock certificates (or an affidavit of loss in lieu of a stock certificate) or customary agent’s message with respect to book-entry shares, appropriate letter of transmittal and other items specified by the payment agent, then the payment agent will pay the stockholder his, her, or its applicable portion of the aggregate per share price. For more information, see the section of this proxy statement captioned “The Merger Agreement—Payment Agent, Exchange Fund and Exchange and Payment Procedures.”
After the merger is completed, each of Sumo Logic’s stockholders will have the right to receive the per share price for each share of Sumo Logic common stock that such stockholder owned, as described in the section of this proxy statement captioned “The Merger Agreement—Conversion of Shares,” but will no longer have any rights as a Sumo Logic stockholder (except that Sumo Logic’s stockholders holding shares with respect to which an appropriate person has properly and validly exercised and perfected, and has not validly withdrawn or otherwise lost their appraisal rights will have the right to receive payment for the “fair value” of their shares, determined pursuant to an appraisal proceeding contemplated by the DGCL as described below in the section of this proxy statement captioned “—Appraisal Rights”).
Background of the Merger
The following chronology summarizes the key meetings and events that led to the signing of the merger agreement. This chronology does not purport to catalogue every conversation of or among the Sumo Logic Board, its committees, its representatives or other parties.
The Sumo Logic Board regularly evaluates Sumo Logic’s strategic direction and ongoing business plans with a view toward strengthening Sumo Logic’s business and enhancing stockholder value. As part of this evaluation, the Sumo Logic Board has, from time to time, considered a variety of strategic alternatives. These have included, among others, (1) the continuation of, and potential improvements to, Sumo Logic’s current business plan, with Sumo Logic remaining an independent entity; (2) potential expansion opportunities through acquisitions, partnerships or other commercial relationships; (3) various capital raising alternatives; and (4) other financial and strategic alternatives, including the sale of Sumo Logic.
In September 2020, Sumo Logic completed its initial public offering at a price of $22.00 per share of Sumo Logic common stock. Following its initial public offering, Sumo Logic experienced a variety of challenges to executing on its strategic plan, which challenges continued into the second half of 2022. These challenges contributed to volatility in the trading price of Sumo Logic common stock. By early June 2022, Sumo Logic common stock had declined to approximately $8.00 per share from a high of approximately $40.00 per share in February 2021. In addition, by June 2022, the Sumo Logic Board had heard from several Sumo Logic stockholders regarding their concerns with Sumo Logic’s stock price, growth, path to profitability and strategy.
On June 3, 2022, representatives of Francisco Partners contacted Charles Robel, Sumo Logic’s lead independent director, to request a meeting. The representatives of Francisco Partners did not specify the subject matter for the requested meeting.
On June 6, 2022, and prior to any meeting with Mr. Robel, representatives of Francisco Partners informed Mr. Robel that Francisco Partners would be submitting a proposal to acquire Sumo Logic. Later that day, Francisco Partners provided Sumo Logic with a non-binding proposal to acquire Sumo Logic for $11.00 in cash per share of Sumo Logic common stock (which proposal is referred to as the “June proposal”).
On June 8, 2022, the Sumo Logic Board met, with members of Sumo Logic management and representatives of Wilson Sonsini Goodrich & Rosati, Professional Corporation, Sumo Logic’s outside legal advisor (which is referred to as “Wilson Sonsini”), in attendance. The representatives of Wilson Sonsini reviewed with the members of the Sumo Logic Board their fiduciary duties. Ramin Sayar, Sumo Logic’s president and chief executive officer, reviewed the June proposal. The Sumo Logic Board determined that the June proposal was credible and merited further consideration and, for convenience and efficiency, delegated authority to its Audit Committee to work with Wilson Sonsini and Sumo Logic’s other advisors, as well as Sumo Logic management, to further analyze the June proposal.
Following this meeting, the Audit Committee and the Sumo Logic Board each met on multiple occasions to evaluate the June proposal with the assistance of Wilson Sonsini and an investment bank (which, for purposes of clarity, was not Morgan Stanley). At the conclusion of this process, the Sumo Logic Board determined that the June proposal was not at a compelling valuation. The Sumo Logic Board also noted its belief in the strength of Sumo Logic’s prospects as an independent public company and expectation that investors would react positively to Sumo Logic’s (1) financial results for the remainder of its 2023 fiscal year; and (2) upcoming investor day, during which Sumo Logic management would provide additional details on the company’s business and financial plan, path to profitability and strategic vision.
On July 12, 2022, Mr. Robel met with representatives of Francisco Partners. The representatives of Francisco Partners requested an introductory meeting with Sumo Logic management. Mr. Robel stated that a meeting with Sumo Logic management was not warranted at that time. In addition, Mr. Robel informed Francisco Partners that the June proposal was not at a compelling valuation and that the Sumo Logic Board believed in the strength of Sumo Logic’s prospects as an independent public company.
On August 25, 2022, Sumo Logic announced earnings for the second quarter of its 2023 fiscal year. Sumo Logic exceeded the guidance that it had provided to the investment community with respect to Sumo Logic’s total revenue, non-GAAP operating margin and non-GAAP net loss per share for that quarter.

On September 20, 2022, Sumo Logic held its investor day, during which Sumo Logic management explained Sumo Logic’s business and financial plan, path to profitability and strategic vision.
By early October 2022, Sumo Logic common stock was trading at prices similar to that in June 2022.
On October 3, 2022, the Sumo Logic Board met, with members of Sumo Logic management and representatives of Wilson Sonsini in attendance. The Sumo Logic Board discussed investors’ feedback to the investor day. In an effort to ensure that Sumo Logic was appropriately prepared should any third party (including Francisco Partners) submit an acquisition proposal, the Sumo Logic Board determined to explore the possible retention of an investment bank to provide financial advice and perspective. The Sumo Logic Board also instructed Messrs. Robel and Sayar to meet with representatives of Francisco Partners to better understand the current state of Francisco Partners' objectives with respect to Sumo Logic.
In the days following the October 3, 2022, meeting of the Sumo Logic Board, Mr. Robel and Randy Gottfried, an independent Sumo Logic director and chair of the Audit Committee, contacted Morgan Stanley and another investment bank to assess their respective qualifications, independence and availability to assist Sumo Logic. Following discussions with these two investment banks, Mr. Robel and Mr. Gottfried determined to recommend that the Sumo Logic Board engage Morgan Stanley to provide assistance to Sumo Logic due to Morgan Stanley’s knowledge of Sumo Logic from its role as an underwriter in Sumo Logic’s initial public offering, as well as its qualifications, knowledge of the industry in which Sumo Logic operates and experience in advising similar companies in connection with potential strategic transactions. The other investment bank declined to explore an engagement by Sumo Logic due to its existing workload and inability to dedicate the appropriate resources to an engagement.
On October 10, 2022, Messrs. Robel and Sayar met with representatives of Francisco Partners. During the meeting, the representatives of Francisco Partners expressed their continued interest in acquiring Sumo Logic. Following the meeting, Mr. Robel updated the Sumo Logic Board on the discussion.
On October 14, 2022, representatives of a potential financial sponsor acquiror (which we refer to as “Sponsor A”) contacted Stewart Grierson, Sumo Logic’s chief financial officer. The representatives of Sponsor A expressed Sponsor A’s admiration for Sumo Logic and stated that Sponsor A had accumulated a position in Sumo Logic common stock through open market purchases. The representatives of Sponsor A also expressed Sponsor A’s interest in being included in any strategic review process that was undertaken by the Sumo Logic Board. At no point during the conversation did Sponsor A make a proposal to acquire Sumo Logic. In the light of Sponsor A’s status as a stockholder of Sumo Logic, the parties agreed to meet following Sumo Logic’s earnings release for the third quarter of its 2023 fiscal year; Sumo Logic regularly meets with investors in the ordinary course following earnings announcements. Promptly following the meeting, Mr. Grierson updated members of the Sumo Logic Board on the discussion.
On November 2, 2022, Francisco Partners provided Sumo Logic with a non-binding proposal to acquire Sumo Logic for $11.50 in cash per share of Sumo Logic common stock (which proposal is referred to as the “November proposal”). Shortly thereafter, representatives of Francisco Partners contacted Mr. Robel to request a meeting to discuss the November proposal.
On November 4, 2022, Mr. Robel met with representatives of a potential financial sponsor acquiror (which we refer to as “Sponsor B”) at Sponsor B’s request. Sponsor B was introduced to Mr. Robel by a Sumo Logic stockholder. During this meeting, the participants discussed, in general terms, Sponsor B’s business and strategy. A potential acquisition of Sumo Logic by Sponsor B was not discussed.
Also on November 4, 2022, the Sumo Logic Board met, with representatives of Wilson Sonsini in attendance. The representatives of Wilson Sonsini reviewed with the members of the Sumo Logic Board their fiduciary duties. The Sumo Logic Board discussed the November proposal and Mr. Robel’s meeting with Sponsor B. The Sumo Logic Board determined that (1) the November proposal was credible and had the potential to lead to a transaction that would be attractive to Sumo Logic and its stockholders; and (2) it might be appropriate to commence, in the near future, a review of Sumo Logic’s strategic alternatives. In view of the potentially significant workload that could be involved in a review of strategic alternatives, the possibility that Sumo Logic management might need feedback and direction on relatively short notice, and the benefits, convenience and efficiency of having a subset of directors oversee any process of considering strategic alternatives, the Sumo Logic Board delegated authority to its Corporate Governance and Nominating Committee (which we refer to as the “Corporate Governance Committee”) to, among other things, (1) oversee and assist Sumo Logic management and Sumo Logic’s advisors and consultants with respect to the exploration and evaluation of strategic alternatives; (2) explore, evaluate, consider, review and negotiate the terms and conditions of any transaction relating to any strategic alternative; and (3) if appropriate, recommend to the Sumo Logic Board what action, if any, should be taken by Sumo Logic with respect to any strategic alternative. The delegation of authority to the Corporate Governance Committee was for convenience and efficiency, and not to address any potential conflicts of interest. The Sumo Logic Board retained the exclusive power and authority to approve the entry into a definitive agreement relating to any strategic alternative, including a sale of Sumo Logic. It was also understood that the Sumo Logic Board would continue to have an active role in the consideration of strategic alternatives, and that the Corporate Governance Committee would update and seek input from the Sumo Logic Board as appropriate. The Sumo Logic Board did not provide for the payment of any additional compensation to the members of the Corporate Governance Committee in consideration of the expanded role of the committee (other than their ordinary course compensation as members of the Sumo Logic Board and such committee). The Sumo Logic Board also considered Morgan Stanley’s qualifications and independence and discussed engaging Morgan Stanley as Sumo Logic’s financial advisor. Morgan Stanley is well known to the Sumo Logic Board given Morgan Stanley’s role as an underwriter in Sumo Logic’s initial public offering, as well as Morgan Stanley’s qualifications, extensive expertise, international reputation, knowledge of the industry in which Sumo Logic operates and experience in advising similar companies in connection with potential strategic transactions. The Sumo Logic Board approved the engagement of Morgan Stanley as Sumo Logic’s financial advisor and instructed Mr. Gottfried to work with the Corporate Governance Committee to negotiate and enter into an appropriate engagement letter with Morgan Stanley. Following this meeting, Mr. Gottfried, together with the Corporate Governance Committee, negotiated the terms of an engagement letter with Morgan Stanley.
On November 8, 2022, the Corporate Governance Committee met, with representatives of Wilson Sonsini in attendance. It was the practice of the Corporate Governance Committee, at this and subsequent meetings, to invite Mr. Gottfried to attend the committee’s meetings in order to have the benefit of his perspective and expertise. The Corporate Governance Committee also had a practice of meeting in executive session without Sumo Logic management or representatives of Morgan Stanley during its meetings. The Corporate Governance Committee discussed the November proposal and various responses to this proposal, along with the terms of the engagement letter with Morgan Stanley.
On November 15, 2022, the Corporate Governance Committee met, with members of Sumo Logic management and representatives of each of Wilson Sonsini and Morgan Stanley in attendance. The representatives of Morgan Stanley described the broad contours of a strategic review process that could be undertaken by Sumo Logic. The Corporate Governance Committee discussed the potential scope of such a strategic review process, including a preliminary list of counterparties that might have an interest in pursuing an acquisition of Sumo Logic, and the ability to finance and consummate an acquisition. Also considered were potential risks of a strategic review process, including potential public disclosures, management and employee disruption and distraction, and impacts on Sumo Logic’s business, and the increase in the likelihood of those risks if a wider private or public process was used relative to a process that was more targeted. In consideration of these risks, it was the consensus of the Corporate Governance Committee that Sumo Logic should pursue a targeted, private process focused on the potential strategic and financial acquirers most likely to have an interest in acquiring Sumo Logic and the capability to finance and consummate such an acquisition. The Corporate Governance Committee agreed that, as a first step in that process, representatives of Sumo Logic should meet with representatives of Francisco Partners to discuss the November proposal. In the days after this meeting, the Corporate Governance Committee reviewed and approved the final terms of an engagement letter with Morgan Stanley.
On November 16, 2022, Messrs. Gottfried, Grierson, Robel and Sayar met, at the direction of the Corporate Governance Committee, with representatives of Francisco Partners to discuss the November proposal.
On November 21, 2022, Sumo Logic entered into an engagement letter with Morgan Stanley.
On November 22, 2022, the Corporate Governance Committee met, with members of Sumo Logic management and representatives of each of Wilson Sonsini and Morgan Stanley in attendance. The Corporate Governance Committee discussed the November proposal and the contours of a strategic review process that could be undertaken by Sumo Logic, including a preliminary list of counterparties that might have an interest in pursuing an acquisition of Sumo Logic.

On November 29, 2022, the Corporate Governance Committee met, with members of Sumo Logic management and representatives of each of Wilson Sonsini and Morgan Stanley in attendance. Discussion continued regarding the contours of a strategic review process that could be undertaken by Sumo Logic, including a preliminary list of counterparties that might have an interest in pursuing an acquisition of Sumo Logic. The representatives of Morgan Stanley reviewed with the Corporate Governance Committee the terms of the November proposal from a financial point of view.
On December 1, 2022, representatives of a potential financial sponsor acquiror (which we refer to as “Sponsor C”), on an unsolicited basis, contacted Morgan Stanley and stated that Sponsor C would potentially be interested in pursuing an acquisition of Sumo Logic. Sponsor C did not make a proposal to acquire Sumo Logic. The representatives of Morgan Stanley reported this outreach by Sponsor C to the Corporate Governance Committee.
On December 7, 2022, the Sumo Logic Board met, with members of Sumo Logic management and representatives of each of Wilson Sonsini and Morgan Stanley in attendance. The representatives of Morgan Stanley provided their perspective on market conditions and mergers and acquisitions activity in the software and broader technology space. They also described the broad contours of a strategic review process that could be undertaken by Sumo Logic, including a preliminary list of counterparties that might have an interest in pursuing an acquisition of Sumo Logic. The representatives of Morgan Stanley discussed the Corporate Governance Committee’s determination to pursue a targeted, private strategic review process. As part of this discussion, the Sumo Logic Board noted the potential negative impacts on Sumo Logic of such a process, including the impact on customers and employees of any rumors that Sumo Logic was pursuing a sale. The Sumo Logic Board discussed potential alternatives to a sale of Sumo Logic, including continuing as an independent public company. It was the consensus of the Sumo Logic Board that Morgan Stanley should commence a process to contact 14 potential acquirers, composed of four potential strategic acquirors and ten potential financial sponsor acquirors (including Francisco Partners) to better understand their respective interest in acquiring Sumo Logic. The 14 potential strategic and financial sponsor acquirors were selected by the Sumo Logic Board following discussions with Morgan Stanley and Sumo Logic management and taking into account the expected relative interest of each potential acquiror in an acquisition of Sumo Logic and each potential acquiror’s ability to finance and consummate an acquisition. The Sumo Logic Board concluded that Morgan Stanley should inform Francisco Partners that the November proposal was not compelling but Francisco Partners was welcome to participate in the strategic review process. The Sumo Logic Board discussed the conversations held to date with Sponsor A, Sponsor B and Sponsor C and determined not to include Sponsor A, Sponsor B or Sponsor C in the initial phase of the strategic review process out of a belief that they were unlikely to have the capability to finance and consummate an acquisition of Sumo Logic.
In the days following the December 7, 2022, meeting of the Sumo Logic Board, Morgan Stanley, at the direction of the Sumo Logic Board, (1) informed Francisco Partners that the November proposal was not compelling and invited Francisco Partners to conduct additional due diligence to increase its proposal and (2) contacted the other 13 potential strategic and financial sponsor acquirors selected by the Sumo Logic Board to gauge their interest in an acquisition of Sumo Logic. Nine of the potential financial sponsor acquirors (including Francisco Partners) and two potential strategic acquirors (which we refer to as “Strategic 1” and “Strategic 2”), ultimately entered into confidentiality agreements with Sumo Logic. Certain of these confidentiality agreements included a customary “standstill” restriction on the counterparty’s ability to make public proposals to acquire Sumo Logic, but (1) all such standstill restrictions terminated upon the announcement of the signing of the merger agreement; and (2) none of the confidentiality agreements included restrictions on any counterparty’s ability to make private proposals to acquire Sumo Logic.
On December 5, 2022, Sumo Logic announced earnings for the third quarter of its 2023 fiscal year.
On December 9, 2022, Sumo Logic management met with representatives of Sponsor A, as agreed in the parties’ October 2022 meeting. During the meeting, the representatives of Sponsor A spoke generally about the possible benefits to Sumo Logic of not being a public company and Sponsor A’s willingness to partner with Sumo Logic if it chose to become a private company. Sponsor A did not make an offer to acquire Sumo Logic during this meeting.
On December 13, 2022, the Corporate Governance Committee met, with members of Sumo Logic management and representatives of each of Wilson Sonsini and Morgan Stanley in attendance. The representatives of Morgan Stanley provided an update on the status of discussions with potential strategic and financial sponsor acquirors and the relative level of acquisition interest that each was then displaying. The members of Sumo Logic management described their (1) recent meeting with representatives of Sponsor A; and (2) current expectations for Sumo Logic’s operating and financial results for fiscal years 2024 through 2026.
From December 14, 2022 through January 5, 2023, Sumo Logic management, with representatives of Morgan Stanley in attendance, gave management presentations concerning Sumo Logic’s business to the nine financial sponsor acquirors (including Francisco Partners) that had entered into confidentially agreements with Sumo Logic. After undertaking due diligence following these meetings, two of the nine financial sponsor acquirors declined to proceed with further discussions regarding a potential acquisition of Sumo Logic due to other investment priorities and generalized concerns regarding Sumo Logic’s business. During this period, Francisco Partners and the six other financial sponsor acquirors considering an acquisition of Sumo Logic (which we refer to as “Sponsor D,” “Sponsor E,” “Sponsor F,” “Sponsor G,” “Sponsor H” and “Sponsor I,” respectively) were granted access to an electronic dataroom containing financial and business information with respect to Sumo Logic to support their due diligence review of Sumo Logic. Each of Strategic 1 and Strategic 2 had the opportunity to participate in management presentations during this period, but, given the other priorities of Strategic 1 and Strategic 2, neither received a management presentation until the week of January 16, 2023.
On December 20, 2022, the Corporate Governance Committee met, with members of Sumo Logic management and representatives of each of Wilson Sonsini and Morgan Stanley in attendance. The representatives of Morgan Stanley provided an update on the status of discussions with potential strategic and financial sponsor acquirors and the relative level of acquisition interest that each was then displaying. The Corporate Governance Committee approved a request from Sponsor G to partner with another financial sponsor acquiror concerning a possible joint bid to acquire Sumo Logic. The Corporate Governance Committee discussed whether to include Sponsor A, Sponsor B or Sponsor C in the current phase of Sumo Logic’s strategic review process. It was the consensus of the Corporate Governance Committee (1) to pursue discussions with Sponsor A given Sponsor A’s stated interest in participating in a strategic review process that Sumo Logic might choose to undertake; (2) not to pursue discussions with Sponsor B given that (a) Sponsor B had not expressed an interest in acquiring Sumo Logic; and (b) Sponsor B was unlikely to be able to finance and consummate an acquisition of Sumo Logic; and (3) not to pursue discussions with Sponsor C given that Sponsor C was unlikely to be able to finance and consummate an acquisition of Sumo Logic. The Corporate Governance Committee discussed the possibility of contacting additional potential strategic or financial sponsor acquirors beyond Sponsor A, Sponsor B, Sponsor C and the 14 other potential strategic and financial sponsor acquirors (including Francisco Partners) that had already been contacted. It was the consensus of the Corporate Governance Committee not to contact additional potential acquirors at that time given the robust interest in an acquisition already being displayed and the desire for a targeted, private strategic review process that minimized the potential for rumors that Sumo Logic was conducting a review of strategic alternatives, which would be disruptive to Sumo Logic’s business.
On December 21, 2022, a representative of Sponsor A contacted Mr. Sayar to request a meeting with Sumo Logic management. Later that day, and consistent with the decision of the Corporate Governance Committee, representatives of Morgan Stanley contacted Sponsor A to invite Sponsor A to participate in the strategic review process. Sponsor A responded that it would need additional time to consider whether to participate.
On December 27, 2022, the Corporate Governance Committee met, with members of Sumo Logic management and representatives of each of Wilson Sonsini and Morgan Stanley in attendance. The members of Sumo Logic management reviewed with the Corporate Governance Committee a draft, prepared by Sumo Logic management, of Sumo Logic’s preliminary long-range operating plan. The members of Sumo Logic management described the process for preparing the long-range operating plan, along with the underlying assumptions and various execution and other risks to realizing the forecasted results. The Corporate Governance Committee provided advice and input to Sumo Logic management on the preliminary long-range operating plan. It was the consensus of the Corporate Governance Committee that the preliminary long-range operating plan was not yet developed sufficiently to recommend to the Sumo Logic Board, and, accordingly, the Corporate Governance Committee directed Sumo Logic management to refine the plan based on the input provided by the Corporate Governance Committee.
On January 3, 2023, the Corporate Governance Committee met, with members of Sumo Logic management and representatives of Wilson Sonsini in attendance. The members of Sumo Logic management reviewed with the Corporate Governance Committee a revised draft of Sumo Logic’s preliminary long-range operating plan, which reflected the input received from the Corporate Governance Committee at its meeting on December 27, 2022. It was the consensus of the Corporate Governance Committee to share the revised preliminary long-range operating plan with the Sumo Logic Board for additional input and perspectives.
On January 6, 2023, the Sumo Logic Board met, with members of Sumo Logic management and representatives of Wilson Sonsini in attendance. The members of Sumo Logic management reviewed with the Sumo Logic Board a draft of Sumo Logic’s preliminary long-range operating plan. The process for preparing the preliminary long-range operating plan was described, along with the underlying assumptions and various execution and other risks to realizing the forecasted results. The Sumo Logic Board provided advice and input to Sumo Logic management on the preliminary long-range operating plan and directed Sumo Logic management to refine the preliminary long-range operating plan based on the input provided by the Sumo Logic Board.
On January 10, 2023, the Corporate Governance Committee met, with members of Sumo Logic management and representatives of each of Wilson Sonsini and Morgan Stanley in attendance. The representatives of Morgan Stanley provided an update on the status of discussions with potential strategic and financial sponsor acquirors and the relative level of acquisition interest that each was then displaying. The Corporate Governance Committee noted the significant demands on Sumo Logic management and associated distraction as a result of the strategic review process. The Corporate Governance Committee approved the distribution by Morgan Stanley of a bid process letter to those potential acquirors that were still considering an acquisition of Sumo Logic, which letter would request written acquisition proposals be submitted by January 24, 2023.
On January 13, 2023, the Sumo Logic Board met, with members of Sumo Logic management and representatives of each of Wilson Sonsini and Morgan Stanley in attendance. The members of Sumo Logic management reviewed a revised draft of Sumo Logic’s long-range operating plan, which reflected the input received from the Sumo Logic Board at its meeting on January 6, 2023 (which long-range operating plan is referred to as the “January 2023 long-range plan”). Additional information about the January 2023 long-range plan is contained in the section of this proxy statement captioned “—Projections.” The Sumo Logic Board approved providing the January 2023 long-range plan to (1) Morgan Stanley for purposes of its financial analyses of Sumo Logic; and (2) potential acquirors. A subset of the January 2023 long-range plan were subsequently provided to each of Francisco Partners, Sponsor D, Sponsor E, Sponsor F, Sponsor G and its partner (together, the “Sponsor G Consortium”), Sponsor H and Sponsor I.
On January 16, 2023, representatives of a potential financing source (which we refer to as “Financial A”) contacted Morgan Stanley concerning Financial A’s interest in making a minority investment in Sumo Logic. The representatives of Morgan Stanley responded that they would inform the Sumo Logic Board of the conversation.
On January 17, 2023, consistent with the direction of the Corporate Governance Committee, Morgan Stanley distributed bid process letters to Francisco Partners, Sponsor D, Sponsor E, the Sponsor G Consortium, Sponsor H and Sponsor I; these were the potential acquirors that were still actively considering an acquisition. The bid process letters requested written acquisition proposals no later than January 24, 2023. Following distribution of the bid process letters and until January 24, 2023, representatives of Morgan Stanley had multiple discussions with such parties to encourage them to submit an acquisition proposal.
On January 17, 2023, the Corporate Governance Committee met, with members of Sumo Logic management and representatives of each of Wilson Sonsini and Morgan Stanley in attendance. The representatives of Morgan Stanley provided an update on the status of discussions with potential strategic and financial sponsor acquirors and the relative level of acquisition interest that each was then displaying. The representatives of Morgan Stanley described their conversation with Financial A. It was the consensus of the Corporate Governance Committee that, given the strategic efforts then underway, the time was not right to pursue discussions with Financial A.
Later on January 17, 2023, Sumo Logic management, with representatives of Morgan Stanley in attendance, gave a management presentation concerning Sumo Logic’s business to Strategic 2.
Still later on January 17, 2023, representatives of Sponsor A contacted representatives of Morgan Stanley and expressed Sponsor A’s interest in acquiring Sumo Logic. Sponsor A noted that it could only provide up to $300 million of committed equity financing and would require additional co-investors to finance and consummate an acquisition of Sumo Logic.
On January 18, 2023, representatives of a potential strategic acquiror (which we refer to as “Strategic 3”), on an unsolicited basis, contacted representatives of Morgan Stanley concerning Strategic 3’s interest in pursuing an acquisition of Sumo Logic. The representatives of Morgan Stanley responded that they would inform the Sumo Logic

Board of the conversation. On the same day, representatives of Morgan Stanley, with the authority of the Corporate Governance Committee, spoke with representatives of Sponsor B regarding Sponsor B’s interest in pursuing an acquisition of Sumo Logic and to better understand Sponsor B’s ability to finance and consummate a transaction.
Later on January 18, 2023, Sponsor F informed representatives of Morgan Stanley that Sponsor F was no longer pursuing an acquisition of Sumo Logic given other investment priorities and certain concerns regarding Sumo Logic’s business.
Still later on January 18, 2023, the Sumo Logic Board met, with members of Sumo Logic management and representatives of each of Wilson Sonsini and Morgan Stanley in attendance. The representatives of Morgan Stanley provided an update on the status of discussions with potential strategic and financial sponsor acquirors and the relative level of acquisition interest that each was then displaying. The representatives of Morgan Stanley also described their conversation with Strategic 3. The representatives of Morgan Stanley reviewed with the Sumo Logic Board preliminary financial analyses of Sumo Logic based on the January 2023 long-range plan.
On January 20, 2023, Sumo Logic management, with representatives of Morgan Stanley in attendance, gave a management presentation concerning Sumo Logic’s business to Strategic 1.
On January 23, 2023, The Information published an article stating that private equity firms, including Francisco Partners, had approached Sumo Logic regarding a possible acquisition. The price per share of Sumo Logic common stock as of the close of trading on January 20, 2023, the last trading day prior to such speculation, was $7.67.
On January 23, 2023, each of Sponsor E and Sponsor I independently informed representatives of Morgan Stanley that Sponsor E and Sponsor I, respectively, were no longer pursuing an acquisition of Sumo Logic. Among the reasons cited by these potential acquirors for choosing not to submit an acquisition proposal were concerns regarding competition facing Sumo Logic’s business, their assessment of Sumo Logic’s potential cross-sell opportunity between their respective portfolio companies, cost structure concerns, and additional work necessary to understand Sumo Logic’s go-to-market strategy. In addition, the Sponsor G Consortium and Sponsor H, separately and independently, each informed representatives of Morgan Stanley that it did not intend to submit a formal proposal to acquire Sumo Logic but remained interested in pursuing an acquisition at a price of approximately $10.00 in cash per share of Sumo Logic common stock.
On January 24, 2023, the Corporate Governance Committee met, with members of Sumo Logic management and representatives of each of Wilson Sonsini and Morgan Stanley in attendance. The representatives of Wilson Sonsini discussed with the members of the Corporate Governance Committee their fiduciary duties. The representatives of Morgan Stanley reviewed the feedback from those parties that had declined to submit an acquisition proposal. The Corporate Governance Committee discussed (1) the timing for the receipt of acquisition proposals from Francisco Partners and Sponsor D, which were expected within the next day; and (2) the additional due diligence required by each of Strategic 1 and Strategic 2 for either party to submit an acquisition proposal. It was noted that Strategic 1 was seeking highly confidential and competitively sensitive due diligence information regarding Sumo Logic. The Corporate Governance Committee discussed the status of Sponsor A and the possibility of contacting Strategic 3 regarding its interest in considering an acquisition of Sumo Logic but did not make any decisions in this regard.
Later on January 24, 2023, representatives of two potential financial sponsor acquirors (which we refer to as “Sponsor J” and “Sponsor K”) independently contacted Mr. Sayar regarding their interest in pursuing an acquisition of Sumo Logic. Mr. Sayar responded that he would inform the Sumo Logic Board of the conversation.
Still later on January 24, 2023, Francisco Partners submitted a non-binding proposal to acquire Sumo Logic for $11.95 in cash per share of Sumo Logic common stock (which is referred to as the “January proposal”). The January proposal (1) contemplated that investment funds managed by Francisco Partners would be responsible for the entire purchase price in the acquisition; and (2) expressed a willingness to sign and announce a transaction within a week.
On January 25, 2023, Strategic 2 informed representatives of Morgan Stanley that it was no longer pursuing an acquisition of Sumo Logic given other investment priorities and concerns regarding Sumo Logic’s business.
Also on January 25, 2023, representatives of a potential financial sponsor acquiror (which we refer to as “Sponsor L”) contacted representatives of Morgan Stanley regarding Sponsor L’s interest in pursuing an acquisition of Sumo Logic. The representatives of Morgan Stanley responded that they would inform the Sumo Logic Board of the conversation.

Also on January 25, 2023, Sponsor D submitted a non-binding proposal to acquire Sumo Logic for $10.50 in cash per share of Sumo Logic common stock (which proposal is referred to as the “Sponsor D proposal”). The Sponsor D proposal contemplated that (1) the definitive agreement would not be subject to any financing contingency; and (2) the parties sign and announce a transaction in early March 2023.
On January 26, 2023, the Corporate Governance Committee met, with members of Sumo Logic management and representatives of each of Wilson Sonsini and Morgan Stanley in attendance. The representatives of Wilson Sonsini discussed with the members of the Corporate Governance Committee their fiduciary duties. The representatives of Morgan Stanley provided an update on the status of discussions with potential strategic and financial sponsor acquirors and the relative level of acquisition interest that each was then displaying. It was noted that Strategic 1 continued to seek highly confidential and competitively sensitive due diligence information. The representatives of Morgan Stanley reviewed the terms of the January proposal and the Sponsor D proposal from a financial point of view. The Corporate Governance Committee discussed the current status of the strategic review process. The Corporate Governance Committee also discussed Sumo Logic’s prospects as an independent public company. The Corporate Governance Committee determined to recommend to the Sumo Logic Board that (1) Morgan Stanley request that each of Francisco Partners and Sponsor D submit revised proposals to acquire Sumo Logic no later than February 3, 2023; (2) Morgan Stanley inform Francisco Partners that the Sumo Logic Board was seeking a purchase price per share in the teens, or as close to that as possible; and (3) Sumo Logic provide Strategic 1 with a targeted subset of its requested due diligence information in the hopes of positioning Strategic 1 to make an acquisition proposal. Discussion ensued as to whether to pursue discussions with any of the parties that had made unsolicited requests to engage in acquisition discussions with Sumo Logic. It was the consensus of the Corporate Governance Committee that, given their respective abilities to consummate a transaction as well as the advanced nature of the strategic review process, Morgan Stanley should contact each of Sponsor J, Sponsor K, Sponsor L and Strategic 3 to better understand each party’s interest in pursuing an acquisition of Sumo Logic on an accelerated timeline. The Corporate Governance Committee determined not to engage further with Sponsor A, Sponsor B or Sponsor C at that time given the number of other potential acquirors already in the process, the robustness of the interest displayed by those potential acquirors, and the belief of the Corporate Governance Committee that none of Sponsor A, Sponsor B or Sponsor C was likely to have the capability to finance and consummate an acquisition of Sumo Logic.
Later on January 26, 2023, representatives of a potential strategic acquiror (which we refer to as “Strategic 4”) contacted representatives of Morgan Stanley concerning Strategic 4’s interest in pursuing an acquisition of Sumo Logic. The representatives of Morgan Stanley responded that they would inform the Sumo Logic Board of the conversation.
On January 27, 2023, the Sumo Logic Board met, with members of Sumo Logic management and representatives of each of Wilson Sonsini and Morgan Stanley in attendance. The representatives of Morgan Stanley provided an update on the status of discussions with potential strategic and financial sponsor acquirors and the relative level of acquisition interest that each was then displaying. The representatives of Morgan Stanley reviewed the terms of the January proposal and the Sponsor D proposal from a financial point of view. The members of the Corporate Governance Committee provided their recommendation on next steps to the Sumo Logic Board. The Sumo Logic Board reviewed the results of the strategic review process, and, in the light of that process nearing a conclusion, discussed whether outreach to additional potential strategic or financial sponsor acquirors was warranted. After discussion, the Sumo Logic Board agreed with the recommendations of the Corporate Governance Committee. However, after considering the remaining parties still engaged in discussions with Sumo Logic, the Sumo Logic Board authorized Morgan Stanley to contact (1) each of Sponsor A and Strategic 4 regarding their interest in pursuing an acquisition of Sumo Logic on an accelerated basis; and (2) two additional potential strategic acquirors (which are referred to as “Strategic 5” and “Strategic 6”) regarding their interest in pursuing an acquisition of Sumo Logic. Strategic 5 and Strategic 6 had been identified by Morgan Stanley as parties that may be interested in pursuing an acquisition but had not been contacted given a perceived lower level of acquisition interest and concerns about revealing Sumo Logic’s confidential information to competitors.
In the days following the January 27, 2023, meeting of the Sumo Logic Board, Sumo Logic management or representatives of Morgan Stanley had the conversations authorized by the Sumo Logic Board. In response, (1) Sponsor J, Sponsor L, Strategic 3 and Strategic 5 declined to pursue discussions regarding an acquisition of Sumo Logic; (2) Sponsor K and Strategic 4 expressed preliminary interest in pursuing acquisition discussions; (3) Sponsor

A continued to express preliminary interest in pursuing acquisition discussions and expressed a theoretical ability to potentially offer a price of approximately $13.00 in cash per share of Sumo Logic common stock; and (4) Strategic 6 stated that it was unlikely that it would pursue an acquisition but required additional time to consider the opportunity before confirming.
On January 31, 2023, the Corporate Governance Committee met, with members of Sumo Logic management and representatives of each of Wilson Sonsini and Morgan Stanley in attendance. The representatives of Wilson Sonsini discussed with the members of the Corporate Governance Committee their fiduciary duties. The representatives of Morgan Stanley provided an update on the status of discussions with potential strategic and financial sponsor acquirors and the relative level of acquisition interest that each was then displaying. It was noted that after receiving a subset of its requested due diligence information, Strategic 1 continued to request highly confidential diligence information as a condition to submitting an acquisition proposal. It was the consensus of the Corporate Governance Committee that Strategic 1 should be informed that it should provide a targeted list of the minimum due diligence information that it required to make a preliminary acquisition proposal, and that Sumo Logic would evaluate that list. Morgan Stanley was instructed to inform Strategic 1 of this decision. The representatives of Wilson Sonsini reviewed the key terms of a proposed merger agreement that would be provided to potential acquirors. The Corporate Governance Committee authorized providing the draft merger agreement to Francisco Partners and Sponsor D, with instructions that such parties return a revised draft of the merger agreement with their acquisition proposals on or prior to February 3, 2023. In view of the interest expressed by Sponsor A, the Corporate Governance Committee also authorized providing Sponsor A with the draft merger agreement, but only if Sponsor A expressed an ability to pursue an acquisition of Sumo Logic on an accelerated basis.
Later on January 31, 2023, Strategic 1 provided a list of the minimum due diligence information that it required to make a preliminary acquisition proposal, which list continued to request a significant amount of Sumo Logic’s highly confidential and competitively sensitive information.
Later on January 31, 2023, Morgan Stanley distributed the draft merger agreement to Francisco Partners and Sponsor D.
Still later on January 31, 2023, Sponsor A entered into a confidentiality agreement with Sumo Logic, which included a customary “standstill” restriction on Sponsor A’s ability to make public proposals to acquire Sumo Logic. However, (1) all such restrictions terminated upon the announcement of the signing of the merger agreement; and (2) there were no restrictions on Sponsor A’s ability to make private proposals to acquire Sumo Logic. Sponsor A was subsequently granted access to the dataroom containing financial and business information with respect to Sumo Logic, and informed representatives of Morgan Stanley that Sponsor A required 30 to 45 days to complete its due diligence.
On February 2, 2023, representatives of each of Francisco Partners and Sponsor D met separately with members of Sumo Logic management and representatives of Morgan Stanley to discuss Sumo Logic’s anticipated business and financial results for the fourth quarter of its 2023 fiscal year.
Also on February 2, 2023, representatives of Morgan Stanley met with representatives of Strategic 1. Consistent with Corporate Governance Committee’s instruction, the representatives of Morgan Stanley explained Sumo Logic’s concerns with sharing Sumo Logic’s highly confidential and competitively sensitive information without first receiving a tangible indication from Strategic 1 that it was serious about acquiring Sumo Logic.
On February 3, 2023, Sponsor D informed representatives of Morgan Stanley that it was withdrawing its acquisition proposal and no longer pursuing an acquisition of Sumo Logic. Among the reasons cited was uncertainty surrounding investor reaction to Sumo Logic’s results for the fourth quarter of its 2023 fiscal year and the effect of such results on Sumo Logic’s expected financial guidance for the first quarter and full 2024 fiscal year.
Also on February 3, 2023, Francisco Partners provided Sumo Logic with a non-binding proposal to acquire Sumo Logic for $12.00 in cash per share of Sumo Logic common stock (which proposal is referred to as the “February proposal”). With the February proposal, Francisco Partners provided a revised draft of the merger agreement and a draft of the equity commitment letter. The February proposal noted that Francisco Partners was prepared to sign a definitive merger agreement and announce an acquisition of Sumo Logic within 48 hours.
On February 5, 2023, the Corporate Governance Committee met, with members of Sumo Logic management and representatives of each of Wilson Sonsini and Morgan Stanley in attendance. The representatives of Morgan Stanley reviewed the terms of the February proposal from a financial point of view. The representatives of Wilson Sonsini reviewed the key terms of the revised merger agreement from Francisco Partners. The Corporate Governance

Committee discussed the advanced nature of acquisition discussions with Francisco Partners in relation to (1) Sponsor D and its decision to withdraw its acquisition proposal; (2) Strategic 1’s continued insistence on receiving highly confidential due diligence information as a condition to making a preliminary acquisition proposal; (3) Strategic 4 and Sponsor K, each of which had stated an intent to enter into a confidentiality agreement with Sumo Logic but had not done so at that time; (4) Sponsor A, which had stated that it required 30 to 45 days to complete due diligence and had not provided any assurances concerning its ability to consummate an acquisition of Sumo Logic; and (5) Strategic 6, whose status remained uncertain. Given (1) the significant time that would likely be required for any of Strategic 1, Strategic 4, Strategic 6, Sponsor A or Sponsor K to submit an acquisition proposal (if they submitted a proposal at all) and the potential risk of losing the favorable opportunity with Francisco Partners if Sumo Logic sought to continue to pursue discussions with these other third parties; (2) Sponsor D’s decision to cease acquisition discussions following its review of Sumo Logic’s earnings results (which results had not yet been provided to any of Strategic 1, Strategic 4, Strategic 6, Sponsor A or Sponsor K); and (3) the ability of any interested party to pursue an acquisition of Sumo Logic after entry into the merger agreement (so long as such acquisition met certain objective standards), it was the consensus of the Corporate Governance Committee that pursuing the February proposal was in the best interests of Sumo Logic and the Sumo Logic stockholders. The Corporate Governance Committee instructed Morgan Stanley to inform Francisco Partners that the Sumo Logic Board was likely to be supportive of the February proposal but expected the acquisition price to (1) represent a premium to Sumo Logic’s closing stock price on the trading day prior to announcement of a transaction; and (2) be no less than $12.00 in cash per share of Sumo Logic common stock. The Corporate Governance Committee also instructed Wilson Sonsini to negotiate the remaining terms of the merger agreement and the equity commitment letter with the goal of signing the merger agreement as soon as possible. Following the meeting, Morgan Stanley informed Francisco Partners of the decisions of the Corporate Governance Committee.
From February 5, 2023, until February 9, 2023, members of Sumo Logic management and representatives of Wilson Sonsini, and representatives of each of Francisco Partners and Kirkland & Ellis LLP, legal counsel to Francisco Partners (which we refer to as “Kirkland & Ellis”), met regularly to negotiate the terms of the merger agreement and the equity commitment letter. The principal areas of negotiation in the merger agreement included (1) the circumstances in which the Sumo Logic Board could change its recommendation to its stockholders or negotiate or accept an alternative acquisition transaction; (2) the definition of “material adverse effect”; (3) the conditions to each party’s obligation to consummate the merger; (4) the nature of each party’s right to terminate the merger agreement; (5) the nature and scope of the interim operating covenants applicable to Sumo Logic during the period prior to the closing of the merger; (6) the size of the termination fee payable by Sumo Logic in certain circumstances; and (7) the cap on any damages available to Sumo Logic in the event that Sumo Logic terminated the merger agreement because of Parent and Merger Sub’s failure to consummate the merger on the terms set forth in the merger agreement. The representatives of Wilson Sonsini and Kirkland & Ellis also negotiated the terms of the voting agreements.
On February 6, 2023, the Sumo Logic Board met, with members of Sumo Logic management and representatives of each of Wilson Sonsini and Morgan Stanley in attendance. The representatives of Wilson Sonsini discussed with the members of the Sumo Logic Board their fiduciary duties. The decisions of the Corporate Governance Committee were reviewed, along with the terms of the February proposal (including the terms of the revised merger agreement and equity commitment letter provided by Francisco Partners). The Sumo Logic Board reviewed Morgan Stanley’s customary relationship disclosures, which included disclosures with respect to Francisco Partners as well as Sumo Logic (including the fact that in the past two-and-a-half years, Morgan Stanley and its affiliates had received aggregate fees of approximately $5 to $10 million for financing services provided to Sumo Logic). The Sumo Logic Board determined that no potential or actual conflicts would affect the ability of Morgan Stanley to fulfill its responsibilities as financial advisor to Sumo Logic.
On February 8, 2023, the Corporate Governance Committee met, with members of Sumo Logic management and representatives of each of Wilson Sonsini and Morgan Stanley in attendance. The open points in the merger agreement were discussed.
Later on February 8, 2023, The Wall Street Journal published an article stating that Sumo Logic was nearing a deal to be acquired by Francisco Partners at a price of $12.00 to $13.00 per share.
Still later on February 8, 2023, and following the close of trading on Nasdaq, representatives of Morgan Stanley met with representatives of Francisco Partners. The representatives of Francisco Partners informed Morgan Stanley that

Francisco Partners would not pay a premium to the closing price of Sumo Logic common stock on February 8, 2023 (which price was $12.18 per share). However, Francisco Partners did increase the value of its proposal to $12.05 in cash per share of Sumo Logic common stock (which proposal is referred to as the “final proposal”).
Still later on February 8, 2023, the Sumo Logic Board met, with members of Sumo Logic management and representatives of each of Wilson Sonsini and Morgan Stanley in attendance. The representatives of Wilson Sonsini discussed with the members of the Sumo Logic Board their fiduciary duties. The representatives of Morgan Stanley reviewed the terms of the final proposal from a financial point of view. The representatives of Morgan Stanley confirmed that there were no changes to the customary relationship disclosures with Francisco Partners previously provided to the Sumo Logic Board. The representatives of Wilson Sonsini discussed the key terms of the merger agreement and the equity commitment letter. It was the consensus of the Sumo Logic Board to accept the final proposal. The Sumo Logic Board instructed the representatives of each of Wilson Sonsini and Morgan Stanley to position Sumo Logic to be able to sign the merger agreement prior to the start of trading on Nasdaq on February 9, 2023.
Following the meeting of the Sumo Logic Board on February 8, 2023, members of Sumo Logic management and representatives of Wilson Sonsini, and representatives of each of Francisco Partners and Kirkland & Ellis, finalized the negotiations of the merger agreement, the equity commitment letter and the voting agreements.
Early on February 9, 2023, the Sumo Logic Board met, with members of Sumo Logic management and representatives of each of Wilson Sonsini and Morgan Stanley in attendance. The representatives of Wilson Sonsini discussed with the members of the Sumo Logic Board their fiduciary duties. The representatives of Morgan Stanley reviewed Morgan Stanley’s financial analyses of the final proposal. Morgan Stanley then rendered its oral opinion, subsequently confirmed in writing, that, as of February 9, 2023, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in the written opinion, the per share consideration of $12.05 in cash to be received by the holders of shares of Sumo Logic common stock (other than as specified in the merger agreement) pursuant to the merger agreement was fair from a financial point of view to such holders of shares of Sumo Logic common stock, as more fully described in the section of this proxy statement captioned “—Opinion of Morgan Stanley & Co. LLC” and the full text of the opinion is attached as Annex B to this proxy statement. The Sumo Logic Board considered that the per share price constitutes a premium of approximately 57 percent to Sumo Logic’s unaffected closing stock price on January 20, 2023, the last full trading day prior to media reports regarding a possible acquisition of Sumo Logic. The Sumo Logic Board, after considering the factors more fully described in the section of this proxy statement captioned “—Recommendation of the Sumo Logic Board and Reasons for the Merger,” (1) determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement were fair to, advisable and in the best interests of Sumo Logic and its stockholders; and (2) adopted and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement. Sumo Logic, Parent and Merger Sub subsequently signed the merger agreement.
Early on February 9, 2023, before the opening of trading on Nasdaq, Sumo Logic and Francisco Partners publicly disclosed the signing of the merger agreement.
Following the signing of the merger agreement, it was discovered that for fiscal years 2024 through 2027 the calculation of EBIT in the Projections included depreciation expense but inadvertently excluded the expense for the amortization of intangible assets. As a result, adding both depreciation and amortization of intangible assets to EBIT when calculating EBITDA in the Projections for the same period resulted in an additional add-back of amortization of intangible assets and an overstatement of the calculated EBITDA. On March 24, 2023, the Sumo Logic Board met, with members of Sumo Logic management and representatives of each of Wilson Sonsini and Morgan Stanley in attendance. At the meeting, Sumo Logic’s management summarized the corrections required to the Projections to adjust for the additional add-back of amortization of intangible assets in the Projections. The representatives of Morgan Stanley noted that, of the financial analyses performed by Morgan Stanley in rendering its opinion to the Sumo Logic Board on February 9, 2023, as described in the section of this proxy statement captioned “—Opinion of Morgan Stanley & Co. LLC,” only its discounted cash flow analysis was impacted by this matter. The Morgan Stanley representatives then reviewed with the Sumo Logic Board the results of its discounted cash flow analysis based on the corrected Projections, including that the range of estimated implied value per share of Sumo Logic common stock, as described more fully in the section of this proxy statement captioned “—Opinion of Morgan Stanley & Co. LLC,” would have been $8.60 – $12.45, rather than the stated $8.86 – $12.72. Following such review, the representatives of Morgan Stanley confirmed to the Sumo Logic Board that the corrected Projections would not have changed the conclusion set forth in its opinion as of the date it was delivered as of February 9, 2023. The Sumo Logic Board considered the matter and determined that the adjustments to the Projections to correct for the additional add-back of amortization of intangible assets would not have changed the Sumo Logic Board’s decision to approve the merger agreement or its recommendation to the Sumo Logic stockholders to adopt the merger agreement.
Recommendation of the Sumo Logic Board and Reasons for the Merger
Recommendation of the Sumo Logic Board
On February 9, 2023, the Sumo Logic Board unanimously: (1) determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to and in the best interests of Sumo Logic and its stockholders; (2) approved the execution and delivery of the merger agreement by Sumo Logic, the performance by Sumo Logic of its covenants and other obligations thereunder, and the consummation of the merger upon the terms and subject to the conditions set forth therein; (3) recommended that the stockholders of Sumo Logic adopt the merger agreement and approve the transactions contemplated thereby; and (4) directed that the adoption of the merger agreement be submitted for consideration by the stockholders of Sumo Logic at a meeting thereof.
The Sumo Logic Board unanimously recommends that you vote: (1) “FOR” the adoption of the merger agreement and approval of the merger; (2) “FOR” the compensation that will or may become payable by Sumo Logic to its named executive officers in connection with the merger; and (3) “FOR” the adjournment of the special meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
Reasons for the Merger
In evaluating the merger agreement and the merger, the Sumo Logic Board consulted with Sumo Logic management, as well as representatives of each of Wilson Sonsini and Morgan Stanley. In recommending that Sumo Logic stockholders vote “FOR” the adoption of the merger agreement and approval of the merger, the Sumo Logic Board considered and analyzed a number of factors, including the following (which factors are not necessarily presented in order of relative importance). Based on these consultations, considerations and analyses, and the factors discussed below, the Sumo Logic Board concluded that entering into the merger agreement was advisable, fair to and in the best interests of Sumo Logic and Sumo Logic’s stockholders.
The Sumo Logic Board believed that the following material factors and benefits supported its determination and recommendation:
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Business, Financial Condition, Prospects and Execution Risks. The Sumo Logic Board considered the current and historical financial condition, results of operations, business and competitive positioning of Sumo Logic, as well as Sumo Logic’s prospects and risks if it were to remain an independent company. In particular, the Sumo Logic Board considered Sumo Logic management’s then-current business plan, including the Projections. Additional information about the preparation and substance of the Projections is contained in the section of this proxy statement captioned “Projections.” The Sumo Logic Board considered this plan and the potential opportunities that it presented against, among other things, various execution and other risks to achieving management’s business plan, including (1) the likelihood that Sumo Logic management’s business plan could be achieved in the face of operational and execution risks in the short and long term; (2) the impact of market, customer and competitive trends on Sumo Logic; and (3) market volatility and the general risks related to market conditions that could reduce the price of Sumo Logic common stock. Among the potential risks identified by the Sumo Logic Board were:

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Sumo Logic’s competitive positioning and prospects as an independent company. Included among these risks were consideration of (1) Sumo Logic’s size, as well as its financial resources, relative to those of its competitors; (2) new and evolving competitive threats; (3) challenges to acquiring new customers or retaining Sumo Logic’s existing customers, including challenges to increasing the productivity and capacity of Sumo Logic’s sales force; and (4) other factors affecting the revenues, operating costs and profitability of companies in Sumo Logic’s industry generally and other risk factors described in Sumo Logic’s other filings with the SEC, as listed in the section of this proxy statement captioned “Where You Can Find More Information.”

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Recent market volatility and the current and prospective business environment in which Sumo Logic operates, including evolving macroeconomic headwinds facing Sumo Logic and its industry more generally and the impact of changed economic circumstances on key customer segments, and the likely effect of these factors on Sumo Logic and the execution of Sumo Logic's plans as an independent public company.

○	Sumo Logic’s history of losses, and the challenges to achieving profitability in the near term, along with evolving investor expectations regarding profitability at technology companies.
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Sumo Logic’s financial results for the fourth quarter of its 2023 fiscal year, which were below the company’s internal forecast and analyst’s estimates of Sumo Logic’s financial performance on new annual recurring revenue for that period.

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The challenges of making investments to achieve long-term growth prospects for a publicly traded company, which is subject to scrutiny based on its quarterly performance. The Sumo Logic Board was aware that the price of Sumo Logic common stock could be negatively impacted if Sumo Logic failed to meet investor expectations, including if Sumo Logic failed to meet its growth or profitability objectives.

○	The historical market prices, volatility and trading information with respect to shares of Sumo Logic common stock.
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Results of Strategic Review Process. The merger was the result of a comprehensive strategic review process overseen by the Corporate Governance Committee. The Sumo Logic Board considered that, at Sumo Logic’s direction, representatives of Morgan Stanley, together with representatives of Sumo Logic management and the Sumo Logic Board, contacted 8 potential strategic acquirors and 15 financial sponsors (including Francisco Partners) concerning their interest in an acquisition of Sumo Logic. The Sumo Logic Board considered the nature of the engagement by each of these potential acquirors, and that, of these potential acquirors, only Francisco Partners made a proposal for an acquisition of Sumo Logic that was capable of being accepted. The Board was also aware of the public speculation since January 23, 2023, that Sumo Logic was pursuing a sale and noted that, following such speculation, none of the potential acquirors that contacted Sumo Logic about pursuing an acquisition made a proposal to acquire Sumo Logic. The Sumo Logic Board also considered the potential risk of losing the favorable opportunity with Francisco Partners in the event it sought to continue to pursue discussions with other third parties and the potential negative effect that a further extended process might have on Sumo Logic’s business.

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Cash Consideration and Certainty of Value. The consideration to be received by Sumo Logic stockholders in the merger consists entirely of cash, which provides certainty of value measured against the ongoing business and financial execution risks of management’s business plan. The receipt of cash consideration eliminates uncertainty and risk for Sumo Logic stockholders related to the continued execution of Sumo Logic’s business.

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Best Value Reasonably Obtainable. The belief of the Sumo Logic Board that the per share price represents the best value reasonably obtainable for the shares of Sumo Logic common stock, taking into account the Sumo Logic Board’s familiarity with the business, operations, prospects, business strategy, assets, liabilities and general financial condition of Sumo Logic on a historical and prospective basis. In addition, the Sumo Logic Board believed that, measured against Sumo Logic’s longer-term execution risks, the per share price reflects a fair and favorable price for the shares of Sumo Logic common stock. The Sumo Logic Board also considered that the per share price constitutes a premium of approximately 57 percent to Sumo Logic’s unaffected closing stock price on January 20, 2023, the last full trading day prior to media reports regarding a possible acquisition of Sumo Logic.

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Potential Strategic Alternatives. The assessment of the Sumo Logic Board that none of the possible alternatives to the merger (including the possibility of continuing to operate Sumo Logic as an independent public company or pursuing a different transaction, and the desirability and perceived risks of those alternatives, as well as the potential benefits and risks to Sumo Logic’s stockholders of those alternatives and the timing and likelihood of effecting such alternatives) was reasonably likely to present superior opportunities for Sumo Logic to create greater value for Sumo Logic stockholders, taking into account execution risks as well as business, competitive, financial, industry, legal, market and regulatory risks.

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Fairness Opinion of Morgan Stanley. The oral opinion of Morgan Stanley, subsequently confirmed in writing, that, as of February 9, 2023, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in the written opinion, the per share consideration of $12.05 in cash to be received by the holders of shares of Sumo Logic common stock (other than as specified in the merger agreement) pursuant to the merger agreement was fair from a financial point of view to such holders of shares of Sumo Logic common stock. The opinion is more fully described in the section of this proxy statement captioned “—Opinion of Morgan Stanley & Co. LLC” and the full text of the opinion is attached as Annex B to this proxy statement.
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Negotiations with Parent and Terms of the Merger Agreement. The terms of the merger agreement, which was the product of arms’-length negotiations, and the belief of the Sumo Logic Board that the merger agreement contained terms that provided Sumo Logic with a high level of closing certainty. The factors considered included:

○	Sumo Logic’s ability, under certain circumstances, to furnish information to, and conduct negotiations with, third parties regarding alternative acquisition proposals.
○	The Sumo Logic Board’s belief that the terms of the merger agreement would be unlikely to deter third parties from making a superior proposal.
○	The Sumo Logic Board’s ability, under certain circumstances, to withdraw or modify its recommendation that Sumo Logic stockholders vote in favor of the adoption of the merger agreement.
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Sumo Logic’s ability, under certain circumstances, to terminate the merger agreement to enter into an alternative acquisition agreement. In that regard, the Sumo Logic Board believed that the termination fee payable by Sumo Logic in such instance was reasonable, consistent with or below similar fees payable in comparable transactions, and not preclusive of other offers.

○	The limited conditions to Parent’s obligation to consummate the merger, making the merger reasonably likely to be consummated.
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Sumo Logic’s ability, under circumstances specified in the merger agreement and the equity commitment letter, to specifically enforce Parent’s obligation to cause the equity financing to be funded as contemplated by the merger agreement and the equity commitment letter.

○	The commitment of the Guarantors to be obligated to fund the entire purchase price in the acquisition pursuant to the terms of the equity commitment letter.
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Reasonable Likelihood of Consummation. The belief of the Sumo Logic Board that an acquisition by Parent has a reasonable likelihood of closing, including the Sumo Logic Board’s belief that there was a reasonable likelihood that the regulatory approvals required to consummate the merger would be obtained.

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Business Reputation of Francisco Partners. The Sumo Logic Board believed that the business reputation and financial resources of Francisco Partners were factors that supported the conclusion that a transaction with Parent (which is owned by Francisco Partners) could be completed quickly and in an orderly manner, and had a substantial likelihood of being consummated successfully.

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Appraisal Rights. The appraisal rights in connection with the merger available to Sumo Logic stockholders (including beneficial owners of shares of Sumo Logic common stock) who timely and properly exercise such appraisal rights under the DGCL if certain conditions are met.

The Sumo Logic Board also considered a number of uncertainties and risks and other potentially negative factors related to its recommendation, including the following:
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No Stockholder Participation in Future Growth or Earnings. The nature of the merger as a cash transaction means that Sumo Logic stockholders will not participate in Sumo Logic’s future earnings or growth and will not benefit from any appreciation in value of the surviving corporation following the merger, whether as an independent company or in combination with other Francisco Partners portfolio companies or assets. The Sumo Logic Board also considered the other potential alternative strategies available to Sumo Logic as an independent company, which, despite significant uncertainty, had the potential to result in a more successful and valuable company.

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No Ability to Solicit an Alternative Transaction. The restrictions in the merger agreement on Sumo Logic’s ability to solicit competing proposals from the date of the merger agreement (subject to certain exceptions to allow the Sumo Logic Board to exercise its fiduciary duties and to accept a superior proposal, and then only upon the payment of the termination fee described below).

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Termination Fee Payable by Sumo Logic. The requirement that Sumo Logic pay Parent a termination fee of $52.0 million under certain circumstances following termination of the merger agreement, including if the Sumo Logic Board terminates the merger agreement to accept a superior proposal. The Sumo Logic Board considered the potentially dampening effect that this termination fee could have on a third party’s interest in making a proposal to acquire Sumo Logic.

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Risk Associated with Failure to Consummate the Merger. The possibility that the merger might not be consummated, and if it is not consummated, that: (1) Sumo Logic’s directors, senior management and other employees will have expended extensive time and effort and will have experienced significant distractions from their work on behalf of Sumo Logic during the pendency of the merger; (2) Sumo Logic will have incurred significant transaction and other costs; (3) Sumo Logic’s continuing business relationships with customers, business partners and employees may be adversely affected; (4) the trading price of Sumo Logic common stock could be adversely affected; (5) the other contractual and legal remedies available to Sumo Logic in the event of the termination of the merger agreement may be insufficient, costly to pursue or both; and (6) the failure of the merger to be consummated could result in an adverse perception among Sumo Logic’s current and prospective customers, employees and investors, which could cause an adverse impact on Sumo Logic’s operating results.

•	Parent Liability Limitation. The fact that Parent’s liabilities for monetary damages payable for breaches under the merger agreement, or equity commitment letter are limited to $104.0 million.
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Impact of Interim Restrictions on Sumo Logic’s Business Pending the Completion of the Merger. The restrictions on Sumo Logic’s conduct of its business prior to the consummation of the merger, which may delay or prevent Sumo Logic from undertaking strategic initiatives before the completion of the merger that, absent the merger agreement, Sumo Logic might have pursued.

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Effects of the Merger Announcement. The effects of the public announcement of the merger, including the: (1) effects on Sumo Logic’s employees, customers, operating results and stock price; (2) impact on Sumo Logic’s ability to attract and retain management, sales and marketing and technical personnel; and (3) potential for litigation in connection with the merger.

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Taxable Consideration. The receipt of cash in exchange for shares of Sumo Logic common stock in the merger will be a taxable transaction for U.S. federal income tax purposes for many Sumo Logic stockholders.

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Interests of Sumo Logic’s Directors and Executive Officers. Interests that Sumo Logic’s directors and executive officers may have in the merger, which may be different from, or in addition to, those of Sumo Logic other stockholders.

This discussion is not meant to be exhaustive. Rather, it summarizes the material reasons and factors evaluated by the Sumo Logic Board in its consideration of the merger. After considering these and other factors, the Sumo Logic Board concluded that the potential benefits of entering into the merger agreement outweighed the uncertainties and risks. In light of the variety of factors considered by the Sumo Logic Board and the complexity of these factors, the Sumo Logic Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the foregoing factors in reaching its determination and recommendations. Moreover, each member of the Sumo Logic Board applied his or her own personal business judgment to the process and may have assigned different relative weights to the different factors. The Sumo Logic Board adopted and approved the merger agreement and the merger, and recommended that Sumo Logic stockholders adopt the merger agreement, based upon the totality of the information presented to, and considered by, the Sumo Logic Board. The explanation of the factors and reasoning set forth above may contain forward-looking statements, which should be read in conjunction with the section of this proxy statement captioned “Forward-Looking Statements.”
Opinion of Morgan Stanley & Co. LLC
Sumo Logic retained Morgan Stanley to provide it with financial advisory services and an opinion in connection with the possible sale of Sumo Logic. The Sumo Logic Board selected Morgan Stanley to act as Sumo Logic’s financial advisor based on Morgan Stanley’s qualifications, extensive expertise and international reputation, its knowledge of and involvement in recent transactions in Sumo Logic’s industry, and its knowledge of Sumo Logic’s business and affairs given Morgan Stanley’s role as an underwriter in Sumo Logic’s initial public offering. At the meeting of the Sumo Logic Board on February 9, 2023, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing, that, as of February 9, 2023, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in the written opinion, the per share price of $12.05 in cash to be received by the holders of shares of Sumo Logic common stock (other than as specified in the merger agreement) pursuant to the merger agreement was fair from a financial point of view to such holders of shares of Sumo Logic common stock.
The full text of the written opinion of Morgan Stanley, dated as of February 9, 2023, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion, is attached to this proxy statement as Annex B and incorporated by reference in this proxy statement in its entirety. The summary of the opinion of Morgan Stanley in this proxy statement is qualified in its entirety by reference to the full text of the opinion. You are encouraged to read Morgan Stanley’s opinion carefully and in its entirety. Morgan Stanley’s opinion was directed to the Sumo Logic Board, in its capacity as such, and addresses only the fairness from a financial point of view of the per share price of $12.05 in cash to be received by the holders of shares of Sumo Logic common stock (other than as specified in the merger agreement) pursuant to the merger agreement as of the date of the opinion and does not address the relative merits of the merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available. It was not intended to, and does not, constitute an opinion or a recommendation as to how our stockholders should vote at the special meeting.
In connection with rendering its opinion, Morgan Stanley, among other things:
•	reviewed certain publicly available financial statements and other business and financial information of Sumo Logic;
•	reviewed certain internal financial statements and other financial and operating data concerning Sumo Logic;
•
reviewed certain financial projections prepared by Sumo Logic management and certain extrapolations prepared by Morgan Stanley with guidance from Sumo Logic management (which were reviewed and approved by Sumo Logic management for Morgan Stanley’s use) (which we refer to collectively as the “Projections” for the purposes of this section; see also the section of this proxy statement captioned “—Projections”);

•	discussed the past and current operations and financial condition and the prospects of Sumo Logic with senior executives of Sumo Logic;
•	reviewed the reported prices and trading activity for Sumo Logic common stock;
•
compared the financial performance of Sumo Logic and the prices and trading activity of Sumo Logic common stock with that of certain other publicly traded companies comparable with Sumo Logic and their securities;

•	reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;
•	participated in certain discussions and negotiations among representatives of Sumo Logic and Parent and their financial and legal advisors;
•
reviewed a substantially final draft of the merger agreement, dated February 9, 2023, the draft equity commitment letter, substantially in the form of the draft dated February 9, 2023, and certain related documents; and

•	performed such other analyses, reviewed such other information and considered such other factors as Morgan Stanley deemed appropriate.
In arriving at its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to Morgan Stanley by Sumo Logic and formed a substantial basis for its opinion. With respect to the Projections,

Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of Sumo Logic management of the future financial performance of Sumo Logic. Morgan Stanley expressed no view as to the Projections or the assumptions on which they were based. In addition, Morgan Stanley assumed that the merger will be consummated in accordance with the terms set forth in the merger agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that Parent will obtain financing in accordance with the terms set forth in the equity commitment letter, and that the definitive merger agreement and equity commitment letter would not differ in any material respect from the drafts thereof furnished to Morgan Stanley on February 9, 2023. Morgan Stanley assumed that, in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed merger. Morgan Stanley is not a legal, tax or regulatory advisor. Morgan Stanley is a financial advisor only and relied upon, without independent verification, the assessment of Sumo Logic and its legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. Morgan Stanley’s opinion does not address the relative merits of the merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available. Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of Sumo Logic’s officers, directors or employees, or any class of such persons, relative to the per share price of $12.05 in cash to be received by the holders of shares of Sumo Logic common stock (other than as specified in the merger agreement) in the merger. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Sumo Logic, nor was Morgan Stanley furnished with any such valuations or appraisals. Morgan Stanley’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, February 9, 2023. Events occurring after February 9, 2023 may affect Morgan Stanley’s opinion and the assumptions used in preparing it, and Morgan Stanley did not assume any obligation to update, revise or reaffirm its opinion.
Summary of Financial Analyses
The following is a summary of the material analyses performed by Morgan Stanley in connection with its oral opinion as of February 9, 2023, subsequently confirmed in writing as of such date, to the Sumo Logic Board. The following summary is not a complete description of Morgan Stanley’s opinion or the financial analyses performed and factors considered by Morgan Stanley in connection with its opinion, nor does the order of analyses described represent the relative importance or weight given to those analyses. Some of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. The analyses listed in the tables and described below must be considered as a whole; considering any portion of such analyses and the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Morgan Stanley’s opinion.
In performing the financial analyses summarized below and arriving at its opinion, Morgan Stanley utilized and was directed by the Sumo Logic Board to rely upon, among other matters, (1) the Projections and (2) the average of estimates by equity research analysts as of February 8, 2023 (which we refer to as the “street case”), which included extrapolations for calendar year 2025 prepared by Morgan Stanley that were reviewed and approved for Morgan Stanley’s use by Sumo Logic management). For the purposes of Morgan Stanley’s financial analyses presented to the Sumo Logic Board on February 9, 2023 and this section, the fiscal years as set forth in the Projections are represented as calendar years, with each calendar year representing the subsequent fiscal year, such that, for example, calendar year 2023 represents Sumo Logic’s fiscal year 2024. The Projections are more fully described below in the section of this proxy statement captioned “—Projections.” In accordance with direction from the Sumo Logic Board, Morgan Stanley utilized the Projections and street case in its financial analyses described below.
Public Trading Comparables Analysis
Morgan Stanley performed a public trading comparables analysis, which attempts to provide an implied value of a company by comparing it to similar companies that are publicly traded. Morgan Stanley reviewed and compared certain financial estimates for Sumo Logic with comparable publicly available consensus equity analyst research estimates for companies, selected based on Morgan Stanley’s professional judgment and experience, that share similar business characteristics and have certain comparable operating characteristics including, among other things, similarly sized revenue and/or revenue growth rates, market capitalizations, profitability, scale and/or other similar operating characteristics (these companies are referred to as the “comparable companies”). These companies were the following:
•	Alteryx Inc.
•	Confluent, Inc.
•	Datadog Inc.
•	Domo, Inc.
•	Dynatrace Inc.
•	Elastic NV
•	Everbridge, Inc.
•	Fastly, Inc.
•	Freshworks Inc.
•	GitLab Inc.
•	HashiCorp Inc.
•	JFrog Ltd.
•	New Relic Inc.
•	PagerDuty Inc.
•	Splunk Inc.
•	Zuora, Inc.
Morgan Stanley analyzed the ratio of aggregate value (which we refer to as “AV”) for each of the comparable companies utilizing publicly available financial information as of February 8, 2023 to estimated revenue for each of calendar years 2023 (which is referred to as “CY23”) and 2024 (which we refer to as “CY24”). Morgan Stanley referred to these ratios as AV/CY2023E Revenue and AV/CY2024E Revenue, respectively. For purposes of its analyses, Morgan Stanley defined “aggregate value” as a company’s fully diluted equity value plus total debt, less cash and cash equivalents.
Based on its analysis of the relevant metrics for each of the comparable companies and upon the application of its professional judgment and experience, Morgan Stanley selected representative ranges of AV/CY2023E Revenue of 2.0x – 4.5x and AV/CY2024E Revenue of 2.0x – 4.0x and applied these ranges to the estimated revenue for Sumo Logic for calendar years 2023 and 2024 based on each of the Projections and the street case.
Based on the outstanding shares of Sumo Logic common stock on a fully diluted basis, as provided by Sumo Logic management on February 3, 2023, and Sumo Logic’s net cash as of February 3, 2023 as provided by Sumo Logic management, Morgan Stanley calculated the estimated implied value per share of Sumo Logic common stock as follows:
Public Trading Multiples	Implied Value per Share Range of Sumo Logic Common Stock ($)
AV / CY2023E Revenue
street case	7.26 – 13.12
Projections	7.18 – 12.94
AV / CY2024E Revenue
street case	7.91 – 13.24
Projections	8.13 – 13.70

No company utilized in the public trading comparables analysis is identical to Sumo Logic. In evaluating the comparable companies, Morgan Stanley made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters, many of which are beyond Sumo Logic’s control. These include, among other things, the impact of competition on Sumo Logic’s business and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of Sumo Logic and the industry, and in the financial markets in general. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable company data.
Discounted Equity Value Analysis
Morgan Stanley performed a discounted equity value analysis, which is designed to provide insight into a theoretical estimate of the potential future equity value of a company’s common stock as a function of such company’s estimated future revenue and a range of trading multiples. The resulting estimated future implied equity value is subsequently discounted back to the present day to arrive at an illustrative estimate of the present value for the company’s theoretical future implied stock price. In connection with this analysis, Morgan Stanley calculated a range of implied present equity values per share of Sumo Logic common stock on a standalone basis for each of the Projections and the street case.
Morgan Stanley calculated ranges of implied equity values per share of Sumo Logic common stock as of February 8, 2023. To calculate the discounted equity value per share of Sumo Logic common stock, Morgan Stanley used calendar year 2025 estimated revenue based on each of the Projections and the street case. For each scenario, Morgan Stanley calculated the future-implied fully diluted equity value of Sumo Logic as of February 8, 2025 (1) with respect to the street case, by applying a representative range for the ratio of aggregate value to the estimated revenue for calendar year 2025 of 2.0x – 4.5x to Sumo Logic’s calendar year 2025 estimated revenue based on the street case; (2) with respect to the Projections, by applying a representative range for the ratio of aggregate value to estimated revenue for calendar year 2025 of 3.5x – 5.5x to Sumo Logic’s calendar year 2025 estimated revenue based the Projections and (3) in each case, adding Sumo Logic’s future net cash estimate (with such estimates provided by Sumo Logic management for the Projections and extrapolated for the street case (which extrapolations were reviewed and approved for Morgan Stanley’s use by Sumo Logic management)). In each case, Morgan Stanley then divided the future implied fully diluted equity value by estimated future diluted shares outstanding to calculate a future equity value per share. Morgan Stanley discounted the resulting future equity values per share to February 8, 2023 using a discount rate equal to Sumo Logic’s assumed cost of equity of 13.1 percent, which cost of equity was selected based on the application of Morgan Stanley’s professional judgment and experience. Based on these calculations, this analysis implied the following value ranges per share of Sumo Logic common stock:
Forecast Scenario	Implied Value per Share Range of Sumo Logic Common Stock ($)
street case	5.91 – 11.15
Projections	10.47 – 15.31
Discounted Cash Flow Analysis
Morgan Stanley performed a discounted cash flow analysis, which is designed to provide an implied value of a company by calculating the present value of the estimated future cash flows and terminal value of such company. Morgan Stanley calculated a range of fully diluted equity values per share for Sumo Logic common stock based on a discounted cash flow analysis to value Sumo Logic as a stand-alone public company. Morgan Stanley utilized estimates from the Projections for purposes of its discounted cash flow analysis, as more fully described below.
Morgan Stanley first calculated the estimated unlevered free cash flow, which is defined as earnings before interest, taxes, depreciation and amortization, (1) less stock-based compensation expense; (2) less taxes; (3) less capital expenditures; and (4) plus or minus changes in net working capital, for calendar years 2023 through 2032, which estimated unlevered free cash flows were reviewed and approved by Sumo Logic management for Morgan Stanley’s use. The free cash flows and terminal value were then discounted, using a mid-year convention, to present values as of January 31, 2023, at a discount rate ranging from 12.1 percent to 14.1 percent, which discount rates were selected upon the application of Morgan Stanley’s professional judgment and experience, to reflect an estimate of Sumo Logic’s weighted average cost of capital. The resulting aggregate value was then adjusted to add net cash as of February 3, 2023 and further adjusted to add the net present value of net operating losses as provided by Sumo Logic management.
Based on the outstanding shares of Sumo Logic common stock on a fully diluted basis as provided by Sumo Logic management on February 3, 2023, Morgan Stanley calculated the estimated implied value per share of Sumo Logic common stock as follows:
Forecast Scenario	Implied Value Per Share Range of Sumo Logic Common Stock ($)
Projections	8.86 –12.72
In mid-March 2023, subsequent to the rendering of its opinion to the Sumo Logic Board, Morgan Stanley determined and informed Sumo Logic management and the Sumo Logic Board that based on the adjustments to the Projections as described in the section of this proxy statement captioned “—Background of the Merger,” the range of estimated implied value per share of Sumo Logic common stock shown in the table immediately preceding this sentence would have been $8.60 – $12.45, rather than the stated $8.86 – $12.72.
Precedent Transactions Multiples Analysis
Morgan Stanley performed a precedent transactions multiples analysis, which is designed to imply a value of a company based on publicly available financial terms, by reviewing publicly available statistics for selected comparable transactions. Such comparable transactions were selected because they shared certain characteristics with the merger, most notably because they were similar software transactions. For each such transaction, Morgan Stanley noted the ratio of aggregate value of the transaction to each of the target company’s estimated revenue for the next 12-month period following the announcement date of the applicable transaction (which we refer to as “NTM Revenue”).
The following is the list of such reviewed transactions:
Selected Precedent Transactions (Target/Acquiror)	AV / NTM REVENUE
Carbon Black / VMware	8.0x
Cision / Platinum Equity	3.5x
Cloudera / CD&R - KKR	5.3x
Duck Creek Technologies / Vista Equity Partners	6.9x
Ellie Mae / Thoma Bravo	6.8x
Endurance International/ Clearlake CapitalGroup	2.7x
Forescout / Advent International, Crosspoint Capital	4.9x
ForgeRock, Inc. / Thoma Bravo	8.3x
Imprivata / Thoma Bravo	3.5x
inContact / NICE	3.5x
MobileIron / IvantiSoftware	4.1x
OPOWER / Oracle	3.3x
Pluralsight / Vista Equity	7.8x
QAD / Thoma Bravo	5.3x
Rosetta Stone /Cambium Learning	3.9x
Talend / Thoma Bravo	7.3x
UserTesting, Inc. / Thoma Bravo	5.3x
Xactly / Vista Equity	4.7x

Based on its analysis of the relevant metrics for each of the comparable transactions and upon the application of its professional judgment and experience, Morgan Stanley selected representative ranges for the ratio of aggregate value to the estimated NTM Revenue of 3.0x to 7.0x and applied these ranges to Sumo Logic’s estimated NTM Revenue as of February 8, 2023, based on the street case to calculate a range of implied equity values per share of Sumo Logic common stock. The results of the analysis were as follows:
Precedent Transaction	Implied Value per Share Range of Sumo Logic Common Stock ($)
street case	9.60 – 18.98
No company or transaction utilized in the precedent transactions analysis is identical to Sumo Logic or the merger. In evaluating the precedent transactions, Morgan Stanley made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters, many of which are beyond Sumo Logic’s control. These include, among other things, the impact of competition on Sumo Logic’s business and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of Sumo Logic and the industry, and in the financial markets in general, which could affect the public trading value of the companies and the aggregate value and fully diluted equity value of the transactions to which the merger is being compared. The fact that points in the range of implied present value per share of Sumo Logic derived from the valuation of precedent transactions were less than or greater than the per share price in connection with the merger is not necessarily dispositive in connection with Morgan Stanley’s analysis of the consideration for the merger, but is one of many factors Morgan Stanley considered.
Other Information
Morgan Stanley observed additional factors that were not considered as part of Morgan Stanley’s financial analysis with respect to its opinion, but which were noted as reference data for the Sumo Logic Board.
Illustrative Precedent Transaction Premiums
Morgan Stanley reviewed the premiums paid by acquirers in selected public company technology transactions occurring between 2011 and February 8, 2023, with aggregate values greater than $250 million. Morgan Stanley selected such public company technology transactions because of certain shared characteristics with the merger based on Morgan Stanley’s professional judgment and experience. For each transaction in the analyses, Morgan Stanley noted, where available: (1) the implied premium to the acquired company’s closing share price on the last trading day prior to announcement (or, as applicable, on the last trading day prior to the share price being affected by acquisition rumors or similar merger-related news); and (2) the implied premium to the acquired company’s 30-day average closing share price prior to announcement (or, as applicable, the last trading day prior to the share price being affected by acquisition rumors or similar merger-related news).
Morgan Stanley also reviewed the premiums paid by acquirers in such selected public company technology transactions since the beginning of 2022 as an indication of premiums paid on recent technology transactions. For each transaction in the analysis, Morgan Stanley noted, where available, the implied premium to the acquired company’s closing share price on the last trading day prior to announcement (or, as applicable, on the last trading day prior to the share price being affected by acquisition rumors or similar merger-related news).
Based on its analysis of the premia for such transactions and based upon the application of its professional judgment and experience, Morgan Stanley selected (1) a representative range of premia based on the selected transactions occurring between 2011 and February 8, 2023 and applied such range to Sumo Logic’s closing share price on January 20, 2023 (the last trading day prior to public rumors regarding a potential transaction); (2) a representative range of premia based on the selected transactions occurring between 2011 and February 8, 2023 and applied such range to Sumo Logic’s closing share price during the 30 trading days prior to and including January 20, 2023; and (3) a representative range of premia based on the selected transactions occurring since the beginning of 2022 and applied such range to Sumo Logic’s closing share price on January 20, 2023.

The following table summarizes such calculations:
Precedent Transaction Premium Scenario	Representative Premium Ranges	Implied Value per Share Range of Sumo Logic Common Stock ($)
Premia to 1-Day Unaffected Share Price	20% – 50%	9.20 – 11.51
Premia to 30-Day Average Unaffected Share Price	20% – 50%	9.51 – 11.89
Premia to 1-Day Unaffected Share Price (2022 Transaction Premia Range)	30% – 75%	9.97 – 13.42
Historical Trading Ranges
Morgan Stanley reviewed the historical trading range of Sumo Logic common stock for the 30-, 90- and 365-day periods ending on January 20, 2023. The ranges were as follows:
Historical Trading Periods	Historical Per Share Range of Sumo Logic Common Stock ($)
Last 30 Days ending on January 20, 2023	7.36 – 8.91
Last 90 Days ending on January 20, 2023	6.60 – 8.91
Last 365 Days ending on January 20, 2023	6.60 – 12.67
Equity Research Analysts’ Future Price Targets
Morgan Stanley reviewed publicly available equity research analysts’ share price targets for Sumo Logic common stock as of January 20, 2023. Morgan Stanley used the lowest and highest undiscounted price targets issued by those research analysts with publicly available price targets for shares of Sumo Logic, resulting in a range of $8.50 to $18.00 per share of Sumo Logic common stock, with a median of $10.00 per share.
Morgan Stanley then calculated the range of discounted price targets for Sumo Logic by discounting such targets for one year. Based on an estimated cost of equity of 13.1 percent for Sumo Logic, Morgan Stanley calculated a range of discounted price targets of $7.51 to $15.91 per share of Sumo Logic common stock, with a median of $8.84 per share.
The public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices for Sumo Logic common stock, and these estimates are subject to uncertainties, including the future financial performance of Sumo Logic and future financial market conditions.
General
In connection with the review of the merger by the Sumo Logic Board, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of an opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley’s view of the actual value of Sumo Logic.
In performing its analyses, Morgan Stanley made numerous judgments and assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters, many of which are beyond Sumo Logic’s control. These include, among other things, the impact of competition on Sumo Logic’s business and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of Sumo Logic and the industry, and in the financial markets in general. Any estimates contained in Morgan Stanley’s analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.
Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness from a financial point of view of the per share price of $12.05 in cash to be received by the holders of shares of Sumo Logic common stock (other than as specified in the merger agreement) pursuant to the merger agreement and in connection with the delivery of its opinion dated as of February 9, 2023, to the Sumo Logic Board. These analyses do not purport to be appraisals or reflect the prices at which shares of Sumo Logic common stock might actually trade.
The aggregate per share price to be received by the holders of shares of Sumo Logic common stock (other than as specified in the merger agreement) pursuant to the merger agreement was determined through arm’s-length negotiations between Sumo Logic and Francisco Partners and was approved by the Sumo Logic Board. Morgan Stanley provided financial advice to the Sumo Logic Board during these negotiations but did not, however, recommend any specific consideration to Sumo Logic or the Sumo Logic Board, nor did Morgan Stanley opine that any specific consideration constituted the only appropriate consideration for the merger. Morgan Stanley’s opinion did not address the relative merits of the merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available. Morgan Stanley’s opinion was not intended to, and does not, constitute an opinion or a recommendation as to how our stockholders should vote at the special meeting.
Morgan Stanley’s opinion and its presentation to the Sumo Logic Board were among the many factors taken into consideration by the Sumo Logic Board to recommend that the Sumo Logic Board approve and adopt the merger agreement. Consequently, the analyses as described above should not be viewed as determinative of the opinion of the Sumo Logic Board with respect to the consideration pursuant to the merger agreement or of whether the Sumo Logic Board would have been willing to agree to a different consideration. Morgan Stanley’s opinion was approved by a committee of Morgan Stanley investment banking and other professionals in accordance with Morgan Stanley’s customary practice.
The Sumo Logic Board retained Morgan Stanley based upon Morgan Stanley’s qualifications, experience and expertise. Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Its securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, and prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of their customers, in debt or equity securities or loans of Sumo Logic, Parent, Francisco Partners or its affiliates and their affiliated funds’ respective portfolio companies (which are referred to collectively herein as the “Francisco Partners Related Entities”) and their respective affiliates, or any other company, or any currency or commodity, that may be involved in the merger, or any related derivative instrument. In addition, Morgan Stanley, its affiliates, directors or officers, including individuals working with Sumo Logic in connection with the merger, may have committed and may commit in the future to invest in private equity funds managed by Francisco Partners, or the Francisco Partners Related Entities or in affiliates of Morgan Stanley that may hold direct equity and/or partnership interests in private equity funds managed by Francisco Partners or the Francisco Partners Related Entities.
Under the terms of its engagement letter, Morgan Stanley provided the Sumo Logic Board financial advisory services and an opinion, described in this section and attached to this proxy statement as Annex B, in connection with the merger, and Sumo Logic has agreed to pay Morgan Stanley a fee of approximately $29.0 million for its services, $6.0 million of which was earned following delivery of the opinion described in this section and attached to this proxy statement as Annex B and the remainder of which is contingent upon the consummation of the merger. Sumo Logic has also agreed to reimburse Morgan Stanley for its expenses, including fees of outside counsel and other professional advisors, incurred in connection with its engagement. In addition, Sumo Logic has agreed to indemnify Morgan Stanley and its affiliates, its and their respective officers, directors, employees and agents and each other person, if any, controlling Morgan Stanley or any of its affiliates against certain losses, claims, damages, liabilities and expenses related to, arising out of or in connection with Morgan Stanley’s engagement, including certain liabilities under the federal securities laws.
In the two years prior to the date of Morgan Stanley’s opinion, Morgan Stanley and its affiliates have not provided financial advisory or financing services to Sumo Logic and have not received any fees for such services from Sumo Logic. In the two years prior to the date of Morgan Stanley’s opinion, Morgan Stanley and its affiliates have provided financial advisory and financing services to Francisco Partners and certain of its majority-controlled affiliates and have received aggregate fees of less than approximately $1.0 million in connection with such services. Morgan Stanley may also seek to provide financial advisory and financing services to Sumo Logic, Francisco Partners or the Francisco Partners Related Entities and their respective affiliates in the future and would expect to receive fees for the rendering of these services.
Projections
Other than in connection with Sumo Logic’s regular earnings press releases and related investor materials, and in connection with its investor day, Sumo Logic does not, as a matter of course, make public projections as to its future financial performance, due to, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates. However, Sumo Logic management regularly prepares, and the Sumo Logic Board regularly evaluates, prospective financial information relating to Sumo Logic’s future performance as part of its long-term business planning. Sumo Logic management regularly makes and reviews with the Sumo Logic Board updates to its long-term business plan, including to reflect actual results and trends and changes in Sumo Logic’s performance and the industry in which it operates.
As part of Sumo Logic’s evaluation of strategic alternatives (including continuing as an independent public company), Sumo Logic management prepared and reviewed with the Corporate Governance Committee and the Sumo Logic Board unaudited prospective financial information for fiscal years 2024 through 2026 contained in the January 2023 long-range plan, together with extrapolations for fiscal years 2027 through 2033 (the “extrapolations”). The extrapolations for fiscal year 2027 were prepared by Sumo Logic management. The extrapolations for fiscal years 2028 through 2033 were prepared by Morgan Stanley at the direction of the Corporate Governance Committee and were reviewed and approved by Sumo Logic management. For purposes of this proxy statement, we refer to the unaudited prospective financial information for fiscal years 2024 through 2026 contained in the January 2023 long-range plan, together with the extrapolations, as the “Projections.” The Projections were prepared for internal use only and not for public disclosure and were provided by Sumo Logic management to the Corporate Governance Committee and the Sumo Logic Board for the purposes of their consideration, analyses and evaluation of the merger and other strategic alternatives.
At the direction of the Sumo Logic Board, the Projections were used by Morgan Stanley for purposes of performing its financial analyses in connection with rendering its opinion to the Sumo Logic Board (as more fully described in the section of this proxy statement captioned “—Opinion of Morgan Stanley & Co. LLC”). In addition, a subset of the unaudited prospective financial information for fiscal years 2024 through 2026 contained in the January 2023 long-range plan were provided to Francisco Partners prior to the execution of the merger agreement, and to certain other potential acquirors, as part of acquisition discussions and to assist in their respective due diligence review during Sumo Logic’s strategic review process. For more information on the preparation and use of the Projections, please see the sections of this proxy statement captioned “—Background of the Merger” and “—Opinion of Morgan Stanley & Co. LLC.”
The Projections were prepared and/or approved by, and are the sole responsibility of, Sumo Logic management. At Sumo Logic’s direction, Morgan Stanley relied on the accuracy and completeness of the Projections utilized in its financial analyses and its advice to the Sumo Logic Board, as well as the assurances of Sumo Logic management that (1) it was not aware of any facts or circumstances that would make such information inaccurate or misleading; and (2) the Projections were reasonably prepared and/or approved based on the best currently available estimates and judgments of Sumo Logic management of the future financial performance of Sumo Logic.
The Projections were developed and/or approved by Sumo Logic management as then-current estimates of Sumo Logic’s future financial performance as an independent public company. The Projections do not give effect to the merger, including any impact of the negotiation or execution of the merger agreement, the expenses that have already and will be incurred in connection with completing the merger, or any changes to Sumo Logic’s operations or strategy that may be implemented in connection with the pendency of, or following the consummation of, the merger. The Projections also do not consider the effect of any failure of the merger to be completed; the Projections should not be viewed as accurate or continuing in that context.
The Projections constitute forward-looking statements. The Projections are not included in this proxy statement to influence any decision on whether to vote for the merger proposal or any other proposal presented at the special meeting, but rather are included in this proxy statement to give stockholders access to certain non-public information that was provided to the Corporate Governance Committee, the Sumo Logic Board and Morgan Stanley for the purposes described above. By including the Projections in this proxy statement, none of the Corporate Governance

Committee, the Sumo Logic Board, Sumo Logic, Sumo Logic management, Morgan Stanley or any person has made or makes any representation to any person regarding Sumo Logic’s ultimate performance as compared to the information contained in the Projections. The inclusion of the Projections should not be regarded as an indication that the Corporate Governance Committee, the Sumo Logic Board, Sumo Logic, Sumo Logic management, Morgan Stanley or any other person considered, or now considers such information to be necessarily predictive of Sumo Logic’s actual future results, and such information should not be relied on as such. Further, the inclusion of the Projections in this proxy statement does not constitute an admission or representation by Sumo Logic that the information presented is material.
The Projections were not prepared with a view toward public disclosure or complying with U.S. generally accepted accounting principles (which we refer to as “GAAP”). In addition, the Projections were not prepared with a view toward complying with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information. Sumo Logic’s independent registered public accounting firm, PricewaterhouseCoopers LLP, has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying Projections and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report incorporated by reference in this proxy statement relates to Sumo Logic’s previously issued financial statements. It does not extend to the Projections and should not be read to do so.
Although the Projections are presented with numerical specificity, it reflects numerous assumptions and estimates as to future events made by Sumo Logic management that Sumo Logic management believed in good faith were reasonable at the time that the Projections were prepared. Sumo Logic’s ability to achieve the financial results contemplated by the Projections will be affected by its ability to achieve its strategic goals, objectives and targets over the applicable periods, and will be subject to related operational and execution risks. The Projections reflect assumptions as to certain business decisions that are subject to change. Important factors that may affect actual results and cause the Projections not to be achieved can be found in the risk factors included in Sumo Logic’s periodic filings with the SEC. All of these factors are difficult to predict, and many of them are outside of Sumo Logic’s control. As a result, there can be no assurance that the Projections will be realized, and Sumo Logic’s actual results may be materially better or worse than those contained in the Projections. For information on factors that may cause Sumo Logic’s future results to materially vary, see the section of this proxy statement captioned “Forward-Looking Statements.” The Projections may differ from publicized analyst estimates and forecasts and do not consider any events or circumstances after the date that they were prepared, including the announcement of the entry into the merger agreement. You should evaluate the Projections, if at all, in conjunction with Sumo Logic’s historical financial statements and other information regarding Sumo Logic contained in Sumo Logic’s public filings with the SEC. The Projections may not be consistent with Sumo Logic’s historical operating data as a result of the assumptions utilized in preparing such information. Except to the extent required by applicable federal securities laws, Sumo Logic does not intend to update or otherwise revise the Projections to reflect circumstances existing after the date that such information was prepared or to reflect the occurrence of future events.
Because the Projections reflect estimates and judgments, they are susceptible to sensitivities and assumptions, as well as to multiple interpretations based on actual experience and business developments. The Projections also cover multiple years, and such information by its nature becomes less predictive with each succeeding year. The Projections are not, and should not be considered to be, a guarantee of future operating results. Further, the Projections are not fact and should not be relied upon as being necessarily indicative of Sumo Logic’s future results or for purposes of making any investment decision.
Certain of the financial measures included in the Projections are non-GAAP financial measures (which we refer to as the “non-GAAP financial measures”). These are financial performance measures that are not calculated in accordance with GAAP. These non-GAAP financial measures should not be viewed as a substitute for GAAP financial measures, and may be different from similarly titled non-GAAP financial measures used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, these non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP. Financial measures included in forecasts provided to a financial advisor and a board of directors in connection with a business combination transaction, such as the Projections, are excluded from the definition of “non-GAAP financial measures” under applicable SEC rules and regulations. As a result, the Projections are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not provided to or relied upon by the Corporate Governance Committee, the Sumo Logic Board, Morgan Stanley or any other person. Accordingly, no reconciliation of the financial measures included in the Projections is provided in this proxy statement.
In preparing and approving the Projections, Sumo Logic management utilized the following material assumptions. Sumo Logic management using its business judgement, believed in good faith that these assumptions were reasonable:
•
A decline in revenue growth to 14 percent in fiscal year 2024 before reaccelerating to 21 percent and 26 percent in fiscal years 2025 and 2026, respectively. These assumptions reflect expected future productivity improvements from Sumo Logic’s sales team in addition to incremental capacity. In addition, these growth rates assume marginal improvements in the renewal rate of existing customer contracts from approximately 89 percent in fiscal year 2024 to 92 percent by fiscal year 2026.

•
Consistent EBIT growth from fiscal year 2024 through fiscal year 2026 as a result of realizing future efficiencies as Sumo Logic’s business scales. In addition, EBIT margin ranging from negative 10 percent in fiscal year 2024 to 7 percent in fiscal year 2026. This growth reflects (1) Sumo Logic’s expectations of efficiencies across the sales organization as the segmentation, partner first strategy and other changes implemented in fiscal year 2023 resulting in improved productivity per seller; (2) efficiencies in the research and development organization resulting from a streamlined operating structure and better leverage from lower cost geographies; and (3) automation and streamlining of processes in the general and administrative function as the company scales.

•
Stock based compensation expense ranging from 23 percent to 18 percent of revenue for fiscal years 2024 through 2026, reflecting Sumo Logic managements plan to utilize equity more selectively as a component of compensation as is typical as companies mature.

•
Unlevered free cash flow is expected to improve as a percentage of revenue in fiscal year 2026. These improvements are the result of the expected revenue growth and the reduction in our operating expenses as a percentage of revenue.

•	No material acquisitions or divestures by Sumo Logic.
The following table presents a summary of the Projections. This table corrects for the additional add-back of amortization of intangible assets for fiscal years 2024 through 2027 that is further described in the section of this proxy statement captioned “—Background of the Merger.”
(dollars in millions)	Fiscal year ended January 31,
	January 2023 long-range plan unaudited financial information			Extrapolations
	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E
Revenue	$342	$413	$520	$665	$850	$1,070	$1,291	$1,502	$1,680	$1,805
EBIT(1)	($34)	($4)	$38	$81	$136	$196	$266	$344	$423	$496
Depreciation	$2	$2	$0	$0	$4	$4	$4	$3	$2	$0
EBITDA (Unburdened by Stock-Based Compensation)(2)	($32)	($2)	$39	$81	$140	$200	$270	$347	$425	$496
Stock-Based Compensation(3)	($79)	($87)	($95)	($86)	($101)	($115)	($125)	($130)	($127)	($117)
Taxes	($2)	($2)	($3)	($3)	($12)	($24)	($39)	($58)	($80)	($101)
Capital Expenditures	($0)	($0)	($0)	($0)	($0)	($0)	($0)	($0)	($0)	$0
Change in Net Working Capital	$16	$32	$21	$13	$17	$20	$20	$19	$16	$11
Unlevered Free Cash Flow (Burdened by Stock-Based Compensation)(4)	($98)	($60)	($39)	$5	$44	$80	$125	$177	$234	$289
(1)	EBIT is defined as Sumo Logic’s earnings before interest and taxes and excluding the expenses for the amortization of intangible assets.
(2)
EBITDA (unburdened by stock-based compensation) is defined as Sumo Logic’s earnings before interest, taxes, depreciation and amortization of intangible assets, and unburdened by stock-based compensation expense.

(3)	Stock-based compensation is defined as compensation expense for all stock-based payment awards granted to Sumo Logic’s employees,

directors, and non-employees based on the estimated fair values of such awards on the date of the grant. The fair value of Sumo Logic options granted and purchase rights granted under the ESPP is estimated on the grant date using the Black-Scholes option pricing model. The fair value of Sumo Logic RSUs and Sumo Logic PSUs is estimated on the date of grant based on the fair value of the underlying Sumo Logic common stock.
(4)
Unlevered free cash flow (burdened by stock-based compensation) is defined as Sumo Logic’s EBITDA less stock-based compensation expense, taxes, capital expenditures, and plus or minus changes in net working capital.

Interests of Sumo Logic’s Directors and Executive Officers in the Merger
When considering the recommendation of the Sumo Logic Board that you vote to approve the proposal to adopt the merger agreement, you should be aware that Sumo Logic’s directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of Sumo Logic’s stockholders. Additionally, concurrently with the execution of the merger agreement, Sumo Logic’s directors, in their capacities as stockholders of Sumo Logic, entered into the voting agreements with Parent and Sumo Logic. The voting agreements obligate these persons to vote their respective shares of Sumo Logic common stock in favor of the adoption of the merger agreement and for any proposal to adjourn or postpone the special meeting to a later date if Sumo Logic or Parent proposes or requests such postponement or adjournment in accordance with the merger agreement, and against any action, agreement, or proposal that would reasonably be expected to prevent or materially impede or materially delay the consummation of the merger. In (1) evaluating and negotiating the merger agreement; (2) approving the merger agreement and the merger; and (3) recommending that the merger agreement be adopted by Sumo Logic’s stockholders, the Sumo Logic Board was aware of and considered these interests to the extent that they existed at the time, among other matters. These interests are more fully described below.
Insurance and Indemnification of Directors and Executive Officers
Pursuant to the terms of the merger agreement, directors and officers of Sumo Logic will be entitled to certain ongoing indemnification and insurance coverage, including under directors’ and officers’ liability insurance policies. For more information, see the section of this proxy statement captioned “The Merger Agreement—Indemnification and Insurance.”
Treatment of Equity Awards
Treatment of Sumo Logic Restricted Stock Units
As of February 28, 2023, there were outstanding awards of Sumo Logic RSUs (or portions thereof) that cover an aggregate of 14,855,129 shares of Sumo Logic common stock, of which Sumo Logic RSUs covering an aggregate of 323,671 shares of Sumo Logic common stock were held by Sumo Logic’s current non-employee directors and of which Sumo Logic RSUs covering an aggregate of 1,877,104 shares of Sumo Logic common stock were held by Sumo Logic’s current executive officers and Christian Beedgen, Sumo Logic’s co-founder, Chief Technology Officer, and a member of the Sumo Logic Board.
At the effective time of the merger, each vested Sumo Logic RSU will be cancelled and converted into the right to receive an amount in cash (without interest) equal to (1) the total number of shares of Sumo Logic common stock subject to such vested Sumo Logic RSU multiplied by (2) the per share price, less applicable withholding taxes.
At the effective time of the merger, each unvested Sumo Logic RSU will be cancelled and converted into a converted cash award (without interest) equal to (1) the total number of shares of Sumo Logic common stock subject to such unvested Sumo Logic RSU, multiplied by (2) the per share price, less applicable withholding taxes. Except as otherwise provided in the merger agreement, each such converted cash award will continue to be subject to, the same vesting terms and conditions as applied to the corresponding unvested Sumo Logic RSU immediately prior to the effective time of the merger.
For more information regarding the treatment of Sumo Logic RSUs held by Sumo Logic’s directors and executive officers, see the section of this proxy statement captioned “Interests of Sumo Logic’s Directors and Executive Officers in the Merger—Change in Control and Severance Benefits Under Existing Relationships.”
Treatment of Sumo Logic Performance-Based Restricted Stock Units
As of February 28, 2023, there were no outstanding awards of Sumo Logic PSUs covering shares of Sumo Logic common stock.

At the effective time of the merger, each vested Sumo Logic PSU will be cancelled and converted into the right to receive an amount in cash (without interest) equal to (1) the total number of shares of Sumo Logic common stock subject to such vested Sumo Logic PSU (as determined in accordance with the terms of the applicable award agreement), multiplied by (2) the per share price, less applicable withholding taxes.
At the effective time of the merger, each unvested Sumo Logic PSU will be cancelled and converted into a converted cash award (without interest) equal to (1) the total number of shares of Sumo Logic common stock subject to such unvested Sumo Logic PSU (as determined in accordance with the terms of the applicable award agreements), multiplied by (2) the per share price, less applicable withholding taxes. Except as otherwise provided in the merger agreement, each such converted cash award will be subject to the same vesting terms and conditions (excluding performance-based vesting conditions) as applied to the corresponding unvested Sumo Logic RSU immediately prior to the effective time of the merger.
Treatment of Sumo Logic Options
As of February 28, 2023, 10,463,722 shares were subject to outstanding Sumo Logic options, of which 9,822,230 have an exercise price below the per share price. Sumo Logic options to purchase an aggregate of 550,000 shares of Sumo Logic common stock were held by Sumo Logic’s current non-employee directors and Sumo Logic options to purchase an aggregate of 5,099,771 shares of Sumo Logic common stock were held by Sumo Logic’s current executive officers and Mr. Beedgen.
At the effective time of the merger, each vested Sumo Logic option will be cancelled and converted into the right to receive an amount in cash (without interest) equal to (1) the total number of shares of Sumo Logic common stock subject to the vested Sumo Logic option, multiplied by (2) the excess, if any, of the per share price over the exercise price per share of such vested Sumo Logic option, less applicable withholding taxes.
At the effective time of the merger each unvested Sumo Logic option will be cancelled and converted into a converted cash award (without interest) equal to (1) the total number of shares of Sumo Logic common stock subject to such unvested Sumo Logic option, multiplied by (2) the excess, if any, of the per share price over the exercise price per share of such unvested Sumo Logic option, less applicable withholding taxes. Except as otherwise provided in the merger agreement, each such converted cash award will continue to have, and will be subject to, the same vesting terms and conditions as applied to the corresponding unvested Sumo Logic option immediately prior to the effective time of the merger.
Any underwater Sumo Logic option will be cancelled at the effective time of the merger for no consideration or payment.
For more information regarding the treatment of Sumo Logic options held by Sumo Logic’s directors and executive officers, see the section of this proxy statement captioned “Interests of Sumo Logic’s Directors and Executive Officers in the Merger—Change in Control and Severance Benefits Under Existing Relationships.”
Treatment of the ESPP
Prior to the effective time of the merger, we will take all actions necessary to, (1) provide that no new individuals will be permitted to enroll in the ESPP on or following the date of the merger agreement; (2) make any adjustments that may be necessary or advisable to reflect the shortened offering period or purchase period, but otherwise treat such shortened offering period or purchase period as a fully effective and completed offering period or purchase period for all purposes pursuant to the ESPP; (3) not allow any increase in the amount of participants’ payroll deduction elections under the ESPP during the current purchase period from those in effect on the date of the merger agreement; (4) cause the exercise (as of no later than one business day prior to the date on which the effective time occurs) of each outstanding purchase right pursuant to the ESPP, but otherwise not issue any of Sumo Logic common stock under the ESPP; (5) provide that no further offering period or purchase period will commence pursuant to the ESPP on or after the date of the merger agreement; and (6) not extend the current purchase period. Immediately prior to and effective as of the effective time of the merger (but subject to the consummation of the merger), we will terminate the ESPP and no further rights will be granted or exercised under the ESPP after such termination. Of Sumo Logic’s executive officers, two are enrolled in the ESPP for the current purchase period. Sumo Logic’s non-employee directors are not eligible to participate in the ESPP.

Equity Interests of Sumo Logic’s Directors and Executive Officers
The following table sets forth for each person who has been a Sumo Logic executive officer or member of the Sumo Logic Board at any time since the beginning of Sumo Logic’s 2023 fiscal year, (1) the number of shares of Sumo Logic common stock directly held; (2) the number of shares of Sumo Logic common stock subject to his or her in-the-money Sumo Logic options; and (3) the number of shares of Sumo Logic common stock subject to his or her Sumo Logic RSUs, assuming the following and such additional assumptions set forth in the footnotes to the table:
•
the Sumo Logic options and Sumo Logic RSUs include those that were outstanding as of February 28, 2023 (which, solely for purposes of this proxy statement, is the assumed closing date of the merger); and

•
that the values of these shares of Sumo Logic common stock and equity awards are equal to the per share price of $12.05 (minus any applicable exercise price in the case of the in-the-money Sumo Logic options).

	Shares of Common Stock Held Directly(1)		In-the-Money Vested Sumo Logic Options(2)		In-the-Money Unvested Sumo Logic Options(3)		Sumo Logic RSUs(4)
Name	Number of Shares (#)	Value of Shares ($)	Number of Shares Subject to Vested Portion (#)	Value of Shares Subject to Vested Portion ($)	Number of Shares Subject to Unvested Portion (#)	Value of Shares Subject to Unvested Portion ($)	Number of Shares (#)	Value ($)	Total ($)
Ramin Sayar	244,437	2,945,466	3,318,351	33,490,625	9,492	79,448	530,388	6,391,175	42,906,714
Stewart Grierson	64,520	777,466	—	—	—	—	360,000	4,338,000	5,115,466
Suku Krishnaraj Chettiar	75,453	909,209	592,463	5,918,580	—	—	239,852	2,890,217	9,718,005
Lynne Doherty	74,231	894,484	—	—	—	—	392,273	4,726,890	5,621,373
Katherine Haar	63,076	760,066	427,500	3,578,175	—	—	144,451	1,740,635	6,078,875
Joseph Ansanelli	293,603	3,537,916	—	—	—	—	39,131	471,529	4,009,445
Christian Beedgen	2,055,044	24,763,280	751,965	7,299,194	—	—	210,140	2,532,187	34,594,661
Sandra E. Bergeron	79,901	962,807	—	—	—	—	59,956	722,470	1,685,277
Margaret Francis	4,972	59,913	—	—	—	—	38,137	459,551	519,463
Randy S. Gottfried	10,666	128,525	250,000	2,092,500	—	—	29,475	355,174	2,576,199
John D. Harkey, Jr.	367,095	4,423,495	—	—	—	—	34,236	412,544	4,836,039
William D. (BJ) Jenkins, Jr.(5)	321,455	3,873,533	—	—	—	—	—	—	3,873,533
Tracey Newell	21,360	257,388	—	—	—	—	34,995	421,690	679,078
Charles J. Robel(6)	46,447	559,686	300,000	2,700,000	—	—	46,702	562,759	3,822,445
Timothy Youngblood	—	—	—	—	—	—	41,039	494,520	494,520
(1)
Represents shares of Sumo Logic common stock directly held by the individual as of February 28, 2023. The number of shares shown does not include shares of Sumo Logic common stock that the executive officer may purchase after the date of the merger agreement under the ESPP. For additional information regarding the treatment of Sumo Logic’s ESPP in the merger, see the section of this proxy statement captioned “—Interests of Sumo Logic’s Directors and Executive Officers in the Merger—Treatment of Equity Awards.” For additional information regarding beneficial ownership of common stock, see the section of this proxy statement captioned “Security Ownership of Certain Beneficial Owners and Management.”

(2)
Represents outstanding vested in-the-money Sumo Logic options held by the individual. All options held by the individuals named in the table above are in-the-money, and all such options shown in the column are vested as of February 28, 2023. The values shown are determined as the excess of (i) the total number of vested shares of Sumo Logic common stock subject to such Sumo Logic options multiplied by the per share price, over (ii) the aggregate exercise price for such Sumo Logic options.

(3)
Represents outstanding unvested in-the-money Sumo Logic options held by the individual. All options held by the individuals named in the table above are in-the-money, and all such options shown in the column are not scheduled to vest on or before February 28, 2023. The values shown are determined as the excess of (i) the total number of unvested shares of Sumo Logic common stock subject to such Sumo Logic options multiplied by the per share price, over (ii) the aggregate exercise price for such Sumo Logic options. Each of the Sumo Logic executive officers is eligible for vesting acceleration of his or her unvested Sumo Logic options in connection with certain qualifying terminations of employment under his or her change in control and severance agreement. For additional information regarding the Sumo Logic options for Sumo Logic’s named executive officers, see the section of this proxy statement captioned “—Interests of Sumo Logic’s Directors and Executive Officers in the Merger—Golden Parachute Compensation.”

(4)
Represents outstanding Sumo Logic RSUs that are not scheduled to vest on or before February 28, 2023. The values shown with respect to Sumo Logic RSUs are determined as the product of the per share price, multiplied by the total number of shares of Sumo Logic common stock subject to Sumo Logic RSUs. As described further in the sections of this proxy statement captioned “—Interests of Sumo Logic’s Directors and Executive Officers in the Merger—Treatment of Equity Awards-Non-Employee Director Equity Awards,” Sumo Logic’s RSUs outstanding as of the date of the closing of the merger (which date, solely for purposes of this proxy statement, is assumed to be February 28, 2023) that are held by Sumo Logic’s non-employee directors will accelerate vesting in full. In addition, each of the Sumo Logic executive officers is eligible for vesting acceleration of his or her Sumo Logic RSUs in connection with certain qualifying terminations of employment under his or her change in control and severance agreement. For additional information regarding the Sumo Logic RSUs for Sumo Logic’s named executive officers, see the section of this proxy statement captioned “—Interests of Sumo Logic’s Directors and Executive Officers in the Merger—Golden Parachute Compensation.”
(5)	Mr. Jenkins resigned from the Sumo Logic Board effective September 16, 2022.
(6)	Mr. Robel resigned from the Sumo Logic Board effective March 3, 2023.
Change in Control and Severance Benefits Under Existing Relationships
Non-Employee Director Equity Awards
We have granted certain stock-based awards such as stock options and RSUs under Sumo Logic’s 2020 Equity Incentive Plan (which we refer to as the “2020 plan”) and Sumo Logic’s 2010 Stock Plan, as amended, that are outstanding and held by Sumo Logic’s non-employee directors and executive officers, including pursuant to Sumo Logic’s Outside Director Compensation Policy that are held by Sumo Logic’s non-employee directors. Pursuant to the 2020 plan or the terms of the award, equity awards granted to Sumo Logic’s non-employee directors will accelerate vesting upon a “change in control.” The closing of the merger will be a “change in control” within the meaning of Sumo Logic’s 2020 plan or the terms of the award.
Change in Control and Severance Agreements
We have entered into a change in control and severance agreement with each of Sumo Logic’s current executive officers that provides for the severance and change in control benefits as described below.
If an executive officer’s employment is terminated within the period beginning three months before a change in control and ending 18 months following a change in control either (1) by us (or any of Sumo Logic’s subsidiaries) without cause (excluding by reason of death or disability); or (2) by the executive officer for good reason, the executive officer will receive the following benefits if the executive officer timely signs and does not revoke a release of claims in Sumo Logic’s favor:
•
a lump-sum payment, less applicable withholdings, equal to the sum of (x) 12 months (or, in the case of Mr. Sayar, 18 months) of the executive officer’s annual base salary as in effect immediately prior to such termination (or if such termination is due to a resignation for good reason based on a material reduction in base salary, then as in effect immediately prior to the reduction or if greater, at the level in effect immediately prior to the change in control); and (y) 100 percent (or, in the case of Mr. Sayar, 150 percent) of the executive officer’s target annual bonus as in effect for the fiscal year in which the termination occurs;

•
payment of premiums for coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (which we refer to as “COBRA”) for the executive officer and the executive officer’s eligible dependents, if any, for up to 12 months, (or, in the case of Mr. Sayar, 18 months) or taxable monthly payments for the equivalent period in the event payment of the COBRA premiums would violate, or be subject to an excise tax under, applicable law; and

•
100 percent accelerated vesting and exercisability (as applicable) of all outstanding equity awards and, in the case of an equity award with performance-based vesting unless otherwise specified in the applicable equity award agreement governing such award, all performance goals and other vesting criteria generally will be deemed achieved at the greater of actual achievement (if determinable), or 100 percent of target levels.

If any of the amounts provided for under these change in control and severance agreements or otherwise payable to an executive officer would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and could be subject to the related excise tax under Section 4999 of the Internal Revenue Code, then the executive officer will be entitled to receive either full payment of benefits under his or her change in control and severance agreement or such lesser amount that would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the executive officer.
Golden Parachute Compensation
The following table sets forth the information required by Item 402(t) of Regulation S-K regarding certain compensation for each of Sumo Logic’s named executive officers that is based on, or that otherwise relates to, the merger. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and in this section such term is used to describe the merger-related compensation payable to Sumo Logic’s named executive officers. Sumo Logic’s “named executive officers” for purposes of the disclosure in this proxy statement are Ramin Sayar, Stewart Grierson, Suku Krishnaraj Chettiar, Lynne Doherty, Katherine Haar, and Sydney Carey. For additional details regarding the terms of the payments quantified below, see the sections of this proxy statement captioned “—Interests of Sumo Logic’s Directors and Executive Officers in the Merger—Treatment of Equity Awards” and “—Interests of Sumo Logic’s Directors and Executive Officers in the Merger—Change in Control and Severance Agreements.”
The amounts in the table are estimated using the following assumptions and such additional assumptions as may be set forth in the footnotes to the table:
•	that the effective time of the merger will occur on February 28, 2023 (which is the assumed closing date of the merger solely for purposes of this golden parachute compensation disclosure); and
•
that the current named executive officer experienced a qualifying termination of his or her employment at the effective time of the merger that resulted in severance benefits becoming payable to such named executive officer under his or her change in control and severance agreement.

The amounts reported below are estimates based on these and other assumptions that may or may not actually occur or be accurate on the date the merger actually closes. Accordingly, the ultimate values to be received by a named executive officer in connection with the merger may differ from the amounts set forth below. Sumo Logic’s named executive officers will not receive pension, non-qualified deferred compensation, or tax reimbursements in connection with the merger. As required by applicable SEC rules, all amounts below that are determined using the per share value of Sumo Logic common stock have been calculated based on the per share price.
Golden Parachute Compensation
Name	Cash ($)(2)	Equity ($)(3)	Perquisites/ Benefits ($)(4)	Total ($)(5)
Ramin Sayar	1,350,000	6,470,623	53,018	7,873,641
Stewart Grierson	650,000	4,338,000	42,765	5,030,765
Suku Krishnaraj Chettiar	490,000	2,890,217	42,765	3,422,982
Lynne Doherty	850,000	4,726,890	30,037	5,606,927
Katherine Haar	495,000	1,740,635	11,213	2,246,848
Sydney Carey(1)	0	0	0	0
(1)
Ms. Carey served as Sumo Logic’s chief financial officer until August 2, 2021, and continued to serve as an advisor to Sumo Logic’s chief executive officer and the Sumo Logic Board until December 31, 2021. Ms. Carey will not receive any benefits based on or otherwise relating to the merger.

(2)
Reflects the amount of “double-trigger” payments to which the named executive officer may become entitled under their change in control and severance agreement. The amount becomes payable if, during the period beginning three months before Sumo Logic’s “change in control” through 18 months after Sumo Logic’s change in control, Sumo Logic terminates their employment with Sumo Logic for a reason other than “cause” (excluding by reason of death or disability) or they resign for “good reason,” as such terms are defined in the named executive officer’s change in control and severance agreement, subject to the named executive officer timely signing and not revoking Sumo Logic’s then-standard separation agreement and release of claims (which may include an agreement not to disparage Sumo Logic, non-solicit provisions, an agreement to assist in any litigation matters, and other standard terms and conditions) and provided the named executive officer returns all documents and other property provided by Sumo Logic and resigns from all officer and director positions. Such termination is referred to as a “qualifying termination.”

The amounts represent a lump-sum cash severance payment equal to the sum of (x) 18 months for Mr. Sayar, and 12 months for Sumo Logic’s other current named executive officers, of annual base salary as in effect as of February 28, 2023; and (y) 150 percent for Mr. Sayar and 100 percent for Sumo Logic’s other current named executive officers of such named executive officer’s target annual bonus as in effect for fiscal year 2023, as follows:
Named Executive Officer	Base Salary Severance ($)	Target Annual Bonus Severance ($)	Total ($)
Ramin Sayar	675,000	675,000	1,350,000
Stewart Grierson	400,000	250,000	650,000
Suku Krishnaraj Chettiar	350,000	140,000	490,000
Lynne Doherty	425,000	425,000	850,000

Named Executive Officer	Base Salary Severance ($)	Target Annual Bonus Severance ($)	Total ($)
Katherine Haar	330,000	165,000	495,000
(3)
Equity. The numbers in the table represent the value of accelerated vesting of outstanding unvested in-the-money Sumo Logic options, Sumo Logic RSUs and Sumo Logic PSUs (based on the assumptions described below). As described in the section above titled “Treatment of Equity Awards,” these equity awards will be cancelled and converted into the contingent right to receive a cash payment subject to vesting.

The values in the equity column of the tables above and below reflect the accelerated vesting terms of the named executive officer’s change in control and severance agreement and the following assumptions:
•	the closing date of the merger occurs on February 28, 2023, and the performance targets relating to the Company PSU awards were not achieved;
•
the named executive officer’s employment is terminated in connection with a qualifying termination (but after the time such equity awards are cancelled and converted by Parent), such that the named executive officer’s outstanding and unvested Sumo Logic equity awards will vest in full, which is a “double-trigger” benefit; and

•	the values for the equity awards are calculated based on the per share price of $12.05, less any exercise price.
Named Executive Officer	Value of Unvested Sumo Logic Options($)	Value of Sumo Logic RSUs($)	Value of Sumo Logic PSUs($)	Total ($)
Ramin Sayar	79,448	6,391,175	0	6,470,623
Stewart Grierson	0	4,338,000	0	4,338,000
Suku Krishnaraj Chettiar	0	2,890,217	0	2,890,217
Lynne Doherty	0	4,726,890	0	4,726,890
Katherine Haar	0	1,740,635	0	1,740,635
(4)
Perquisites / Benefits. For each of the named executive officers, the amount shown represents the cost of payment of premiums for coverage under COBRA for the named executive officer and such named executive officer’s eligible dependents, if any, for up to 18 months for Mr. Sayar and up to 12 months for the other current named executive officers, which becomes payable upon a qualifying termination, and accordingly these amounts are “double-trigger” payments.

(5)
Total. This amount includes the aggregate dollar value of the sum of all amounts reported in the preceding columns. If any of the amounts provided for under the individual’s change in control and severance agreement or otherwise payable to any of the named executive officers would constitute “parachute payments” within the meaning of Section 280G of the Code and could be subject to the related excise tax, the named executive officer would be entitled to receive either full payment of his or her benefits or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the named executive officer.

Employment Arrangements Following the Merger
As of the date of this proxy statement, none of Sumo Logic’s executive officers have (1) reached an understanding on potential employment or other retention terms with the surviving corporation or with Parent or Merger Sub; or (2) entered into any definitive agreements or arrangements regarding employment or other retention with the surviving corporation or with Parent or Merger Sub to be effective following the consummation of the merger. However, prior to the effective time of the merger, Parent or Merger Sub may initiate discussions regarding employment or other retention terms and may enter into definitive agreements regarding employment or retention for certain of Sumo Logic’s employees to be effective as of the effective time of the merger.
Closing and Effective Time of the Merger
The closing of the merger will take place (1) on a date that is agreed upon by Sumo Logic, Parent, and Merger Sub, but no later than two business days after the last condition is satisfied or waived (excluding conditions that by their terms are to be satisfied at the closing of the merger, but subject to the satisfaction or waiver of each of such conditions) (further described in the section of this proxy statement captioned “The Merger Agreement—Conditions to the Closing of the Merger”); or (2) at such other time agreed to by Sumo Logic, Parent, and Merger Sub. On the Closing, the parties will file a certificate of merger with the Secretary of State of the State of Delaware as provided under the DGCL. The merger will become effective upon the filing and acceptance of such certificate of merger, or at a later time agreed to in writing by the parties and specified in such certificate of merger in accordance with the DGCL.
Appraisal Rights
If the merger is consummated, Sumo Logic’s stockholders (including beneficial owners of shares of Sumo Logic’s capital stock) who (1) do not vote in favor of the adoption of the merger agreement; (2) properly demand an appraisal of their shares; (3) continuously hold of record or beneficially own their shares through the effective time of the merger; (4) otherwise comply with the procedures of Section 262 of the DGCL; and (5) do not withdraw their demands or otherwise lose their rights to appraisal may, subject to the conditions thereof, seek appraisal of their shares in connection with the merger under Section 262 of the DGCL, which we refer to as “Section 262.” Unless the context requires otherwise, all references in Section 262 and in this summary to a “stockholder” are to the record holder of shares as to which appraisal rights are asserted, all references in Section 262 and in this summary “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person, and all references in Section 262 and in this summary to the word “person” mean any individual, corporation, partnership, unincorporated association or other entity.
The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is available at the following URL, accessible without subscription or cost, which is incorporated herein by reference: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. The following summary does not constitute any legal or other advice and does not constitute a recommendation that Sumo Logic’s stockholders exercise their appraisal rights under Section 262. STOCKHOLDERS SHOULD CAREFULLY REVIEW THE FULL TEXT OF SECTION 262 AS WELL AS THE INFORMATION DISCUSSED BELOW.
Under Section 262, if the merger is completed, holders of record of shares of Sumo Logic common stock or beneficial owners who (1) submit a written demand for appraisal of such stockholder’s shares of Sumo Logic common stock to Sumo Logic prior to the vote on the adoption of the merger agreement; (2) do not vote, in person or by proxy, in favor of the adoption of the merger agreement; (3) continuously hold of record or beneficially own such shares on the date of making the demand for appraisal through the effective time of the merger; and (4) otherwise comply with the procedures and satisfy certain ownership thresholds set forth in Section 262 may be entitled to have their shares of Sumo Logic common stock appraised by the Delaware Court of Chancery and to receive payment in cash, in lieu of the consideration set forth in the merger agreement, for the “fair value” of their shares of Sumo Logic common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined by the Delaware Court of Chancery to be the fair value from the effective time of the merger through the date of payment of the judgment (or in certain circumstances described herein, on the difference between the amount determined to be the fair value and the amount paid by the surviving corporation in the merger to each person entitled to appraisal prior to the entry of judgment in the appraisal proceeding) as described further below. However, after an appraisal petition has been filed, the Delaware Court of Chancery, at a hearing to determine persons entitled to appraisal rights, will dismiss appraisal proceedings as to all holders of shares of a class or series of stock that, immediately prior to the closing of the merger, were listed on a national securities exchange who are otherwise entitled to appraisal rights unless (A) the total number of shares of the class or series of stock for which appraisal rights have been pursued or perfected exceeds one percent of the outstanding shares of such class or series as measured in accordance with subsection (g) of Section 262; or (B) the value of the merger consideration in respect of such shares exceeds $1 million. We refer to these conditions as the “ownership thresholds.” Given that the shares of Sumo Logic common stock are listed on the Nasdaq (and assuming such shares remain so listed up until closing of the merger), then the Delaware Court of Chancery will dismiss any appraisal proceedings as to all holders of Sumo Logic common stock who are otherwise entitled to appraisal rights unless one of the ownership thresholds is satisfied.
Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on the amount determined to be the fair value of the shares subject to appraisal will accrue and compound quarterly from the effective time of the merger through the date the judgment is paid at five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period (except that, if at any time before the entry of judgment in the proceeding, the surviving corporation makes a voluntary cash payment to each person entitled to appraisal, interest will accrue thereafter only upon the sum of (x) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery; and (y) interest theretofore accrued, unless paid at that time). The surviving corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment.
Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders of record as of the record date for notice of such meeting that appraisal rights are available and include in the notice a copy of Section 262 or information directing the stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. This proxy statement constitutes Sumo Logic’s notice to Sumo Logic’s stockholders that appraisal rights are available in connection with the merger, and the full text of Section 262 is available at the following URL: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. In connection with the merger, any holder of shares of Sumo Logic common stock who wishes to exercise appraisal rights, or who wishes to preserve such holder’s right to do so, should review Section 262 carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner may result in the loss of appraisal rights under the DGCL. A person who loses his, her or its appraisal rights will be entitled to receive the per share price described in the merger agreement less any applicable withholding taxes. Because of the complexity of the procedures for exercising the right to seek appraisal of shares of Sumo Logic common stock, Sumo Logic believes that if a person is considering exercising such rights, such person should seek the advice of legal counsel.
Stockholders or beneficial owners wishing to exercise the right to seek an appraisal of their shares of Sumo Logic common stock must do ALL of the following:
•	such person must not vote in favor of the proposal to adopt the merger agreement;
•	such person must deliver to Sumo Logic a written demand for appraisal before the vote on the merger agreement at the special meeting;
•
such person must continuously hold of record or beneficially own the shares of Sumo Logic common stock from the date of making the demand through the effective time of the merger (a person will lose appraisal rights if the person transfers the shares before the effective time of the merger); and

•
such person or the surviving corporation must file a petition in the Delaware Court of Chancery demanding a determination of the value of the stock of all such stockholders within 120 days after the effective time of the merger (the surviving corporation is under no obligation to file any petition and has no intention of doing so).

In addition, after an appraisal petition has been filed, the Delaware Court of Chancery, at a hearing to determine persons entitled to appraisal rights, will dismiss appraisal proceedings as to all persons who asserted appraisal rights with respect to the shares of Sumo Logic common stock unless one of the ownership thresholds is met.
Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement, each person who votes by proxy and who wishes to exercise appraisal rights must vote against the adoption of the merger agreement or abstain.
Filing Written Demand
A person wishing to exercise appraisal rights must deliver to Sumo Logic, before the vote on the adoption of the merger agreement at the special meeting, a written demand for the appraisal of such person’s shares. In addition, that person must not vote or submit a proxy in favor of the adoption of the merger agreement. A vote in favor of the adoption of the merger agreement, in person at the special meeting or by proxy (whether by mail or via the internet or telephone), will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. A person exercising appraisal rights must hold or own, as applicable, beneficially or of record, the shares on the date the written demand for appraisal is made and must continue to hold or own, as applicable, the shares through the effective time of the merger. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement, and it will constitute a waiver of the stockholder’s and beneficial owner’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the adoption of the merger agreement or abstain from voting on the adoption of the merger agreement. Neither voting against the adoption of the merger agreement nor abstaining from voting or failing to vote on the proposal to adopt the merger agreement will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the adoption of the merger agreement. A proxy or vote against the adoption of the merger agreement will not constitute a demand. A person’s failure to make the written demand prior to the taking of the vote on the adoption of the merger agreement at the special meeting will constitute a waiver of appraisal rights.

In the case of a written demand for appraisal made by a stockholder of record, the demand must reasonably inform Sumo Logic of the identity of the stockholder and that the stockholder intends thereby to demand an appraisal of such stockholder’s shares. In the case of a written demand for appraisal made by a beneficial owner, the demand must reasonably identify the record holder of the shares for which the demand is made, be accompanied by documentary evidence of such beneficial owner’s beneficial ownership of such stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provide an address at which such beneficial owner consents to receive notices given by the surviving corporation and to be set forth on the verified list (as defined below).
All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:
Sumo Logic, Inc.
855 Main Street, Suite 100
Redwood City, California 94063
Attention: Corporate Secretary
At any time within 60 days after the effective time of the merger, any person who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw such person’s demand for appraisal and accept the per share price offered pursuant to the merger agreement, less any applicable withholding taxes, by delivering to Sumo Logic, as the surviving corporation, a written withdrawal of the demand for appraisal. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any person without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just, including, without limitation, a reservation of jurisdiction (which we refer to as a “reservation”) for any application (as defined below); provided, however, that this shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the merger consideration within 60 days after the effective time of the merger. If the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding with respect to a person, such person will be entitled to receive only the fair value determined in any such appraisal proceeding, which value could be less than, equal to or more than the per share price being offered pursuant to the merger agreement.
Notice by the Surviving Corporation
If the merger is completed, within ten days after the effective time of the merger, the surviving corporation will notify each stockholder (including any beneficial owner) of each constituent corporation who has properly made a written demand for appraisal pursuant to Section 262, and who has not voted in favor of the adoption of the merger agreement, that the merger has become effective and the effective time thereof.
Filing a Petition for Appraisal
Within 120 days after the effective time of the merger, but not thereafter, the surviving corporation or any person who has complied with Section 262 and is otherwise entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving corporation in the case of a petition filed by any person other than the surviving corporation, demanding a determination of the fair value of the shares held by all dissenting stockholders entitled to appraisal. The surviving corporation is under no obligation, and has no present intention, to file a petition, and stockholders should not assume that the surviving corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of Sumo Logic common stock. Accordingly, any persons who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of Sumo Logic common stock within the time and in the manner prescribed in Section 262. The failure to file such a petition within the period specified in Section 262 could nullify a previous written demand for appraisal.
Within 120 days after the effective time of the merger, any person who has complied with the requirements for an appraisal of such person’s shares pursuant to Section 262 will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption of the merger agreement and with respect to which Sumo Logic has received demands for appraisal, and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that where a beneficial owner makes a demand for appraisal directly, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of this aggregate number). Such statement must be given within ten days after receipt by the surviving corporation of the written request for such a statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later.
If a petition for an appraisal is duly filed by any person other than the surviving corporation, service of a copy thereof must be made upon the surviving corporation, which will then be obligated within 20 days after such service to file with the Delaware Register in Chancery a duly verified list (which we refer to as the “verified list”) containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached. The Delaware Court of Chancery may order that notice of the time and place fixed for the hearing of such petition be given to the surviving corporation and all of the persons shown on the verified list at the addresses stated therein. The costs of any such notice are borne by the surviving corporation.
After notice is provided to the applicable persons as required by the Delaware Court of Chancery, at the hearing on such petition, the Delaware Court of Chancery will determine the persons who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the persons who demanded appraisal for their shares and who hold stock represented by stock certificates to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings. If any person fails to comply with this requirement, the Delaware Court of Chancery may dismiss the proceedings as to such person. Upon application by the surviving corporation or by any person entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the verified list may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under Section 262.
Given that the shares common stock are listed on the Nasdaq (and assuming such shares remain so listed up until closing of the merger), the Delaware Court of Chancery will dismiss any appraisal proceedings as to all holders of shares of Sumo Logic common stock who are otherwise entitled to appraisal rights unless one of the ownership thresholds is met.
Determination of Fair Value
After the Delaware Court of Chancery determines the persons entitled to appraisal and, with respect to Sumo Logic common stock, that at least one of the ownership thresholds above has been satisfied in respect of persons seeking appraisal rights, then the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will determine the “fair value” of the shares of Sumo Logic common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective time of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time of the merger and the date of payment of the judgment. However, the surviving corporation has the right, at any time prior to the Delaware Court of Chancery’s entry of judgment in the proceedings, to make a voluntary cash payment to each person seeking appraisal. If the surviving corporation makes a voluntary cash payment pursuant to subsection (h) of Section 262, interest will accrue thereafter only on the sum of (x) the difference, if any, between the amount paid by the surviving corporation in such voluntary cash payment and the fair value of the shares as determined by the Delaware Court of Chancery; and (y) interest accrued before such voluntary cash payment, unless paid at that time.
In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”
Persons considering seeking appraisal should be aware that the fair value of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and may not in any manner address, fair value under Section 262. ALTHOUGH SUMO LOGIC BELIEVES THAT THE PER SHARE PRICE IS FAIR, NO REPRESENTATION IS MADE AS TO THE OUTCOME OF THE APPRAISAL OF FAIR VALUE AS DETERMINED BY THE DELAWARE COURT OF CHANCERY, AND STOCKHOLDERS SHOULD RECOGNIZE THAT SUCH AN APPRAISAL COULD RESULT IN A DETERMINATION OF A VALUE HIGHER OR LOWER THAN, OR THE SAME AS, THE PER SHARE PRICE. Neither Sumo Logic nor Parent anticipates offering more than the per share price to any persons exercising appraisal rights, and each of Sumo Logic and Parent reserves the rights to make a voluntary cash payment pursuant to subsection (h) of Section 262 and to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of Sumo Logic common stock is less than the per share price. If a petition for appraisal is not timely filed or, with respect to Sumo Logic common stock, if neither of the ownership thresholds above has been satisfied in respect of persons seeking appraisal rights, then the right to an appraisal will cease.
The Delaware Court of Chancery will direct the payment of the fair value of the shares, together with interest, if any, by the surviving corporation to the persons entitled thereto. Payment will be so made to each such person upon such terms and conditions as the Delaware Court of Chancery may order. The Delaware Court of Chancery’s decree may be enforced as other decrees in such Delaware Court of Chancery may be enforced.
The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a person whose name appears on the verified list who participated in the proceeding and incurred expenses in connection therewith (which we refer to as an “application”), the Delaware Court of Chancery may also order that all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to an appraisal that were not dismissed pursuant to the terms of Section 262 or subject to an award pursuant to a reservation. In the absence of such determination or assessment, each party bears its own expenses.
If any person who demands appraisal of his, her or its shares of Sumo Logic common stock under Section 262 fails to perfect, or loses or validly withdraws, such person’s right to appraisal, such person’s shares of Sumo Logic common stock will be deemed to have been converted at the effective time of the merger into the right to receive the per share price as provided in the merger agreement. A person will fail to perfect, or effectively lose, such person’s right to appraisal if no petition for appraisal is filed within 120 days after the effective time of the merger, if neither of the ownership thresholds above has been satisfied in respect of those seeking appraisal rights with respect to the shares of Sumo Logic common stock, or if the person delivers to the surviving corporation a written withdrawal of such person’s demand for appraisal and an acceptance of the per share price as provided in the merger agreement in accordance with Section 262.
From and after the effective time of the merger, no person who has demanded appraisal rights in compliance with Section 262 will be entitled to vote such shares of Sumo Logic common stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective time of the merger); provided, however, that if no petition for an appraisal is filed within the time provided in Section 262, if neither of the ownership thresholds above has been satisfied in respect of those seeking appraisal rights with respect to the shares of Sumo Logic common stock, or if such person delivers to the surviving corporation a written withdrawal of such person’s demand for an appraisal and an acceptance of the merger, within 60 days after the effective time of the merger, then the right of such person to an appraisal will cease. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including, without limitation, a reservation; provided, however, that the foregoing shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger within 60 days after the effective time of the merger.
Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of appraisal rights. In that event, you will be entitled to receive the per share price for your dissenting shares in accordance with the merger agreement, less any applicable withholding taxes. Consequently, any person wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.
Accounting Treatment
The merger will be accounted for as a “business combination” for financial accounting purposes.
Material U.S. Federal Income Tax Consequences of the Merger
The following discussion is a summary of material U.S. federal income tax consequences of the merger that may be relevant to U.S. holders and Non-U.S. holders of shares of Sumo Logic common stock whose shares are converted into the right to receive cash pursuant to the merger. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (which we refer to as the “Code”), U.S. Treasury Regulations promulgated under the Code, court decisions, published positions of the U.S. Internal Revenue Service (which we refer to as the “IRS”), and other applicable authorities, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations, possibly with retroactive effect. This discussion is limited to holders who hold their shares of Sumo Logic common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, as property held for investment purposes). With respect to holders whose shares of Sumo Logic common stock were subject to vesting restrictions at the time such shares were acquired, if any, this discussion assumes that a valid and timely election pursuant to Section 83(b) of the Code was made with respect to such shares.
This discussion is for general information purposes only and does not address all of the tax consequences that may be relevant to holders in light of their particular circumstances. For example, this discussion does not address:
•
tax consequences to holders who received their shares of Sumo Logic common stock in a compensatory transaction or pursuant to the exercise of Sumo Logic options, or Sumo Logic RSUs, or otherwise in connection with the performance of services;

•
tax consequences that may be relevant to holders who may be subject to special treatment under U.S. federal income tax laws, such as financial institutions; tax-exempt organizations; S corporations, partnerships and any other entity or arrangement treated as a partnership or pass-through entity for U.S. federal income tax purposes; insurance companies; mutual funds; dealers in stocks and securities; traders in securities that elect to use the mark-to-market method of accounting for their securities; regulated investment companies; real estate investment trusts; entities subject to the U.S. anti-inversion rules; holders who hold their common stock as “qualified small business stock” for purposes of Sections 1045 and 1202 of the Code, as “Section 1244 stock” within the meaning of Section 1244 of the Code, or through individual retirement or other tax-deferred accounts; Non-U.S. holders that own (directly or by attribution) more than five percent of Sumo Logic common stock; or U.S. expatriates and certain former citizens or long-term residents of the United States;

•	tax consequences to holders holding shares as part of a hedging, constructive sale or conversion, straddle, or other risk reduction transaction;
•	tax consequences to U.S. holders whose “functional currency” is not the U.S. dollar;
•	tax consequences to holders who hold their common stock through a bank, financial institution or other entity, or a branch thereof, located, organized or resident outside the United States;
•	tax consequences arising from the Medicare tax on net investment income;
•
tax consequences to holders subject to special tax accounting rules as a result of any item of gross income with respect to the shares of Sumo Logic common stock being taken into account in an “applicable financial statement” (as defined in the Code);

•	any U.S. federal estate, gift, or alternative minimum tax consequences;

•	any state, local, or non-U.S. tax consequences; or
•	tax consequences to persons that do not vote in favor of the merger and who properly demand appraisal of their shares under Section 262 of the DGCL.
If a partnership (including an entity or arrangement, domestic or foreign, treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of Sumo Logic common stock, then the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partner and the partnership. Partnerships holding shares of Sumo Logic common stock and partners therein should consult their tax advisors regarding the consequences of the merger.
No ruling has been or will be obtained from the IRS regarding the U.S. federal income tax consequences of the merger described below. If the IRS contests a conclusion set forth herein, no assurance can be given that a holder would ultimately prevail in a final determination by a court. Further, no opinion of counsel has been or will be rendered with respect to the tax consequences of the merger or related transactions.
THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO ANY HOLDER. A HOLDER SHOULD CONSULT ITS TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER U.S. FEDERAL NON-INCOME TAX LAWS OR THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION.
U.S. Holders
General
For purposes of this discussion, a “U.S. holder” is a beneficial owner of shares of Sumo Logic common stock that is for U.S. federal income tax purposes:
•	an individual who is a citizen or resident of the United States;
•
a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in Section 7701(a)(30) of the Code; or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

Taxable Sale of Company Capital Stock
The receipt of cash by a U.S. holder in exchange for shares of Sumo Logic common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. holder’s gain or loss will be equal to the difference, if any, between the amount of cash received and the U.S. holder’s adjusted tax basis in the shares surrendered pursuant to the merger. A U.S. holder’s adjusted tax basis generally will equal the amount that such U.S. holder paid for the shares. Such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if such U.S. holder’s holding period in such shares is more than one year at the time of the completion of the merger. A reduced tax rate on capital gain generally will apply to long-term capital gain of a non-corporate U.S. holder (including individuals). The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of shares of Sumo Logic common stock at different times and/or different prices, such holder must determine its adjusted tax basis and holding period separately with respect to each block of Sumo Logic common stock.
Non-U.S. Holders
General
For purposes of this discussion, a “Non-U.S. holder” is a beneficial owner of shares of Sumo Logic common stock that is neither a U.S. holder nor a partnership for U.S. federal income tax purposes.

Taxable Sale of Company Capital Stock
Subject to the discussion below on backup withholding and FATCA (as defined below) withholding, any gain realized by a Non-U.S. holder pursuant to the merger generally will not be subject to U.S. federal income tax unless:
•
the gain is effectively connected with a trade or business of such Non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. holder in the United States), in which case such gain generally will be subject to U.S. federal income tax at rates generally applicable to U.S. persons, and, if the Non-U.S. holder is a corporation, such gain may also be subject to the branch profits tax at a rate of 30 percent (or a lower rate under an applicable income tax treaty);

•
such Non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the completion of the merger, and certain other specified conditions are met, in which case such gain will be subject to U.S. federal income tax at a rate of 30 percent (or a lower rate under an applicable income tax treaty); or

•
Sumo Logic is or has been a “United States real property holding corporation” as such term is defined in Section 897(c) of the Code (which we refer to as “USRPHC”), at any time within the shorter of the five-year period preceding the merger or such Non-U.S. holder’s holding period with respect to the applicable shares of Sumo Logic common stock (which we refer to as the “relevant period”) and, if shares of Sumo Logic common stock are regularly traded on an established securities market (within the meaning of Section 897(c)(3) of the Code), such Non-U.S. holder owns (directly, indirectly or constructively) more than five percent of Sumo Logic common stock at any time during the relevant period, in which case such gain will be subject to U.S. federal income tax at rates generally applicable to U.S. persons (as described in the first bullet point above), except that the branch profits tax will not apply. Generally, a corporation is a USRPHC if the fair market value of its U.S. real property interests (as defined in the Code) equals or exceeds 50 percent of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. For this purpose, U.S. real property interests generally include land, improvements and associated personal property. Although there can be no assurances in this regard, we believe that we are not, and have not been, a USRPHC at any time during the five-year period preceding the merger. Non-U.S. holders are encouraged to consult their tax advisors regarding the possible consequences to them if we are a USRPHC.

Information Reporting and Backup Withholding
Information reporting and backup withholding (at a current rate of 24 percent) may apply to the proceeds received by a holder pursuant to the merger. Backup withholding generally will not apply to (1) a U.S. holder that furnishes a correct taxpayer identification number and certifies that such U.S. holder is not subject to backup withholding on IRS Form W-9 (or a substitute or successor form); or (2) a Non-U.S. holder that (a) provides a certification of such Non-U.S. holder’s non-U.S. status on the appropriate series of IRS Form W-8 (or a substitute or successor form); or (b) otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the holder’s U.S. federal income tax liability, if the required information is timely furnished to the IRS.
A U.S. holder may be required to retain records related to such holder’s common stock and file with its U.S. federal income tax return, for the taxable year that includes the merger, a statement setting forth certain facts relating to the merger.
Additional Withholding Requirements under the Foreign Account Tax Compliance Act (FATCA)
Sections 1471 through 1474 of the Code, and the U.S. Treasury Regulations and administrative guidance issued thereunder (which we refer to as, collectively, “FATCA”), impose a U.S. federal withholding tax of 30 percent on certain payments made to a “foreign financial institution” (as specially defined under these rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or an exemption applies. FATCA also generally imposes a U.S. federal withholding tax of 30 percent on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent a certification identifying certain direct and indirect U.S. owners of the entity or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under certain circumstances, a Non-U.S. holder might be eligible for refunds or credits of such taxes.
The U.S. Treasury Department recently released proposed regulations which, if finalized in their present form, would eliminate the FATCA withholding applicable to the gross proceeds of a sale or other disposition of Sumo Logic common stock. In its preamble to such proposed regulations, the U.S. Treasury Department stated that taxpayers may generally rely on the proposed regulations until final regulations are issued.
Holders of Sumo Logic common stock are encouraged to consult with their tax advisors regarding the possible implications of FATCA on the disposition of Sumo Logic common stock pursuant to the merger.
THE U.S. FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATIONAL PURPOSES ONLY AND ARE BASED UPON CURRENT LAW. BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, EACH U.S. HOLDER AND NON-U.S. HOLDER SHOULD CONSULT SUCH HOLDER’S TAX ADVISOR TO DETERMINE THE APPLICABILITY OF THE RULES DISCUSSED ABOVE TO SUCH HOLDER AND THE PARTICULAR TAX EFFECTS OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF U.S. FEDERAL NON-INCOME, STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS.
Regulatory Approvals Required for the Merger
General Efforts
Upon the terms and subject to the conditions set forth in the merger agreement, Parent and Merger Sub, on the one hand, and Sumo Logic, on the other hand, agreed to use reasonable best efforts to take, or cause to be taken, all actions, do, or cause to be done, all things and assist and cooperate with the other parties in doing, or causing to be done, all things, in each case as are necessary, proper or advisable pursuant to applicable law or otherwise to consummate and make effective the merger, in the most expeditious manner practicable including: (1) seeking to obtain all consents, waivers, approvals, expirations of all applicable waiting periods, orders and authorizations from governmental authorities, and taking all actions to avoid or eliminate each and every impediment under applicable law; and (2) making all registrations, declarations, and filings with governmental authorities, in each case that are necessary or advisable to consummate the merger.
HSR Act; Foreign Direct Investment Laws
Under the merger agreement, the merger cannot be completed until the waiting period (and extensions thereof, if any) applicable to the merger under the HSR Act have expired or otherwise been terminated, and all consents of the relevant governmental authorities under the specified foreign direct investment laws have been obtained or any applicable waiting period thereunder (including any extensions thereof) shall have expired or been terminated.
Sumo Logic and Parent each filed or caused to be filed the requisite notification forms under the HSR Act with the FTC and the DOJ on February 23, 2023. The applicable waiting period under the HSR Act is scheduled to expire at 11:59 p.m., Eastern time on March 27, 2023.
In addition, Parent, in coordination and consultation with Sumo Logic, submitted the specified foreign direct investment filings on or prior to March 1, 2023.
Sumo Logic and Parent have each agreed to use its reasonable best efforts, as soon as reasonably practicable, to cause the expiration or termination of the applicable waiting period pursuant to the HSR Act, the specified foreign direct investment laws, and any other antitrust law or foreign direct investment law applicable to the merger.
Additionally, Parent and Merger Sub have each agreed not to acquire or agree to acquire by merging or by acquiring in any other manner, any business of any person or other business organization or division if such business competes in any material line of business with Sumo Logic or its subsidiaries and the entering into a definitive agreement relating to the consummation of such transaction would reasonably be expected to (1) impose any material delay in the obtaining of, or materially increase the risk of not obtaining, any authorization, consent, order, declaration, or approval of any governmental authority necessary to consummate the merger or the expiration or termination of any applicable waiting period; (2) materially increase the risk of any governmental authority entering an order preventing or materially restraining the consummation of the merger; (3) materially increase the risk of not being able to remove any such order on appeal or otherwise; or (4) materially delay or prevent the consummation of the merger, subject to certain exceptions.

At any time before or after consummation of the merger, notwithstanding the termination of the waiting period under the HSR Act, the FTC or the DOJ could take such action under the antitrust laws as it deems necessary or desirable, including seeking to enjoin the completion of the merger, seeking divestiture of substantial assets of the parties or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. At any time before or after the completion of the merger, and notwithstanding the termination of the waiting period under the HSR Act, any state could take such action under its antitrust laws as it deems necessary or desirable. Such action could include seeking to enjoin the completion of the merger or seeking divestiture of substantial assets of Sumo Logic or Parent. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.
Subject to the terms of the merger agreement, each of Parent and Merger Sub (and their respective controlled affiliates, if applicable) agreed to, if and to the extent necessary to obtain clearance of the merger pursuant to the HSR Act and any other antitrust laws or specified foreign direct investment laws applicable to the merger, promptly take any and all steps necessary to avoid, eliminate or resolve each and every impediment and obtain all clearances, consents, approvals, and waivers under antitrust laws or specified foreign direct investment laws (that may be required by any governmental authority, so as to enable to parties to consummate the merger as soon as reasonably practicable); including (1) offering, negotiating, committing to or effecting, by settlement, consent decree, hold separate order, stipulation, or otherwise (a) the sale, divestiture, license, or other disposition, of any and all of the capital stock or other equity or voting interests, assets (whether tangible or intangible), rights, properties, products or business of Parent and Merger Sub and their respective controlled affiliates, if applicable, on the one hand, and Sumo Logic on the other hand; (b) the termination, modification, or assignment of existing relationships, joint ventures, contracts, or obligations of Parent and Merger Sub, and their respective controlled affiliates, if applicable, on the one hand, or Sumo Logic and its controlled affiliates on the other hand; (c) committing to behavioral or other operational conditions and any other modifications of, or restrictions on the businesses, assets, priorities, product lines, equity interest, or other activities of Parent and Merger Sub and their respective subsidiaries, if applicable, on the one hand, and Sumo Logic and its controlled affiliates on the other hand; and (2) contesting, defending, and appealing any pending or threatened legal proceeding challenging the merger agreement or the consummation of the merger and to have vacated, lifted, reversed, or overturned any order, whether temporary, preliminary, or permanent, that prohibits, prevents, or restricts the consummation of the merger.
One or more governmental bodies may impose a condition, restriction, qualification, requirement, or limitation when it grants the necessary approvals and consents to the merger. Third parties may also seek to intervene in the regulatory process or litigate to enjoin or overturn regulatory approvals, which actions could significantly impede or even preclude obtaining required regulatory approvals. There is currently no way to predict how long it will take to obtain all of the required regulatory approvals or whether such approvals will ultimately be obtained, and there may be a substantial period of time between the approval by Sumo Logic’s stockholders and the completion of the merger.
Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be obtained in a timely manner, obtained at all, or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the merger or require changes to the terms of the merger agreement. These conditions or changes could result in the conditions to the merger not being satisfied.
Financing of the Merger
The transactions contemplated by the merger agreement, including the payment of consideration due to Sumo Logic’s stockholders, holders of Sumo Logic warrants, and the holders of other equity-based interests under the merger agreement, will be funded with the proceeds of committed equity financing and Sumo Logic’s cash on hand at the closing, as further described below.
Pursuant to the equity commitment letter, the Guarantors have committed to capitalize Parent on the closing on the terms and subject to the conditions set forth in the equity commitment letter.
The Voting Agreements
In connection with entering into the merger agreement, on February 9, 2023, following approval thereof by the Sumo Logic Board, Sumo Logic’s directors, solely in their capacities as stockholders of Sumo Logic (which we refer to as the “voting agreement stockholders”), entered into the voting agreements with Parent and Sumo Logic. The voting agreements cover approximately [•] percent of the number of shares of Sumo Logic’s common stock issued and outstanding as of the record date.

Under the voting agreements, the voting agreement stockholders have agreed to vote all of their shares of Sumo Logic common stock (1) in favor of the adoption of the merger agreement and the approval of the merger and other transactions contemplated by the merger agreement and for any proposal to adjourn or postpone the special meeting to a later date if Sumo Logic or Parent proposes or requests such postponement or adjournment in accordance with the merger agreement; and (2) against any action, agreement, or proposal that would reasonably be expected to prevent or materially impede or materially delay the consummation of the merger agreement.
Pursuant to the voting agreements, the voting agreement stockholders have agreed not to, until the termination of the voting agreements and subject to certain exceptions in the voting agreements, directly or indirectly (1) offer, sell, transfer, assign, exchange, pledge, hypothecate, encumber or otherwise dispose of any Sumo Logic common stock or beneficial ownership, voting power, or any other interest thereof or therein (including by operation of law), or enter into any contract or other arrangement with respect to the foregoing; (2) deposit any Sumo Logic common stock into a voting trust or grant any proxies or powers of attorney, or enter into a voting agreement, with respect to any Sumo Logic common stock that is inconsistent with the voting agreements; or (3) commit or agree to take any of the actions referred to in the foregoing clauses (1) or (2).
The voting agreement stockholders’ obligations to vote in favor of the adoption of the merger agreement terminate automatically upon the earliest to occur of (1) the valid termination of the merger agreement in accordance with its terms; (2) the effective time of the merger agreement; (3) the time that the requisite stockholder approval has been obtained; or (4) the amendment of any term or provision of the merger agreement that reduces the per share price or changes the form of consideration payable to the Sumo Logic stockholders pursuant to the merger agreement.
Delisting and Deregistration of Sumo Logic Common Stock
If the merger is completed, Sumo Logic common stock will no longer be traded on the Nasdaq and will be deregistered under the Exchange Act. We will no longer be required to file periodic reports, current reports and proxy and information statements with the SEC with respect to Sumo Logic common stock.

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT
We are asking you to approve the adoption of the merger agreement. For a summary of and detailed information regarding this proposal, see the information about the merger agreement throughout this proxy statement, including the information set forth in the sections of this proxy statement captioned “The Merger” and “The Merger Agreement.” A copy of the merger agreement is attached as Annex A to this proxy statement. You are urged to read the merger agreement carefully and in its entirety.
The Sumo Logic Board unanimously recommends that you vote “FOR” this proposal.

PROPOSAL 2: APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF CERTAIN
MERGER-RELATED EXECUTIVE COMPENSATION
Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide stockholders with the opportunity to vote, on a non-binding, advisory basis, on the compensation that will or may become payable by Sumo Logic to Sumo Logic’s named executive officers in connection with the merger, as disclosed in the section of this proxy statement captioned “The Merger—Interests of Sumo Logic’s Directors and Executive Officers in the Merger—Golden Parachute Compensation,” including the additional disclosures referenced therein that otherwise are disclosed in the section of this proxy statement captioned “The Merger—Interests of Sumo Logic’s Directors and Executive Officers in the Merger.”
We are asking Sumo Logic’s stockholders to approve the compensation that will or may become payable by Sumo Logic to Sumo Logic’s named executive officers in connection with the merger. These payments are set forth in the section of this proxy statement captioned “The Merger—Interests of Sumo Logic’s Directors and Executive Officers in the Merger—Golden Parachute Compensation” and the accompanying footnotes and additional disclosures referenced therein. The various plans and arrangements pursuant to which these compensation payments may be made generally have previously formed part of Sumo Logic’s overall compensation program for Sumo Logic’s named executive officers and previously have been disclosed to stockholders in public filings, including Sumo Logic’s annual proxy statement. These historical arrangements were adopted and approved by the Sumo Logic Board or the Compensation and Talent Committee of the Sumo Logic Board, which is composed solely of non-employee directors, and are believed to be reasonable and in line with marketplace norms.
Accordingly, we are seeking approval of the following resolution at the special meeting:
“RESOLVED, that the stockholders of Sumo Logic approve the compensation that will or may become payable to Sumo Logic’s named executive officers in connection with the merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section captioned “The Merger—Interests of Sumo Logic’s Directors and Executive Officers in the Merger—Golden Parachute Compensation” in Sumo Logic’s proxy statement for the special meeting.”
Sumo Logic’s stockholders should note that this proposal is not a condition to completion of the merger, and as a non-binding, advisory vote, the result will not be binding on Sumo Logic, the Sumo Logic Board or Parent. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the merger is consummated Sumo Logic’s named executive officers will be eligible to receive the compensation that is based on or that otherwise relates to the merger in accordance with the terms and conditions applicable to those payments.
The Sumo Logic Board unanimously recommends that you vote “FOR” this proposal.

PROPOSAL 3: ADJOURNMENT OF THE SPECIAL MEETING
We are asking you to approve any proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting. If stockholders approve this proposal, we can adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including soliciting proxies from stockholders that have previously returned properly signed proxies voting against adoption of the merger agreement. Among other things, approval of the adjournment proposal could mean that, even if we received proxies representing a sufficient number of votes against adoption of the merger agreement such that the proposal to adopt the merger agreement would be defeated, we could adjourn the special meeting without a vote on the adoption of the merger agreement and seek to convince the holders of those shares to change their votes to votes in favor of adoption of the merger agreement. Additionally, we may seek stockholder approval to adjourn the special meeting if a quorum is not present. Finally, the chairperson of the special meeting is permitted by Sumo Logic’s bylaws to adjourn the special meeting even if Sumo Logic’s stockholders have not approved the proposal to adjourn the special meeting.
The Sumo Logic Board unanimously recommends that you vote “FOR” this proposal.

THE MERGER AGREEMENT
The following summary describes the material provisions of the merger agreement. The descriptions of the merger agreement in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. We encourage you to carefully read and consider the merger agreement, which is the legal document that governs the merger, in its entirety because this summary may not contain all the information about the merger agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the merger agreement, and not by this summary or any other information contained in this proxy statement.
The representations, warranties, covenants, and agreements described below and included in the merger agreement (1) were made only for purposes of the merger agreement and as of specific dates; (2) were made solely for the benefit of the parties to the merger agreement; (3) may be subject to important qualifications, limitations, and supplemental information agreed to by Sumo Logic, Parent, and Merger Sub in connection with negotiating the terms of the merger agreement; and (4) may also be subject to a contractual standard of materiality different from those generally applicable to reports and documents filed with the SEC and in some cases were qualified by confidential matters disclosed to Parent and Merger Sub by Sumo Logic in connection with the merger agreement. In addition, the representations and warranties may have been included in the merger agreement for the purpose of allocating contractual risk between Sumo Logic and Parent and Merger Sub rather than to establish matters as facts. Further, the representations and warranties were negotiated with the principal purpose of establishing the circumstances in which a party to the merger agreement may have the right not to consummate the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise. Sumo Logic’s stockholders are not generally third-party beneficiaries under the merger agreement and should not rely on the representations, warranties, covenants, and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of Sumo Logic, Parent, or Merger Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the merger agreement. Except where expressly provided in the merger agreement, none of the representations and warranties will survive the closing of the merger, and, therefore, they will have no legal effect under the merger agreement after the effective time of the merger. In addition, you should not rely on the covenants in the merger agreement as actual limitations on the respective businesses of Sumo Logic, Parent, and Merger Sub because the parties may take certain actions that are either expressly permitted in the confidential disclosure letter to the merger agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The merger agreement is described below, and included as Annex A, only to provide you with information regarding its terms and conditions, and not to provide you with any other factual information regarding Sumo Logic, Parent, Merger Sub, or their respective businesses. Accordingly, the representations, warranties, covenants, and other agreements in the merger agreement should not be read alone, and you should read the information provided elsewhere in this document and in Sumo Logic’s filings with the SEC regarding Sumo Logic and Sumo Logic’s business.
Closing and Effective Time of the Merger
The closing of the merger will take place (1) on a date to be agreed by Parent, Merger Sub, and Sumo Logic that is no later than the second business day after the satisfaction or waiver of the last condition to the closing of the merger (other than those conditions that by their term are to be satisfied at the closing of the merger, but subject to the satisfaction or waiver (to the extent permitted under the merger agreement) of such conditions); or (2) at such other time agreed to by Sumo Logic, Parent, and Merger Sub. On the closing date of the merger, the parties will file a certificate of merger with the Secretary of State of the State of Delaware as provided under the DGCL. The merger will become effective upon the filing and acceptance of that certificate of merger, or at a later time agreed to in writing by the parties and specified in such certificate of merger.
Effects of the Merger; Certificate of Incorporation; Bylaws; Directors and Officers
The merger agreement provides that, subject to the terms and conditions of the merger agreement, and in accordance with the DGCL, at the effective time of the merger: (1) Merger Sub will be merged with and into Sumo Logic; (2) the separate corporate existence of Merger Sub will cease; and (3) Sumo Logic will continue as the surviving corporation in the merger and a wholly owned subsidiary of Parent. From and after the effective time of the merger, all of the property, rights, privileges, powers, and franchises of Sumo Logic and Merger Sub will vest in the surviving corporation and all of the debts, liabilities, and duties of Sumo Logic and Merger Sub will become the debts, liabilities, and duties of the surviving corporation.
At the effective time of the merger, the certificate of incorporation of Sumo Logic as the surviving corporation will be amended and restated in its entirety to read as set forth in the applicable exhibit attached to the merger agreement, and the bylaws of Sumo Logic as the surviving corporation will be amended and restated in their entirety to conform to the bylaws of Merger Sub, as in effect immediately prior to the effective time of the merger, in each case, until thereafter amended.
The parties are obligated to use reasonable best efforts to take all necessary actions so that, at the effective time of the merger, the board of directors of the surviving corporation will be the directors of Merger Sub as of immediately prior to the effective time of the merger, each to hold office in accordance with the certificate of incorporation and bylaws of the surviving corporation until their successors are duly elected or appointed and qualified, or until their earlier death, resignation or removal. At the effective time of the merger, the officers of the surviving corporation will be the officers of Sumo Logic as of immediately prior to the effective time of the merger, each to hold office in accordance with the certificate of incorporation and bylaws of the surviving corporation until their successors are duly appointed, or until their earlier death, resignation, or removal.
Conversion of Shares
Common Stock
Upon the terms and subject to the conditions set forth in the merger agreement, at the effective time of the merger, each share of Sumo Logic common stock that is issued and outstanding as of immediately prior to the effective time of the merger (other than the excluded shares) will be automatically converted into the right to receive an amount in cash equal to the per share price less any applicable withholding taxes (or, in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in accordance with the terms of the merger agreement).
At the effective time of the merger, each outstanding share of common stock that is (1) held by Sumo Logic as treasury stock; (2) owned by Parent or Merger Sub; or (3) owned by any direct or indirect wholly owned subsidiary of Parent or Merger Sub will automatically be cancelled and will cease to exist without any conversion thereof or consideration paid in exchange therefor. At the effective time of the merger, each share of common stock of Merger Sub that is outstanding immediately prior to the effective time of the merger will be converted into one validly issued, fully paid, and nonassessable share of Sumo Logic common stock of the surviving corporation and each certificate representing ownership of such shares of common stock of Merger Sub will thereafter represent ownership of shares of common stock of the surviving corporation.
Restricted Stock
Upon the terms and conditions set forth in the merger agreement, at the effective time of the merger, each share of Sumo Logic’s restricted stock that is outstanding as of immediately prior to the effective time of the merger shall vest in full and be cancelled and converted into a right to receive an amount in cash equal to the per share price less any applicable withholding taxes.
Treatment of Equity Awards and ESPP
The merger agreement provides that Sumo Logic’s equity awards that are outstanding immediately prior to the effective time of the merger will be subject to the following treatment at the effective time of the merger:
Treatment of Sumo Logic Restricted Stock Units
At the effective time of the merger each vested Sumo Logic RSU will be cancelled and converted into the right to receive an amount in cash (without interest) equal to (1) the total number of shares of Sumo Logic common stock subject to such vested Sumo Logic RSU, multiplied by (2) the per share price, less applicable withholding taxes.
At the effective time of the merger, each unvested Sumo Logic RSU will be cancelled and converted into a converted cash award (without interest) equal to (1) the total number of shares of Sumo Logic common stock subject to such unvested Sumo Logic RSU, multiplied by (2) the per share price, less applicable withholding taxes. Except as otherwise provided in the merger agreement, each such converted cash award will continue to have, and will be subject to, the same vesting terms and conditions as applied to the corresponding unvested Sumo Logic RSU immediately prior to the effective time of the merger.
Treatment of Sumo Logic Performance-Based Restricted Stock Units
At the effective time of the merger, each vested Sumo Logic PSU will be cancelled and converted into the right to receive an amount in cash (without interest) equal to (1) the total number of shares of Sumo Logic common stock subject to such vested Sumo Logic PSU (as determined in accordance with the terms of the applicable award agreement), multiplied by (2) the per share price, less applicable withholding taxes.
At the effective time of the merger, each unvested Sumo Logic PSU will be cancelled and converted into a converted cash award (without interest) equal to (1) the total number of shares of Sumo Logic common stock subject to such unvested Sumo Logic PSU (as determined in accordance with the terms of the applicable award agreement), multiplied by (2) the per share price, less applicable withholding taxes. Except as otherwise provided in the merger agreement, each such converted cash award will be subject to the same vesting terms and conditions (excluding performance-based vesting conditions) as applied to the corresponding unvested Sumo Logic RSU immediately prior to the effective time of the merger.
Treatment of Sumo Logic Options
At the effective time of the merger, each vested Sumo Logic option will be cancelled and converted into the right to receive an amount in cash (without interest) equal to (1) the total number of shares of Sumo Logic common stock subject to the vested Sumo Logic option multiplied by (2) the excess, if any, of the per share price over the exercise price per share of such vested Sumo Logic option, less applicable withholding taxes.
At the effective time of the merger each unvested Sumo Logic option will be cancelled and converted into a converted cash award (without interest) equal to (1) the total number of shares of Sumo Logic common stock subject to such unvested Sumo Logic option, multiplied by (2) the excess, if any, of the per share price over the exercise price per share of such unvested Sumo Logic option, less applicable withholding taxes. Except as otherwise provided in the merger agreement, each such converted cash award will continue to have, and will be subject to, the same vesting terms and conditions as applied to the corresponding unvested Sumo Logic option immediately prior to the effective time of the merger.
Any underwater Sumo Logic option will be cancelled at the effective time of the merger for no consideration or payment.
Treatment of the ESPP
Prior to the effective time of the merger, we will take all actions necessary to, (1) provide that no new individuals will be permitted to enroll in the ESPP on or following the date of the merger agreement; (2) make any adjustments that may be necessary or advisable to reflect the shortened offering period or purchase period, but otherwise treat such shortened offering period or purchase period as a fully effective and completed offering period or purchase period for all purposes pursuant to the ESPP; (3) not allow any increase in the amount of participants’ payroll deduction elections under the ESPP during the Current Offering Period from those in effect on the date of the merger agreement; (4) cause the exercise (as of no later than one business day prior to the date on which the effective time occurs) of each outstanding purchase right pursuant to the ESPP, but otherwise not issue any of Sumo Logic common stock under the ESPP; (5) provide that no further offering period or purchase period will commence pursuant to the ESPP on or after the date of the merger agreement; and (6) not extend the current purchase period. Immediately prior to and effective as of the effective time of the merger (but subject to the consummation of the merger), we will terminate the ESPP and no further rights will be granted or exercised under the ESPP after such termination.
Warrants
At the effective time of the merger, each Sumo Logic warrant that is outstanding immediately prior to the effective time of the merger will be deemed exercised in full as a “cashless exercise” (as described in the Sumo Logic warrants) effective upon the effective time of the merger, in accordance with the terms of the Sumo Logic warrants. The holder of such Sumo Logic warrant will be entitled to receive an amount in cash equal to (1) the number of shares of Sumo Logic common stock deemed to be issuable upon exercise in full of such Sumo Logic warrant as a “cashless exercise,” (calculated in accordance with and subject to the terms and conditions of such Sumo Logic warrant) multiplied by (2) the per share price, less any applicable withholding taxes.
Payment Agent, Exchange Fund and Exchange and Payment Procedures
Prior to the closing of the merger, Parent will appoint an agent reasonably acceptable to Sumo Logic, which we refer to as the “payment agent,” to make payments of the merger consideration to Sumo Logic’s stockholders and warrantholders. At or prior to the closing of the merger, Parent will deposit (or cause to be deposited) with the payment agent an amount of cash that is sufficient in the aggregate to pay the aggregate per share price payable to Sumo Logic’s stockholders and warrantholders in accordance with the merger agreement.
Promptly (and in any event within one business day) following the effective time of the merger, Parent and the surviving corporation will cause the payment agent to mail to each holder of record (as of immediately prior to the effective time of the merger) of a certificate that immediately prior to the effective time of the merger represented outstanding shares of Sumo Logic common stock (other than excluded shares), a letter of transmittal and instructions advising stockholders how to surrender stock certificates in exchange for merger consideration. Upon receipt of (1) surrendered certificates for cancellation (or an appropriate affidavit for lost, stolen or destroyed certificates, together with any required bond); and (2) a duly completed and signed letter of transmittal and such other documents as may be reasonably requested by the payment agent, the holder of such certificate will be entitled to receive an amount in cash equal to the product of (x) the aggregate number of shares of Sumo Logic common stock represented by such certificate and (y) the per share price. The amount of any per share price paid to Sumo Logic’s stockholders will not include interest and may be reduced by any applicable withholding taxes.
Notwithstanding the foregoing, any holder of shares of Sumo Logic common stock held in book-entry form (which we refer to as “uncertificated shares”) will not be required to deliver a certificate or an executed letter of transmittal (as both are described above) to the payment agent to receive the consideration payable in respect thereof. Each holder of record (as of immediately prior to the effective time of the merger) of uncertificated shares that immediately prior to the effective time of the merger represented an outstanding share of Sumo Logic common stock will, upon receipt of an “agent’s message” in customary form at the effective time of the merger, and any documents as may reasonably be requested by the payment agent, be entitled to receive, and the payment agent will pay and deliver as promptly as practicable, an amount in cash equal to the product of (1) the aggregate number of shares of Sumo Logic common stock represented by such holder’s transferred uncertificated shares; and (2) the per share price. The amount of consideration paid to such Sumo Logic stockholders will not include interest and may be reduced by any applicable withholding taxes.
If any cash deposited with the payment agent is not claimed within one year following the effective time of the merger, such cash will be returned to Parent upon demand, and any of Sumo Logic’s stockholders and warrantholders as of immediately prior to the merger who have not complied with the exchange procedures in the merger agreement will thereafter look only to Parent for satisfaction of payment of the merger consideration (subject to abandoned property law, escheat law or similar laws). None of the payment agent, Parent, the surviving corporation, or any other party will be liable to any of Sumo Logic’s stockholders with respect to any cash amounts properly paid to a public official pursuant to any applicable abandoned property law, escheat law or similar laws.
The letter of transmittal will include instructions if a stockholder has lost a share certificate or if such certificate has been stolen or destroyed. In the event that any share certificates have been lost, stolen, or destroyed, then the payment agent will issue the per share price to such holder upon the making by such holder of an affidavit for such lost, stolen or destroyed certificate. Parent or the payment agent may, in its discretion and as a condition precedent to the payment of the per share price, require such stockholder to deliver a bond in such amount as Parent or the payment agent may direct as indemnity against any claim that may be made against Parent, the surviving corporation or the payment agent with respect to such certificate.
Representations and Warranties
The merger agreement contains representations and warranties of Sumo Logic, Parent and Merger Sub.
Some of the representations and warranties in the merger agreement made by Sumo Logic are qualified as to “materiality” or “Company Material Adverse Effect.” For purposes of the merger agreement, “company material adverse effect” means, with respect to Sumo Logic, any change, event, condition, development, violation, inaccuracy, effect, or circumstance that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the business, financial condition, or results of operations of Sumo Logic and its subsidiaries, taken as a whole, but excluding, in each case, any such effect to the extent arising out of, relating to or resulting from:
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general economic conditions in the United States or any other country or region in the world, or conditions in the global economy generally (except, in each case, to the extent that such effect has had or would reasonably be expected to have a materially disproportionate adverse effect on Sumo Logic relative to comparable companies operating in the industry in which the Sumo Logic and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a company material adverse effect has occurred or would reasonably be expected to occur);

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conditions in the financial markets, credit markets, equity markets, debt markets, currency markets, or capital markets in the United States or any other country or region in the world, including (a) changes in interest rates or credit ratings in the United States or any other country; (b) changes in exchange rates for the currencies of any country; or (c) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world (except, in each case, to the extent that such effect has had or would reasonably be expected to have a materially disproportionate adverse effect on Sumo Logic relative to comparable companies operating in the industry in which Sumo Logic and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a company material adverse effect has occurred or would reasonably be expected to occur);

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conditions in the industries in which Sumo Logic and its subsidiaries conduct business or in any specific jurisdiction or geographical area in which Sumo Logic and its subsidiaries conduct business, or changes in such conditions (except, in each case, to the extent that such effect has had or would reasonably be expected to have a materially disproportionate adverse effect on Sumo Logic relative to comparable companies operating in the industry in which Sumo Logic and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a company material adverse effect has occurred or would reasonably be expected to occur);

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regulatory, legislative, or political conditions (including anti dumping actions, international tariffs, sanctions, trade policies or disputes or any “trade war” or similar actions) in the United States or any other country or region in the world (except, in each case, to the extent that such effect has had or would reasonably be expected to have a materially disproportionate adverse effect on Sumo Logic relative to the comparable companies operating in the industry in which Sumo Logic and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a company material adverse effect has occurred or would reasonably be expected to occur);

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any geopolitical conditions, cyberattack, outbreak of hostilities, armed conflicts, civil unrest, civil disobedience, acts of war, sabotage, terrorism, or military actions (including, in each case, any escalation or worsening of any of the foregoing) in the United States or any other country or region in the world, including an outbreak or escalation of hostilities involving the United States or any other governmental authority or the declaration by the United States or any other governmental authority of a national emergency or war (except, in each case, to the extent that such effect has had or would reasonably be expected to have a materially disproportionate adverse effect on Sumo Logic relative to comparable companies operating in the industry in which Sumo Logic and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a company material adverse effect has occurred or would reasonably be expected to occur);

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earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wildfires, nuclear incidents, foreign or domestic social protest or social unrest (whether or not violent), or other natural or man made disasters, weather conditions, power outages, or other force majeure events in the United States or any other country or region in the world (or escalation or worsening of any such events or occurrences, including, in each case, the response of governmental authorities) (except, in each case, to the extent that such effect has had or would reasonably be expected to have a materially disproportionate adverse effect on Sumo Logic relative to comparable companies operating in the industry in which Sumo Logic and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a company material adverse effect has occurred or would reasonably be expected to occur);
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pandemics (including the COVID-19 pandemic), epidemics, plagues, contagious disease outbreaks, or other comparable events (including any quarantine restrictions mandated or recommended by any governmental authority), or escalation or worsening of any such events or occurrences, including, in each case, the response of governmental authorities (including “shelter in place,” “stay at home,” social distancing, shut down, closure, sequester, safety or similar law, directive, guideline, response, or recommendation of or promulgated by any governmental authority, including the Centers for Disease Control and Prevention and the World Health Organization, or other reasonable actions taken, in each case, in connection with or in response to COVID-19 and including, in each case, any changes in any such law, directive, guidance, response or recommendation (which we refer to as “COVID-19 measures”)) in the United States or any other country or region in the world;

•	any effect with respect to COVID-19 or any COVID-19 measures;
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inflation or any changes in the rate of increase or decrease of inflation (in each case, except to the extent that such effect has had or would reasonably be expected to have a materially disproportionate adverse effect on Sumo Logic relative to comparable companies operating in the industry in which Sumo Logic and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a company material adverse effect has occurred or would reasonably be expected to occur);

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the development, continuation, or worsening of supply chain disruptions affecting the industry in which Sumo Logic and its subsidiaries conduct business (except, in each case, to the extent that such effect has had or would reasonably be expected to have a materially disproportionate adverse effect on Sumo Logic relative to comparable companies operating in the industry in which Sumo Logic and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a company material adverse effect has occurred or would reasonably be expected to occur);

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the negotiation, execution, delivery, announcement, or performance of the merger agreement or the pendency or consummation of the merger including the impact thereof on the relationships, contractual or otherwise, of Sumo Logic and its subsidiaries with employees (including any employee attrition), suppliers, customers, partners, lenders, lessors vendors, governmental authorities, or any other third person (except that this exception shall not apply to representations and warranties that specifically address the consequences of the entry into the merger agreement or the consummation of the merger);

•	the compliance by any party with the express terms of the merger agreement, including any action required to be taken or refrained from being taken by the express terms of the merger agreement;
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any action taken or refrained from being taken by Sumo Logic or any of its subsidiaries, in each case to which Parent has expressly approved, consented to, or requested in writing (including by email) following the date of the merger agreement, and any failure to take any action resulting from Parent’s failure to grant any approval or consent requested by Sumo Logic to take any reasonable action restricted or prohibited by the merger agreement;

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changes or proposed changes in GAAP or other accounting standards or law (or the enforcement or interpretation of any of the foregoing), including the adoption, implementation, repeal, modification, reinterpretation, or proposal thereof, changes in the regulatory accounting requirements applicable to any industry in which Sumo Logic and its subsidiaries operate (including the adoption, implementation, repeal, modification reinterpretation or proposal thereof), or any action taken for the purpose of complying with GAAP or any law (including any action taken or not taken as required by any law, governmental authority or otherwise to respond to the impact, presence, outbreak, or spread of any pandemic (including COVID-19), epidemic, contagious disease outbreaks, or other comparable event);

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changes in the price or trading volume of Sumo Logic common stock, in and of itself (it being understood that the cause of such change may be deemed to constitute, in and of itself, a company material adverse effect and may be taken into consideration when determining whether a company material adverse effect has occurred or would reasonably be expected to occur to the extent not otherwise excluded under this definition);

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any failure, in and of itself, by Sumo Logic and its subsidiaries to meet (1) any public estimates or expectations of Sumo Logic’s revenue, earnings, or other financial performance or results of operations for any period; or (2) any budgets, plans, projections, or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that the cause of any such failure in clause (1) or (2) may be deemed to constitute, in and of itself, a company material adverse effect and may be taken into consideration when determining whether a company material adverse effect has occurred or would reasonably be expected to occur to the extent not otherwise excluded under this definition);

•	the availability or cost of equity, debt, or other financing to Parent or Merger Sub, or any of their respective affiliates;
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any transaction litigation or other legal proceeding threatened, made or brought by any of Sumo Logic’s current or former stockholders (on their own behalf or on behalf of Sumo Logic) against Sumo Logic, any of its stockholders, executive officers, or other employees or any member of the Sumo Logic Board (or any affiliates of any of the foregoing) in connection with, arising from or otherwise relating to the merger, including any legal proceeding for appraisal rights of the fair value of any shares of Sumo Logic common stock;

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the identity of, or any facts or circumstances relating to, the Guarantors, Parent, or Merger Sub or their respective affiliates or the respective equity or debt financing sources of or investors in any of the foregoing or their respective plans or intentions of the foregoing with respect to Sumo Logic or its business; or

•	any breach of the merger agreement by Parent or Merger Sub.
In the merger agreement, Sumo Logic has made customary representations and warranties to Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement and the confidential disclosure letter to the merger agreement. These representations and warranties relate to, among other things:
•	organization and good standing;
•	corporate power and enforceability;
•	approval of the Sumo Logic Board, fairness opinion, and anti-takeover laws;
•	the nature of the required approval of Sumo Logic’s stockholders;
•	non-contravention of certain agreements and laws;
•	requisite governmental approvals;
•	Sumo Logic’s capitalization;
•	Sumo Logic’s subsidiaries and their capitalization;
•	Sumo Logic’s SEC reports;
•	Sumo Logic’s financial statements, internal controls, and indebtedness;
•	no undisclosed liabilities;
•	absence of certain changes;
•	material contracts;
•	real property matters;
•	environmental matters;
•	intellectual property matters;

•	privacy and security matters;
•	tax matters;
•	employee plans;
•	labor matters;
•	permits;
•	compliance with laws;
•	legal proceedings and orders;
•	government contracts;
•	insurance;
•	related party transactions; and
•	brokers.
Under the merger agreement, Parent and Merger Sub acknowledge that Sumo Logic has not made any representations or warranties other than those expressly set forth in the merger agreement or the certificate delivered by Sumo Logic pursuant to the merger agreement, and expressly disclaim reliance on any representation, warranty, or other information regarding Sumo Logic, other than those expressly set forth in the merger agreement or the certificate delivered by Sumo Logic pursuant to the merger agreement.
In the merger agreement, Parent and Merger Sub have made customary representations and warranties to Sumo Logic that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement. These representations and warranties relate to, among other things:
•	organization and good standing;
•	power and enforceability;
•	non-contravention of certain agreements and laws;
•	requisite governmental approvals;
•	legal proceedings and orders;
•	ownership of Parent and Merger Sub capital stock;
•	brokers;
•	no Parent vote or approval required;
•	financing;
•	absence of stockholder and management arrangements;
•	pending transactions; and
•	non-foreign status.
Under the merger agreement, Sumo Logic acknowledges that Parent and Merger Sub have not made any representations or warranties other than those expressly set forth in the merger agreement or the certificate delivered by Parent and Merger Sub pursuant to the merger agreement and expressly disclaims reliance on any representation, warranty, or other information regarding Parent and Merger Sub, other than those expressly set forth in the merger agreement or the certificate delivered by Parent and Merger Sub pursuant to the merger agreement.
The representations and warranties contained in the merger agreement will not survive the consummation of the merger.

Conduct of Business Pending the Merger
Other than as contemplated by the merger agreement, set forth in the confidential disclosure letter to the merger agreement or approved by Parent, from the date of the merger agreement to the effective time of the merger (or termination of the merger agreement), Sumo Logic agreed to, and agreed to cause its subsidiaries to, subject to certain exceptions, use its reasonable best efforts to:
•	conduct its business and operations in the ordinary course of business;
•	preserve intact its material assets, properties, material contracts, and business organizations;
•	keep available the services of its current officers and key employees; and
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preserve its current relationships with material customers, suppliers, distributors, lessors, licensors, licensees, creditors, contractors, and other persons with whom Sumo Logic or any of its subsidiaries has business relations.

Sumo Logic has also agreed that, subject to certain exceptions, it will not, and agreed that it would not permit its subsidiaries to:
•	amend or otherwise change Sumo Logic’s charter, bylaws, or any other similar organizational document;
•	propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization, or other reorganization;
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issue, sell, or deliver or agree or commit to issue, sell or deliver any Sumo Logic securities (including any Sumo Logic equity-based awards) (whether through the issuance or granting of options, restricted stock units, warrants, commitments, subscriptions, rights to purchase, or otherwise), except, in each case, (1) for the issuance, delivery or sale of (or agreement or commitment to issue, sell or deliver) Sumo Logic common stock pursuant to Sumo Logic equity-based awards or warrants outstanding as of the date of the merger agreement, or pursuant to the ESPP, in each case, in accordance with their terms and the terms of the merger agreement; and (2) as set forth on the confidential disclosure letter to the merger agreement;

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acquire, repurchase, or redeem any of its equity securities, except, in each case, (1) pursuant to the terms and conditions of Sumo Logic equity-based awards or warrants outstanding as of the date of the merger agreement in accordance with their terms as in effect as of the date of the merger agreement; or to otherwise satisfy tax obligations with respect to awards granted pursuant to Sumo Logic equity plans or to pay the exercise price of Sumo Logic options, in each case, in accordance with the existing terms of the applicable Sumo Logic equity plan as in effect of the date of this merger agreement; or (2) for transactions between Sumo Logic and any of its subsidiaries;

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(1) adjust, split, subdivide, combine, or reclassify any shares of capital stock, or other equity or voting interests; (2) declare, set aside, establish a record date for, authorize or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of its capital stock or other equity or voting interests or make any other actual, constructive, or deemed distribution in respect of its capital stock or other equity or voting interests, except for cash dividends made by any wholly-owned subsidiary of Sumo Logic to Sumo Logic or one of its other wholly-owned subsidiaries; (3) pledge or encumber any of its capital stock or other equity or voting interests; or (4) modify the terms of any of its capital stock or other equity or voting interests;

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acquire or agree to acquire (by merger, consolidation, or acquisition of stock or assets) any third person or any material equity interest in such person, or enter into any contractual joint venture or similar arrangement or legal partnership with any third person;

•	acquire, or agree to acquire, fee ownership (or its jurisdictional equivalent) of any real property;
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(1) incur or assume any indebtedness or issue any debt securities, except, in each case (a) short-term debt incurred to fund operations of the business pursuant to Sumo Logic’s Amended and Restated Loan and Security Agreement, dated as of February 8, 2021, by and among Sumo Logic and Silicon Valley Bank (which we refer to as the “loan agreement”) in the ordinary course of business; (b) for loans or advances between Sumo Logic subsidiaries or between Sumo Logic and its subsidiaries; (c) obligations incurred pursuant to business credit cards in the ordinary course of business; or (d) pursuant to Sumo Logic’s loan agreement as in effect on the date of the merger agreement; (2) assume, guarantee, endorse, or otherwise become liable or responsible for the obligations of any third person except with respect to obligations of Sumo Logic’s subsidiaries; (3) make any loans advances or capital contributions to, or investments in, any third person, except, in each case, for (a) extensions of credit to customers in the ordinary course of business; (b) advances of reimbursable expenses to directors, officers and other employees, in each case, in the ordinary course of business; and (c) for loans or advances between wholly-owned Sumo Logic subsidiaries or between Sumo Logic and its wholly-owned subsidiaries and capital contributions in or to subsidiaries of Sumo Logic; or (4) mortgage, pledge or otherwise encumber any assets, tangible or intangible, or create any lien thereon (other than certain permitted liens);
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except (1) in order to comply with applicable law; (2) as required pursuant to the existing terms of any Sumo Logic benefit plan in effect on the date of the merger agreement, listed on the confidential disclosure letter to the merger agreement and made available to Parent; or (3) as provided in the merger agreement, (a) establish, adopt, enter into, terminate, or amend any material Sumo Logic benefit plan (or any plan, policy, agreement, contract, or arrangement that would be a material Sumo Logic benefit plan if in effect on the date of the merger agreement), or take any action to accelerate the vesting, payment, or funding of any compensation or benefits under, any Sumo Logic benefit plan (or any plan, policy, agreement, contract or arrangement that would be a Sumo Logic benefit plan if in effect on the date of the merger agreement), other than (x) any amendment to any Sumo Logic health and welfare employee benefits plans that would not materially increase the cost to Sumo Logic or any of its subsidiaries of maintaining such Sumo Logic health and welfare employee benefit plans; or (y) entering into offer letters, consulting agreements, or similar agreements permitted pursuant to clause (d) below; (b) grant to any service provider whose annual cash on target compensation exceeds $340,000 any increase or decrease in cash on target compensation, bonus, incentive, or fringe or other benefits; (c) grant to any service provider any new or increased change in control, retention, transaction bonus, tax gross-up, equity or equity-based award, or severance or termination pay, or materially amend or modify any such arrangement (other than pursuant to separation agreements entered into in the ordinary course of business, consistent with past practice, with terminated employees in an amount not to exceed $100,000); or (d) terminate or hire any service provider of Sumo Logic or its subsidiaries (other than (x) entering into at-will (to the extent at-will is recognized in the applicable jurisdiction of employment) offer letters, consulting arrangements or similar arrangements with any individual whose total annual cash compensation is equal to or less than $340,000, which offer or arrangement does not contain severance or change of control benefits; and (y) terminating service providers (i) with total annual cash compensation equal to or less than $340,000 in the ordinary course of business, consistent with past practice; or (ii) for “cause”, in Sumo Logic’s reasonable good faith judgment);

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settle, release, waive, or compromise any pending or threatened material legal proceeding, except for the settlement of any legal proceedings (1) solely for monetary damages in an amount (a) not in excess of $1.0 million; or (b) that does not exceed the amount reflected or reserved against in the audited Sumo Logic balance sheet; or (2) settled in compliance with the merger agreement;

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except as required by applicable law or GAAP, (1) other than in the ordinary course of business, revalue in any material respect any of its properties or assets, including writing-off notes or accounts receivable; or (2) make any change in any of its accounting principles or practices;

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(1) make or change any material tax election; (2) settle or compromise any material tax claim or assessment; (3) consent to any extension or waiver of any limitation period with respect to any material tax claim or assessment; (4) file an amended tax return that could materially increase the taxes payable by Parent or its affiliates (including, after the closing, Sumo Logic and its subsidiaries); (5) surrender any right to claim a refund of material taxes; (6) fail to pay any material tax that becomes due and payable except to the extent such tax is contested in good faith; or (7) enter into a closing agreement with any governmental authority regarding any material tax;

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(1) incur, authorize or commit to incur any material capital expenditures other than (a) consistent in all material respects with the capital expenditure budget set forth in the confidential disclosure letter to the merger agreement; (b) pursuant to obligations imposed by material contracts or leases; or (c) pursuant to agreements in effect prior to the date of the merger agreement; (2) except in the ordinary course of business, (a) enter into any contract which if entered into prior to the date of the merger agreement would be a material contract; or (b) modify or amend any material rights under any material contract in a manner that is adverse in any material respect to Sumo Logic and its subsidiaries, taken as whole, or terminate any material contract (other than any material contract that has expired in accordance with its terms); (3) extend the term of the contract listed on the confidential disclosure letter to the merger agreement; (4) maintain insurance at less than current levels or otherwise in a manner inconsistent with past practice; (5) engage in any transaction with, or enter into any agreement, arrangement or understanding with, any affiliate of Sumo Logic or other person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404 of Regulation S-K; (6) effectuate a “plant closing” or “mass layoff”; (7) grant any material refunds, credits, rebates or other allowances to any end user, customer, reseller, or distributor, in each case other than in the ordinary course of business; or (8) waive, release, grant, encumber, or transfer any right of material value to Sumo Logic and its subsidiaries, taken as a whole, other than in the ordinary course of business;
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negotiate, modify, extend, terminate, or enter into any labor agreement, or recognize or certify any labor union, works council, or other labor organization or similar group of employees as the bargaining representative for any employees of Sumo Logic or its subsidiaries;

•	affirmatively waive or release any nondisclosure, noninterference or nondisparagement obligation of any service provider;
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sell, assign, transfer, lease, license (other than certain permitted liens), abandon, let lapse, cancel, dispose of, or otherwise subject to any lien or other encumbrance (in each case, other than certain permitted liens) any material Sumo Logic intellectual property, except for non-exclusive licenses of intellectual property entered in the ordinary course of business;

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disclose or abandon any material trade secrets except in the ordinary course of business and to the extent not economically desirable to maintain for the conduct of the business of Sumo Logic and its subsidiaries, or disclose, license, make available or deliver any material source code for any Sumo Logic software to any person except to a third-party service provider or other agent obligated in writing to (1) maintain the confidentiality of, and not disclose, such source code; and (2) use such source code only in the provision of services to Sumo Logic or any of its subsidiaries;

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make any material change to Sumo Logic’s or any of its subsidiaries’ policies or procedures with respect to their processing of personal information, except to (1) remediate any privacy or security issue; (2) enhance data security or integrity; (3) comply with applicable privacy and data security requirements or as otherwise directed or required by a governmental authority; or

•	enter into or agree or commit to enter into a contract to take any such prohibited actions.
No Solicitation of Other Acquisition Offers
During the no-shop period, Sumo Logic agreed to, and agreed to (1) cause its subsidiaries and its executive officers and directors; (2) instruct its legal and financial advisors; and (3) use reasonable best efforts to cause each of its other representatives to, in each case, cease and cause to be terminated any discussions or negotiations with, and terminate any data room access (or other access to diligence) of any person and its representatives relating to, an acquisition transaction.
In particular, under and subject to the terms of the merger agreement, during the no-shop period Sumo Logic, its subsidiaries, and their respective directors and executive officers, will not, and Sumo Logic will not authorize or direct any of its subsidiaries’ other employees, consultants, or other representatives to, directly or indirectly:
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solicit, initiate, propose or induce the making, submission, or announcement of, or knowingly encourage, facilitate, or assist, any proposal that constitutes, or is reasonably expected to lead to, an acquisition proposal;

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furnish to any person or group (other than Parent, Merger Sub, or any of their respective representatives) any non-public information relating to Sumo Logic or any of its subsidiaries or afford to any person or group (other than Parent, Merger Sub, or any of their respective representatives) access to the business, properties, assets, books, records, or other non-public information, or to any personnel, of Sumo Logic or any of its subsidiaries, in any such case in connection with any acquisition proposal or with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate, or assist, an acquisition proposal or the making of any proposal that would reasonably be expected to lead to an acquisition proposal;

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knowingly participate, facilitate, or engage in discussions or negotiations with any person or group with respect to an acquisition proposal or with respect to any inquiries from third persons relating to the making of an acquisition proposal, other than informing such persons of the solicitation provisions contained in the merger agreement, or discussing any acquisition proposal made by any person or group making the acquisition proposal with such person or group solely to the extent necessary to clarify the terms of the acquisition proposal;

•	approve, endorse, or recommend any proposal that constitutes, or is reasonably expected to lead to, an acquisition proposal;
•	enter into any alternative acquisition agreement; or
•	authorize or commit to do any of the foregoing.
Under and subject to the terms of the merger agreement, until Sumo Logic receives the requisite stockholder approval, if (1) any person or group or their respective representative makes, renews, or delivers to Sumo Logic an acquisition proposal that was not solicited in material breach of the applicable restrictions; and (2) the Sumo Logic Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) that (A) such acquisition proposal either constitutes a superior proposal or is reasonably likely to lead to a superior proposal; and (B) the failure to take such actions would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable law, Sumo Logic and the Sumo Logic Board (or a committee thereof) may, directly or indirectly through one or more of their representatives (including its financial advisor):
•	participate or engage in discussions or negotiations with such person or their representatives;
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subject to an acceptable confidentiality agreement, (a) furnish any non-public information relating to Sumo Logic or any of its subsidiaries to; or (b) afford access to the business, properties, assets, books, records, or other non-public information or to any personnel, of Sumo Logic or any of its subsidiaries to such person of their representatives; or

•	otherwise facilitate the making of a superior proposal by such person or their representatives
Until the earlier of the effective time of the merger and the termination of the merger agreement, Sumo Logic has agreed that it will promptly (and, in any event, within 48 hours) notify Parent in writing if any acquisition proposal is, to the knowledge of Sumo Logic, received by Sumo Logic or its representatives, or if any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continued with, Sumo Logic or any of its representatives, which requests, discussions or negotiations would reasonably be expected to lead to an acquisition proposal. Such notice must include (1) the identity of the person or group making such proposal, or request (unless such disclosure is prohibited pursuant to the terms of any confidentiality agreement with such person or group that is in effect on the date of the merger agreement); (2) a summary of the material terms and conditions of such proposal or request and, if in writing, a copy thereof; and (3) copies of any material agreements, documents or other written materials submitted in connection therewith. Thereafter, Sumo Logic must keep Parent reasonably informed, on a prompt basis (and in any event within 48 hours of any material development), of the status and terms of any such proposal and of any such discussions or negotiations, including providing copies of any new or amended agreements documents or other written materials submitted in connection therewith.
For purposes of this proxy statement and the merger agreement, “acquisition proposal” means any offer or proposal (other than an offer or proposal by Parent or Merger Sub) to Sumo Logic or the Sumo Logic Board (or any committee thereof) to engage in any acquisition transaction.
For purposes of this proxy statement and the merger agreement, “acquisition transaction” means any transaction or series of related transactions (other than the merger) involving:
•
any direct or indirect purchase or other acquisition by any person or group (other than Parent or Merger Sub or any of their affiliates, or any group that includes Parent or Merger Sub or any of their affiliates), whether from Sumo Logic or any other person, of securities representing more than 15 percent of any class of equity securities of Sumo Logic after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any person or group that, if consummated in accordance with its terms, would result in such person or group beneficially owning more than 15 percent of any class of equity securities of Sumo Logic after giving effect to the consummation of such tender offer or exchange offer;

•
any direct or indirect purchase or other acquisition by any person or group (other than Parent or Merger Sub or any of their affiliates, or any group that includes Parent or Merger Sub or any of their affiliates) of assets constituting or accounting for more than 15 percent of the consolidated revenue, net income or assets of Sumo Logic and its Subsidiaries, taken as a whole; or

•
any merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction involving Sumo Logic (or any of its Subsidiaries whose business accounts for more than 15 percent of the consolidated revenue, net income or assets of Sumo Logic and its Subsidiaries, taken as a whole) pursuant to which (A) any person or group (other than Parent or Merger Sub or any of their affiliates, or any group that includes Parent or Merger Sub or any of their affiliates) would hold securities representing more than 15 percent of any class of equity securities of Sumo Logic (or the surviving company) outstanding after giving effect to the consummation of such transaction; or (B) the stockholders of Sumo Logic immediately preceding such transaction hold less than 85 percent of the total outstanding equity securities (by vote or economic interests) in the surviving or resulting entity of such transaction.

For purposes of this proxy statement and the merger agreement, “superior proposal” means any written acquisition proposal on terms that the Sumo Logic Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) would be more favorable, from a financial point of view, to Sumo Logic’s stockholders (in their capacity as such) than the merger (taking into account (1) any revisions to the merger agreement made or proposed in writing by Parent prior to the time of such determination; and (2) those factors and matters deemed relevant in good faith by the Sumo Logic Board (or any committee thereof), which factors may include the (a) identity of the person making the proposal; (b) likelihood of consummation in accordance with the terms of such acquisition proposal; and (c) legal, financial (including the financing terms), regulatory, timing and other aspects of such acquisition proposal). For purposes of the reference to an “acquisition proposal” in this definition, all references to “15 percent” in the definition of “acquisition transaction” will be deemed to be references to “50.1 percent.”
The Sumo Logic Board’s Recommendation; Board Recommendation Change
The Sumo Logic Board has recommended that the holders of shares of Sumo Logic common stock vote “FOR” the proposal to adopt the merger agreement. Under the merger agreement, except as set forth below, at no time after the date of the merger agreement may the Sumo Logic Board (or a committee thereof):
•	withhold, withdraw, amend, qualify, or modify, or publicly propose to withhold, withdraw, amend, qualify, or modify, the Sumo Logic Board recommendation in a manner adverse to Parent;
•	adopt, approve, or recommend an acquisition proposal;
•
fail to publicly reaffirm the Sumo Logic Board recommendation within ten business days of the occurrence of a material event or development and after Parent so requests in writing (or, if the Sumo Logic stockholder meeting is scheduled to be held within ten business days, then within one business day after Parent so requests in writing) (it being understood that Sumo Logic will not be obligated to affirm the Sumo Logic Board recommendation on more than two occasions);

•
make any recommendation in connection with a tender or exchange offer, other than a recommendation against such offer or the issuance of a “stop, look, and listen” communication by the Sumo Logic Board (or a committee thereof) to Sumo Logic’s stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication);

•	fail to include the Sumo Logic Board recommendation in the proxy statement (we refer to the actions described in these five bullets as a “Sumo Logic Board recommendation change”); or
•	cause or permit Sumo Logic or any of its subsidiaries to enter into an alternative acquisition agreement.
At any time prior to obtaining the requisite stockholder approval, other than in connection with a written acquisition proposal that constitutes a superior proposal, the Sumo Logic Board (or a committee thereof) may effect a Sumo Logic Board recommendation change in response to an intervening event if and only if:
•
the Sumo Logic Board (or a committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to take such action would reasonably be expected to be inconsistent with the Sumo Logic Board’s fiduciary duties pursuant to applicable law;

•
Sumo Logic has provided prior written notice to Parent at least four business days in advance (which we refer to as the “event notice period”) to the effect that the Sumo Logic Board (or a committee thereof) has (1) so determined; and (2) resolved to effect a Sumo Logic Board recommendation change, which notice will specify in reasonable detail the basis for such Sumo Logic Board recommendation change and will describe the intervening event in reasonable detail; and

•
prior to effecting such Sumo Logic Board recommendation change, Sumo Logic and its representatives, until 5:00 p.m., Eastern time, on the last day of the event notice period, have (1) negotiated with Parent and its representatives in good faith (to the extent that Parent requests to negotiate) to make such adjustments to the terms and conditions of the merger agreement and the transaction documents so that the Sumo Logic Board (or a committee thereof) no longer determines in good faith that the failure to make a Sumo Logic Board recommendation change in response to such intervening event would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable law; (2) permitted Parent and its representatives to make a presentation to the Sumo Logic Board regarding the merger agreement and any adjustments with respect thereto (to the extent that Parent requests to make such a presentation); and (3) following the expiration of the event notice period, the Sumo Logic Board (or a committee thereof) (after consultation with its financial advisor and outside legal counsel and taking into account Parent’s proposed revisions to the terms and conditions of the merger agreement and the transaction documents) has determined that the failure of the Sumo Logic Board (or a committee thereof) to make a Sumo Logic Board recommendation change would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable law. Each time that material modifications or developments with respect to the intervening event occur Sumo Logic has agreed to notify Parent of such modification and the event notice period will recommence and be extended for two business days from the later of (A) the delivery of such written notice to Parent; or (B) the end of the original event notice period.

At any time prior to obtaining the requisite stockholder approval, if Sumo Logic has received a written acquisition proposal that the Sumo Logic Board (or a committee thereof) has concluded in good faith (after consultation with its financial advisor and outside legal counsel) is a superior proposal, then the Sumo Logic Board may (1) effect a Sumo Logic Board recommendation change with respect to such superior proposal; or (2) authorize Sumo Logic to terminate the merger agreement to enter into an alternative acquisition agreement with respect to such superior proposal, in each case if and only if:
•
the Sumo Logic Board (or a committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to take such action would reasonably be expected to be inconsistent with the Sumo Logic Board’s fiduciary duties pursuant to applicable law;

•	Sumo Logic has complied in all material respects with its obligations pursuant to the merger agreement with respect to such acquisition proposal;
•
Sumo Logic has provided prior written notice to Parent at least four business days in advance (the “notice period”) to the effect that the Sumo Logic Board (or a committee thereof) has (1) received a written acquisition proposal that has not been withdrawn; (2) concluded in good faith (after consultation with its financial advisor and outside legal counsel) that such acquisition proposal constitutes a superior proposal; and (3) resolved to effect a Sumo Logic Board recommendation change or to terminate the merger agreement, which notice describes the basis for such Sumo Logic Board recommendation change or termination, including the identity of the person or group making such acquisition proposal, and the material terms of such acquisition proposal will include copies of all relevant documents relating to such acquisition proposal; and

•
prior to effecting such Sumo Logic Board recommendation change or termination, Sumo Logic and its representatives, until 11:59 p.m., Eastern time, on the last day of the notice period, have (1) negotiated with Parent and its representatives in good faith (to the extent that Parent desires to negotiate) to make such adjustments to the terms and conditions of the merger agreement and the transaction documents so that such acquisition proposal would cease to constitute a superior proposal; (2) permitted Parent and its representatives to make a presentation to the Sumo Logic Board regarding the merger agreement and any adjustments with respect thereto (to the extent that Parent requests to make such a presentation), it being understood that (A) in the event of any material revision, amendment, update or supplement to such acquisition proposal, Sumo Logic agreed to be required to deliver a new written notice to Parent and to comply with the requirements of the merger agreement with respect to such new written notice (with the “notice period” in respect of such new written notice being two business days from the later of (i) the delivery of such written notice to Parent; or (ii) the end of the original notice period); and (B) at the end of the notice period, the Sumo Logic Board (or a committee thereof) must have in good faith (after consultation with its financial advisor and outside legal counsel and taking into account Parent’s proposed revisions to the terms and conditions of the merger agreement) reaffirmed its determination that such acquisition proposal is a superior proposal.
For purposes of this proxy statement and the merger agreement, “intervening event” means any effect, or any material consequence of such effect, that (1) as of the date of the merger agreement was not known or reasonably foreseeable, in each case based on facts known to the Sumo Logic Board as of the date of the merger agreement; and (2) does not relate to (a) an acquisition proposal; or (b) the mere fact, in and of itself, that Sumo Logic meets or exceeds any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after the date of the merger agreement, or changes after the date of the merger agreement in the market price or trading volume of Sumo Logic common stock or the credit rating of Sumo Logic (it being understood that the underlying cause of any of the foregoing in this clause may be considered and taken into account in determining whether an intervening event has occurred).
Stockholder Meeting
Sumo Logic has agreed to take all action necessary to establish a record date for, duly call, give notice of, convene, and hold the special meeting as promptly as reasonably practicable following the sending of this proxy statement. Sumo Logic is permitted to postpone or adjourn the special meeting in certain circumstances related to soliciting additional proxies or requirements of applicable law.
Employee Matters
From and after the effective time of the merger, the surviving corporation will honor all of the Sumo Logic benefit plans made available to Parent in accordance with their terms, except that nothing will prohibit Parent or the surviving corporation or their affiliates from amending, modifying, or terminating any Sumo Logic benefit plans or compensation or severance arrangements in accordance with their terms or as otherwise required pursuant to applicable law.
For the benefits period, the surviving corporation and its subsidiaries will:
•
maintain employee benefits for the benefit of each continuing employee (other than the excluded benefits) that are substantially comparable in the aggregate to those in effect at Sumo Logic or its subsidiaries on the date of the merger agreement;

•
provide an annual base salary or wage rate, as applicable, and target annual cash bonus or commission opportunity to each continuing employee that, taken as a whole, is substantially the same in the aggregate to that provided to such continuing employee immediately prior to the effective time of the merger, and in each case, base compensation and target annual cash incentive or commission compensation opportunities will not, in the aggregate, be decreased during the benefits period for any continuing employee employed during that period; and

•
provide to continuing employees with cash severance benefits upon a qualifying termination of employment (subject to satisfying any requirements required by Parent) that are substantially the same as those provided by Sumo Logic and its subsidiaries as of the date of the merger agreement under the Sumo Logic benefit plans listed on the confidential disclosure letter to the merger agreement.

At or after the effective time of the merger, Parent, and the surviving corporation or any other subsidiary of Parent, will use commercially reasonable efforts to cause to be granted to the continuing employees credit for all service (1) with Sumo Logic and its subsidiaries prior to the effective time of the merger, and (2) with Parent, the surviving corporation, and any of their subsidiaries on or after the effective time of the merger, for purposes of eligibility to participate, vesting, and entitlement to benefits for purposes of vacation accrual and severance pay entitlement (but not including for any purpose of any excluded benefits), to the same extent such service was credited under the corresponding Sumo Logic benefit plan in which such continuing employee participated immediately prior to the date of the merger agreement, except that such service need not be credited to the extent that it would result in duplication of coverage or benefits or could apply to any defined benefit pension plans.

Additionally, Parent will, or will cause the surviving corporation or any other subsidiary of Parent to, use commercially reasonable efforts to provide that:
•
each continuing employee will be immediately eligible to participate, without any waiting period, in the new plans sponsored by Parent and its subsidiaries (other than the excluded benefits) to the extent that coverage pursuant to any new plan replaces coverage pursuant to a comparable old plan in which such continuing employee participates immediately before the effective time of the merger;

•
for purposes of new plans providing medical, dental, pharmaceutical, or vision benefits to any continuing employee, cause all pre-existing conditions or limitations, physical examination requirements, evidence of insurability requirements and actively-at-work requirements of such new plan to be waived for such continuing employee and his or her covered dependents, to the same extent waived under the corresponding Sumo Logic benefit plan;

•
during the plan year in which the closing of the merger occurs, cause any eligible expenses paid by such continuing employee and his or her covered dependents during the portion of the plan year of the old plan ending on the date that such continuing employee’s participation in the corresponding new plan begins to be given full credit pursuant to such new plan for purposes of satisfying all deductible, coinsurance, and maximum out-of-pocket requirements applicable to such continuing employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such new plan; and

•
any vacation or paid time off accrued but unused by a continuing employee as of immediately prior to the effective time of the merger will be credited to such continuing employee following the effective time of the merger, will not be subject to accrual limits or other forfeiture and will not limit future accruals.

Efforts to Close the Merger
HSR Act; Foreign Direct Investment Laws
Sumo Logic and Parent have each agreed to use its reasonable best efforts, as soon as reasonably practicable, to cause the expiration or termination of the applicable waiting period pursuant to the HSR Act, the specified foreign direct investment laws, or any other antitrust law or foreign direct investment law applicable to the merger.
Sumo Logic and Parent each filed or caused to be filed the requisite notification forms under the HSR Act with the FTC and the DOJ on February 23, 2023. The applicable waiting period under the HSR Act is scheduled to expire at 11:59 p.m., Eastern time on March 27, 2023.
Additionally, Parent, in coordination and consultation with Sumo Logic, submitted the specified foreign direct investment filings on or prior to March 1, 2023.
Subject to the terms of the merger agreement, each of Parent and Merger Sub (and their respective controlled affiliates, if applicable) agreed to, if and to the extent necessary to obtain clearance of the merger pursuant to the HSR Act and any other antitrust laws or specified foreign direct investment laws applicable to the merger, promptly take any and all steps necessary to avoid, eliminate or resolve each and every impediment and obtain all clearances consents, approvals, and waivers under antitrust laws or specified foreign direct investment laws (that may be required by any governmental authority, so as to enable to parties to consummate the merger as soon as reasonably practicable) including (1) offering, negotiating, committing to or effecting, by settlement, consent decree, hold separate order, stipulation, or otherwise, (a) the sale, divestiture, license, or other disposition, of any and all of the capital stock or other equity or voting interests, assets (whether tangible or intangible), rights, properties, products, or business of Parent and Merger Sub and their respective controlled affiliates, if applicable, on the one hand, and Sumo Logic on the other hand; (b) the termination, modification, or assignment of existing relationships, joint ventures, contracts, or obligations of Parent and Merger Sub, and their respective controlled affiliates, if applicable, on the one hand, or Sumo Logic and its controlled affiliates on the other hand; (c) committing to behavioral or other operational conditions and any other modifications of, or restrictions on the businesses, assets, priorities, product lines, equity interest, or other activities of Parent and Merger Sub and their respective subsidiaries, if applicable, on the one hand, and Sumo Logic and its controlled affiliates on the other hand; and (2) contesting, defending, and appealing any pending or threatened legal proceeding challenging the merger agreement or the consummation of the merger and to have vacated, lifted, reversed or overturned any order, whether temporary, preliminary, or permanent, that prohibits, prevents or restricts the consummation of the merger.

Additionally, Parent and Merger Sub have each agreed not to acquire or agree to acquire by merging or by acquiring in any other manner, any business of any person or other business organization or division if such business competes in any material line of business with Sumo Logic or its subsidiaries and the entering into a definitive agreement relating to the consummation of such transaction would reasonably be expected to (1) impose any material delay in the obtaining of, or materially increase the risk of not obtaining, any authorization, consent, order, declaration, or approval of any governmental authority necessary to consummate the merger or the expiration or termination of any applicable waiting period; (2) materially increase the risk of any governmental authority entering an order preventing or materially restraining the consummation of the merger; (3) materially increase the risk of not being able to remove any such order on appeal or otherwise; or (4) materially delay or prevent the consummation of the merger, subject to certain exceptions.
Equity Financing and Guaranty
In connection with the transactions contemplated by the merger agreement, the Guarantors have committed to capitalize Parent on the closing on the terms and subject to the conditions set forth in the equity commitment letter. This amount, together with Sumo Logic’s cash on hand at closing, will be sufficient to fund the aggregate purchase price and the other payments contemplated by the merger agreement.
Under the merger agreement, Parent agreed to take (or cause to be taken) all actions and do (or cause to be done) all things necessary, proper, and advisable to obtain the equity financing on the terms and conditions described in the equity commitment letter, including by:
•	maintaining in effect the equity commitment letter in accordance with the terms and subject to the conditions thereof;
•	complying with its obligations under the equity commitment letter;
•	satisfying on a timely basis the conditions to funding the equity financing in the equity commitment letter that are within Parent and Merger Sub’s control;
•	consummating the equity financing at or prior to the closing, including causing the Guarantors to fund the equity financing at the closing;
•	complying with its obligations pursuant to the equity commitment letter; and
•	enforcing its rights pursuant to the equity commitment letter.
Under the merger agreement, except as set forth in the equity commitment letter, neither Parent nor Merger Sub (without the prior written consent of the Company) shall agree to, or permit any amendment, modification, supplement, or termination of, or any waiver of any provision or remedy pursuant to, the equity commitment letter.
Parent and Merger Sub have agreed to seek to enforce, including by bringing a legal proceeding for specific performance, the equity commitment letter if Sumo Logic seeks and is granted a decree of specific performance of the obligation to consummate the merger after all applicable conditions to the granting thereof set forth in the merger agreement have been satisfied.
Pursuant to the equity commitment letter, certain affiliates of Francisco Partners have agreed to guarantee the due, punctual, and complete payment of certain of the liabilities and obligations of Parent or Merger Sub under the merger agreement plus amounts in respect of certain reimbursement obligations of Parent and Merger Sub for certain costs, expenses, or losses incurred or sustained by Sumo Logic, as specified in the merger agreement.
Indemnification and Insurance
The merger agreement provides that the surviving corporation and its subsidiaries will (and Parent will cause the surviving corporation and its subsidiaries to), for a period of six years after the effective time of the merger, honor and fulfill, in all respects, the obligations of Sumo Logic and its subsidiaries pursuant to any indemnification agreements entered into prior to the effective time of the merger between Sumo Logic and any of its subsidiaries, on the one hand, and any of their respective current or former directors or officers (and any person who becomes a director, officer of Sumo Logic or any of its subsidiaries prior to the effective time of the merger), on the other hand (we refer to such persons collectively as the “indemnified persons”). In addition, under the merger agreement, during the period commencing at the effective time of the merger and ending on the sixth anniversary of the effective time of the merger, the surviving corporation and its subsidiaries will (and Parent will cause the surviving corporation and its subsidiaries to) cause the certificates of incorporation, bylaws, and other similar organizational documents of the surviving corporation and its subsidiaries to contain provisions with respect to indemnification, exculpation, and the advancement of expenses that are at least as favorable as the indemnification, exculpation, and advancement of expenses provisions set forth in the charter, the bylaws and the other similar organizational documents of Sumo Logic and the subsidiaries of Sumo Logic, as applicable, as of the date of the merger agreement. During such six-year period or such period in which an indemnified person is asserting a claim for indemnification pursuant to the merger agreement, whichever is longer, such provisions may not be repealed, amended, or otherwise modified in any manner that would adversely affect the rights thereunder of any indemnified persons except as required by applicable law.
Furthermore, during the period commencing at the effective time of the merger and ending on the sixth anniversary of the effective time of the merger, the surviving corporation has agreed to (and Parent has agreed to cause the surviving corporation to) indemnify and hold harmless, to the fullest extent permitted by Sumo Logic’s governing and organizational documents in effect on the date of the merger agreement or pursuant to any indemnification agreement with Sumo Logic or any of its subsidiaries in effect as of the effective time of the merger, each indemnified person from and against any costs, fees and expenses (including attorneys’ fees and investigation expenses), judgments, fines, losses, claims, damages, liabilities, and amounts paid in settlement or compromise in connection with any legal proceeding, whether civil, criminal, administrative, or investigative, to the extent that such legal proceeding arises, directly or indirectly, out of or pertains, directly or indirectly, to (1) any action or omission, or alleged action or omission, in such indemnified person’s capacity as a director, officer, or agent of Sumo Logic or any of its subsidiaries or other affiliates (regardless of whether such action or omission, or alleged action or omission, occurred prior to, at or after the effective time of the merger); and (2) the merger, as well as any actions taken by Sumo Logic, Parent or Merger Sub with respect to the merger (including any disposition of assets of the surviving corporation or any of its subsidiaries that is alleged to have rendered the surviving corporation or any of its subsidiaries insolvent). If prior the sixth anniversary of the effective time of the merger, any indemnified person delivers to Parent a written notice asserting a claim for indemnification pursuant to the merger agreement, then the claim asserted in such notice will survive the sixth-anniversary until such claim is fully and finally resolved.
Prior to the effective time of the merger, Sumo Logic has agreed to purchase a prepaid six-year “tail” policy with respect to the directors’ and officers’ liability insurance. The surviving corporation will (and Parent will cause the surviving corporation to) maintain the tail policy in full force and effect and continue to honor its obligations thereunder for so long as the tail policy is in full force and effect.
For more information, refer to the section of this proxy statement captioned “The Merger—Interests of Sumo Logic’s Directors and Executive Officers in the Merger.”
Conditions to the Closing of the Merger
The respective obligations of Parent, Merger Sub and Sumo Logic, to consummate the merger are subject to the satisfaction or waiver (where permitted by applicable law) at or prior to the effective time of the merger of certain conditions, including the following:
•
the adoption of the merger agreement by the affirmative vote of the holders of a majority of the issued and outstanding shares of Sumo Logic common stock as of the record date and entitled to vote on the proposal;

•
the expiration or termination of the waiting periods, if any, applicable to the merger pursuant to the HSR Act; and the absence of any agreement with any governmental authority not to consummate the merger;

•
all consents of the relevant governmental authorities under the specified foreign direct investment laws shall have been obtained or any applicable waiting period thereunder (including any extensions thereof) shall have expired or been terminated; and

•
the absence of (1) any order issued by any governmental authority of competent jurisdiction; or (2) any law applicable to the merger, enacted by a governmental authority of competent jurisdiction, that in the case of each of the foregoing clauses (1) or (2), prevents, materially restrains, or materially impairs the consummation of the merger.

The obligations of Parent and Merger Sub to consummate the merger are subject to the satisfaction or waiver (where permitted by applicable law) at or prior to the effective time of the merger of each of the following additional conditions, any of which may be waived exclusively by Parent:
•
the accuracy of the representations and warranties of Sumo Logic set forth in the merger agreement, subject to applicable materiality or other qualifiers, as of the closing or the date in respect of which such representation or warranty was specifically made;

•	Sumo Logic having performed and complied in all material respects with all covenants in the merger agreement required to be performed and complied with by it at or prior to the closing;
•	receipt by Parent and Merger Sub of a customary closing certificate of Sumo Logic; and
•	the absence of any company material adverse effect having occurred after the date of the merger agreement that is continuing.
The obligations of Sumo Logic to consummate the merger are subject to the satisfaction or waiver (where permitted by applicable law) at or prior to the effective time of the merger of each of the following additional conditions, any of which may be waived exclusively by Sumo Logic:
•
the accuracy of the representations and warranties of Parent and Merger Sub set forth in the merger agreement, subject to applicable materiality or other qualifiers, as of the effective time of the merger or the date in respect of which such representation or warranty was specifically made;

•
Parent and Merger Sub having performed and complied in all material respects with all covenants in the merger agreement required to be performed and complied with by Parent and Merger Sub at or prior to the closing; and

•	the receipt by Sumo Logic of a customary closing certificate of Parent and Merger Sub.
Termination of the Merger Agreement
The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after the adoption of the merger agreement by Sumo Logic’s stockholders (except as otherwise provided in the merger agreement), in the following circumstances:
•	by mutual written agreement of Sumo Logic and Parent;
•	by either Sumo Logic or Parent if:
○
any governmental authority of competent jurisdiction issues any order that has become final and non-appealable that prevents, materially restrains, or materially impairs the consummation of the merger, except that the right to terminate will not be available to any party that has failed to comply with certain covenants set forth in the merger agreement;

○
the merger has not been consummated by the termination date, except that if as of the termination date, the relevant waiting periods or required consents or clearance required under the any applicable antitrust laws or the specified foreign direct investment laws have not been obtained, or any governmental authority of competent jurisdiction issues any order under any applicable antitrust laws or the specified foreign direct investment laws, that in any such case prevents, materially restrains or materially impairs the consummation of the merger, the termination date will be automatically extended to 11:59 p.m., Eastern time, on November 9, 2023; or

○
Sumo Logic’s stockholders do not adopt the merger agreement at the special meeting, except that a party may not terminate the merger agreement pursuant to this provision if such party’s action or failure to act constitutes a breach of the merger agreement and is the primary cause of, or primarily resulted in, the failure to obtain the approval of Sumo Logic’s stockholders at the special meeting;

•	by Sumo Logic if:
○
subject to a 45-day cure period, Parent or Merger Sub has breached or failed to perform in any material respect any of its respective representations, warranties, or covenants in the merger agreement such that the related closing condition would not be satisfied;

○
prior to the adoption of the merger agreement by Sumo Logic’s stockholders: (1) Sumo Logic has received a superior proposal; (2) the Sumo Logic Board (or a committee thereof) has authorized Sumo Logic to enter into an alternative acquisition agreement to consummate the acquisition transaction contemplated by that superior proposal; (3) Sumo Logic has complied in all material respects with its covenants under the merger agreement with respect to such superior proposal; and (4) Sumo Logic pays Parent or its designee the applicable termination fee; or

○
(1) certain of the closing conditions set forth in the merger agreement have been and continue to be satisfied (other than those conditions that by their terms are to be satisfied at the closing, each of which is capable of being satisfied at the closing) or waived; (2) Parent and Merger Sub fail to consummate the closing as required; (3) Sumo Logic has notified Parent in writing that if Parent performs its obligations under the merger agreement and the equity financing contemplated by the equity commitment letter, then Sumo Logic stands ready, willing and able to consummate the closing; (4) Sumo Logic gives Parent written notice at least two business days prior to such termination stating Sumo Logic’s intention to terminate the merger agreement; and (5) the closing has not been consummated by the end of such two business day period; and

•	by Parent if:
○
subject to a 45-day cure period, Sumo Logic has breached or failed to perform in any material respect any of its representations, warranties, or covenants in the merger agreement such that the related closing condition would not be satisfied; or

○
the Sumo Logic Board (or a committee thereof) has effected a Sumo Logic Board recommendation change (as defined in the section of this proxy statement captioned “The Merger Agreement—The Sumo Logic Board’s Recommendation; Board Recommendation Change”) (except that Parent’s right to terminate in such instance will expire at 5:00 p.m., Eastern time, on the tenth business day following the date on which such right to terminate first arose).

In the event that the merger agreement is terminated pursuant to the termination rights above, the merger agreement will be of no further force or effect without liability of any party (or any direct or indirect equity holder, controlling person, partner, member, manager, stockholder, director, officer, employee, affiliate, agent, or other representative of such party) to the other parties, as applicable, except certain sections of the merger agreement will survive the termination of the merger agreement, in each case in accordance with their respective terms. Notwithstanding the previous sentence, nothing in the merger agreement will relieve any party from any liability for any intentional common law fraud or any willful breach of the merger agreement prior to the termination of the merger agreement. Furthermore, no termination of the merger agreement will affect the rights or obligations of any party pursuant to any confidentiality agreement, or the equity commitment letter, which rights, obligations, and agreements will survive the termination of the merger agreement in accordance with their respective terms.
Termination Fees and Remedies
The merger agreement contains certain termination rights for Sumo Logic and Parent. Upon valid termination of the merger agreement under specified circumstances, Sumo Logic agreed to pay Parent (or its designee) a termination fee of $52.0 million. Specifically, this termination fee will be payable by Sumo Logic to Parent if the merger agreement is terminated:
•	by Sumo Logic prior to the adoption of the merger agreement by Sumo Logic stockholders, in order to enter into a definitive agreement providing for a superior proposal; or
•	by Parent if the Sumo Logic Board changes its recommendation with respect to the merger.
Sumo Logic also agreed to pay Parent (or its designee) the termination fee in certain circumstances if:
•
the merger agreement is terminated (1) because the merger is not completed by the termination date at a time when Sumo Logic’s stockholders have not adopted the merger agreement at the special meeting; (2) because of Sumo Logic’s failure to obtain the required approval of Sumo Logic’s stockholders; or (3) subject to a 45-day cure period, because Sumo Logic breaches or fails to perform in any material respect any of its representations, warranties or covenants in a manner that would cause the related closing conditions to not be satisfied;

•	at the time of such termination, certain conditions to the closing under the merger agreement are satisfied;
•
prior to the termination of the merger agreement, but prior to the termination of the merger agreement, an acquisition proposal has been publicly announced or publicly disclosed and not withdrawn or otherwise abandoned; and

•
within one year of such termination, Sumo Logic consummates, or enters into a definitive agreement providing for (and such acquisition proposal is subsequently consummated at any time), a transaction involving the acquisition of at least 50.1 percent of the outstanding shares of Sumo Logic common stock or Sumo Logic’s assets.

Sumo Logic is not required to pay the termination fee to Parent on more than one occasion. The merger agreement also provides that Sumo Logic, on the one hand, or Parent and Merger Sub, on the other hand, may specifically enforce the obligations under the merger agreement, except that Sumo Logic may only cause Parent and Merger Sub to consummate the merger, and Parent to cause the equity financing to be funded pursuant to the equity commitment letter, if certain conditions are satisfied.
Subject to limited exceptions, Parent’s and Merger Sub’s aggregate liability for monetary damages for breaches of the Merger Agreement are capped at $104.0 million, plus certain reimbursement obligations, and Sumo Logic’s liability for monetary damages for breaches of the Merger Agreement is capped at $52.0 million, plus any enforcement expenses.
Sumo Logic’s receipt of certain reimbursement obligations payable by Parent to the extent owed, Sumo Logic’s right to enforce the equity commitment letter with respect thereto and receive certain other amounts under the merger agreement, and Sumo Logic’s right to specific performance are the sole and exclusive remedies of Sumo Logic and its affiliates against Parent and its affiliates in respect of the merger agreement, the related transaction documents, the transactions contemplated by the merger agreement or such transaction documents, the termination of the merger agreement or the failure to consummate the merger or any claims or actions under applicable law arising out of any such breach, termination or failure, and, upon payment of the reimbursement obligations, neither Parent nor any of its affiliates will have any further liability or obligation to Sumo Logic or any of its affiliates relating to or arising out of the merger agreement, the related transaction documents, the transactions contemplated by the merger agreement or such transaction documents or for any matters forming the basis of such termination, other than in the case of intentional common law fraud or a willful breach of the merger agreement. Notwithstanding anything to the contrary, under no circumstances can Sumo Logic receive both a grant of specific performance or other equitable relief to cause the equity financing to be funded (whether under the merger agreement or the equity commitment letter) and the occurrence of the closing, on the one hand, and (1) payment of any monetary damages (including any monetary damages in lieu of specific performance) whatsoever; or (2) payment of any of the reimbursement obligations by Parent to Sumo Logic, on the other hand.
Fees and Expenses
Except in specified circumstances, whether or not the merger is completed, Sumo Logic, on the one hand, and Parent and Merger Sub, on the other hand, are each responsible for all of their respective costs and expenses incurred in connection with the merger agreement and the merger.
No Third-Party Beneficiaries
The merger agreement is binding upon and inures solely to the benefit of each party thereto, and nothing in the merger agreement, express or implied, is intended to or will confer upon any other person any rights or remedies, except (1) as set forth in or contemplated by the merger agreement; (2) from and after the effective time of the merger, the rights of the holders of shares of Sumo Logic common stock, Sumo Logic RSUs, Sumo Logic warrants, and Sumo Logic options to receive the merger consideration; and (3) with respect to certain terms of the merger agreement, the financing sources and their successors and assigns.
Amendment, Extension, and Waiver
Subject to applicable law, the merger agreement may be amended or waived by the parties at any time by execution of an instrument in writing signed on behalf of each Parent, Merger Sub, and Sumo Logic prior to the effective time of the merger. However, after the adoption of the merger agreement by Sumo Logic’s stockholders, no amendment that requires further approval by such stockholders pursuant to the DGCL may be made without such approval.

At any time and from time to time prior to the effective time of the merger, any party may (1) extend the time for the performance of any of the obligations or other acts of the other parties; (2) waive any inaccuracies in the representations and warranties made to such party in the merger agreement; and (3) waive compliance with any of the agreements or conditions for the benefit of such party contained in the merger agreement (subject to compliance with applicable law). Any agreement by a party to any such extension or waiver will be valid only if set forth in an instrument in writing signed by such party. Any delay in exercising any right pursuant to the merger agreement will not constitute a waiver of such right.
Governing Law and Venue
The merger agreement is governed by and construed in accordance with the laws of the State of Delaware. The venue for disputes relating to the merger agreement is the Delaware Court of Chancery or, to the extent that the Delaware Court of Chancery does not have jurisdiction, federal or state court in the State of Delaware.
Waiver of Jury Trial
Each of the parties has irrevocably waived any and all right to trial by jury in any action arising out of or relating to the merger agreement, the merger, the guarantee, the equity commitment letter or the equity financing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of Sumo Logic common stock as of February 28, 2023 by:
•	each person, or group of affiliated persons, known by us to beneficially own more than five percent of Sumo Logic common stock;
•	each of Sumo Logic’s named executive officers;
•	each of Sumo Logic’s directors; and
•	all of Sumo Logic’s executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to Sumo Logic’s securities. Unless otherwise indicated, to Sumo Logic’s knowledge, the persons or entities identified in the table have sole voting power and sole investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.
The calculation of the percentage of beneficial ownership is based on 122,505,306 shares of Sumo Logic common stock outstanding as of February 28, 2023. We have deemed shares of Sumo Logic common stock subject to stock options that are currently exercisable or exercisable within 60 days of February 28, 2023, or issuable pursuant to RSUs which are subject to vesting and settlement conditions expected to occur within 60 days of February 28, 2023, to be outstanding and to be beneficially owned by the person holding the stock option or RSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address for each person or entity listed in the table is c/o Sumo Logic, Inc., 855 Main Street, Suite 100, Redwood City, California 94063. The information provided in the table is based on Sumo Logic’s records, information filed with the SEC and information provided to us, except where otherwise noted.
	Common Stock
Name of Beneficial Owner	Number	Percentage
Greater than 5% Stockholders:
The Vanguard Group(1)	11,032,413	9.0
Entities affiliated with Sapphire Ventures(2)	6,448,005	5.3
Entities affiliated with BlackRock, Inc.(3)	10,579,312	8.6

Named Executive Officers and Directors:
Ramin Sayar(4)	3,633,781	2.9
Stewart Grierson(5)	94,520	*
Suku Krishnaraj Chettiar(6)	693,448	*
Lynne Doherty(7)	106,920	*
Katherine Haar(8)	508,875	*
Joseph Ansanelli(9)	295,165	*
Christian Beedgen(10)	2,833,857	2.3
Sandra E. Bergeron(11)	86,151	*
Margaret Francis(12)	4,972	*
Randy S. Gottfried(13)	260,666	*
John D. Harkey, Jr.(14)	367,095	*
Tracey Newell(15)	21,360	*
Timothy Youngblood	—	—
All directors and executive officers as a group (13 Persons)(16)	8,906,810	7.0
*	Represents less than one percent.
(1)
Based solely on a Schedule 13G filed with the SEC on February 9, 2023, reporting shared voting power with respect to 163,663 shares of common stock, sole dispositive power with respect to 10,785,162 shares of common stock and shared dispositive power with respect to 247,251 shares of common stock. The address for The Vanguard Group is 100 Vanguard Blvd. Malvern, PA 19355.

(2)
Based solely on a Schedule 13G filed with the SEC on February 10, 2023, consists of 6,448,005 shares of common stock held by Sapphire Ventures, L.L.C. The securities may be deemed to be beneficially owned by Nino Marakovic, a managing member of Sapphire Ventures L.L.C. The address for this entity and this person is 801 W. 5th St., Ste 100, Austin, TX 78703.

(3)
Based solely on a Schedule 13G filed with the SEC on January 25, 2023, reporting sole voting power with respect to 10,254,011 shares of common stock and sole dispositive power with respect to 10,579,312 shares of common stock. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(4)
Consists of (i) 226,919 shares held of record by Mr. Sayar, (ii) 2,662 shares held of record by The Sayar Family Trust, for which Mr. Sayar serves as co-trustee, (iii) 14,856 shares held in trust for Mr. Sayar’s children, (iv) 3,327,843 shares subject to stock options exercisable within 60 days of February 28, 2023, and (v) 61,501 shares issuable upon the vesting of RSUs within 60 days of February 28, 2023.

(5)	Consists of (i) 64,520 shares held of record by Mr. Grierson and (ii) 30,000 shares issuable upon the vesting of RSUs within 60 days of February 28, 2023.
(6)
Consists of (i) 75,453 shares held of record by Mr. Chettiar, (ii) 592,463 shares subject to stock options exercisable within 60 days of February 28, 2023, and (iii) 25,532 shares issuable upon the vesting of RSUs within 60 days of February 28, 2023.

(7)	Consists of (i) 74,231 shares held of record by Ms. Doherty and (ii) 32,689 shares issuable upon the vesting of RSUs within 60 days of February 28, 2023.
(8)
Consists of (i) 50,576 shares held of record by Ms. Haar, (ii) 12,500 shares held of record by The Haar Revocable Trust, (iii) 427,500 shares subject to stock options exercisable within 60 days of February 28, 2023, and (iv) 18,299 shares issuable upon the vesting of RSUs within 60 days of February 28, 2023.

(9)	Consists of (i) 293,603 shares held of record by Mr. Ansanelli and (ii) 1,562 shares issuable upon the vesting of RSUs within 60 days of February 28, 2023.
(10)
Consists of (i) 2,055,044 shares held of record by Mr. Beedgen, (ii) 751,965 shares subject to stock options exercisable within 60 days of February 28, 2023, and (iii) 26,848 shares issuable upon the vesting of RSUs within 60 days of February 28, 2023.

(11)	Consists of (i) 79,901 shares held of record by Ms. Bergeron and (ii) 6,250 shares issuable upon the vesting of RSUs within 60 days of February 28, 2023.
(12)	Consists of 4,972 shares held of record by Ms. Francis.
(13)	Consists of (i) 10,666 shares held of record by Mr. Gottfried and (ii) 250,000 shares subject to stock options exercisable within 60 days of February 28, 2023.
(14)	Consists of (i) 1,000 shares held of record by Mr. Harkey and (ii) 366,095 shares held of record by JDH Investment Management, LLC, of which Mr. Harkey serves as principal and founder.
(15)	Consists of 21,630 shares held of record by Ms. Newell.
(16)
Consists of (i) 3,354,358 shares beneficially owned by our executive officers and directors, (ii) 5,349,771 shares subject to stock options held by our executive officers and directors exercisable within 60 days of February 28, 2023, and (iii) 202,681 shares issuable upon the vesting of RSUs within 60 days of February 28, 2023.

FUTURE STOCKHOLDER PROPOSALS
If the merger is completed, we will have no public stockholders and there will be no public participation in any future meetings of Sumo Logic’s stockholders. However, if the merger is not completed, Sumo Logic’s stockholders will continue to be entitled to attend and participate in stockholder meetings.
Sumo Logic will hold an annual meeting of stockholders in 2023 only if the merger has not already been completed.
Stockholders who intend to have a proposal considered for inclusion in Sumo Logic’s proxy materials for presentation at Sumo Logic’s 2023 annual meeting of stockholders, if held, pursuant to Rule 14a-8 of the Exchange Act must have submitted the proposal to us no later than January 26, 2023.
Sumo Logic’s bylaws establish an advance notice procedure with regard to specified matters to be brought before an annual meeting of stockholders but not included in Sumo Logic’s proxy materials. To be timely for Sumo Logic’s annual meeting of stockholders in 2023, Sumo Logic’s Corporate Secretary must have received the required written notice at Sumo Logic’s principal executive offices not earlier than 8:00 a.m., local time, on March 23, 2023, and not later than 5:00 p.m., local time, on April 22, 2023.

WHERE YOU CAN FIND MORE INFORMATION
Sumo Logic files annual, quarterly, and current reports, proxy statements and other information with the SEC.
The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information contained in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and Sumo Logic’s financial condition and are incorporated by reference into this proxy statement.
The following Sumo Logic filings with the SEC are incorporated by reference:
•	Annual Report on Form 10-K for the fiscal year ended January 31, 2023, filed on March 16, 2023; and
•	Current Reports on Form 8-K filed on February 9, 2023, February 9, 2023, and February 24, 2023;
Notwithstanding the above, information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement.
We also incorporate by reference into this proxy statement each additional document that we may file with the SEC under Sections 13(a), 14 or 15(d) of the Exchange Act between the date of this proxy statement and the earlier of the date of the special meeting or the termination of the merger agreement. These documents include annual, quarterly, and current reports (other than Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein), proxy statements, proxy solicitation materials and other information.
We also incorporate by reference into this proxy statement additional documents that we may file with the SEC between the date of this proxy statement and the earlier of the date of the special meeting or the termination of the merger agreement. These documents include annual, quarterly, and current reports, proxy statements and other information.
These SEC filings are also available to the public from commercial document retrieval services and at www.sec.gov.
You may obtain any of the documents that we file with the SEC, without charge, by requesting them in writing from us at the following address:
Sumo Logic, Inc.
855 Main Street, Suite 100
Redwood City, California 94063
Attention: Investor Relations
If you would like to request documents from us, please do so as soon as possible to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method. Please note that all of Sumo Logic’s documents that we file with the SEC are also promptly available through the “SEC Filings” section of Sumo Logic’s website, https://investor.sumologic.com/financial-information/sec-filings. The information included on Sumo Logic’s website is not incorporated by reference into this proxy statement. The website addresses, and the website addresses included in any documents incorporated by reference in this proxy statement, are not intended to function as hyperlinks, and the information contained on such websites and on the SEC’s website is not incorporated by reference in this proxy statement and you should not consider it a part of this proxy statement.
If you have any questions concerning the merger, the special meeting, or the accompanying proxy statement, would like additional copies of this proxy statement or need help voting your shares of Sumo Logic common stock, please contact Sumo Logic’s proxy solicitor:

Innisfree M&A Incorporated
501 Madison Avenue, 20th floor
New York, New York 10022
Stockholders may call toll free: (877) 750-8240
Banks and Brokers may call collect: (212) 750-5833

MISCELLANEOUS
Sumo Logic has supplied all information relating to Sumo Logic, and Parent has supplied, and Sumo Logic has not independently verified, all of the information relating to Parent, Merger Sub, and Francisco Partners contained in this proxy statement.
YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT IN VOTING YOUR SHARES OF SUMO LOGIC’S COMMON STOCK AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [•], 2023. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE (OR AS OF AN EARLIER DATE IF SO INDICATED IN THIS PROXY STATEMENT), AND THE SENDING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY. THIS PROXY STATEMENT DOES NOT CONSTITUTE A SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO OR FROM ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE A PROXY SOLICITATION.

Annex A
AGREEMENT AND PLAN OF MERGER

between

SERRANO PARENT, LLC

SERRANO MERGER SUB, INC.

and

SUMO LOGIC, INC.

Dated February 9, 2023

A-i

A-ii

SCHEDULES
Schedule 8.3(a)	Parent Account Information
EXHIBITS
Exhibit A	Form of Certificate of Incorporation of the Surviving Corporation
A-iii

AGREEMENT AND PLAN OF MERGER
This agreement and plan of merger (this “Agreement”) is dated February 9, 2023, and is between Serrano Parent, LLC, a Delaware limited liability company (“Parent”), Serrano Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Sumo Logic, Inc., a Delaware corporation (the “Company”). Each of Parent, Merger Sub and the Company are sometimes referred to as a “Party.” All capitalized terms that are used in this Agreement have the meanings given to them in Article I.
RECITALS
A. The Company Board has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the merger of Merger Sub with and into the Company (collectively with the other transactions contemplated by this Agreement, (the “Merger”)), are advisable, fair to and in the best interests of the Company and its stockholders; (ii) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger; (iii) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations in this Agreement, and the consummation of the Merger upon the terms and subject to the conditions set forth in this Agreement; (iv) directed that the adoption of this Agreement be submitted to a vote of the Company Stockholders at a meeting of the Company Stockholders; and (v) recommended that the Company Stockholders vote in favor of the adoption of this Agreement and the approval of the Merger in accordance with the DGCL.
B. Each of the manager of Parent and the board of directors of Merger Sub has (i) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger; (ii) approved the execution and delivery of this Agreement, the performance of their respective covenants and other obligations under this Agreement, and the consummation of the Merger upon the terms and subject to the conditions set forth in this Agreement herein and the board of directors of Merger Sub has declared this Agreement advisable; (iii) in the case of Merger Sub, directed that the adoption of this Agreement be submitted to a vote of Parent in its capacity as Merger Sub’s sole stockholder; and (iv) in the case of Merger Sub, recommended that Parent vote in favor of the adoption of this Agreement and the approval of the Merger in accordance with the DGCL.
C. Concurrently with the execution of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, Parent has delivered an equity commitment and guarantee agreement among Parent and Francisco Partners VI, L.P., Francisco Partners VI-A, L.P., Francisco Partners VI-B, L.P., Francisco Partners VI-C, L.P. and Francisco Partners VI-D, L.P. (collectively, the “Guarantors”), in favor of the Company and pursuant to which, subject to the terms and conditions contained therein, the Guarantors have committed to invest in Parent, directly or indirectly, the cash amounts set forth therein and guaranteed the payment of certain amounts payable by Parent hereunder (as amended or replaced, and including all exhibits, schedules, annexes and amendments to such letter in effect as of the date of this Agreement, the “Equity Commitment Letter”).
D. Concurrently with the execution of this Agreement, the Company’s directors have entered into voting agreements with Parent and Merger Sub (the “Voting Agreements”), pursuant to which, among other things, such Persons have agreed, on the terms and subject to the conditions set forth in the Voting Agreements, to vote all of such Persons’ shares of Company Common Stock in favor of the adoption of this Agreement and the approval of the Merger and the other transactions contemplated by this Agreement.
AGREEMENT
The Parties therefore agree as follows:
ARTICLE I
DEFINITIONS & INTERPRETATIONS
1.1 Certain Definitions. For all purposes of this Agreement, the following capitalized terms have the following respective meanings:
(a) “Acceptable Confidentiality Agreement” means a customary confidentiality agreement (whether in effect as of the execution of this Agreement or executed after the execution of this Agreement) containing terms no less restrictive in the aggregate to the counterparty than those contained in the Confidentiality Agreement (except for such changes necessary in order for the Company to be able to comply with its obligations under this Agreement), it being understood that such confidentiality agreement need not contain any “standstill” or similar provisions or otherwise prohibit the making of, or amendment to, any Acquisition Proposal. If the provisions of such confidentiality agreement are less restrictive in the aggregate to the counterparty than the terms of the Confidentiality Agreement (other than because of the absence of a “standstill” or similar provisions or other prohibition on the making of any Acquisition Proposal), then such confidentiality agreement will be deemed to be an Acceptable Confidentiality Agreement if the Company offers to amend the Confidentiality Agreement so as to make the provisions of the Confidentiality Agreement as restrictive in the aggregate as the provisions of such confidentiality agreement.
(b) “Acquisition Proposal” means any offer or proposal (other than an offer or proposal by Parent or Merger Sub) to the Company or the Company Board (or any committee thereof) to engage in an Acquisition Transaction.
(c) “Acquisition Transaction” means any transaction or series of related transactions (other than the Merger) involving:
(i) any direct or indirect purchase or other acquisition by any Person or Group (other than Parent or Merger Sub or any of their Affiliates, or any Group that includes Parent or Merger Sub or any of their Affiliates), whether from the Company or any other Person, of securities representing more than 15 percent of any class of equity securities of the Company after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any Person or Group that, if consummated in accordance with its terms, would result in such Person or Group beneficially owning more than 15 percent of any class of equity securities of the Company after giving effect to the consummation of such tender offer or exchange offer;
(ii) any direct or indirect purchase or other acquisition by any Person or Group (other than Parent or Merger Sub or any of their Affiliates, or any Group that includes Parent or Merger Sub or any of their Affiliates) of assets constituting or accounting for more than 15 percent of the consolidated revenue, net income or assets of the Company and its Subsidiaries, taken as a whole; or
(iii) any merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction involving the Company (or any of its Subsidiaries whose business accounts for more than 15 percent of the consolidated revenue, net income or assets of the Company and its Subsidiaries, taken as a whole) pursuant to which (A) any Person or Group (other than Parent or Merger Sub or any of their Affiliates, or any Group that includes Parent or Merger Sub or any of their Affiliates) would hold securities representing more than 15 percent of any class of equity securities of the Company (or the surviving company) outstanding after giving effect to the consummation of such transaction or (B) the stockholders of the Company immediately preceding such transaction hold less than 85 percent of the total outstanding equity securities (by vote or economic interests) in the surviving or resulting entity of such transaction.
(d) “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.
(e) “Affiliated Group” means an affiliated group as defined in Section 1504 of the Code (or any analogous combined, consolidated, unitary or similar group under state, local or non-U.S. Law).
(f) “Antitrust Law” means, collectively, the Sherman Antitrust Act of 1890, the Clayton Antitrust Act of 1914, the HSR Act, the Federal Trade Commission Act of 1914 and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or the creation or strengthening of a dominant position through merger or acquisition, in any case that are applicable to the Merger.
(g) “Audited Company Balance Sheet” means the consolidated balance sheet (and the notes thereto) of the Company and its consolidated Subsidiaries as of January 31, 2022, set forth in the Company’s Annual Report on Form 10-K filed by the Company with the SEC for the fiscal year ended January 31, 2022.

(h) “Business Day” means each day that is not a Saturday, Sunday or other day on which the Federal Reserve Bank of San Francisco is closed.
(i) “Bylaws” means the bylaws of the Company in effect as of the date of this Agreement.
(j) “Capitalization Date” means 5:00 p.m., Eastern time, on February 3, 2023.
(k) “Certificate of Merger” means the certificate of merger, in such form as is determined by the Parties and in accordance with the DGCL.
(l) “Charter” means the Amended and Restated Certificate of Incorporation of the Company as in effect as of the date of this Agreement.
(m) “Chosen Courts” means the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have subject matter jurisdiction, the United States District Court for the District of Delaware or, if jurisdiction is not then available in the United States District Court for the District of Delaware, then any Delaware state court).
(n) “Code” means the Internal Revenue Code of 1986, as amended.
(o) “Company Benefit Plan” means any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, bonus, stock option, stock purchase or other equity-based award (including the Company Equity-Based Awards), performance award, incentive compensation, profit sharing, savings, retirement, pension, disability, life insurance, health or medical benefits, employee assistance program, sick leave, vacation, deferred compensation, severance, termination pay, post-employment or retiree benefits, retention, transaction, stay bonus, change of control compensation, and other fringe, welfare or other benefit, whether or not in writing, whether funded or unfunded, including each “employee benefit plan” within the meaning of Section 3(3) of ERISA (whether or not subject to ERISA) (1) that is sponsored, maintained or contributed to (or required to be contributed to) for the benefit of any Service Provider; or (2) with respect to which the Company or any of its Subsidiaries or ERISA Affiliates has any current liability, contingent or otherwise.
(p) “Company Board” means the Board of Directors of the Company.
(q) “Company Common Stock” means the Common Stock, par value $0.0001 per share, of the Company.
(r) “Company Capital Stock” means the Company Common Stock and the Company Preferred Stock.
(s) “Company Equity Plans” means the compensatory plans set forth in Section 1.1(s) of the Company Disclosure Letter that provide for the issuance of any Company Equity-Based Awards.
(t) “Company Equity-Based Award” means the Company Options, the Company RSUs, and the Company PSUs.
(u) “Company Financial Advisor” means Morgan Stanley & Co. LLC.
(v) “Company Intellectual Property” means any Intellectual Property that is owned by the Company or any of its Subsidiaries.
(w) “Company Material Adverse Effect” means any change, event, condition, development, violation, inaccuracy, effect or circumstance (each, an “Effect”) that, individually or taken together with all other Effects that exist or have occurred prior to the date of determination of the occurrence of the Company Material Adverse Effect, has had or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole. None of the following Effects, and no Effects arising out of, relating to or resulting from the following (in each case, by themselves or when aggregated), will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account when determining whether a Company Material Adverse Effect has occurred or may, would or could occur (subject to the limitations set forth below):
(i) general economic conditions in the United States or any other country or region in the world, or conditions in the global economy generally (except, in each case, to the extent that such Effect has had or would reasonably be expected to have a materially disproportionate adverse effect on the Company relative to comparable companies operating in the industry in which the Company and its Subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur);
(ii) conditions in the financial markets, credit markets, equity markets, debt markets, currency markets or capital markets in the United States or any other country or region in the world, including (a) changes in interest rates or credit ratings in the United States or any other country; (b) changes in exchange rates for the currencies of any country; or (c) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world (except, in each case, to the extent that such Effect has had or would reasonably be expected to have a materially disproportionate adverse effect on the Company relative to comparable companies operating in the industry in which the Company and its Subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur);
(iii) conditions in the industries in which the Company and its Subsidiaries conduct business or in any specific jurisdiction or geographical area in which the Company and its Subsidiaries conduct business, or changes in such conditions (except, in each case, to the extent that such Effect has had or would reasonably be expected to have a materially disproportionate adverse effect on the Company relative to comparable companies operating in the industry in which the Company and its Subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur);
(iv) regulatory, legislative or political conditions (including anti-dumping actions, international tariffs, sanctions, trade policies or disputes or any “trade war” or similar actions) in the United States or any other country or region in the world (except, in each case, to the extent that such Effect has had or would reasonably be expected to have a materially disproportionate adverse effect on the Company relative to the comparable companies operating in the industry in which the Company and its Subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur);
(v) any geopolitical conditions, cyberattack, outbreak of hostilities, armed conflicts, civil unrest, civil disobedience, acts of war, sabotage, terrorism or military actions (including, in each case, any escalation or worsening of any of the foregoing) in the United States or any other country or region in the world, including an outbreak or escalation of hostilities involving the United States or any other Governmental Authority or the declaration by the United States or any other Governmental Authority of a national emergency or war (except, in each case, to the extent that such Effect has had or would reasonably be expected to have a materially disproportionate adverse effect on the Company relative to comparable companies operating in the industry in which the Company and its Subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur);
(vi) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wildfires, nuclear incidents, foreign or domestic social protest or social unrest (whether or not violent), or other natural or man-made disasters, weather conditions, power outages or other force majeure events in the United States or any other country or region in the world (or escalation or worsening of any such events or occurrences, including, in each case, the response of Governmental Authorities) (except, in each case, to the extent that such Effect has had or would reasonably be expected to have a materially disproportionate adverse effect on the Company relative to comparable companies operating in the industry in which the Company and its Subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur);

(vii) pandemics (including the COVID-19 pandemic), epidemics, plagues, contagious disease outbreaks or other comparable events (including quarantine restrictions mandated or recommended by any Governmental Authority), or escalation or worsening of any such events or occurrences, including, in each case, the response of Governmental Authorities (including COVID-19 Measures) in the United States or any other country or region in the world;
(viii) any Effect with respect to COVID-19 or any COVID-19 Measures;
(ix) inflation or any changes in the rate of increase or decrease of inflation (in each case, except to the extent that such Effect has had or would reasonably be expected to have a materially disproportionate adverse effect on the Company relative to comparable companies operating in the industry in which the Company and its Subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur);
(x) the development, continuation or worsening of supply chain disruptions affecting the industry in which the Company and its Subsidiaries conduct business (except, in each case, to the extent that such Effect has had or would reasonably be expected to have a materially disproportionate adverse effect on the Company relative to comparable companies operating in the industry in which the Company and its Subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur);
(xi) the negotiation, execution, delivery, announcement or performance of this Agreement or the pendency or consummation of the Merger, including the impact thereof on the relationships, contractual or otherwise, of the Company and its Subsidiaries with employees (including any employee attrition), suppliers, customers, partners, lenders, lessors, vendors, Governmental Authorities or any other third Person (except that this clause (xi) shall not apply to representations and warranties that specifically address the consequences of the entry into this Agreement or the consummation of the Merger);
(xii) the compliance by any Party with the express terms of this Agreement (other than Section 5.1), including any action required to be taken or refrained from being taken by the express terms of this Agreement;
(xiii) any action taken or refrained from being taken by the Company or any of its Subsidiaries, in each case to which Parent has expressly approved, consented to or requested in writing (including by email) following the date of this Agreement, and any failure to take any action resulting from Parent’s failure to grant any approval or consent requested by the Company to take any reasonable action restricted or prohibited by this Agreement;
(xiv) changes or proposed changes in GAAP or other accounting standards or Law (or the enforcement or interpretation of any of the foregoing), including the adoption, implementation, repeal, modification, reinterpretation or proposal thereof, changes in the regulatory accounting requirements applicable to any industry in which the Company and its Subsidiaries operate (including the adoption, implementation, repeal, modification, reinterpretation or proposal thereof), or any action taken for the purpose of complying with GAAP or any Law (including any action taken or not taken as required by any Law, Governmental Authority or otherwise to respond to the impact, presence, outbreak or spread of any pandemic (including COVID-19), epidemic, contagious disease outbreaks or other comparable event);
(xv) changes in the price or trading volume of the Company Common Stock, in and of itself (it being understood that the cause of such change may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur to the extent not otherwise excluded under this definition);
(xvi) any failure, in and of itself, by the Company and its Subsidiaries to meet (a) any public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period; or (b) any budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that the cause of any such failure in clause (a) or

(b) may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur to the extent not otherwise excluded under this definition);
(xvii) the availability or cost of equity, debt or other financing to Parent, Merger Sub or any of their respective Affiliates;
(xviii) any Transaction Litigation or other Legal Proceeding threatened, made or brought by any of the current or former Company Stockholders (on their own behalf or on behalf of the Company) against the Company, any of its stockholders, executive officers or other employees or any member of the Company Board (or any Affiliates of any of the foregoing) in connection with, arising from or otherwise relating to the Merger, including any demand or Legal Proceeding for appraisal of the fair value of any shares of Company Common Stock;
(xix) the identity of, or any facts or circumstances relating to, the Guarantors, Parent or Merger Sub or their respective Affiliates or the respective equity or debt financing sources of, or investors in, any of the foregoing or the respective plans or intentions of the foregoing with respect to the Company or its business; or
(xx) any breach by Parent or Merger Sub of this Agreement.
(x) “Company Options” means any outstanding compensatory options to purchase shares of Company Common Stock, granted pursuant to any of the Company Equity Plans or otherwise, other than the purchase rights under the ESPP.
(y) “Company Preferred Stock” means the preferred stock, par value $0.0001 per share, of the Company.
(z) “Company Registered Intellectual Property” means all of the Company Intellectual Property that is Registered Intellectual Property.
(aa) “Company Related Parties” means, collectively, (i) the Company and its Subsidiaries; and (ii) the former, current and future holders of any equity, controlling persons, Representatives, Affiliates, members, managers, general or limited partners, stockholders and assignees of each of the Company, its Subsidiaries and each of their respective Affiliates.
(bb) “Company Software” means computer software for which the Intellectual Property in or to such computer software is Company Intellectual Property.
(cc) “Company Stockholders” means the holders of shares of Company Capital Stock.
(dd) “Company Termination Fee” means an amount in cash equal to $52,000,000.
(ee) “Company Warrant” means the warrant to purchase Company Common Stock issued on July 30, 2019.
(ff) “Confidentiality Agreement” means the confidentiality letter agreement, dated December 18, 2022, between the Company and Francisco Partners Management, L.P.
(gg) “Consent” means any consent, approval, clearance, waiver, Permit or order.
(hh) “Continuing Employees” means each individual who is an employee of the Company or any of its Subsidiaries immediately prior to the Effective Time and continues to be an employee of Parent or one of its Subsidiaries (including the Surviving Corporation) immediately following the Effective Time.
(ii) “Contract” means any express, legally binding contract, lease, license, indenture, note, bond, agreement or other instrument. For purposes hereof, a task, purchase, statement of work, delivery, change or work order under a Contract will not constitute a separate Contract but will be part of the Contract to which it relates.
(jj) “Converted Cash Award” means a contingent right to receive an amount in cash from Parent or the Surviving Corporation (without interest) pursuant to Section 2.8(a)(ii), Section 2.8(b)(ii) or Section 2.8(c)(ii).

(kk) “COVID-19” means SARS-CoV-2 or COVID-19, and any variants, evolutions or mutations thereof, or any related or associated epidemics, pandemics or disease outbreaks, or any escalation or worsening of any of the foregoing (including any subsequent waves).
(ll) “COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” social distancing, workforce reduction, shut down, closure, sequester, safety or similar Law, directive, guideline, response or recommendation of or promulgated by any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, or other reasonable actions taken, in each case, in connection with or in response to COVID-19 and including, in each case, any changes in any such Law, directive, guidance, response or recommendation.
(mm) “D&O Insurance” means the Company’s directors’ and officers’ liability insurance as in effect as of the date of this Agreement.
(nn) “Debt Financing Sources” means the Persons, if any, that have committed to provide the debt financing contemplated by, or have otherwise entered into agreements in connection with, the Debt Financing or alternative debt financing in connection with the Merger (and any joinder agreements, indentures or credit agreements entered into pursuant thereto or relating thereto), together with their Affiliates, officers, directors, employees, agents and representatives involved in the Debt Financing and their successors and assigns. It is understood and agreed that the Parent Related Parties will not be Debt Financing Sources for any purposes of this Agreement.
(oo) “DGCL” means the General Corporation Law of the State of Delaware.
(pp) “DOJ” means the United States Department of Justice.
(qq) “DPA” means the Defense Production Act of 1950.
(rr) “DTC” means the Depository Trust Company.
(ss) “Environmental Law” means all applicable federal, national, state, provincial or local Laws relating to pollution, worker or public health and safety with respect to exposure to Hazardous Substance, and protection of the environment (including ambient air, surface water, groundwater, land surface or subsurface strata).
(tt) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
(uu) “ERISA Affiliate” means any Person under common control with the Company or any Subsidiary or that, together with the Company, could be deemed a “single employer” within the meaning of Section 4001(b)(1) of ERISA or within the meaning of Section 414(b), (c), (m) or (o) of the Code.
(vv) “ESPP” means the Company’s 2020 Employee Stock Purchase Plan, as amended.
(ww) “Exchange Act” means the Securities Exchange Act of 1934.
(xx) “Excluded Information” means any (i) financial statements of the Company or its Subsidiaries other than the historical financial statements set forth in Section 6.6(a)(iv)(A) and Section 6.6(a)(iv)(B); (ii) description of all or any component of the Debt Financing; (iii) pro forma financial statements or adjustments or projections (including information regarding any post-Closing pro forma cost savings, synergies, capitalization, ownership or other post-Closing pro forma adjustments), it being understood that Parent, and not the Company or its Subsidiaries or their respective Representatives, will be responsible for the preparation of the pro forma financial statements and any other pro forma information, including any pro forma adjustments; (iv) other information required by Rule 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X, any Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, any information required by Items 10 through 14 of Form 10-K or any other information customarily excluded from an offering memorandum for private placements of non-convertible high-yield bonds pursuant to Rule 144A; and (v) other information that is not available to the Company without undue effort or expense.
(yy) “FCPA” means the United States Foreign Corrupt Practices Act of 1977.
(zz) “Foreign Direct Investment Law” means any foreign direct investment law, or similar applicable law, that provides for national security reviews in connection with the cross-border acquisition of any interest in or assets of a business under the jurisdiction of any Governmental Authority outside the United States.

(aaa) “FTC” means the United States Federal Trade Commission.
(bbb) “GAAP” means generally accepted accounting principles, consistently applied, in the United States.
(ccc) “Government Contract” means any Contract for the sale of supplies or services currently in performance or that has not been closed that is between the Company or any of its Subsidiaries on one hand and a Governmental Authority on the other hand or entered into by the Company or any of its Subsidiaries as a subcontractor at any tier in connection with a Contract between another Person and a Governmental Authority.
(ddd) “Governmental Authority” means any federal, national, state, provincial or local, whether domestic or foreign, government or any court of competent jurisdiction, administrative agency or commission of any governmental authority or other governmental authority or instrumentality, whether domestic, foreign or supranational, or any arbitrator or arbitral body (public or private), to the extent such arbitrator or arbitral body has binding authority over the applicable party.
(eee) “Group” means a “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons.
(fff) “Hazardous Substance” means any substance, material or waste that is characterized or regulated by a Governmental Authority pursuant to any Environmental Law as “hazardous,” “pollutant,” “contaminant,” “toxic” or “radioactive,” (or words with similar meaning) including petroleum and petroleum products and per- and polyfluoroalkyl substances.
(ggg) “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
(hhh) “Indebtedness” means, with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money (including any principal, premium, accrued and unpaid interest, related expenses, prepayment penalties, commitment and other fees, sale or liquidity participation amounts, reimbursements, indemnities and all other amounts payable in connection with such borrowed money), or with respect to deposits or advances of any kind to such Person; (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (iii) all capitalized lease obligations of such Person or obligations of such Person to pay the deferred and unpaid purchase price of property, equipment and software (other than ordinary course trade payables), including any earn-out or other similar contingent payment obligations; (iv) all obligations of such Person pursuant to securitization or factoring programs or arrangements; (v) all obligations arising out of interest rate and currency swap arrangements and any other arrangements designed to provide protection against fluctuations in interest or currency rates; (vi) guarantees and arrangements having the economic effect of a guarantee of such Person of any Indebtedness of any other Person of a type descried in clauses (i) through (v); (vii) net cash payment obligations of such Person under swaps, options, derivatives and other hedging agreements or arrangements that will be payable upon termination thereof (assuming they were terminated on the date of determination); or (viii) reimbursement obligations with respect to letters of credit, bank guarantees, and other similar contractual obligations, to the extent drawn, entered into by or on behalf of such Person.
(iii) “Intellectual Property” means the rights associated with or arising under any of the following anywhere in the world: (i) patents and applications therefor (“Patents”); (ii) copyrights, copyright registrations and applications therefor and all other corresponding rights in work of authorship (“Copyrights”); (iii) (A) trademarks, trade names, logos, service marks, trade dress, and (B) registrations and applications therefor and corresponding rights in indicia of origin ((A) and (B), “Marks”); (iv) trade secrets rights and corresponding proprietary rights in confidential business and technical information and know-how (“Trade Secrets”); and (v) any similar, corresponding or equivalent rights to any of the foregoing.
(jjj) “Intervening Event” means any Effect, or any material consequence of such Effect, that (i) as of the date of this Agreement was not known or reasonably foreseeable, in each case based on facts known to the Company Board as of the date of this Agreement; and (ii) does not relate to (A) an Acquisition Proposal; or (B) the mere fact, in and of itself, that the Company meets or exceeds any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after the date of this Agreement, or changes after the date hereof in the market price or trading volume of the Company Common Stock or the credit rating of the Company (it being understood that the underlying cause of any of the foregoing in this clause (B) may be considered and taken into account in determining whether an Intervening Event has occurred).
(kkk) “IRS” means the United States Internal Revenue Service.

(lll) “Knowledge” of a Person, with respect to any matter in question, means, with respect to the Company, the actual knowledge as of the date of this Agreement of the individuals set forth on Section 1.1(lll) of the Company Disclosure Letter, in each case after reasonable inquiry. With respect to matters involving the Intellectual Property, Knowledge does not require the Company, or any of its directors, officers or employees, to have conducted or have obtained any freedom to operate opinions or any Patent, Mark or other Intellectual Property clearance searches. If not conducted or obtained, no knowledge of any Patents, Marks or other Intellectual Property of any third Person that would have been revealed by such opinions or searches will be imputed to the Company or any of its directors, officers or employees.
(mmm) “Law” means any statute, law (including common law), act, code, ordinance, rule, regulation or stock exchange listing requirement.
(nnn) “Legal Proceeding” means any claim, action, charge, lawsuit, litigation, complaint, audit, investigation, arbitration or other similarly formal legal proceeding brought by or pending before any Governmental Authority.
(ooo) “Loan Agreement” means the Amended and Restated Loan and Security Agreement, dated as of February 8, 2021, by and among the Company, as a borrower, and Silicon Valley Bank, as a lender, as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof.
(ppp) “Lookback Date” means September 16, 2020.
(qqq) “Material Contract” means any of the following Contracts in effect as of the date of this Agreement:
(i) any “material contract” (as defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC, other than those agreements and arrangements described in Item 601(b)(10)(iii) of Regulation S-K) with respect to the Company and its Subsidiaries, taken as a whole;
(ii) the IP Contracts;
(iii) any Contract (A) containing any covenant that materially limits the right of the Company or any of its Subsidiaries to engage in or compete with any Person in any material line of business or any geographical area, including pursuant to a “most favored nation” or exclusivity provision, (B) that provides for any other “exclusivity” requirement in favor of any third party or (C) that provides for rights of first or last offer or refusal to any third party, except in the case of clause (A)–(C), for (x) any such Contracts that may be cancelled without material liability to the Company or its Subsidiaries upon notice of 90 days or less, or (y) any Contracts, restrictions, requirements or provisions that are not material to the Company and its Subsidiaries, taken as a whole;
(iv) any Contract (A) providing for the disposition or acquisition of assets by the Company or any of its Subsidiaries with a value greater than $10,000,000 after the date of this Agreement other than in the ordinary course of business; or (B) pursuant to which the Company or any of its Subsidiaries will, or has the right to, acquire any ownership interest in any Person (other than any Subsidiary of the Company) after the date of this Agreement;
(v) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts relating to the borrowing of money or extension of credit, in each case in excess of $5,000,000 other than (A) accounts receivables and payables in the ordinary course of business, (B) pursuant to the Loan Agreement as in effect on the date hereof; (C) loans to Subsidiaries of the Company in the ordinary course of business; and (D) extensions of credit to customers in the ordinary course of business;
(vi) any Contract that establishes a joint venture;
(vii) any Company Equity-Based Awards that materially deviate from the form made available in the Company SEC Reports (other than with respect to the vesting schedule) or that provide any single or double trigger acceleration provisions that would be triggered in connection with the Merger;
(viii) any Labor Agreement;
(ix) any Contract, excluding Leases, that is with (A) each of the ten largest end-user customers of the Company and its Subsidiaries, taken as a whole (the “Material Customers”) by annual recurring revenue for the nine months ended October 31, 2022, and which contracts are for the purchase of products or services by such Customer and (B) each of the ten largest commercial vendors of the Company and its Subsidiaries, taken as a whole (the “Material Vendors”), by total spend for the nine months ended October 31, 2022, and which contracts are for the purchase of products or services by the Company or its Subsidiaries;
(x) any Contract, excluding Leases, that is an agreement in settlement of a dispute or Legal Proceeding (including with any Governmental Authority) that imposes material obligations on the Company or any of its Subsidiaries after the date of this Agreement or such Contract that requires the Company or any of its Subsidiaries to pay consideration of more than $2,000,000 after the date of this Agreement;
(xi) any Contract that obligates the Company or any of its Subsidiaries to make any future capital investment or capital expenditure outside the ordinary course of business and in excess of $10,000,000;
(xii) any Contract, excluding Leases, that prohibits the payment of dividends or distributions in respect of the capital stock of the Company or any of its Subsidiaries or prohibits the pledging of the capital stock of the Company or any of its Subsidiaries; and
(xiii) any Contract that provides for (A) indemnification of any officer, director or employee by the Company, other than Contracts entered into on substantially the same form as the Company’s standard forms previously made available to Parent; or (B) accelerated vesting in connection with a change of control, including the transactions contemplated hereunder (including as a result of any termination of employment following a change of control, including the transactions contemplated hereunder).
(rrr) “Nasdaq” means The Nasdaq Stock Market LLC.
(sss) “Order” means any order, judgment, injunction, ruling, award, decree or writ of any Governmental Authority.
(ttt) “Parent Material Adverse Effect” means any Effect that, individually or taken together with all other Effects that exist or have occurred prior to the date of determination of the occurrence of the Parent Material Adverse Effect, has had or would reasonably be expected to prevent or materially impair or materially delay the consummation of the Merger or the ability of Parent and Merger Sub to perform their respective covenants and obligations pursuant to this Agreement.
(uuu) “Parent Related Parties” means, collectively, (i) Parent, Merger Sub or the Guarantors; and (ii) the former, current and future holders of any equity, controlling persons, Representatives, Affiliates (other than Parent, Merger Sub or the Guarantors), members, managers, general or limited partners, stockholders and assignees of each of Parent, Merger Sub and the Guarantors.
(vvv) “Permit” means any permits, licenses, variances, clearances, consents, commissions, franchises, exemptions, orders and approvals from Governmental Authorities.
(www) “Permitted Lien” means any of the following: (i) liens for Taxes, assessments and governmental charges or levies either not yet delinquent or that are being contested in good faith and by appropriate proceedings and for which reserves have been established to the extent required by GAAP; (ii) mechanics, carriers’, workmen’s, warehouseman’s, repairmen’s, materialmen’s or other similar liens or security interests that are not yet delinquent or that are being contested in good faith and by appropriate proceedings; (iii) third Person leases, subleases and licenses (other than capital leases and leases underlying sale and leaseback transactions) entered into in the ordinary course of business under which there exists no material default; (iv) pledges or deposits to secure obligations pursuant to workers’ compensation Laws or similar legislation or to secure public or statutory obligations; (v) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business; (vi) defects, imperfections or irregularities in title, easements, covenants and rights of way (unrecorded and of record) and other similar liens (or other encumbrances of any type), in each case that do not, and are not reasonably likely to, adversely affect in any material respect the current use or occupancy of the applicable property owned, leased, used or held for use by the Company or any of its Subsidiaries; (vii) zoning, building and other similar codes or restrictions that are not violated in any material respect by the current use or occupancy by the Company or any of its Subsidiaries of the real property subject thereto; (viii) liens the existence of which are disclosed in the notes to the consolidated financial statements of the Company included in the Company SEC Reports; (ix) non-exclusive licenses to Company Intellectual Property granted by the Company or any of its Subsidiaries in the ordinary course of business; (x) any other liens that do not secure a liquidated amount or indebtedness for borrowed money, that have been incurred or suffered in the ordinary course of business, and that would not have a Company Material Adverse Effect; (xi) statutory, common law or contractual liens of landlords under real property leases; (xii) liens against the fee interests of the landlord or owner of any Company properties unless caused by the Company or any of its Subsidiaries; (xiii) liens or encumbrances imposed on the underlying fee interest in real property leased, subleased or otherwise occupied by the Company or any of its Subsidiaries; and (xiv) liens securing obligations under Indebtedness that will be repaid and terminated in full at the Closing.
(xxx) “Person” means any individual, corporation (including any non-profit corporation), limited liability company, joint stock company, general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, firm, Governmental Authority or other enterprise, association, organization or entity.
(yyy) “Pre-Closing Period” means the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the (i) termination of this Agreement pursuant to Article VIII and (ii) Effective Time.
(zzz) “Registered Intellectual Property” means all (i) Patents; (ii) registered and applied-for Marks; and (iii) registered Copyrights.
(aaaa) “Related Party” means a Company Related Party or a Parent Related Party, as applicable.
(bbbb) “Representatives” means the Affiliates, directors, officers, employees, consultants, agents, financing sources, representatives and advisors of a Party.
(cccc) “Sanctioned Country” means any country or region or government thereof that is, or has been in the last five years, the subject or target of a comprehensive embargo under applicable Trade Controls (including Cuba, Iran, North Korea, Syria and prohibited regions of Ukraine including Crimea, Donetsk People’s Republic (DNR) and Luhansk People’s Republic (LNR)).
(dddd) “Sanctioned Person” means any Person that is the subject or target of applicable sanctions or restrictions under applicable Trade Controls including: (i) any Person listed on any applicable U.S. or non-U.S. sanctions- or export-related restricted party list, including as applicable to the Company, the U.S. Department of the Treasury Office of Foreign Assets Control’s (“OFAC”) List of Specially Designated Nationals and Blocked Persons, or any other OFAC, U.S. Department of Commerce Bureau of Industry and Security, or U.S. Department of State sanctions- or export-related restricted party list; (ii) any Person that is, in the aggregate, 50 percent or greater owned, directly or indirectly, or otherwise controlled by a Person or Persons described in clause (i); or (iii) any Person located in a Sanctioned Country.
(eeee) “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.
(ffff) “SEC” means the United States Securities and Exchange Commission.
(gggg) “Securities Act” means the Securities Act of 1933.
(hhhh) “Service Provider” means any current or former employee, officer, consultant, independent contractor, or member of the board of directors of the Company or any of its Subsidiaries.
(iiii) “Subsidiary” of any Person means (i) a corporation more than 50 percent of the combined voting power of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person; (ii) a partnership of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of such partnership; (iii) a limited liability company of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, is the managing member and has the power to direct the policies, management and affairs of such company; and (iv) any other Person (other than a corporation, partnership or limited liability company) in which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, has at least a majority ownership or the power to direct the policies, management and affairs thereof (including by contract).

(jjjj) “Superior Proposal” means any written Acquisition Proposal on terms that the Company Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) would be more favorable, from a financial point of view, to the Company Stockholders (in their capacity as such) than the Merger (taking into account (i) any revisions to this Agreement made or proposed in writing by Parent prior to the time of such determination; and (ii) those factors and matters deemed relevant in good faith by the Company Board (or any committee thereof), which factors may include the (A) identity of the Person making the proposal; (B) likelihood of consummation in accordance with the terms of such Acquisition Proposal; and (C) legal, financial (including the financing terms), regulatory, timing and other aspects of such Acquisition Proposal). For purposes of the reference to an “Acquisition Proposal” in this definition, all references to “15 percent” in the definition of “Acquisition Transaction” will be deemed to be references to “50.1 percent.”
(kkkk) “Systems” means the software, hardware, servers, hosting facilities, systems and other information technology infrastructure and assets used or relied on by or for the benefit of the Company or any of its Subsidiaries. Systems shall include the Company Software.
(llll) “Tax” means all U.S. federal, state, local, and non-U.S. taxes, customs, tariffs, imposts, levies, duties, fees or other like assessments or charges of any kind in the nature of a tax (including escheat and abandoned or unclaimed property), together with all interest, penalties and additions imposed with respect to such amounts, however denominated, whether disputed or not.
(mmmm) “Tax Returns” means all Tax returns, declarations, statements, reports, schedules, forms and information returns, including any attachments thereto or amendments thereof, filed or required to be filed with any Governmental Authority relating to Taxes.
(nnnn) “Transaction Documents” means, collectively, the Confidentiality Agreement, the Voting Agreements, the Equity Commitment Letter and any other document contemplated by those agreements, or any document or instrument delivered in connection with this Agreement or those agreements.
(oooo) “Transaction Litigation” means any Legal Proceeding commenced or threatened against a Party or any of its Subsidiaries, Affiliates, directors, employees or otherwise relating to, involving or affecting such Party or any of its Subsidiaries, Affiliates, directors or employees, in each case in connection with, arising from or otherwise relating to the Merger, including any Legal Proceeding alleging or asserting any misrepresentation or omission in the Proxy Statement or any Other Required Company Filing or any other communications to the Company Stockholders, in each case other than any Legal Proceedings solely among the Parties or their respective Affiliates (including, for the avoidance of doubt, with the parties to the Equity Commitment Letter), related to this Agreement, the Transaction Documents or the Merger.
(pppp) “Willful Breach” means a breach that is a consequence of an intentional act deliberately undertaken or intentionally omitted to be taken by the breaching party with the actual knowledge that the taking of such act or failure to take such act would, or would reasonably be expected to, cause, result in or constitute a breach of the relevant covenant or agreement.
1.2 Additional Definitions. The following capitalized terms have the respective meanings given to them in the respective Sections of this Agreement set forth opposite each of the capitalized terms below:
Term	Section Reference
Agreement	Preamble
Alternative Acquisition Agreement	5.4(a)
Anti-Bribery Laws	3.22(c)
Benefits Period	6.11(b)
Certificates	2.10(c)(i)
Closing	2.3
Closing Date	2.3
Company	Preamble
Company Board Recommendation	3.3(a)
Company Board Recommendation Change	5.4(c)(i)
Company Disclosure Letter	1.4

Term	Section Reference
Company Liability Limitation	8.3(e)(ii)
Company PSU	2.8(b)(i)
Company Relevant Persons	3.22(b)
Company Restricted Stock	2.7(b)
Company RSU	2.8(a)(i)
Company SEC Reports	3.9
Company Securities	3.7(c)
Company Stockholder Meeting	6.4(a)
Copyrights	1.1(iii)
Covenant Exceptions	5.1(a)
Current Purchase Period	2.8(f)
Debt Financing	6.6(a)
Disclosure Letters	1.4
Dissenting Company Shares	2.7(d)(i)
DTC Payment	2.10(d)
Effect	1.1(w)
Effective Time	2.2
Electronic Delivery	9.14
Enforceability Limitations	3.2
Enforcement Expenses	8.3(d)
Equity Commitment Letter	Recitals
Equity Financing	4.9(a)
Event Notice Period	5.4(d)(i)(2)
Exchange Fund	2.10(b)
Excluded Benefits	6.11(b)
Financing	6.6(a)
Guarantee	Recitals
Guarantors	Recitals
Indemnified Persons	6.10(a)
International Employee Plans	3.19(a)
IP Contracts	3.16(d)
Labor Agreements	3.20(a)
Labor Entities	3.20(a)
Lease	3.14(b)
Leased Real Property	3.14(b)
Marks	1.1(iii)
Material Customers	1.1(qqq)(ix)
Material Vendors	1.1(qqq)(ix)
Merger	Recitals
Merger Sub	Preamble
Merger Sub Stockholder Approval	6.19
New Plans	6.11(c)
Non-Cooperation Notice	6.6(b)
Notice Period	5.4(d)(ii)(3)
OFAC	1.1(dddd)
Old Plans	6.11(c)
Other Required Company Filing	6.3(e)
Other Required Parent Filing	6.3(f)
Owned Company Shares	2.7(a)(ii)
Owned Real Property	3.14(a)
Parent	Preamble

Term	Section Reference
Parent Disclosure Letter	1.4
Parent Liability Limitation	8.3(e)(i)
Party	Preamble
Patents	1.1(iii)
Payment Agent	2.10(a)
Per Share Price	2.7(a)(iii)
Personal Information	3.17(a)
Privacy and Data Security Requirements	3.17(a)
Processing	3.17(a)
Proxy Statement	6.3(a)
Reimbursement Obligations	6.6(f)
Required Permits	3.21
Requisite Stockholder Approval	3.4
Security Breach	3.17(b)
Specified Foreign Direct Investment Laws	6.2(a)
Surviving Corporation	2.1
Tail Policy	6.10(c)
Termination Date	8.1(c)
Trade Controls	3.22(b)
Trade Secrets	1.1(iii)
Uncertificated Shares	2.10(c)(ii)
Unvested Company Option	2.8(c)(ii)
Unvested Company PSU	2.8(b)(ii)
Unvested Company RSU	2.8(a)(ii)
UPE	6.2(a)
Vested Company Option	2.8(c)(i)
Vested Company Option Consideration	2.8(c)(i)
Vested Company PSU	2.8(a)(i)
Vested Company PSU Consideration	2.8(b)(i)
Vested Company RSU	2.8(a)(i)
Vested Company RSU Consideration	2.8(a)(i)
Voting Agreements	Recitals
WARN Act	3.20(b)
1.3 Certain Interpretations.
(a) References to this Agreement. Unless the context of this Agreement otherwise requires, (i) when a reference is made in this Agreement to an Article, Section, Schedule or Exhibit, that reference is to an Article, Section, Schedule or Exhibit to this Agreement, as applicable, and (ii) references to “paragraphs” or “clauses” are to separate paragraphs or clauses of the Section or subsection in which the reference occurs. References to this Agreement (in this Agreement or any Transaction Document) mean this Agreement as amended, supplemented or otherwise modified from time to time in accordance with Section 9.3.
(b) Hereof, Including, etc. When used in this Agreement, (i) the words “hereof,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) the phrase “the date hereof” means “the date of this Agreement;” and (iii) the words “include,” “includes” and “including” will be deemed in each case to be followed by the words “without limitation.”
(c) Threats. Unless the context of this Agreement otherwise requires, the word “threat” or “threatened” will be deemed to be immediately followed by the words “in writing.”

(d) Neither, etc. Not Exclusive. Unless the context of this Agreement otherwise requires, “neither,” “nor,” “any,” “either” and “or” are not exclusive. The rule known as the ejusdem generis rule will not apply, and accordingly, general words introduced by the word “other” will not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things.
(e) Extent. The phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.”
(f) Dollars. When used in this Agreement, references to “$” or “Dollars” are references to United States dollars. All amounts in this Agreement will be paid in Dollars, and if any amounts, costs, fees or expenses incurred by any Party pursuant to this Agreement are denominated in a currency other than Dollars, to the extent applicable, the Dollar equivalent for such costs, fees and expenses will be determined by converting such other currency to Dollars at the foreign exchange rates published by Bloomberg or, if not reported thereby, another authoritative source reasonably determined by the Company, in effect at the time that such amount, cost, fee or expense is incurred. If the resulting conversion yields a number that extends beyond two decimal points, it will be rounded to the nearest penny.
(g) Meaning of Terms. The meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders. Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning. All terms defined in this Agreement will have the defined meanings when used in any certificate or other document made or delivered pursuant to this Agreement unless otherwise defined in such certificate or document. References to the “United States” or abbreviations thereof mean the United States of America and its states, territories and possessions.
(h) References to Persons. References to any Person (including any Party) include references to such Person’s successors and permitted assigns, and, in the case of any Governmental Authority, to any Person succeeding to its functions and capacities. It is agreed that a breach of this Agreement by Merger Sub will be deemed to be a breach of this Agreement by Parent.
(i) References to Subsidiaries. Unless the context otherwise requires, all references in this Agreement to the Subsidiaries of a Person will be deemed to include all direct and indirect Subsidiaries of such Person.
(j) Writings. References to “writing” mean the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether in electronic form or otherwise, and including writings delivered by Electronic Delivery. “Written” will be construed in the same manner.
(k) Legislation; Contracts. A reference to any specific legislation or to any provision of any legislation includes any amendment to, and any modification, re-enactment or successor thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued thereunder or pursuant thereto, except that, for purposes of any representations and warranties in this Agreement that are made as a specific date, references to any specific legislation will be deemed to refer to such legislation or provision (and all rules, regulations, statutory instruments and applicable guidance, guidelines, bulletins or policies issued or made in connection therewith by a Governmental Authority) as of such date. References to any agreement or Contract are to that agreement or Contract as amended, modified or supplemented from time to time, and any exhibits, schedules, annexes, statements of work, riders and other documents attached thereto, provided that with respect to the Contracts, and any amendments, exhibits, schedules, annexes, statements of work, riders and other documents attached thereto scheduled in the Company Disclosure Letter, solely to the extent made available to Parent prior to the date hereof.
(l) Accounting Matters. Except as otherwise provided in this Agreement, all accounting terms used in this Agreement will be interpreted, and all accounting determinations hereunder will be made, in accordance with GAAP. An item arising with respect to a specific representation or warranty will be deemed to be “reflected on” or “set forth in” a balance sheet or financial statements, to the extent that any such phrase appears in such representation or warranty, if (i) there is a reserve, accrual or other similar item underlying a number on such balance sheet or financial statements that is related to the subject matter of such representation; (ii) such item is otherwise specifically set forth on the balance sheet or financial statements; or (iii) such item is specifically set forth on the balance sheet or financial statements and is specifically set forth in the notes thereto.

(m) Headings. The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision of this Agreement.
(n) Applicable Time. Unless otherwise indicated, all references to a specific time are to the then-applicable local time in San Francisco, California.
(o) Calculation of Time Periods. Unless otherwise indicated, (i) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period will be excluded; (ii) if the last day of such period is not a Business Day, then the period in question will end on the next Business Day; (iii) if any action (other than any action described in Section 5.4) must be taken on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day; (iv) the measure of a period of one month or year for purposes of this Agreement will be the day of the following month or year corresponding to the starting date; and (v) if no corresponding date exists, then the end date of such period being measured will be the next actual day of the following month or year (for example, one month following February 18 is March 18 and one month following March 31 is May 1). References to “from” or “through” any date mean, unless otherwise specified, from and including or through and including such date, respectively.
(p) Nature of Days and Months. Whenever this Agreement refers to a number of days, that number will refer to calendar days unless Business Days are specified. Any reference to a “month” means a calendar month.
(q) Representations Are Not Covenants. Nothing contained in Article III or Article IV may be construed as a covenant under the terms of this Agreement, other than the acknowledgments and agreements set forth in Section 3.28 and Section 4.13 to the extent necessary to give full effect to the acknowledgments and agreements set forth therein.
(r) Joint Drafting. The Parties agree that they have been represented by legal counsel during the negotiation and execution of this Agreement. Accordingly, the Parties irrevocably waive the application of any Law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.
(s) Summaries. No summary of this Agreement or any Exhibit, Schedule or other document delivered with this Agreement that is prepared by or on behalf of any Party will affect the meaning or interpretation of this Agreement or such Exhibit, Schedule or document.
(t) No Admission. The information contained in this Agreement and in the Disclosure Letters is disclosed solely for purposes of this Agreement, and no information contained in this Agreement or in the Disclosure Letters will be deemed to be an admission by any Party to any third Person of any matter whatsoever, including (i) any violation of Law or breach of contract; or (ii) that such information is material or is required to be referred to or disclosed under this Agreement. Disclosure of any information or document in the Disclosure Letters is not a statement or admission that it is material or required to be disclosed in the Disclosure Letters. Nothing in the Disclosure Letters constitutes an admission against the applicable Party’s interest or represents the applicable Party’s legal position or legal rights on the matter so disclosed. No reference in this Agreement to dollar amount thresholds will be deemed to be evidence of a Company Material Adverse Effect or Parent Material Adverse Effect, as applicable, or materiality.
(u) Nature of Information Disclosed. It is understood and agreed that (i) the specification of any dollar amount in the representations and warranties contained in this Agreement is not intended to imply that such amounts (or higher or lower amounts) are or are not material; and (ii) the inclusion of any specific item in the Disclosure Letters is not intended to imply that such items are or are not material or are within or outside of the ordinary course of business. In each case, no Party may use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Disclosure Letters in any dispute or controversy between the Parties as to whether any obligation, item or matter not described in this Agreement is or is not material for purposes of this Agreement or whether any obligation, item or matter included in the Disclosure Letters is or is not material for purposes of this Agreement or is within or outside of the ordinary course of business.
(v) No Reliance by Others on Representations. The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with Section 9.4 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely on the representations and warranties in this Agreement as characterizations of facts or circumstances as of the date of this Agreement or as of any other date.
(w) Made Available. The phrases “furnished,” “provided,” “delivered” or “made available” or words of similar import when used with respect to documents or other information means that such documents or information have been physically or electronically delivered to the relevant Party prior to the date of this Agreement, including by being (i) posted to the virtual data room managed by the Company in connection with the Merger prior to 12:00 a.m., Eastern Time, on the date of this Agreement or (ii) filed with or furnished to the SEC and available in its Electronic Data Gathering, Analysis and Retrieval (EDGAR) database prior to 12:00 a.m., Eastern Time, on the date of this Agreement.
(x) Ordinary Course. References to “ordinary course” or “ordinary course of business” refers to the ordinary course of business of the Company and its Subsidiaries that is materially consistent with past practice.
1.4 Disclosure Letters. The information set forth in the disclosure letter delivered by the Company to Parent and Merger Sub on the date of this Agreement (the “Company Disclosure Letter”) and the disclosure letter delivered by Parent to the Company on the date of this Agreement (the “Parent Disclosure Letter,” and together with the Company Disclosure Letter, the “Disclosure Letters”) is disclosed under separate Section and subsection references that correspond to the Sections and subsections of this Agreement to which such information relates. The information set forth in each Section or subsection of the Disclosure Letters will be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations, warranties or covenants of the Company or Parent and Merger Sub, as applicable, that are set forth in the corresponding Section or subsection of this Agreement; and (b) any other representations, warranties or covenants of the Company or Parent and Merger Sub, as applicable, that are set forth in this Agreement, but in the case of this clause (b) only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations, warranties or covenants is reasonably apparent on the face of such disclosure.
ARTICLE II
THE MERGER
2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and the applicable provisions of the DGCL, at the Effective Time, (a) Merger Sub will be merged with and into the Company; (b) the separate corporate existence of Merger Sub will cease; and (c) the Company will continue as the surviving corporation of the Merger and a wholly owned Subsidiary of Parent. The Company, as the surviving corporation of the Merger, is sometimes referred to as the “Surviving Corporation.”
2.2 The Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Parent, Merger Sub and the Company will cause the Merger to be consummated pursuant to the DGCL by filing the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL (the time of such filing and acceptance with the Secretary of State of the State of Delaware, or such later time as may be agreed in writing by Parent, Merger Sub and the Company and specified in the Certificate of Merger in accordance with the DGCL, the “Effective Time”).
2.3 The Closing. The consummation of the Merger will take place at a closing (the “Closing”) to occur at (a) 9:00 a.m. at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, located at 650 Page Mill Road, Palo Alto, California 94304 (or remotely via the electronic exchange of documents), on a date to be agreed upon by Parent, Merger Sub and the Company that is no later than the second Business Day after the satisfaction or waiver (to the extent permitted under this Agreement) of the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted under this Agreement) of such conditions); or (b) such other time, location and date as Parent, Merger Sub and the Company mutually agree in writing. The date on which the Closing actually occurs is referred to as the “Closing Date.”
2.4 Effect of the Merger. At the Effective Time, the effect of the Merger will be as set forth in this Agreement, the Certificate of Merger, and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all (a) of the property, rights, privileges, powers and franchises of the Company and Merger Sub will vest in the Surviving Corporation; and (b) debts, liabilities and duties of the Company and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.
2.5 Certificate of Incorporation and Bylaws.
(a) Certificate of Incorporation. At the Effective Time, subject to the provisions of Section 6.10(a), the Charter as in effect immediately prior to the Effective Time will be amended and restated in its entirety to read as set forth on Exhibit A to this Agreement, and, as so amended and restated, will be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL and such certificate of incorporation.
(b) Bylaws. At the Effective Time, subject to the provisions of Section 6.10(a), the bylaws of the Surviving Corporation will be amended and restated to be the bylaws of Merger Sub as in effect immediately prior to the Effective Time (with the name of the Surviving Corporation being “Sumo Logic, Inc.”), until thereafter amended in accordance with the applicable provisions of the DGCL, the certificate of incorporation of the Surviving Corporation and such bylaws.
2.6 Directors and Officers of the Surviving Corporation.
(a) Directors. The Parties will use reasonable best efforts to take all necessary actions so that, at the Effective Time, the initial directors of the Surviving Corporation will be the directors of Merger Sub as of immediately prior to the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected and qualified, or until their earlier death, resignation or removal.
(b) Officers. At the Effective Time, the initial officers of the Surviving Corporation will be officers of the Company as of immediately prior to the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly appointed, or until their earlier death, resignation or removal.
2.7 Effect on Capital Stock.
(a) Capital Stock. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities, the following will occur:
(i) each share of common stock, par value $0.01 per share, of Merger Sub that is outstanding as of immediately prior to the Effective Time will be converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.0001 per share, of the Surviving Corporation, and each certificate representing ownership of such shares of common stock of Merger Sub will thereafter represent ownership of shares of common stock of the Surviving Corporation;
(ii) each share of Company Common Stock that is (A) held by the Company as treasury stock; (B) owned by Parent or Merger Sub; or (C) owned by any direct or indirect wholly owned Subsidiary of Parent or Merger Sub as of immediately prior to the Effective Time (collectively, the “Owned Company Shares”) will automatically be cancelled and will cease to exist without any conversion thereof or consideration paid in exchange therefor; and
(iii) each share of Company Common Stock that is issued and outstanding as of immediately prior to the Effective Time (other than Owned Company Shares and Dissenting Company Shares, if any) will be automatically converted into the right to receive cash in an amount equal to $12.05, without interest thereon (the “Per Share Price”), in accordance with the provisions of Section 2.10 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in accordance with the provisions of Section 2.12).
(b) Company Restricted Stock. At the Effective Time, each share of Company Common Stock that is subject to vesting, repurchase or other lapse restriction (“Company Restricted Stock”) that is outstanding immediately prior to the Effective Time shall vest in full and be cancelled and converted into the right to receive the Per Share Price pursuant to Section 2.7(a)(iii).

(c) Adjustment to the Per Share Price. The Per Share Price will be adjusted appropriately to fully reflect the effect of any stock split, reverse stock split, stock distribution or dividend (including any dividend or other distribution of securities convertible into Company Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other similar change with respect to the Company Common Stock occurring on or after the date of this Agreement and prior to the Effective Time.
(d) Statutory Rights of Appraisal.
(i) Dissenting Company Shares. Notwithstanding anything to the contrary in this Agreement, all shares of Company Common Stock that are issued and outstanding as of immediately prior to the Effective Time and held by a holder, or owned by a Person, who has (A) neither voted in favor of the adoption of this Agreement or the Merger nor consented to the Merger in writing and (B) properly demanded appraisal of such shares of Company Common Stock pursuant to, and in accordance with, Section 262 of the DGCL (such shares being referred to collectively as the “Dissenting Company Shares”) will not be converted into, or represent the right to receive, the Per Share Price pursuant to this Section 2.7 but instead, such holders or other applicable Persons holding or owning the Dissenting Company Shares will be entitled only to such rights as are granted by Section 262 of the DGCL. Such holder or other applicable Person will be entitled to receive payment of the appraised value of such Dissenting Company Shares in accordance with the provisions of Section 262 of the DGCL. However, if, after the Effective Time, such holder or other applicable Person fails to perfect, effectively withdraws or waives, or otherwise loses such Person’s right to appraisal of such Dissenting Company Shares pursuant to Section 262 of the DGCL or a court of competent jurisdiction determines that such Person is not entitled to the relief provided by Section 262 of the DGCL, such shares of Company Common Stock will be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Per Share Price in accordance with this Agreement and will not thereafter be deemed to be Dissenting Company Shares.
(ii) Notification of Parent of Demands for Appraisal. The Company will give Parent (A) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company in respect of any Dissenting Company Shares; and (B) the opportunity to participate in all negotiations and Legal Proceedings with respect to demands for appraisal pursuant to the DGCL in respect of any Dissenting Company Shares. The Company may not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal or settle or offer to settle any such demands for payment in respect of any Dissenting Company Shares. For purposes of this Section 2.7(d)(ii), “participate” means that Parent will be kept apprised of proposed strategy and other significant decisions with respect to demands for appraisal pursuant to the DGCL in respect of any Dissenting Company Shares (to the extent that the attorney-client privilege between the Company and its counsel is not undermined or otherwise affected) and may offer comments or suggestions with respect to such demands, but Parent will not be afforded any decision-making power or other authority over such demands except for the payment, settlement or compromise consent set forth above.
2.8 Equity Awards.
(a) Company RSUs.
(i) Vested Company RSUs. At the Effective Time, each restricted stock unit award granted pursuant to a Company Equity Plan that is not subject to any performance-based vesting conditions (each, a “Company RSU”) that is outstanding and vested at the Effective Time (but not yet settled) or that vests as a result of the consummation of transactions contemplated by this Agreement (each, a “Vested Company RSU”) will, automatically and without any required action on the part of the holder thereof, be cancelled and converted solely into the right to receive an amount (without interest) in cash equal in value to (A) the total number of shares of Company Common Stock subject to such Vested Company RSU immediately prior to the Effective Time multiplied by (B) the Per Share Price, less applicable Taxes required to be withheld with respect to such payment (the “Vested Company RSU Consideration”). Following the Effective Time, no such Vested Company RSU that was outstanding immediately prior to the Effective Time shall remain outstanding, and each former holder of a Vested Company RSU shall cease to have any rights with respect thereto, except for the right (if any) to receive the Vested Company RSU Consideration in exchange for such Vested Company RSU in accordance with this Section 2.8(a)(i).

(ii) Unvested Company RSUs. At the Effective Time, each outstanding Company RSU under the applicable Company Equity Plan that is not a Vested Company RSU (each, an “Unvested Company RSU”) will, automatically and without any required action on the part of the holder thereof, be cancelled and converted into a Converted Cash Award with respect to an aggregate amount in cash (without interest) equal to (A) the total number of shares of Company Common Stock subject to such Unvested Company RSU immediately prior to the Effective Time multiplied by (B) the Per Share Price, less applicable Taxes required to be withheld with respect to such payment. Except as otherwise provided in this Section 2.8, each such Converted Cash Award assumed and converted pursuant to this Section 2.8 will continue to have, and will be subject to, the same vesting terms and conditions (including acceleration provisions upon a qualifying termination of employment (if any)) as applied to the corresponding Unvested Company RSU immediately prior to the Effective Time, provided that terms rendered inoperable by the transactions contemplated by the Transaction Documents will no longer have any force or effect. Following the Effective Time, no such Unvested Company RSU that was outstanding immediately prior to the Effective Time shall remain outstanding, and each former holder of an Unvested Company RSU shall cease to have any rights with respect thereto, except for the right (if any) to receive a Converted Cash Award in exchange for such Unvested Company RSU in accordance with this Section 2.8(a)(ii). Any such conversion and assumption will be effected in a manner that complies with, or is exempt from, the requirements of Code Section 409A.
(b) Company PSUs.
(i) Vested Company PSUs. At the Effective Time, each restricted stock unit award granted pursuant to a Company Equity Plan that is subject to any performance-based vesting conditions (a “Company PSU”) and that is outstanding and fully vested (but not yet settled) at the Effective Time (a “Vested Company PSU”) will, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right to receive an amount in cash (without interest) equal to (x) the total number of shares of Company Common Stock subject to such Vested Company PSU immediately prior to the Effective Time (as determined in accordance with the terms of the applicable award agreement) multiplied by (y) the Per Share Price, less applicable Taxes required to be withheld with respect to such payment (the “Vested Company PSU Consideration”).
(ii) Unvested Company PSUs. At the Effective Time, each outstanding Company PSU granted pursuant to a Company Equity Plan that is not a Vested Company PSU (an “Unvested Company PSU”) will, automatically and without any required action on the part of the holder thereof, be cancelled and converted into a Converted Cash Award with respect to an aggregate amount in cash (without interest) equal to (x) the total number of shares of Company Common Stock subject to such Unvested Company PSU immediately prior to the Effective Time (as determined in accordance with the applicable award agreement) multiplied by (y) the Per Share Price, less applicable Taxes required to be withheld with respect to such payment. Except as otherwise provided in this Section 2.8, each such Converted Cash Award assumed and converted pursuant to this Section 2.8 will be subject to the same terms and conditions (including time-based vesting conditions, but excluding performance-based vesting conditions and including acceleration provisions upon a qualifying termination of employment (if any)) as applied to the corresponding Unvested Company PSU immediately prior to the Effective Time.
(c) Company Options.
(i) Vested Company Options. At the Effective Time, each outstanding Company Option that is vested at the Effective Time, or that vests as a result of the consummation of transactions contemplated by this Agreement (each, a “Vested Company Option”), will, automatically and without any required action on the part of the holder thereof, be cancelled and converted solely into the right to receive an amount (without interest) in cash, equal in value to (A) the total number of shares of Company Common Stock subject to the Vested Company Option multiplied by (B) the excess, if any, of the Per Share Price over the exercise price per share of Company Common Stock underlying such Vested Company Option, less applicable Taxes required to be withheld with respect to such payment (the “Vested Company Option Consideration”). For the avoidance of doubt, any Vested Company Option that has an exercise price per share of Company Common Stock that is greater than or equal to the Per Share Price will be cancelled at the Effective Time for no consideration or payment and without further action on the part of any Person.

Following the Effective Time, no Vested Company Option shall remain outstanding, and each former holder of a Vested Company Option shall cease to have any rights with respect thereto, except for the right (if any) to receive the Vested Company Option Consideration in exchange for such Vested Company Option in accordance with this Section 2.8(c)(i).
(ii) Unvested Company Options. At the Effective Time, each outstanding Company Option that is not a Vested Company Option (each, an “Unvested Company Option”) will, automatically and without any required action on the part of the holder thereof, be cancelled and converted solely into the contingent right to receive from Parent or the Surviving Corporation a Converted Cash Award equal in value to (A) the total number of shares of Company Common Stock subject to such Unvested Company Option immediately prior to the Effective Time multiplied by (B) the excess, if any, of the Per Share Price over the exercise price per share of Company Common Stock under such Unvested Company Option, less applicable Taxes required to be withheld with respect to such payment. Except as otherwise provided in this Section 2.8, each such Converted Cash Award assumed and converted pursuant to this Section 2.8 will continue to have, and will be subject to, the same vesting terms and conditions (including acceleration provisions upon a qualifying termination of employment (if any)) as applied to the corresponding Unvested Company Option immediately prior to the Effective Time. For the avoidance of doubt, any Unvested Company Option that has an exercise price per share of Company Common Stock that is greater than or equal to the Per Share Price will be cancelled at the Effective Time for no consideration or payment and without further action on the part of any Person. Following the Effective Time, no Unvested Company Option shall remain outstanding, and each former holder of an Unvested Company Option shall cease to have any rights with respect thereto, except for the right (if any) to receive the Converted Cash Award in exchange for such Unvested Company Option in accordance with this Section 2.8(c)(ii). Any such conversion and assumption will be effected in a manner that complies with, or is exempt from, the requirements of Code Section 409A.
(iii) Exercise Blackout. On or as promptly as practicable following (and in any event within five (5) Business Days of) the execution and delivery of this Agreement, the Company shall use reasonable best efforts to take all action that is reasonably necessary (a) to provide that any Unvested Company Option not be subject to “early exercise” pursuant to the terms thereof, and (b) to prohibit the holder thereof from effecting any “early exercise” of such holder’s Unvested Company Options, in each case, from and following the execution and delivery of this Agreement.
(d) Payment Procedures. At or prior to the Effective Time, Parent will deposit (or cause to be deposited) with the Company, by wire transfer of immediately available funds, the aggregate (i) Vested Company RSU Consideration owed to all holders of Vested Company RSUs, (ii) Vested Company PSU Consideration owed to all holders of Vested Company PSUs, and (iii) Vested Company Option Consideration owed to all holders of Vested Company Options. As promptly as reasonably practicable following the Closing Date, but in no event later than the first regularly scheduled payroll date following the Closing Date, the applicable former holders of Vested Company Options, Vested Company PSUs and Vested Company RSUs will receive a payment from the Surviving Corporation, through its payroll system or payroll provider, of the Vested Company Option Consideration, Vested Company PSU Consideration and Vested Company RSU Consideration required to be paid to such former holders pursuant to this Section 2.8. Notwithstanding the foregoing, if any payment owed to a holder of Vested Company RSUs, Vested Company PSUs or Vested Company Options pursuant to this Section 2.8 cannot be made through the Surviving Corporation’s payroll system or payroll provider, then the Surviving Corporation will issue a check for such payment to such holder, which check will be sent by overnight courier to such holder as soon as reasonably practicable following the Effective Time. The Surviving Corporation will pay any portion of a Converted Cash Award that vests to the applicable holder thereof as soon as reasonably practicable, but no later than the next regularly scheduled payroll cycle following the date on which such portion vests (but in no event later than December 31 of the year in which the Converted Cash Award vested).
(e) Necessary Further Actions. The Company will take all action within its power and authority reasonably necessary to effect the cancellation, conversion and/or assumption (as the case may be) of Company Equity-Based Awards as of the Effective Time and to give effect to this Section 2.8 (including the satisfaction of the requirements of Rule 16b-3(e) promulgated under the Exchange Act). Subject to obtaining any required consents from the holders thereof, all Company Equity-Based Awards and all Company Equity Plans will terminate as of the Effective Time (but subject to the consummation of the Merger).

(f) Treatment of Employee Stock Purchase Plan. Prior to the Effective Time, the Company will take all actions necessary to, (A) provide that no new individuals will be permitted to enroll in the ESPP on or following the date of this Agreement; (B) make any adjustments that may be necessary or advisable to reflect the shortened offering period or purchase period, but otherwise treat such shortened offering period or purchase period as a fully effective and completed offering period or purchase period for all purposes pursuant to the ESPP; (C) not allow any increase in the amount of participants’ payroll deduction elections under the ESPP during the offering period or purchase period that is in effect on the date of this Agreement (the “Current Purchase Period”) from those in effect on the date of this Agreement; (D) cause the exercise (as of no later than one Business Day prior to the date on which the Effective Time occurs) of each outstanding purchase right pursuant to the ESPP, but otherwise not issue any Company Common Stock under the ESPP; (E) provide that no further offering period or purchase period will commence pursuant to the ESPP on or after the date of this Agreement; and (F) not extend the Current Purchase Period. If purchase rights are exercised under the ESPP pursuant to the foregoing prior to the Closing Date, on such exercise date, the Company will apply the funds credited as of such date pursuant to the ESPP within each participant’s account to the purchase of whole shares of Company Common Stock in accordance with the terms of the ESPP. Immediately prior to and effective as of the Effective Time (but subject to the consummation of the Merger), the Company will terminate the ESPP and no further rights shall be granted or exercised under the ESPP thereafter.
2.9 Effect on Company Warrants.
(a) Warrants. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time each Company Warrant that is outstanding as of immediately prior to the Effective Time will be deemed exercised in full as a “cashless exercise” (as described in the Company Warrant) effective upon the Effective Time, in accordance with the terms of the Company Warrant, and the holder thereof shall be entitled to receive an amount in cash, without interest, equal to the product obtained by multiplying (i) the Per Share Price by (ii) the number of shares of Company Common Stock deemed to be issuable upon exercise in full of the Company Warrant as a “cashless exercise,” calculated in accordance with and subject to the terms and conditions of such Company Warrant (the “Company Warrant Consideration”).
(b) Payment Procedures. Parent shall pay, or cause to be paid, subject to Section 2.13, the applicable Company Warrant Consideration to each holder of the applicable Company Warrant in accordance with and subject to the terms and conditions of the applicable Company Warrant.
2.10 Exchange of Certificates.
(a) Payment Agent. Prior to the Closing, Parent will (i) select a bank or trust company reasonably acceptable to the Company to act as the payment agent for the Merger (the “Payment Agent”); and (ii) enter into a payment agent agreement, in form and substance reasonably acceptable to the Company, with such Payment Agent.
(b) Exchange Fund. At or prior to the Closing, Parent will deposit (or cause to be deposited) with the Payment Agent, by wire transfer of immediately available funds, for payment to the holders of shares of Company Common Stock and holders of Company Warrants pursuant to Section 2.7 and Section 2.9, respectively, an amount of cash equal to the aggregate consideration to which such holders of Company Common Stock and holders of Company Warrants become entitled pursuant to Section 2.7 and Section 2.9, respectively. Until disbursed in accordance with the terms and conditions of this Agreement, such cash will be invested by the Payment Agent, as directed by Parent or the Surviving Corporation, in (i) obligations of or fully guaranteed by the United States or any agency or instrumentality thereof and backed by the full faith and credit of the United States with a maturity of no more than 30 days; (ii) commercial paper obligations rated A 1 or P 1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively; or (iii) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $10,000,000,000 (based on the most recent financial statements of such bank that are then publicly available) (such cash and any proceeds thereon, the “Exchange Fund”). To the extent that (A) there are any losses with respect to any investments of the Exchange Fund; (B) the Exchange Fund diminishes for any reason below the level required for the Payment Agent to promptly pay the cash amounts contemplated by Section 2.7; or (C) all or any portion of the Exchange Fund is unavailable for Parent (or the Payment Agent on behalf of Parent) to promptly pay the cash amounts contemplated by Section 2.7 for any reason, then Parent will, or will cause the Surviving Corporation to, promptly replace or restore the amount of cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times fully available for distribution and maintained at a level sufficient for the Payment Agent to make the payments contemplated by Section 2.7. Any interest or other income from investment of the Exchange Fund will be payable to Parent or the Surviving Corporation, as Parent directs.
(c) Exchange and Payment Procedures.
(i) Certificated Shares. Promptly following the Effective Time (and in any event within one Business Day), Parent and the Surviving Corporation will cause the Payment Agent to mail to each holder of record (as of immediately prior to the Effective Time) of a certificate that immediately prior to the Effective Time represented outstanding shares of Company Common Stock (other than Dissenting Company Shares and Owned Company Shares) (the “Certificates”) whose shares of Company Common Stock were converted into the right to receive the consideration payable in respect thereof pursuant to Section 2.7, (A) a letter of transmittal in customary form (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Payment Agent (or affidavit of loss in lieu of a Certificate as provided in Section 2.12)); and (B) instructions for use in effecting the surrender of the Certificates in exchange for the consideration payable in respect thereof pursuant to Section 2.7. Upon surrender to the Payment Agent of a Certificate (or affidavit of loss in lieu of a Certificate as provided in Section 2.12) for cancellation, together with such letter of transmittal, duly completed and validly executed, in accordance with the terms of such materials and instructions, the holder of such Certificate will be entitled to receive in exchange for the number of shares represented by such Certificate (and Parent will cause the Payment Agent to pay and deliver in exchange therefor as promptly as practicable) an amount in cash (less any applicable withholding Taxes payable in respect thereof) equal to the product obtained by multiplying (1) the aggregate number of shares of Company Common Stock represented by such Certificate by (2) the Per Share Price. The Certificate so surrendered will be cancelled. The Payment Agent will accept Certificates upon compliance with such reasonable terms and conditions as the Payment Agent may impose to cause an orderly exchange thereof in accordance with customary exchange practices. No interest will be paid or accrued for the benefit of any holder of Certificates on the amount payable upon the surrender of such Certificates pursuant to this Section 2.10(c)(i). Until so surrendered, the Certificates will be deemed from and after the Effective Time to evidence only the right to receive the consideration payable in respect thereof pursuant to Section 2.7.
(ii) Uncertificated Shares. Notwithstanding anything to the contrary in this Agreement, any holder of shares of Company Common Stock held in book-entry form (the “Uncertificated Shares”) will not be required to deliver a Certificate or an executed letter of transmittal to the Payment Agent to receive the consideration payable in respect thereof pursuant to Section 2.7. In lieu thereof, each holder of record (as of immediately prior to the Effective Time) of an Uncertificated Share that immediately prior to the Effective Time represented an outstanding share of Company Common Stock (other than Dissenting Company Shares and Owned Company Shares) whose shares of Company Common Stock were converted into the right to receive the consideration payable in respect thereof pursuant to Section 2.7 will, upon receipt of an “agent’s message” in customary form (it being understood that the holders of Uncertificated Shares will be deemed to have surrendered such Uncertificated Shares upon receipt of an “agent’s message” or such other evidence, if any, as the Payment Agent may reasonably request) at the Effective Time, be entitled to receive (and Parent will cause the Payment Agent to pay and deliver as promptly as practicable) an amount in cash (less any applicable withholding Taxes payable in respect thereof) equal to the product obtained by multiplying (A) the aggregate number of shares of Company Common Stock represented by such holder’s transferred Uncertificated Shares by (B) the Per Share Price. The Uncertificated Shares so surrendered will be cancelled. The Payment Agent will accept transferred Uncertificated Shares upon compliance with such reasonable terms and conditions as the Payment Agent may impose to cause an orderly exchange thereof in accordance with customary exchange practices. No interest will be paid or accrued for the benefit of any holder of Uncertificated Shares on the amount payable upon the surrender of such Uncertificated Shares pursuant to this Section 2.10(c)(ii). Until so surrendered, Uncertificated Shares will be deemed from and after the Effective Time to evidence only the right to receive the consideration payable in respect thereof pursuant to Section 2.7.
(d) DTC Payment. Prior to the Effective Time, Parent and the Company will cooperate to establish procedures with the Payment Agent and DTC with the objective that (i) if the Closing occurs at or prior to 11:30 a.m., Eastern time, on the Closing Date, then the Payment Agent will transmit to DTC or its nominees on the Closing Date an amount in cash, by wire transfer of immediately available funds, equal to the product obtained by multiplying (A) the number of shares of Company Common Stock (other than Owned Company Shares and Dissenting Company Shares) held of record by DTC or such nominee immediately prior to the Effective Time by (B) the Per Share Price (such amount, the “DTC Payment”); and (ii) if the Closing occurs after 11:30 a.m., Eastern time, on the Closing Date, then the Payment Agent will transmit the DTC Payment to DTC or its nominees on the first Business Day after the Closing Date.
(e) Transfers of Ownership. If a transfer of ownership of shares of Company Common Stock is not registered in the stock transfer books or ledger of the Company, or if the consideration payable is to be paid in a name other than that in which the Certificates surrendered or transferred in exchange therefor are registered in the stock transfer books or ledger of the Company, then the aggregate consideration payable pursuant to Section 2.7 may be paid to a Person other than the Person in whose name the Certificate so surrendered or transferred is registered in the stock transfer books or ledger of the Company only if such Certificate is properly endorsed and otherwise in proper form for surrender and transfer and the Person requesting such payment has paid to Parent (or any agent designated by Parent) any transfer Taxes required by reason of the payment of the Per Share Price to a Person other than the registered holder of such Certificate, or established to the satisfaction of Parent (or any agent designated by Parent) that such transfer Taxes have been paid or are otherwise not payable. Payment of the consideration payable with respect to Uncertificated Shares will only be made to the Person in whose name such Uncertificated Shares are registered.
(f) Escheat. Notwithstanding anything to the contrary set forth in this Agreement, none of the Payment Agent, Parent, the Surviving Corporation or any other Party will be liable to a Company Stockholder for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificates or Uncertificated Shares have not been surrendered immediately prior to the date on which any cash in respect of such Certificate or Uncertificated Share would otherwise escheat to or become the property of any Governmental Authority, then any such cash in respect of such Certificate or Uncertificated Share will, to the extent permitted by applicable Law, become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto.
(g) Distribution of Exchange Fund to Parent. Any portion of the Exchange Fund that remains undistributed to the holders of the Certificates or Uncertificated Shares on the date that is one year after the Effective Time will be delivered to Parent upon demand, and any holders of shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time who have not theretofore surrendered or transferred their Certificates or Uncertificated Shares representing such shares of Company Common Stock for exchange pursuant to this Section 2.10 will thereafter look for payment of the Per Share Price payable in respect of the shares of Company Common Stock represented by such Certificates or Uncertificated Shares solely to Parent (subject to abandoned property, escheat or similar Laws), solely as general creditors thereof, for any claim to the Per Share Price to which such holders may be entitled pursuant to Section 2.7.
2.11 No Further Ownership Rights in Company Common Stock. From and after the Effective Time, (a) all shares of Company Common Stock will no longer be outstanding and will automatically be cancelled and cease to exist; and (b) each holder of a Certificate or Uncertificated Shares previously representing any shares of Company Common Stock will cease to have any rights with respect thereto, except the right to receive the consideration payable therefor in accordance with Section 2.7 (or in the case of Dissenting Company Shares, the rights pursuant to Section 2.7(d)). The consideration paid in accordance with the terms of this Article II upon conversion of any shares of Company Common Stock will be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock. From and after the Effective Time, there will be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time, other than transfers to reflect, in accordance with customary settlement procedures, trades effected prior to the Effective Time. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation for any reason, they will (subject to compliance with the exchange procedures of Section 2.10(c)) be cancelled and exchanged as provided in this Article II.
2.12 Lost, Stolen or Destroyed Certificates. In the event that any Certificates have been lost, stolen or destroyed, the Payment Agent will issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof, the Per Share Price payable in respect thereof pursuant to Section 2.7. Parent or the Payment Agent may, in its

discretion and as a condition precedent to the payment of such Per Share Price, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in such amount as it may direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Payment Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.
2.13 Required Withholding. Each of the Payment Agent, Parent, the Company and the Surviving Corporation, or any Subsidiary of Parent, the Company or the Surviving Corporation, will be entitled to deduct and withhold from any amounts payable pursuant to this Agreement to any Person such amounts as are required to be deducted or withheld therefrom pursuant to any applicable Laws related to Taxes. To the extent that such amounts are so deducted or withheld and timely paid over to the appropriate Governmental Authority, such amounts will be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made.
2.14 Necessary Further Actions. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with the full right, title and possession of and to all rights and property of Merger Sub and the Company, then the officers and directors of the Surviving Corporation and Parent will be fully authorized (in the name of Merger Sub, in the name of the Company, and otherwise) to take such action.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
With respect to any Section of this Article III, except (a) as disclosed in the Company SEC Reports (other than any disclosures contained or referenced therein under the captions “Risk Factors,” “Forward-Looking Statements,” “Quantitative and Qualitative Disclosures About Market Risk” and any other disclosures contained or referenced therein of information, factors or risks that are predictive, cautionary or forward-looking in nature); or (b) as set forth in the Company Disclosure Letter (it being acknowledged and agreed that nothing disclosed in the Company SEC Reports will be deemed to modify or qualify the representations and warranties set forth in Section 3.6 or Section 3.12(a)), the Company represents and warrants to Parent and Merger Sub as follows:
3.1 Organization; Good Standing. The Company (a) is a corporation duly organized, validly existing and in good standing pursuant to the DGCL; and (b) has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets. The Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties and assets owned or leased or the nature of its activities make such qualification necessary (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States), except where the failure to be so qualified or in good standing would not have a Company Material Adverse Effect. The Company has made available to Parent true, correct and complete copies of the Charter and the Bylaws, each as amended to date. The Company is not in violation of the Charter or the Bylaws.
3.2 Corporate Power; Enforceability. Assuming that the representations and warranties of Parent and Merger Sub in Section 4.6(b) are true and correct, (a) the Company has the requisite corporate power and authority to (i) execute and deliver this Agreement and any Transaction Document to which it is a party; (ii) perform its covenants and obligations under this Agreement and any Transaction Document to which it is a party; and (iii) subject to receiving the Requisite Stockholder Approval, consummate the Merger; and (b) the execution and delivery of this Agreement and any Transaction Document to which it is a party by the Company, the performance by the Company of its covenants and obligations under this Agreement and any Transaction Documents to which it is a party, and, subject to receiving the Requisite Stockholder Approval, the consummation of the Merger have each been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability (A) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally; and (B) is subject to general principles of equity (collectively, the “Enforceability Limitations”).
3.3 Company Board Approval; Fairness Opinion; Anti-Takeover Laws.
(a) Company Board Approval. The Company Board has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, fair to and in the best interests of the Company and its stockholders; (ii) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger; (iii) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations in this Agreement, and the consummation of the Merger upon the terms and subject to the conditions set forth in this Agreement; (iv) directed that the adoption of this Agreement be submitted to a vote of the Company Stockholders at a meeting of the Company Stockholders; and (v) recommended that the Company Stockholders vote in favor of the adoption of this Agreement and the approval of the Merger in accordance with the DGCL (clause (v), the “Company Board Recommendation”).
(b) Fairness Opinion. The Company Board has received the written opinion (or an oral opinion to be confirmed in writing) of the Company Financial Advisor to the effect that, as of the date of such opinion and based upon and subject to the various assumptions, limitations, qualifications and other factors set forth therein, the Per Share Price to be received pursuant to this Agreement by the holders of shares of Company Common Stock (other than the Owned Company Shares and Dissenting Company Shares) is fair from a financial point of view to such holders of shares of Company Common Stock.
(c) Anti-Takeover Laws. Assuming that the representations of Parent and Merger Sub set forth in Section 4.6 are true and correct, the Company Board has taken all necessary actions so that the restrictions on business combinations set forth in Section 203 of the DGCL and any other similar applicable “anti-takeover” Law will not be applicable to the Merger.
3.4 Requisite Stockholder Approval. Assuming that the representations and warranties of Parent and Merger Sub in Section 4.6(b) are true and correct, the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote to adopt this Agreement (the “Requisite Stockholder Approval”) is the only vote of the holders of any class or series of Company Capital Stock that is required pursuant to applicable Law, the Charter or the Bylaws to consummate the Merger.
3.5 Non-Contravention. Assuming that the representations and warranties of Parent and Merger Sub in Section 4.6(b) are true and correct, the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and obligations under this Agreement, and the consummation of the Merger do not (a) violate or conflict with any provision of the Charter or the Bylaws or the equivalent organizational or governing documents of any “significant subsidiary” of the Company (as defined in Rule 1-02(w) of Regulation S-X promulgated by the SEC); (b) violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration pursuant to any Material Contract; (c) assuming compliance with the matters referred to in Section 3.6 and, in the case of the consummation of the Merger, subject to obtaining the Requisite Stockholder Approval and assuming that the representations and warranties of Parent and Merger Sub set forth in Section 4.6(b) are true and correct, violate or conflict with any Law applicable to the Company or any of its Subsidiaries or by which any of their respective properties or assets are bound; or (d) result in the creation of any lien (other than Permitted Liens) upon any of the properties or assets of the Company or any of its Subsidiaries, except in the case of each of clauses (b), (c) and (d) for such violations, conflicts, breaches, defaults, terminations, accelerations or liens that would not have a Company Material Adverse Effect.
3.6 Requisite Governmental Approvals. No Consent, authorization of, filing or registration with, or notification to any Governmental Authority is required on the part of the Company in connection with the (a) execution and delivery of this Agreement by the Company; (b) performance by the Company of its covenants and obligations pursuant to this Agreement; or (c) consummation of the Merger, except (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and such filings with Governmental Authorities to satisfy the applicable Laws of states in which the Company and its Subsidiaries are qualified to do business; (ii) such filings and approvals as may be required by any federal or state securities Laws, including compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable requirements of the HSR Act or other applicable Antitrust Laws; and (iv) such other Consents the failure of which to obtain would not have a Company Material Adverse Effect.

3.7 Company Capitalization.
(a) Capital Stock and Related Matters.
(i) Authorized Capital Stock and Stock Reservation. The authorized capital stock of the Company consists of (A) 1,000,000,000 shares of Company Common Stock; and (B) 100,000,000 shares of Company Preferred Stock.
(ii) Current Capitalization. As of the Capitalization Date, (A) 122,387,614 shares of Company Common Stock were issued and outstanding, of which 35,873 shares of Company Common Stock were Company Restricted Stock; (B) no shares of Company Preferred Stock were issued and outstanding; (C) no shares of Company Common Stock were held by the Company as treasury shares; (D) 9,369,183 shares of Company Common Stock were reserved and available for issuance pursuant to the Company Equity Plans, of which (1) 10,548,365 shares of Company Common Stock were issuable on exercise of outstanding Company Options; (2) 14,649,025 shares of Company Common Stock were issuable on settlement of outstanding Company RSUs; and (3) 1,023,797 shares of Company Common Stock were issuable on settlement of outstanding Company PSUs (assuming target performance levels were achieved); (E) 2,885,457 shares of Company Common Stock were issuable pursuant to the ESPP with aggregate contributions of $1,020,650.28 received by the Company as of the Capitalization Date for the Current Purchase Period; and (F) Company Warrants representing the right to acquire up to 10,530 shares of Company Common Stock were outstanding.
(iii) Validity; No Other Issuances. All outstanding shares of Company Common Stock are validly issued, fully paid, nonassessable and free of any preemptive rights, calls or rights of first refusal or similar rights. Since the close of business on the Capitalization Date until the date of this Agreement, the Company has not issued or granted any Company Securities other than pursuant to the exercise, vesting, or settlement of Company Equity-Based Awards or Company Warrants granted or issued prior to the date of this Agreement or the purchase of shares of Company Common Stock pursuant to the terms of the ESPP.
(b) Company Equity Awards. Section 3.7(b) of the Company Disclosure Letter sets forth as of the Capitalization Date a complete and accurate list of each outstanding Company Equity-Based Award and: (i) the name of the Company Equity Plan pursuant to which such Company Equity-Based Award was granted, (ii) the name and/or employee identification number of the holder of such Company Equity-Based Award, (iii) the type of award and number of shares of Company Common Stock subject to such outstanding Company Equity-Based Award, (iv) if applicable, the exercise price, purchase price or similar pricing of such Company Equity-Based Award, (v) the date on which such Company Equity-Based Award was granted or issued, (vi) any applicable vesting, repurchase or other lapse of restrictions schedule (including any acceleration of vesting terms), and the extent to which such Company Equity-Based Award is vested and exercisable as of the Capitalization Date, and (vii) with respect to Company Options, the date on which such Company Option expires, the exercise price per share of Company Common Stock or purchase price (as applicable), and whether each Company Option is an “incentive stock option” (as defined in the Code) or a non-qualified stock option.
(c) No Other Company Securities. Except as set forth in this Section 3.7, as of the Capitalization Date there were (i) no outstanding shares of capital stock of, or other equity or voting interest in, the Company; (ii) no outstanding securities of the Company convertible into, measured by reference to, or exchangeable for shares of capital stock of, or other equity or voting interest in, the Company; (iii) no outstanding options, warrants, puts, calls or other rights or binding arrangements to acquire from the Company, or that obligate the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, the Company; (iv) no obligations of the Company to grant, extend or enter into any subscription, warrant, put, call, right, convertible or exchangeable security, or other similar Contract relating to any capital stock of, or other equity or voting interest (including any voting debt) in, the Company; (v) no outstanding shares of restricted stock, restricted stock units, stock options, equity appreciation rights, performance shares, performance stock units, contingent value rights, “phantom” equity, profit participation or similar securities or rights that are derivative of, measured by reference to profit participation or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other securities or ownership interests in, the Company (the items in clauses (i), (ii), (iii), (iv) and (v), collectively with the Company Capital Stock, the “Company Securities”); (vi) no voting trusts, proxies or similar arrangements or understandings to which the Company is a party or by which the Company is bound with respect to the voting of any shares of capital stock of, or other equity or voting interest in, the Company; (vii) no obligations or binding commitments of any character restricting the transfer of any shares of capital stock of, or other equity or voting interest in, the Company to which the Company is a party or by which it is bound; and (viii) no other obligations by the Company to make any payments based on the price or value of any Company Securities. The Company is not a party to any Contract that obligates it to repurchase, redeem or otherwise acquire any Company Securities. There are no accrued and unpaid dividends with respect to any outstanding shares of Company Capital Stock. The Company does not have a stockholder rights plan in effect. Neither the Company nor any of its Subsidiaries has outstanding bonds, debentures, notes or other similar obligations the holders of which have the right to vote (or that are convertible into, exercisable for or exchangeable for securities having the right to vote) with the stockholders of the Company on any matter.
(d) No Other Rights. The Company is not a party to any Contract relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any Company Securities.
3.8 Subsidiaries.
(a) Subsidiaries. Section 3.8(a) of the Company Disclosure Letter contains a true, correct and complete list of the name and jurisdiction of organization or formation and schedule of equityholders of each Subsidiary of the Company. Each Subsidiary of the Company (i) is duly organized or formed, validly existing and in good standing pursuant to the Laws of its jurisdiction of organization or formation (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States); and (ii) has the requisite corporate or entity power and authority to carry on its respective business as it is presently being conducted and to own, lease or operate its respective properties and assets, except where the failure to be in good standing would not have a Company Material Adverse Effect. Each Subsidiary of the Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States), except where the failure to be so qualified or in good standing would not have a Company Material Adverse Effect. The Company has made available to Parent true, correct and complete copies of the certificates of incorporation, bylaws and other similar organizational documents of each “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X promulgated by the SEC) of the Company, each as amended to date. No Subsidiary of the Company is in violation of its charter, bylaws or other similar organizational documents, except for such violations that would not have a Company Material Adverse Effect.
(b) Capital Stock of Subsidiaries. All of the outstanding capital stock of, or other equity or voting interest in, each Subsidiary of the Company (i) has been duly authorized, validly issued and is fully paid and nonassessable; and (ii) except for director’s qualifying or similar shares, is owned, directly or indirectly, by the Company, free and clear of all liens (other than Permitted Liens) and any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or voting interest) that would prevent such Subsidiary from conducting its business as of the Effective Time in substantially the same manner that such business is conducted on the date of this Agreement.
(c) No Other Interests in Subsidiaries. There are no outstanding (i) securities convertible into, measured by reference to or exchangeable for shares of capital stock of, or other equity or voting interest in, any Subsidiary of the Company; (ii) options, warrants, puts, calls or other rights or arrangements obligating the Company or any of its Subsidiaries to acquire or redeem from any Subsidiary of the Company, or that obligate any Subsidiary of the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for, shares of capital stock of, or other equity or voting interest in, any Subsidiary of the Company; or (iii) obligations of any Subsidiary of the Company to grant, extend or enter into any subscription, warrant, right, put, call, convertible or exchangeable security, or other similar Contract relating to any capital stock of, or other equity or voting interest (including any voting debt) in, such Subsidiary to any Person other than the Company or one of its Subsidiaries; or (iv) outstanding shares of restricted stock, restricted stock units, stock options, equity appreciation rights, performance shares, performance stock units, contingent value rights, “phantom” equity, profit participation or similar securities or rights that are derivative of, measured by reference to, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other securities or ownership interests in, any Subsidiary of the Company.

3.9 Company SEC Reports. The Company has filed with or furnished to the SEC all forms, reports and documents that have been required to be filed by it pursuant to applicable Laws since the Lookback Date and prior to the date of this Agreement (such forms, reports and documents, the “Company SEC Reports”). Each Company SEC Report complied as to form, as of its filing date, or, if amended or superseded by a subsequent filing made prior to the date of this Agreement, as of the date of the last such amendment or superseding filing prior to the date of this Agreement, in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, each as in effect on the date that such Company SEC Report was filed. True, correct and complete copies of all Company SEC Reports are publicly available in the Electronic Data Gathering, Analysis and Retrieval database of the SEC. As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), each Company SEC Report did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is required to file any forms, reports or documents with the SEC.
3.10 Company Financial Statements; Internal Controls; Indebtedness.
(a) Company Financial Statements. The consolidated financial statements of the Company and its Subsidiaries filed with the Company SEC Reports (i) were prepared in accordance with GAAP (except as may be indicated in the notes thereto or as otherwise permitted by Form 10-Q with respect to any financial statements filed on Form 10-Q); and (ii) fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows and stockholders’ equity for the periods then ended. Except as have been described in the Company SEC Reports, there are no unconsolidated Subsidiaries of the Company or any off-balance sheet arrangements of the type required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated by the SEC.
(b) Disclosure Controls and Procedures. The Company has established and maintains, and has at all times since the Lookback Date maintained, “disclosure controls and procedures” and “internal control over financial reporting” (in each case as defined pursuant to Rule 13a-15 and Rule 15d-15 promulgated under the Exchange Act). The Company’s disclosure controls and procedures are reasonably designed to ensure that all (i) material information required to be disclosed by the Company in the reports that it files or furnishes pursuant to the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC; and (ii) such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. The Company’s management has completed an assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended January 31, 2022, and such assessment concluded that such system was effective. The Company’s independent registered public accounting firm has issued (and not subsequently withdrawn or qualified) an attestation report concluding that the Company maintained effective internal control over financial reporting as of January 31, 2022. Since January 31, 2022, and through the date of this Agreement, to the Knowledge of the Company, no events have occurred such that management would not be able to complete its assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ending January 31, 2022, and conclude, after such assessment, that such system was effective. Since the Lookback Date, the principal executive officer and principal financial officer of the Company have each made all certifications required by the Sarbanes-Oxley Act. Neither the Company nor its principal executive officer or principal financial officer has received notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications.
(c) Internal Controls. The Company has established and maintains, and at all times since the Lookback Date has maintained, a system of internal accounting controls that are effective in all material respects in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP, including policies and procedures that (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and that receipts and expenditures of the Company and its Subsidiaries are being made only in accordance with appropriate authorizations of the

Company’s management and the Company Board; and (iii) provide assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company and its Subsidiaries. Since the Lookback Date, neither the Company nor, to the Knowledge of the Company, the Company’s independent registered public accounting firm has identified or been made aware of (A) any significant deficiency or material weakness (each as defined in Rule 13a-15(f) of the Exchange Act) in the system of internal control over financial reporting utilized by the Company and its Subsidiaries that has not been subsequently remediated; or (B) any fraud, whether or not material, that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal control over financial reporting utilized by the Company and its Subsidiaries. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Company SEC Reports.
(d) Indebtedness. Section 3.10(d) of the Company Disclosure Letter contains a true, correct and complete list of all Indebtedness of the Company and its Subsidiaries as of the date of this Agreement, other than Indebtedness reflected in the Audited Company Balance Sheet or otherwise included in the Company SEC Reports.
3.11 No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities of a nature required to be reflected or reserved against on a balance sheet (or the notes thereto) prepared in accordance with GAAP, other than liabilities (a) reflected or otherwise reserved against in the Audited Company Balance Sheet or in the consolidated financial statements of the Company and its Subsidiaries (including the notes thereto) included in the Company SEC Reports filed prior to the date of this Agreement; (b) arising pursuant to this Agreement or incurred in connection with the Merger; (c) incurred in the ordinary course of business; or (d) that would not have a Company Material Adverse Effect. Neither the Company nor Subsidiary of the Company is a party to, or has any commitment to become a party to, any “off balance sheet arrangement” within the meaning of Item 303 of Regulation S-K promulgated under the Securities Act.
3.12 Absence of Certain Changes.
(a) No Company Material Adverse Effect. Since the date of the Audited Company Balance Sheet through the date of this Agreement, there has not occurred a Company Material Adverse Effect.
(b) Forbearance. Since October 31, 2022, through the date of this Agreement, (i) the business of the Company and its Subsidiaries has been conducted in the ordinary course of business in all material respects; and (ii) the Company has not taken any action that, if taken or proposed to be taken after the date of this Agreement, would be prohibited by Section 5.2(a), Section 5.2(b), Section 5.2(d), Section 5.2(e), Section 5.2(f), Section 5.2(g), Section 5.2(h), Section 5.2(j), or Section 5.2(s) (with respect to any of the foregoing).
3.13 Material Contracts.
(a) Material Contracts. Section 3.13(a) of the Company Disclosure Letter contains a true, correct and complete list of all Material Contracts to or by which the Company or any of its Subsidiaries is a party or is bound as of the date of this Agreement (other than (i) any Material Contracts contemplated by clause (i) of the definition of “Material Contract” and (ii) any Material Contracts which have otherwise been made publicly available pursuant to the Company SEC Reports), and, a true, correct and complete copy of each Material Contract has been made available to Parent, or has been publicly made available on EDGAR.
(b) Validity. Each Material Contract is valid and binding on the Company or each such Subsidiary of the Company party thereto and is in full force and effect, except for such failures to be in full force and effect that would not have a Company Material Adverse Effect. None of the Company, any of its Subsidiaries party thereto nor, to the Knowledge of the Company, any other party thereto, is in breach of or default pursuant to any Material Contract, and no event has occurred that would constitute such a breach or default pursuant to any Material Contract by the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any other party thereto, except for such breaches and defaults that would not have a Company Material Adverse Effect. As of the date of this Agreement, neither the Company nor any of its Subsidiaries have received written notice from any other party to a Material Contract that such other party intends to terminate or renegotiate in any material respects the terms of any such Material Contract, except for such notices to terminate or renegotiate that would not have a Company Material Adverse Effect.

3.14 Real Property.
(a) Owned Real Property. Section 3.14(a)(i) of the Company Disclosure Letter contains a true and complete list of the street addresses of all real property currently owned by the Company or any of its Subsidiaries (collectively, “Owned Real Property”). Except as set forth in Section 3.14(a)(ii) of the Company Disclosure Letter, the Company or one of its Subsidiaries has valid title to all Owned Real Property free and clear of all Liens except Permitted Liens.
(b) Leased Real Property. Section 3.14(b) of the Company Disclosure Letter contains a true, correct and complete list, as of the date of this Agreement, of all of the existing leases, subleases, licenses or other agreements pursuant to which the Company or any of its Subsidiaries uses or occupies, or has the right to use or occupy, now or in the future, any real property in excess of 20,000 rentable square feet (such property, the “Leased Real Property,” and each such lease, sublease, license or other agreement, a “Lease”). The Company has made available to Parent true, correct and complete copies of all Leases (including all material modifications and amendments thereto). Except as would not have a Company Material Adverse Effect, with respect to each Leased Real Property, (i) the Company or one of its Subsidiaries has valid leasehold estates in the Leased Real Property, free and clear of all liens (other than Permitted Liens); (ii) neither the Company nor any of its Subsidiaries, nor to the Knowledge of the Company, any counterparty to any Lease, is in breach of or default pursuant to any Lease, nor does there exist a fact or circumstance that, with the passing of time or the giving of notice, would become a breach or default pursuant to any Lease or permit the termination, modification or acceleration of rent under such Lease; (iii) each Lease is legal, valid, binding, enforceable and in full force and effect, except as such enforceability may be limited by the Enforceability Limitations; (iv) the Company has not subleased, licensed or otherwise granted any Person the right to use or occupy any material portion of such Leased Real Property; and (v) the Company has not collaterally assigned or granted any other security interest in any such Lease or any interest therein.
3.15 Environmental Matters. Except as would not have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries (a) has failed to comply with any Environmental Law; (b) has received any written notice alleging that the Company or any Subsidiary has violated any applicable Environmental Law; (c) has transported, produced, processed, manufactured, generated, used, treated, handled, stored, released, disposed of, or owned or operated any property or facility contaminated by any Hazardous Substances so as to give rise to any liability (contingent or otherwise) pursuant to any applicable Environmental Law; (d) has exposed any person to Hazardous Substances so as to give rise to any liability (contingent or otherwise) pursuant to any applicable Environmental Law; or (e) is a party to or is the subject of any pending or, to the Knowledge of the Company, threatened Legal Proceeding that is (i) alleging the noncompliance by the Company or any of its Subsidiaries with any Environmental Law; or (ii) seeking to impose any financial responsibility for any investigation, cleanup, removal or remediation pursuant to any Environmental Law.
3.16 Intellectual Property.
(a) Registered Intellectual Property; Proceedings. Section 3.16(a) of the Company Disclosure Letter sets forth a true, correct and complete list as of the date of this Agreement, of all Company Registered Intellectual Property. As of the date of this Agreement, the Company and its Subsidiaries have maintained all material Company Registered Intellectual Property in the ordinary course consistent with reasonable business practices, and has used reasonable business judgement in its prosecution, maintenance, and abandonment of Company Registered Intellectual Property. The Company Registered Intellectual Property is subsisting and, to the Knowledge of the Company, not invalid or unenforceable.
(b) Ownership. The Company and its Subsidiaries (i) solely and exclusively own all right, title, and interest, free and clear of all encumbrances other than Permitted Liens, in and to the material Company Intellectual Property and (ii) to the Knowledge of the Company, as of the date of this Agreement, have sufficient rights to all Company Intellectual Property and all other Intellectual Property used in or necessary for the operation of the Company and its Subsidiaries’ respective businesses as currently conducted, except as would not have a Company Material Adverse Effect. There are no restrictions on the Company or its Subsidiaries’ right to sell any product or service of the Company or any of its Subsidiaries, or to use, transfer or license any Company Intellectual Property, except for any such prohibitions or restrictions that would not have a Company Material Adverse Effect.

(c) No Order. No material Company Intellectual Property (including any included in the Company’s current products) is subject to any Legal Proceeding or outstanding order against the Company or any of its Subsidiaries, in effect as of the date of this Agreement, prohibiting or materially restricting the Company or any of its Subsidiaries from using, transferring, or licensing thereof, except for any such prohibitions or restrictions that would not have a Company Material Adverse Effect.
(d) IP Contracts. Section 3.16(d) of the Company Disclosure Letter sets forth a complete and accurate list of material Contracts in effect as of the date of this Agreement pursuant to which (i) the Company or any of its Subsidiaries has granted a license or other right to a third Person under any material Company Intellectual Property, other than any (A) non-disclosure agreements, and (B) non-exclusive licenses granted by the Company in the ordinary course of business, including in the ordinary course of business in connection with the provision, support, maintenance, sale, or resale of any Company product or service; (ii) a third Person has licensed or granted any other right to any Intellectual Property to the Company or any of its Subsidiaries that is material to the operation of the business of the Company or any of its Subsidiaries, taken as a whole, excluding, in each case, any (A) non-disclosure agreements; (B) non-exclusive licenses or related services Contracts for commercially available, software, technology, materials, equipment, or Intellectual Property that is not material to the Company or any of its Subsidiaries taken as a whole; (C) any licenses to software and materials licensed as open-source, public-source or freeware; (D) Contracts with employees or independent contractors for the assignment of, or license to, any Intellectual Property; and (E) non-exclusive licenses authorizing limited use of brand materials or other Intellectual Property that are incidental to the primary purpose of the Contract; or (iii) or any material settlement, Mark co-existence, or covenant not to sue Contract to which the Company or any of its Subsidiaries is a party that materially limits the Company’s rights and ability to exploit the Company Intellectual Property (all such Contracts that are, or are required to be, listed under clauses (i), (ii) or (iii) of this Section 3.16(d), the “IP Contracts”).
(e) No Infringement. To the Knowledge of the Company, as of the date of this Agreement, none of the Company’s or its Subsidiaries’ products and services or the operation of any of their businesses infringes or misappropriates, or has since the Lookback Date infringed or misappropriated, the Intellectual Property of any third Person, except where such infringement or misappropriation would not have a Company Material Adverse Effect. Notwithstanding anything to the contrary in this Agreement, this Section 3.16(e) and Section 3.16(f) contain the only representations or warranties made by the Company with respect to infringement or misappropriation of Intellectual Property of any third Person.
(f) No Notice of Infringement. Since the Lookback Date, neither the Company nor any of its Subsidiaries has received written notice from any third Person alleging that the Company’s or any of its Subsidiaries’ products or services or the operation of any of their businesses infringes or misappropriates the Intellectual Property of any third Person in a manner that has or could reasonably be expected to result in a material liability to the Company and its Subsidiaries, taken as a whole, or challenging the validity or enforceability of any material Company Intellectual Property. Since the Lookback Date, neither the Company nor any of its Subsidiaries has made or asserted any written notice alleging infringement or misappropriation of any Company Intellectual Property or challenging the validity or enforceability of any Intellectual Property.
(g) Employee Agreements. All of the current and former employees of the Company and its Subsidiaries who have contributed to or participated in the conception or development of any material Company Intellectual Property have entered into proprietary rights agreements with the Company or a Subsidiary in which they have, subject to limitations of applicable Law, assigned or vested ownership of all their rights in such Intellectual Property to the Company or the Subsidiary and have agreed to maintain the confidentiality of such Intellectual Property. Neither the Company nor any of its Subsidiaries has been a member or promoter of, or contributor to, any industry standards body or similar organization that requires or obligates the Company or any of its Subsidiaries to grant or offer to any third party any license or right to any material Company Intellectual Property. The Company and its Subsidiaries have taken reasonable steps to safeguard and maintain the secrecy of material confidential or proprietary information in the possession or under the control of, the Company or any of its Subsidiaries. Without limiting the foregoing, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has disclosed any material confidential or proprietary information to any other Person unless such disclosure was under an appropriate written non-disclosure agreement containing appropriate limitations on use, reproduction, and disclosure.

(h) Source Code Escrow. Neither the Company nor any of its Subsidiaries has disclosed, licensed, made available or delivered to any escrow agent or other Person any of the source code for any Company Software (except such a Person that is not an escrow agent and is a third-party service provider or other agent obligated in writing to (i) maintain the confidentiality of, and not disclose, such source code and (ii) use such source code only in the provision of services to the Company or any of its Subsidiaries), and, as of the date of this Agreement, no event has occurred that would legally or contractually require the Company or any of its Subsidiaries to do any of the foregoing. Neither this Agreement nor the consummation of the Merger will result in the disclosure, license, or making available or delivery to a third party of any source code included in the Company Software (including any release from escrow of any such source code).
(i) Open Source Software. The Company and its Subsidiaries have not used open source software in any manner that, with respect to any Company Software, (i) requires its disclosure or distribution in source code form; (ii) requires the licensing thereof for the purpose of making derivative works; or (iii) imposes any restriction on the consideration to be charged for the distribution thereof, in each case in a manner that would cause a Company Material Adverse Effect. With respect to any open source software that is used by the Company or any of its Subsidiaries, the Company or the applicable Subsidiary is in compliance with all applicable agreements with respect thereto, except for any such non-compliance that would not have a Company Material Adverse Effect.
(j) Information Technology. Except as would not have a Company Material Adverse Effect, the Company and its Subsidiaries use commercially reasonable methods and precautions designed to protect the confidentiality, integrity and security of the Systems from unauthorized Processing by any Person. To the Knowledge of the Company, the Systems are (i) free from any material defect, bug, viruses, worms, Trojan horses, or such code or programs or malicious code and (ii) are functional and operate and run in a reasonable and efficient business manner except as would not be material to the Company and its Subsidiaries taken as a whole.
3.17 Privacy and Security.
(a) Privacy. Except as would not have a Company Material Adverse Effect, the Company’s and each of its Subsidiaries’ collection, use, disclosure, treatment, or processing (collectively, “Processing”) of any information defined as “personal data,” “personal information,” “personally identifiable information,” or any equivalent term under applicable Laws, including any such information that identifies, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked, directly or indirectly, with a particular individual (collectively, “Personal Information”) is, and has since the Lookback Date been, in compliance with (i) the Company’s and its Subsidiaries’ written policies, (ii) all applicable Laws, (iii) any applicable industry standard with which the Company or any of its Subsidiaries has represented compliance, and (iv) Contracts to which the Company or any of its Subsidiaries is a party, or otherwise bound, in each case of (i), (ii), (iii), and (iv), relating to privacy, security breach notifications, or data security with respect to the processing of Personal Information (collectively, “Privacy and Data Security Requirements”). Except as would not have a Company Material Adverse Effect, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has since the Lookback Date been subject to any investigation by any Governmental Authority for or related to, or required under any applicable Privacy and Data Security Requirement to notify any Person of, any alleged violation of Privacy and Data Security Requirements or any Security Breach.
(b) Security. Except as would not have a Company Material Adverse Effect, the Company and each of its Subsidiaries maintains commercially reasonable policies and measures designed to protect Personal Information in its possession or control from unauthorized access, use, disclosure, and Processing. Except as would not have a Company Material Adverse Effect, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has since the Lookback Date suffered any cyber or security incident, or breach of any of its Systems, that has resulted in any unauthorized access to, or destruction, damage, disclosure, loss, corruption, alteration, acquisition, use, or Processing of, any Personal Information, or any material confidential or proprietary information (including Trade Secrets and source code), in its possession or control (“Security Breach”). Since the Lookback Date, the Company and its Subsidiaries have not notified, or, to the Knowledge of the Company, been required under any Privacy and Data Security Requirement to notify, any Person of any Security Breach.

3.18 Tax Matters.
(a) Tax Returns, Payments and Reserves. The Company and each of its Subsidiaries have (i) timely filed (taking into account valid extensions) all material Tax Returns required to be filed by any of them, and all such Tax Returns are true, correct, and complete in all material respects; and (ii) timely paid all material Taxes that are due and owing (whether or not shown on any Tax Return). The most recent financial statements contained in the Company SEC Reports reflect a reserve in accordance with GAAP for all material Taxes accrued but not then payable by the Company and its Subsidiaries through the date of such financial statements.
(b) No Waivers. Neither the Company nor any of its Subsidiaries has executed or agreed in writing to any waiver, except in connection with any ongoing Tax examination disclosed on Section 3.18(b) of the Company Disclosure Letter, of any statute of limitations on, or extended the period for the assessment or collection of, any material Tax, in each case that has not since expired, nor is any written request for any such waiver or extension from any Governmental Authority outstanding.
(c) Withholding Taxes. The Company and each of its Subsidiaries (i) has withheld with respect to their employees and other third Persons all material amounts of U.S. federal and state income Taxes, Taxes under Federal Insurance Contribution Act and Federal Unemployment Tax Act and other similar Taxes required to be withheld; and (ii) has timely paid over any amounts so withheld to the appropriate Tax authority.
(d) No Audits. No audits or other examinations or other proceedings with respect to material Taxes of the Company or any of its Subsidiaries are presently in progress or have been asserted or proposed in writing and have not been resolved. Within the past five years, no written claim has been made by a Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or such Subsidiary, as the case may be, is or may be subject to Tax in that jurisdiction. There are no written requests for rulings or determinations in respect of any Tax pending between the Company or any of its Subsidiaries, on the one hand, and any Governmental Authority, on the other hand. No material deficiencies for any Taxes have been proposed, asserted or assessed in each case, in writing, against the Company or any of its Subsidiaries that are still pending.
(e) No Spin-offs. During the two years prior to the date of this Agreement, neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code.
(f) No Listed Transactions. Neither the Company nor any of its Subsidiaries has engaged in a “listed transaction” as set forth in Treasury Regulations Section 1.6011-4(b)(2).
(g) No Tax Agreements. Neither the Company nor any of its Subsidiaries (i) is a party to or bound by, or currently has any material liability pursuant to, any Tax sharing, allocation or indemnification agreement or obligation, other than any such agreement or obligation (A) entered into in the ordinary course of business the primary purpose of which is unrelated to Taxes or (B) solely by and among any of the Company and its Subsidiaries; or (ii) has any material liability for the Taxes of any Person other than the Company and its Subsidiaries pursuant to Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law) as a transferee or successor, or otherwise by operation of law; or (iii) has been a member of an Affiliated Group filing a combined, consolidated, unitary or other similar Tax Return (other than an Affiliated Group the common parent of which is the Company).
(h) No Tax Liens. There are no liens for Taxes on any assets of the Company or any of its Subsidiaries, other than Permitted Liens.
3.19 Employee Plans.
(a) Company Benefit Plans. Section 3.19(a) of the Company Disclosure Letter lists each material Company Benefit Plan. With respect to each material Company Benefit Plan other than an International Employee Plan, to the extent applicable, the Company has made available to Parent true, correct and complete copies of: (i) the most recent annual report on Form 5500 required to have been filed with the IRS for each Company Benefit Plan; (ii) the current favorable determination letter, if any, from the IRS for any Company Benefit Plan that is intended to qualify pursuant to Section 401(a) of the Code; (iii) the current plan documents and summary plan descriptions and all amendments thereto (and for any unwritten plan, a summary of the material terms); (iv) any related trust agreements; and (v) any non-routine correspondence to or from the IRS or any office or representative of the United States Department of Labor or any similar Governmental Authority relating to any Company Benefit Plan within the last three years. With respect to each material Company Benefit Plan that is subject to the applicable Law of a jurisdiction other than the United States (whether or not United States Law applies) or that is maintained primarily for the benefit of any Service Provider whose primary work location or residence is based outside of the United States (the “International Employee Plans”), to the extent applicable, the Company has made available to Parent true, correct and complete copies of: (1) the most recent annual report or similar compliance documents required to be filed with any Governmental Authority with respect to such International Employee Plan; (2) any document comparable to the determination letter referenced pursuant to clause (ii) above issued by a Governmental Authority relating to the satisfaction of law necessary to obtain the most favorable tax treatment; (3) the current plan documents and all amendments thereto (and for any unwritten plan, a summary of the material terms); and (4) any non-routine correspondence to or from a Governmental Authority with respect to any International Employee Plan within the last three years.
(b) Absence of Certain Plans. No Company Benefit Plan is, and neither the Company nor any of its ERISA Affiliates has previously maintained, sponsored or contributed to or currently maintains, sponsors or participates in, or contributes to, or otherwise has any liability or obligation with respect to, (i) a “multiemployer plan” (as defined in Section 3(37) of ERISA); (ii) a “multiple employer plan” (as defined in Section 4063 or Section 4064 of ERISA); or (iii) a “defined benefit plan” (as defined in Section 3(35) of ERISA) or any other plan that is or was subject to Section 302 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA.
(c) Compliance. Except as would not have a Company Material Adverse Effect, each Company Benefit Plan has been established, maintained, funded, operated and administered in accordance with its terms and in compliance with all applicable Law, including the applicable provisions of ERISA, the Code and any applicable regulatory guidance issued by any Governmental Authority, and nothing has occurred and no condition exists with respect to any Company Benefit Plan that could result in a material Tax, penalty or other liability of the Company or any of its Subsidiaries. Except as would not have a Company Material Adverse Effect, each Company Benefit Plan that is intended to meet the requirements of a “qualified plan” under Section 401(a) of the Code is so qualified, and has received a current favorable determination letter from the IRS or may rely upon a current opinion or advisory letter from the IRS, and nothing has occurred that could adversely affect the qualification of such Company Benefit Plan.
(d) Company Benefit Plan Legal Proceedings. Except as would not have a Company Material Adverse Effect, there are no Legal Proceedings pending or, to the Knowledge of the Company, threatened on behalf of or against any Company Benefit Plan, the assets of any trust pursuant to any Company Benefit Plan, or the plan sponsor, plan administrator or any fiduciary of any Company Benefit Plan with respect to the administration or operation of such plans, other than routine claims for benefits that have been or are being handled through an administrative claims procedure, and there is no fact or circumstance that could reasonably be expected to give rise to any such Legal Proceeding.
(e) No Prohibited Transactions. Except as would not have a Company Material Adverse Effect, there have been no breaches of fiduciary duty (as determined under ERISA) nor any non-exempt “prohibited transactions” (as defined in Section 4975 of the Code or Section 406 of ERISA) that could reasonably be expected to result in the imposition of a penalty assessed pursuant to Section 502(i) of ERISA or a Tax imposed by Section 4975 of the Code, in each case applicable to the Company, any of its Subsidiaries or any Company Benefit Plan, or for which the Company or any of its Subsidiaries has any indemnification obligation.
(f) No Welfare Benefit Plan. Except as would not have a Company Material Adverse Effect, no Company Benefit Plan provides post-termination or retiree life insurance, health or other welfare benefits to any Person, except as may be required by Section 4980B of the Code or any similar Law for which the covered Person pays the full premium cost of coverage.
(g) Acceleration; Payments. Except as set forth in Section 3.19(g) of the Company Disclosure Letter, neither the execution, delivery nor performance of this Agreement nor the consummation of the transactions contemplated by this Agreement (whether alone or in connection with any other related events and whether contingent or otherwise) could, directly or indirectly, (i) entitle any Service Provider (or any dependent or beneficiary thereof) to any payment (whether in cash, property or the vesting of property) or benefit; (ii) increase the amount of any compensation or benefits due to any such Service Provider; (iii) accelerate the vesting, funding or time of payment of any compensation or other benefit under any Company Benefit Plan or otherwise; or (iv) restrict or limit the Company to administer, amend or terminate a Company Benefit Plan.
(h) Section 280G. No individual who qualifies as a “disqualified individual” (as defined under Section 280G of the Code) with respect to the Company or any of its Subsidiaries or Affiliates could receive any payment or benefit in connection with the consummation of the transactions contemplated by this Agreement (either alone or together with any other event) that, individually or in the aggregate, could be characterized as a “parachute payment” within the meaning of Section 280G of the Code.
(i) Section 409A. Except as would not have a Company Material Adverse Effect, each Company Benefit Plan that constitutes in any part a “nonqualified deferred compensation plan” (within the meaning of Section 409A(d)(1) of the Code) has been documented and operated in form and operation in compliance with, or pursuant to an exemption from, Section 409A of the Code and applicable guidance thereunder and no amount under any such Company Benefit Plan is, or is reasonably expected to be, or has been subject to the interest or additional Tax set forth under Section 409A(a)(1)(B) of the Code. The Company and its Subsidiaries do not have any obligation to gross-up, indemnify or otherwise reimburse any individual with respect to any Tax, including under Sections 409A or 4999 of the Code.
(j) International Employee Plans. Except as would not have a Company Material Adverse Effect, each International Employee Plan has been established, maintained, funded, operated, and administered in compliance with its terms and conditions and with the requirements prescribed by any applicable Laws. No International Employee Plan has material unfunded or underfunded liabilities that as of the Effective Time will not be fully accrued for in its financial statements or fully offset by insurance with respect to any “defined benefit plan” (as defined in ERISA, whether or not subject to ERISA), seniority premium, termination indemnity, provident fund, gratuity or similar plan or arrangement.
3.20 Labor Matters.
(a) Union Activities. Neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement, or other similar Contract with any labor union works council, or similar labor organization (collectively, “Labor Agreements”). To the Knowledge of the Company, there are no activities or proceedings of any labor or trade union or works council (collectively, “Labor Entities”) to organize any employees of the Company or any of its Subsidiaries with respect to their employment with the Company, nor have there been any such activities in the past three years. No Labor Agreement is being negotiated by the Company or any of its Subsidiaries. There is, and in the past three years there has been, no strike, lockout, work stoppage, slowdown, picketing, or unfair labor practice charge pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries.
(b) Employment Law Compliance. Except as would not have a Company Material Adverse Effect, the Company and its Subsidiaries are and have been in compliance with all applicable Laws with respect to labor, employment, and employment practices (including all applicable Laws regarding wage and hour requirements (including the classification of independent contractors and exempt and non-exempt employees)), immigration status (including the completion of Forms I-9 for all employees and the proper confirmation of employee visas), discrimination, harassment or retaliation, health and safety, disability rights or benefits, equal opportunity, plant closures and layoffs (including the Worker Adjustment and Retraining Notification Act of 1988 or any similar Laws (“WARN Act”), employee trainings and notices, workers’ compensation, employee leave issues, COVID-19, affirmative action, unemployment insurance, labor relations, and collective bargaining).
(c) Sexual Harassment Prevention. In the four years prior to the date of this Agreement, the Company and its Subsidiaries have reasonably investigated all allegations of sexual harassment or similar sexual misconduct involving any of their respective current or former officers or executives. With respect to each such allegation with potential merit, the Company or its Subsidiaries have complied with applicable Law.
3.21 Permits. Except as would not have a Company Material Adverse Effect, the Company and its Subsidiaries hold, to the extent legally required, all Permits that are required for the operation of the business of the Company and its Subsidiaries as currently conducted (such Permits, the “Required Permits”). Except as would not have a Company Material Adverse Effect, (a) the Company and its Subsidiaries are in compliance with the terms of the Required Permits; and (b) no suspension or cancellation of any of the Required Permits is pending or, to the Knowledge of the Company, threatened.
3.22 Compliance with Laws.
(a) General Compliance. Except as would not have a Company Material Adverse Effect, the Company and each of its Subsidiaries is, and since the Lookback Dates has been, in compliance with all Laws that are applicable to the Company and its Subsidiaries or to the conduct of the business or operations of the Company and its Subsidiaries, and is not in default under, or in violation of, any Law. Neither the Company nor any of its Subsidiaries has received any written communication since the Lookback Date and prior to the date of this Agreement from a Governmental Authority that alleges that the Company or any of its Subsidiaries is not in material compliance with or is in material default or material violation of any applicable Laws in all material respects.
(b) Export Controls. Neither the Company nor any of its Subsidiaries, nor any of their respective officers, directors or employees, nor to the Knowledge of the Company, any agent or other third party representative acting on behalf of the Company or any of its Subsidiaries (“Company Relevant Persons”), is currently, or has been in the last five years: (i) a Sanctioned Person, (ii) organized, or resident in a Sanctioned Country, (iii) engaging in any dealings or transactions with or for the benefit of any Sanctioned Person or in any Sanctioned Country in violation of applicable United States or non-U.S. Laws relating to export, reexport, transfer and import controls, trade or economic sanctions, or U.S. anti-boycott Laws (collectively, “Trade Controls”), or (iv) otherwise in violation of applicable Trade Controls.
(c) Anti-Bribery Laws. Since the Lookback Date, the Company and each of its Subsidiaries, including each of their respective directors, officers or employees, and, to the Knowledge of the Company, the Company Relevant Persons have not, while acting on behalf of the Company or its Subsidiaries, directly or indirectly, (i) committed a violation of the FCPA or any other applicable U.S. or non-U.S. Laws relating to the prevention of corruption, money laundering, or bribery (“Anti-Bribery Laws”); or (ii) provided, accepted, given, received, offered, promised, or authorized or agreed to give or receive anything of value to or from any “foreign official” (as defined by the FCPA) or other Person to unlawfully obtain business, or direct business to any person, or secure an advantage, in each case in violation of Anti-Bribery Laws.
(d) Anti-Bribery and Trade Controls Compliance. Neither the Company nor any of its Subsidiaries has received from any Governmental Authority or other Person any written notice, inquiry, or allegation; made any disclosure to a Governmental Authority; or conducted any internal investigation or audit concerning any actual or potential violation, in each case, related to Trade Controls or Anti-Bribery Laws.
(e) Exclusions. No representation or warranty is made in this Section 3.22 with respect to (a) compliance with the Exchange Act, which is exclusively addressed by Section 3.9 and Section 3.10; (b) compliance with Environmental Law, which is exclusively addressed by Section 3.15; (c) compliance with Privacy and Data Security Requirements, or matters pertaining to privacy, security, or Personal Information, which are exclusively addressed by Section 3.16 and Section 3.17; (d) compliance with applicable Tax Laws, which is exclusively addressed by Section 3.18, Section 3.19 and Section 3.20 (to the extent related to Taxes); (e) compliance with ERISA and other applicable Laws relating to employee benefits, which is exclusively addressed by Section 3.18, Section 3.19 and Section 3.20; or (f) compliance with employment or labor law matters, which is exclusively addressed by Section 3.20.
3.23 Legal Proceedings; Orders.
(a) No Legal Proceedings. Except as would not have a Company Material Adverse Effect, there are no Legal Proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or, as of the date of this Agreement, against any present or former officer or director of the Company or any of its Subsidiaries in such individual’s capacity as such.
(b) No Orders. Neither the Company nor any of its Subsidiaries is subject to any Order of any kind or nature that would prevent or materially delay the consummation of the Merger or the ability of the Company to fully perform its covenants pursuant to this Agreement.

3.24 Government Contracts. Neither the Company nor any of its Subsidiaries has (i) breached or violated in any respect any Law, certification, representation, clause, provision or requirement pertaining to any Government Contract, except as would not have a Company Material Adverse Effect; (ii) been suspended or debarred from bidding on government contracts by a Governmental Authority; (iii) to the Knowledge of the Company, been audited or investigated by any Governmental Authority with respect to any Government Contract; (iv) conducted or initiated any internal investigation with respect to any alleged or potential material irregularity, misstatement or omission arising under or relating to a Government Contract; (v) received from any Governmental Authority or any other Person any written notice of breach, cure, show cause or default with respect to any Government Contract; or (vi) had any Government Contract terminated by any Governmental Authority or any other Person for default or failure to perform. To the Knowledge of the Company, there are no outstanding or unsettled allegations of fraud, false claims or overpayments nor any investigations or audits by any Governmental Authority with regard to any of the Company’s or its Subsidiaries’ Government Contracts.
3.25 Insurance.
(a) Policies and Programs. Except as would not have a Company Material Adverse Effect, each of the insurance policies and all self-insurance programs and arrangements relating to the business, assets and operations of the Company and its Subsidiaries is in full force and effect.
(b) No Cancellation. As of the date of this Agreement, except as would not have a Company Material Adverse Effect, since the Lookback Date, neither the Company nor any of its Subsidiaries have received any written notice regarding any cancellation or invalidation of any such insurance policy other than in connection with ordinary renewals.
3.26 Related Person Transactions. Except for indemnification, compensation or other employment arrangements in the ordinary course of business, there are no Contracts, transactions, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any Affiliate (including any director or officer) thereof, but not including any wholly owned Subsidiary of the Company, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC in the Company’s Form 10-K or proxy statement pertaining to an annual meeting of stockholders.
3.27 Brokers. Except for the Company Financial Advisor, there is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who is entitled to any financial advisor, investment banking, brokerage, finder’s or other similar fee or commission in connection with the Merger.
3.28 Exclusivity of Representations and Warranties.
(a) No Other Representations and Warranties. The Company, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article IV or in any Transaction Document:
(i) none of Parent, Merger Sub or any of their respective Subsidiaries (or any other Person) makes, or has made, any representation or warranty relating to Parent or Merger Sub, their Subsidiaries or any of their businesses, operations or otherwise in connection with this Agreement or the Merger;
(ii) no Person has been authorized by Parent or Merger Sub, any of their Subsidiaries or any of their respective Affiliates or Representatives to make any representation or warranty relating to Parent or Merger Sub, their respective Subsidiaries or any of their businesses or operations or otherwise in connection with this Agreement or the Merger, and if made, such representation or warranty must not be relied upon by the Company or any of its Affiliates or Representatives as having been authorized by Parent or Merger Sub, any of their respective Subsidiaries or any of their Affiliates or Representatives (or any other Person); and
(iii) the representations and warranties made by Parent or Merger Sub in this Agreement or in any Transaction Document are in lieu of and are exclusive of all other representations and warranties, including any express or implied or as to merchantability or fitness for a particular purpose, and each of Parent and Merger Sub disclaims any other or implied representations or warranties, notwithstanding the delivery or disclosure to the Company or any of its Affiliates or Representatives of any documentation or other information (including any financial information, supplemental data or financial projections or other forward-looking statements).

(b) No Reliance. The Company, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article IV or in any Transaction Document, it is not acting (including, as applicable, by entering into this Agreement or consummating the Merger) in reliance on:
(i) any representation or warranty, express or implied;
(ii) any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to the Company or any of its Affiliates or Representatives, in connection with presentations by or discussions with Parent’s management whether prior to or after the date of this Agreement or in any other forum or setting; or
(iii) the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Except as disclosed in the Parent Disclosure Letter, Parent and Merger Sub represent and warrant to the Company as follows:
4.1 Organization; Good Standing.
(a) Parent. Parent (i) is duly organized or formed, validly existing and in good standing pursuant to the Laws of its jurisdiction of organization or formation; and (ii) has the requisite power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets.
(b) Merger Sub. Merger Sub (i) is a corporation duly organized, validly existing and in good standing pursuant to the DGCL; and (ii) has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets. Merger Sub has been incorporated solely for the purpose of engaging in the Merger and, prior to the Effective Time, Merger Sub will not have engaged in any other business activities and will have incurred no material liabilities or obligations other than as contemplated by this Agreement. Parent is the sole record and beneficial stockholder of Merger Sub.
(c) Organizational Documents. Parent has made available to the Company true, correct and complete copies of the certificate of incorporation, bylaws and other similar organizational documents of Parent and Merger Sub, each as amended to date. Neither Parent nor Merger Sub is in violation of its certificate of incorporation, bylaws or other similar organizational document.
4.2 Power; Enforceability. Each of Parent and Merger Sub has the requisite power and authority to (a) execute and deliver this Agreement and any Transaction Document to which it is a party; (b) perform its covenants and obligations under this Agreement and any Transaction Document to which it is a party; and (c) subject to receiving the Merger Sub Stockholder Approval, consummate the Merger. The execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of its respective covenants and obligations under this Agreement and any Transaction Document to which it is a party, and, subject to receiving the Merger Sub Stockholder Approval, the consummation of the Merger have each been duly authorized by all necessary corporate or other action on the part of each of Parent and Merger Sub. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, except as such enforceability may be limited by the Enforceability Limitations.
4.3 Non-Contravention. The execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of their respective covenants and obligations under this Agreement, and the consummation of the Merger do not (a) violate or conflict with any provision of the certificate of incorporation, bylaws or other similar organizational documents of Parent or Merger Sub; (b) violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration pursuant to any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent, Merger Sub or any of their properties or assets may be bound; (c) assuming the consents, approvals and authorizations referred to in Section 4.4 have been obtained and, in the case of the consummation of the Merger, subject to obtaining the Merger Sub Stockholder Approval, violate or conflict with any Law applicable to Parent or Merger Sub or by which any of their properties or assets are bound; or (d) result in the creation of any lien (other than Permitted Liens) upon any of the properties or assets of Parent or Merger Sub, except in the case of each of clauses (b), (c) and (d) for such violations, conflicts, breaches, defaults, terminations, accelerations or liens that would not have a Parent Material Adverse Effect.
4.4 Requisite Governmental Approvals. No Consent of any Governmental Authority is required on the part of Parent, Merger Sub or any of their Affiliates in connection with the (a) execution and delivery of this Agreement by each of Parent and Merger Sub; (b) performance by each of Parent and Merger Sub of their respective covenants and obligations pursuant to this Agreement; or (c) consummation of the Merger, except (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and such filings with Governmental Authorities to satisfy the applicable Laws of states in which the Company and its Subsidiaries are qualified to do business; (ii) such filings and approvals as may be required by any federal or state securities Laws, including compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable requirements of the HSR Act and any other applicable Antitrust Laws; and (iv) such other Consents the failure of which to obtain would not have a Parent Material Adverse Effect.
4.5 Legal Proceedings; Orders.
(a) No Legal Proceedings. There are no Legal Proceedings pending or, to the knowledge of Parent or any of its Affiliates, threatened against Parent or Merger Sub that would have a Parent Material Adverse Effect.
(b) No Orders. Neither Parent nor Merger Sub is subject to any order of any kind or nature that would have a Parent Material Adverse Effect.
4.6 Ownership of Company Capital Stock. None of Parent, Merger Sub or any of their respective directors, officers, general partners or Affiliates or, to the knowledge of Parent or any of its Affiliates, any employees of Parent, Merger Sub or any of their Affiliates (a) has “owned” any shares of Company Capital Stock; or (b) has been an “interested stockholder” (as such terms are defined in Section 203 of the DGCL) of the Company, in each case during the three years prior to the date of this Agreement.
4.7 Brokers. There is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of Parent, Merger Sub or any of their Affiliates who is entitled to any financial advisor, investment banking, brokerage, finder’s or other similar fee or commission in connection with the Merger for which the Company or any of its Subsidiaries would be liable.
4.8 No Parent Vote or Approval Required. No vote or consent of the holders of any capital stock of, or other equity or voting interest in, Parent is necessary to approve this Agreement or the Merger.
4.9 Financing.
(a) Equity Commitment Letter. As of the date of this Agreement, Parent has delivered to the Company a true, correct and complete copy of the Equity Commitment Letter, pursuant to which the Guarantors have committed, subject to the terms and conditions thereof, to invest in Parent, directly or indirectly, the cash amounts set forth therein for the purpose of funding all amounts payable by Parent and/or Merger Sub under this Agreement at the Closing in connection with the Merger and the transactions pursuant thereto (the “Equity Financing”) and guaranteed the payment of all amounts payable by Parent hereunder. The Equity Commitment Letter provides that (i) the Company is an express third party beneficiary thereof in connection with the Company’s exercise of its rights under Section 9.10(b); (ii) subject to Section 9.10(b), Parent and the Guarantors have waived any defenses to the enforceability of such third party beneficiary rights; and (iii) Parent and the Guarantors will not oppose the granting of an injunction, specific performance or other equitable relief in connection with the exercise by Company of such third party beneficiary rights on the basis that there is an adequate remedy at law.
(b) No Amendments. As of the date of this Agreement, (i) the Equity Commitment Letter and the terms of the Equity Financing have not been amended or modified prior to the date of this Agreement; (ii) no such amendment or modification is contemplated; and (iii) the commitments contained in the Equity Commitment Letter have not been withdrawn, terminated, repudiated or rescinded in any respect, and no such withdrawal, termination, repudiation or rescission is contemplated. There are no Contracts, agreements, side letters or arrangements to which Parent or Merger Sub is a party relating to the funding, investing or use, as applicable, of the Equity Financing, other than the Equity Commitment Letter. There are no Contracts, agreements, side letters or other written arrangements that would permit the parties to the Equity Commitment Letter to reduce the amount of the Equity Financing, impose additional conditions precedent or that would otherwise materially affect the availability of the Equity Financing on the Closing Date.
(c) Sufficiency of Financing. The aggregate amounts committed pursuant to the Equity Commitment Letter are sufficient to (i) satisfy all payment obligations of Parent and Merger Sub contemplated by this Agreement in connection with the Merger (including the payment of all amounts payable at the Closing pursuant to Article II in connection with or as a result of the Merger); (ii) repay, prepay or discharge (after giving effect to the Merger) the principal of and accrued and unpaid interest on, and all other indebtedness outstanding pursuant to, the Loan Agreement; and (iii) pay all fees and expenses required to be paid at the Closing by the Company, Parent, Merger Sub or any of their respective Affiliates in connection with the Merger and the Equity Financing.
(d) Validity; No Contrary Expectation. The Equity Commitment Letter, in the executed form delivered by Parent to the Company, (i) as of the date of this Agreement is in full force and effect and (ii) constitutes the legal, valid and binding obligation of Parent, Merger Sub and the other parties thereto, as applicable, enforceable against Parent, Merger Sub and the other parties thereto, as applicable, in accordance with its terms, except, in each case, as enforcement may be limited by the Enforceability Limitations. Other than as expressly set forth in the Equity Commitment Letter, there are no conditions precedent or other contingencies related to the funding, investing or use of the full proceeds of the Equity Financing pursuant to any agreement relating to the Equity Financing to which the Guarantors, Parent, Merger Sub or any of their respective Affiliates is a party. No party to the Equity Commitment Letter has committed any breach of any of its covenants or other obligations set forth in, or is in default under, the Equity Commitment Letter. No event has occurred or circumstance exists that (with or without notice or lapse of time, or both) would, or would reasonably be expected to, (i) constitute or result in a breach or default on the part of any party to the Equity Commitment Letter; (ii) constitute or result in a failure to satisfy any of the terms or conditions set forth in the Equity Commitment Letter required to be complied with or satisfied by the parties to the Equity Commitment Letter; (iii) make any of the assumptions or any of the statements set forth in the Equity Commitment Letter inaccurate in any material respect; or (iv) otherwise result in any portion of the Equity Financing not being available, when required pursuant to the terms of the Equity Commitment Letter. As of the date of this Agreement, Parent has no reason to believe that (A) it will be unable to satisfy on a timely basis any term or condition of the Equity Commitment Letter to be satisfied by it; or (B) the full amounts committed pursuant to the Equity Commitment Letter will not be available as of the Closing if the terms or conditions contained in the Equity Commitment Letter to be satisfied by it are satisfied. As of the date of this Agreement, Parent and Merger Sub have fully paid, or caused to be fully paid, all applicable fees, expenses, premiums and charges that are due and payable on or prior to the date of this Agreement in connection with the Equity Financing.
(e) No Exclusive Arrangements. As of the date of this Agreement, none of the Guarantors, Parent, Merger Sub or any of their respective Affiliates has entered into any Contract, arrangement or understanding (i) awarding any agent, broker, investment banker or financial advisor any financial advisory role on an exclusive basis in connection with the Merger; or (ii) prohibiting or seeking to prohibit any bank, investment bank or other potential provider of debt financing from providing or seeking to provide debt financing or financial advisory services to any Person in connection with a transaction relating to the Company or any of its Subsidiaries in connection with the Merger.
4.10 Absence of Stockholder and Management Arrangements. As of the date of this Agreement, other than this Agreement, the Voting Agreements and the Confidentiality Agreement, none of Parent, Merger Sub or any of their respective Affiliates is a party to any Contract, or has authorized, made or entered into, or committed or agreed to enter into, any formal or informal arrangements or other understandings (whether or not binding) with any stockholder, director, officer, manager, member, employee or Affiliate of the Company or any of its Subsidiaries (a) relating to (i) this Agreement or the Merger; or (ii) the Surviving Corporation or any of its Subsidiaries, businesses or operations (including as to continuing employment) from and after the Effective Time; or (b) pursuant to which any (i) holder of Company Common Stock would be entitled to receive consideration of a different amount or nature than the Per Share Price in respect of such holder’s shares of Company Common Stock; (ii) holder of Company Common Stock has agreed to approve this Agreement or vote against any Superior Proposal; or (iii) Person other than the Guarantors have agreed to provide, directly or indirectly, an equity investment to Parent, Merger Sub or the Company to finance any portion of the Merger.
4.11 Pending Transactions. None of Parent, Merger Sub or any of their respective Affiliates are party to any definitive agreement pursuant to which it has acquired, or has agreed to acquire, in any manner (including by purchasing a substantial portion of the assets of or equity in) any business or any corporation, partnership, association or other business organization or division thereof that could reasonably be expected to: (a) impose any material delay in the obtaining of, or materially increase the risk of not obtaining, any authorization, consent, order, declaration or approval of any Governmental Authority necessary to consummate the Merger or the expiration or termination of any applicable waiting period under any Antitrust Law; (b) materially increase the risk of any Governmental Authority seeking or entering an Order prohibiting the consummation of the Merger; (c) materially increase the risk of not being able to remove any such Order on appeal or otherwise; or (d) delay, restrain or prevent the consummation of the Merger.
4.12 No Foreign Person. Each of Parent and Merger Sub is not, and is not controlled by, a “foreign person” (as defined in the DPA). Neither Parent nor Merger Sub permits, or will following the Closing permit, any foreign person affiliated with it, whether affiliated as a limited partner or otherwise, to obtain through Parent or Merger Sub (as applicable) any of the following with respect to the Company: (a) access to any “material nonpublic technical information” (as defined in the DPA) in the possession of the Company; (b) membership or observer rights on the Company Board or equivalent governing body of the Company or the right to nominate an individual to a position on the Company Board or equivalent governing body of the Company; (c) any involvement, other than through the voting of shares, in the substantive decision making of the Company regarding (i) the use, development, acquisition, or release of any “critical technology” (as defined in the DPA); (ii) the use, development, acquisition, safekeeping, or release of “sensitive personal data” (as defined in the DPA) of U.S. citizens maintained or collected by the Company; or (iii) the management, operation, manufacture or supply of “covered investment critical infrastructure” (as defined in the DPA); or (d) “control” of the Company (as defined in the DPA).
4.13 Exclusivity of Representations and Warranties.
(a) No Other Representations and Warranties. Each of Parent and Merger Sub, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III or in any Transaction Document:
(i) neither the Company nor any of its Subsidiaries (or any other Person) makes, or has made, any representation or warranty relating to the Company, its Subsidiaries or any of their businesses, operations or otherwise in connection with this Agreement or the Merger;
(ii) no Person has been authorized by the Company, any of its Subsidiaries or any of its or their respective Affiliates or Representatives to make any representation or warranty relating to the Company, its Subsidiaries or any of their businesses or operations or otherwise in connection with this Agreement or the Merger, and if made, such representation or warranty must not be relied upon by Parent, Merger Sub or any of their respective Affiliates or Representatives as having been authorized by the Company, any of its Subsidiaries or any of its or their respective Affiliates or Representatives (or any other Person); and
(iii) the representations and warranties made by the Company in this Agreement or in any Transaction Document are in lieu of and are exclusive of all other representations and warranties, including any express or implied or as to merchantability or fitness for a particular purpose, and the Company disclaims any other or implied representations or warranties, notwithstanding the delivery or disclosure to Parent, Merger Sub or any of their respective Affiliates or Representatives of any documentation or other information (including any financial information, supplemental data or financial projections or other forward-looking statements).
(b) No Reliance. Each of Parent and Merger Sub, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III or in any Transaction Document, it is not acting (including, as applicable, by entering into this Agreement or consummating the Merger) in reliance on:
(i) any representation or warranty, express or implied;

(ii) any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to Parent, Merger Sub or any of their respective Affiliates or Representatives, including (A) any materials or information made available in the virtual data room hosted by or on behalf of the Company in connection with the Merger; (B) in connection with presentations by or discussions with the Company’s management (whether prior to or after the date of this Agreement); or (C) in any other forum or setting; or
(iii) the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information.
ARTICLE V
INTERIM OPERATIONS OF THE COMPANY
5.1 Affirmative Obligations.
(a) Ordinary Course Operation. During the Pre-Closing Period, the Company will, and will cause each of its Subsidiaries to, use its reasonable best efforts to conduct its business and operations in the ordinary course of business. The obligations of the Company and its Subsidiaries pursuant to the previous sentence are subject to the following exceptions: (i) as expressly contemplated by this Agreement, including Section 5.2; (ii) as set forth in Section 5.1 of the Company Disclosure Letter or Section 5.2 of the Company Disclosure Letter; (iii) for any actions taken in good faith to respond to any COVID-19 Measures (it being understood that prior to taking any material actions in reliance on this clause (iii), the Company will use its reasonable best efforts to provide reasonable advance notice to, and consult, with Parent (if reasonably practicable and legally permissible) prior to taking such actions); (iv) as required by applicable Law; or (v) as approved by Parent (which approval will not be unreasonably withheld, conditioned or delayed) (all such exceptions, the “Covenant Exceptions”).
(b) Additional Affirmative Obligations. During the Pre-Closing Period, the Company will, and will cause each of its Subsidiaries to, subject to Covenant Exceptions, use its reasonable best efforts to (i) preserve intact its material assets, properties, Material Contracts and business organizations; (ii) keep available the services of its current officers and key employees; and (iii) preserve its current relationships with material customers, suppliers, distributors, lessors, licensors, licensees, creditors, contractors and other Persons with whom the Company or any of its Subsidiaries has business relations, in each case solely to the extent that the Company or one of its Subsidiaries has not, as of the date of this Agreement, already notified such third Person of its intent to terminate those relationships.
(c) Clarification on Provision Interaction. It is agreed that no action by the Company or any of its Subsidiaries with respect to the matters specifically addressed by any provision of Section 5.2 will be deemed a breach of this Section 5.1 unless such action would constitute a breach of such relevant provision.
5.2 Forbearance Covenants. During the Pre-Closing Period, the Company will not, and will not permit any of its Subsidiaries to (in each case subject to the Covenant Exceptions):
(a) amend or otherwise change the Charter, the Bylaws or any other similar organizational document;
(b) propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;
(c) issue, sell or deliver, or agree or commit to issue, sell or deliver, any Company Securities (including any Company Equity-Based Awards) (whether through the issuance or granting of options, restricted stock units, warrants, commitments, subscriptions, rights to purchase or otherwise), except, in each case, (i) for the issuance, delivery or sale of (or agreement or commitment to issue, sell or deliver) shares of Company Common Stock pursuant to Company Equity-Based Awards or Company Warrants outstanding as of the date of this Agreement or pursuant to the ESPP, in each case, in accordance with their terms and the terms of this Agreement (including as limited by Section 2.8(f)); and (ii) as set forth on Section 5.2(c) of the Company Disclosure Letter.
(d) acquire, repurchase or redeem any of its equity securities, except, in each case, (i) pursuant to the terms and conditions of Company Equity-Based Awards or Company Warrants outstanding as of the date of this Agreement in accordance with their terms as in effect as of the date of this Agreement; or to otherwise satisfy

Tax obligations with respect to awards granted pursuant to Company Equity Plans or to pay the exercise price of Company Options, in each case in accordance with the existing terms of the applicable Company Equity Plan as in effect on the date of this Agreement; or (ii) for transactions between the Company and any of its Subsidiaries;
(e) (i) adjust, split, subdivide, combine or reclassify any shares of capital stock or other equity or voting interests; (ii) declare, set aside, establish a record date for, authorize or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of its capital stock or other equity or voting interests, or make any other actual, constructive or deemed distribution in respect of its capital stock or other equity or voting interests, except for cash dividends made by any wholly-owned Subsidiary of the Company to the Company or one of its other wholly-owned Subsidiaries; (iii) pledge or encumber any of its capital stock or other equity or voting interests; or (iv) modify the terms of any of its capital stock or other equity or voting interests;
(f) acquire or agree to acquire (by merger, consolidation or acquisition of stock or assets) any third Person or any material equity interest in such Person, or enter into any contractual joint venture or similar arrangement or legal partnership with any third Person;
(g) acquire, or agree to acquire, fee ownership (or its jurisdictional equivalent) of any real property;
(h) (i) incur or assume any Indebtedness or issue any debt securities, except, in each case, (A) short-term debt incurred to fund operations of the business pursuant to the Loan Agreement in the ordinary course of business; (B) for loans or advances between Subsidiaries of the Company or between the Company and its Subsidiaries; (C) obligations incurred pursuant to business credit cards in the ordinary course of business; or (D) pursuant to the Loan Agreement as in effect on the date hereof; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any third Person, except with respect to obligations of Subsidiaries of the Company; (iii) make any loans, advances or capital contributions to, or investments in, any third Person, except, in each case, for (A) extensions of credit to customers in the ordinary course of business; (B) advances of reimbursable expenses to directors, officers and other employees, in each case, in the ordinary course of business; and (C) for loans or advances between wholly-owned Subsidiaries of the Company or between the Company and its wholly-owned Subsidiaries and capital contributions in or to Subsidiaries of the Company; or (iv) mortgage, pledge or otherwise encumber any assets, tangible or intangible, or create any lien thereon (other than Permitted Liens);
(i) except (i) in order to comply with applicable Law, (ii) as required pursuant to the existing terms of any Company Benefit Plan in effect on the date of this Agreement, listed on Section 3.19(a) of the Company Disclosure Letter and made available to Parent, or (iii) as provided in this Agreement, (A) establish, adopt, enter into, terminate or amend any material Company Benefit Plan (or any plan, policy, agreement, Contract or arrangement that would be a material Company Benefit Plan if in effect on the date of this Agreement), or take any action to accelerate the vesting, payment or funding of any compensation or benefits under, any Company Benefit Plan (or any plan, policy, agreement, Contract or arrangement that would be a Company Benefit Plan if in effect on the date of this Agreement), other than (x) any amendment to any Company health and welfare employee benefit plans that would not materially increase the cost to the Company or any of its Subsidiaries of maintaining such Company health and welfare employee benefits plans or (y) entering into offer letters, consulting agreements or similar agreements permitted pursuant to clause (D) below; (B) grant to any Service Provider whose annual cash on target compensation exceeds $340,000 any increase or decrease in cash on target compensation, bonus, incentive or fringe or other benefits; (C) grant to any Service Provider any new or increased change in control, retention, transaction bonus, tax gross-up, equity or equity-based award or severance or termination pay, or materially amend or modify any such arrangement (other than pursuant to separation agreements entered into in the ordinary course of business, consistent with past practice, with terminated employees in an amount not to exceed $100,000); or (D) terminate or hire any Service Provider of the Company or any of its Subsidiaries (other than (1) entering into at-will (to the extent at-will is recognized in the applicable jurisdiction of employment) offer letters, consulting arrangements or similar arrangements with any individual whose total annual cash compensation is equal to or less than $340,000, which offer or arrangement does not contain severance or change of control benefits; and (2) terminating Service Providers (x) with total annual cash compensation equal to or less than $340,000 in the ordinary course of business, consistent with past practice, or (y) for “cause”, in the Company’s reasonable good faith judgement);

(j) settle, release, waive or compromise any pending or threatened material Legal Proceeding, except for the settlement of any Legal Proceedings (i) solely for monetary damages in an amount (A) not in excess of $1,000,000 or (B) that does not exceed the amount reflected or reserved against in the Audited Company Balance Sheet; or (ii) settled in compliance with Section 6.15;
(k) except as required by applicable Law or GAAP, (i) other than in the ordinary course of business, revalue in any material respect any of its properties or assets, including writing-off notes or accounts receivable; or (ii) make any change in any of its accounting principles or practices;
(l) (i) make or change any material Tax election; (ii) settle or compromise any material Tax claim or assessment; (iii) consent to any extension or waiver of any limitation period with respect to any material Tax claim or assessment; (iv) file an amended Tax Return that could materially increase the Taxes payable by Parent or its Affiliates (including, after the Closing, the Company and its Subsidiaries); (v) surrender any right to claim a refund of material Taxes; (vi) fail to pay any material Tax that becomes due and payable except to the extent such Tax is contested in good faith; or (vii) enter into a closing agreement with any Governmental Authority regarding any material Tax.
(m) (i) incur, authorize or commit to incur any material capital expenditures other than (A) consistent in all material respects with the capital expenditure budget set forth in Section 5.2(m) of the Company Disclosure Letter; (B) pursuant to obligations imposed by Material Contracts or Leases; or (C) pursuant to agreements in effect prior to the date of this Agreement; (ii) except in the ordinary course of business (x) enter into any Contract which if entered into prior to the date hereof would be a Material Contract or (y) modify or amend any material rights under any Material Contract in a manner that is adverse in any material respect to the Company and its Subsidiaries, taken as a whole, or terminate any Material Contract (other than any Material Contract that has expired in accordance with its terms); (iii) extend the term of the Contract set forth in Section 5.2(m) of the Company Disclosure Letter; (iv) maintain insurance at less than current levels or otherwise in a manner inconsistent with past practice; (v) engage in any transaction with, or enter into any agreement, arrangement or understanding with, any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404; (vi) effectuate a “plant closing,” “mass layoff” (each as defined in the WARN Act); (vii) grant any material refunds, credits, rebates or other allowances to any end user, customer, reseller or distributor, in each case other than in the ordinary course of business; or (viii) waive, release, grant, encumber or transfer any right of material value to the Company and its Subsidiaries, taken as a whole, other than in the ordinary course of business;
(n) negotiate, modify, extend, terminate or enter into any Labor Agreement, or recognize or certify any labor union, works council or other labor organization or similar group of employees as the bargaining representative for any employees of the Company or its Subsidiaries;
(o) affirmatively waive or release any nondisclosure, noninterference or nondisparagement obligation of any Service Provider;
(p) sell, assign, transfer, lease, license (other than a Permitted Lien), abandon, let lapse, cancel, dispose of, or otherwise subject to any lien or other encumbrance (in each case, other than Permitted Liens) any material Company Intellectual Property, except for non-exclusive licenses of Intellectual Property entered in the ordinary course of business;
(q) disclose or abandon any material Trade Secrets, except in the ordinary course of business, and to the extent not economically desirable to maintain for the conduct of the business of the Company and its Subsidiaries, or disclose, license, make available, or deliver any material source code for any Company Software to any Person except to a third-party service provider or other agent obligated in writing to (i) maintain the confidentiality of, and not disclose, such source code; and (ii) use such source code only in the provision of services to the Company or any of its Subsidiaries;
(r) make any material change to the Company’s or any of its Subsidiaries’ policies or procedures with respect to their Processing of Personal Information, except to (A) remediate any privacy or security issue; (B) enhance data security or integrity; (C) to comply with applicable Privacy and Data Security Requirements or as otherwise directed or required by a Governmental Authority; or
(s) enter into, or agree or commit to enter into, a Contract to take any of the actions prohibited by this Section 5.2.

5.3 Process Related to Affirmative Obligations and Forbearance Covenants . If the Company desires to take an action that would be prohibited pursuant to Section 5.1 or Section 5.2 without the prior approval of Parent, then prior to taking such action, the Company (in lieu of the procedure outlined in Section 9.2) may request consent by sending an email to all of the individuals set forth on Section 5.3(a) of the Company Disclosure Letter, in reasonable detail, the action proposed to be taken (or omitted from being taken). Any of the individuals set forth on Section 5.3(a) of the Company Disclosure Letter may grant consent on behalf of Parent. If Parent does not respond affirmatively or negatively to such request within five Business Days, then the request will be deemed to be granted by Parent for all purposes under this Agreement.
5.4 No Solicitation of Acquisition Proposals.
(a) No Solicitation. Subject to Section 5.4(b), following the execution and delivery of this Agreement, the Company will, and will cause its Subsidiaries and its executive officers and directors, and will instruct its legal and financial advisors and use reasonable best efforts to cause each of its Representatives (other than its non-controlled Affiliates that are not directors, officers or employees of the Company) to, cease and cause to be terminated any discussions or negotiations with, and terminate any data room access (or other access to diligence) of, any Person and its Representatives relating to, or that would reasonably be expected to lead to, an Acquisition Transaction. Unless the Company has already so requested, promptly following the date of this Agreement, the Company will request that each Person (other than Parent and its Representatives) that has executed a confidentiality agreement in connection with its consideration of an Acquisition Transaction promptly return or destroy, in accordance with the terms of such confidentiality agreement, all non-public information furnished to such Person by or on behalf of the Company or its Subsidiaries prior to the date of this Agreement. Subject to Section 5.4(b), during the Pre-Closing Period, the Company and its Subsidiaries, and their respective directors and executive officers, will not, and the Company will not authorize or direct any of its or its Subsidiaries’ other employees, consultants or other Representatives to, directly or indirectly, (i) solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal that constitutes, or is reasonably expected to lead to, an Acquisition Proposal; (ii) furnish to any Person or Group (other than Parent, Merger Sub or any of their respective Representatives) any non-public information relating to the Company or any of its Subsidiaries or afford to any Person or Group (other than Parent, Merger Sub or any of their respective Representatives) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries, in any such case in connection with any Acquisition Proposal or with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, an Acquisition Proposal or the making of any proposal that would reasonably be expected to lead to an Acquisition Proposal; (iii) knowingly participate, facilitate or engage in discussions or negotiations with any Person or Group with respect to an Acquisition Proposal or with respect to any inquiries from third Persons relating to the making of an Acquisition Proposal, other than informing such Persons of the provisions contained in this Section 5.4, or discussing any Acquisition Proposal made by any Person or Group making the Acquisition Proposal with such Person or Group, solely to the extent necessary to clarify the terms of the Acquisition Proposal; (iv) approve, endorse or recommend any proposal that constitutes, or is reasonably expected to lead to, an Acquisition Proposal; (v) enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, other than, in each case, an Acceptable Confidentiality Agreement (any such letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, an “Alternative Acquisition Agreement”); or (vi) authorize or commit to do any of the foregoing. Following the date of this Agreement, the Company will not be required to enforce, and will be permitted to waive, any “standstill” provision in any Contract to the extent that such provision prohibits or purports to prohibit a confidential proposal being made to the Company Board (or any committee thereof) if the Company has determined in good faith, after consultation with its financial advisor and outside legal counsel, that failure to take such action would be inconsistent with its fiduciary duties under applicable Law.
(b) Permitted Conduct Related to Certain Proposals. Notwithstanding anything to the contrary in this Section 5.4, from the date of this Agreement until the Company’s receipt of the Requisite Stockholder Approval, the Company and the Company Board (or a committee thereof) may, directly or indirectly through one or more of their respective Representatives (including the Company Financial Advisor), (i) participate or engage in discussions or negotiations with; (ii) subject to an Acceptable Confidentiality Agreement, (1) furnish any non-public information relating to the Company or any of its Subsidiaries to; or (2) afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries to; or (iii) otherwise facilitate the making of a Superior Proposal by, in each case, any Person or Group or their respective Representatives that has made, renewed or delivered to the Company an Acquisition Proposal after the date of this Agreement that was not solicited in material breach of Section 5.4(a). The Company and the Company Board (or a committee thereof) may only take the actions contemplated by the preceding sentence if the Company Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) that (A) such Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal and (B) the failure to take the actions contemplated by this Section 5.4(b) would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable Law.
(c) No Company Board Recommendation Change or Entry into an Alternative Acquisition Agreement. Except as provided by Section 5.4(d), at no time after the date of this Agreement may the Company Board (or a committee thereof):
(i) (A) withhold, withdraw, amend, qualify or modify, or publicly propose to withhold, withdraw, amend, qualify or modify, the Company Board Recommendation in a manner adverse to Parent (it being understood that it shall be considered a modification adverse to Parent if (1) any Acquisition Proposal structured as a tender or exchange offer is commenced and the Company Board fails to publicly recommend against acceptance of such tender or exchange offer by the Company Stockholders within 10 Business Days of commencement thereof pursuant to Rule 14d-2 of the Exchange Act; or (2) any Acquisition Proposal is publicly announced (other than by the commencement of a tender or exchange offer) and the Company Board fails to issue a public press release within 10 Business Days of such public announcement providing that the Company Board reaffirms the Company Board Recommendation); (B) adopt, approve or recommend an Acquisition Proposal; (C) fail to publicly reaffirm the Company Board Recommendation within 10 Business Days of the occurrence of a material event or development and after Parent so requests in writing (or, if the Company Stockholder Meeting is scheduled to be held within 10 Business Days, then within one Business Day after Parent so requests in writing) (it being understood that the Company will not be obligated to affirm the Company Board Recommendation on more than two occasions (other than as contemplated in clause (2) above)); (D) make any recommendation in connection with a tender or exchange offer, other than a recommendation against such offer or the issuance of a “stop, look and listen” communication by the Company Board (or a committee thereof) to the Company Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication) (it being understood that the Company Board (or a committee thereof) may refrain from taking a position with respect to an Acquisition Proposal until 5:30 p.m., Eastern time, on the 10th Business Day after the commencement of a tender or exchange offer in connection with such Acquisition Proposal without such action being considered a violation of this Section 5.4); or (E) fail to include the Company Board Recommendation in the Proxy Statement (any action described in clauses (A) through (E), a “Company Board Recommendation Change”), it being understood that none of (1) the determination in itself by the Company Board (or a committee thereof) that an Acquisition Proposal constitutes, or is reasonably likely to lead to, a Superior Proposal; (2) the delivery, in itself, by the Company to Parent or its Representatives of any notice contemplated by Section 5.4(d); or (3) the public disclosure, in itself, of the items in clauses (1) and (2) if required by applicable Law will constitute a Company Board Recommendation Change or violate this Section 5.4; or
(ii) cause or permit the Company or any of its Subsidiaries to enter into an Alternative Acquisition Agreement.
(d) Permissible Company Board Recommendation Change and Entry into Alternative Acquisition Agreement.
(i) Intervening Events. Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Requisite Stockholder Approval, other than in connection with a written Acquisition Proposal that constitutes a Superior Proposal, the Company Board (or a committee thereof) may effect a Company Board Recommendation Change in response to an Intervening Event if and only if:

(1) the Company Board (or a committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable Law;
(2) the Company has provided prior written notice to Parent at least four (4) Business Days (the “Event Notice Period”) in advance to the effect that the Company Board (or a committee thereof) has (A) so determined and (B) resolved to effect a Company Board Recommendation Change pursuant to this Section 5.4(d)(i), which notice will specify in reasonable detail the basis for such Company Board Recommendation Change and will describe the Intervening Event in reasonable detail; and
(3) prior to effecting such Company Board Recommendation Change, the Company and its Representatives, until 5:00 p.m., Eastern Time, at the end of such four (4) Business Day period, have (A) negotiated with Parent and its Representatives in good faith (to the extent that Parent requests to negotiate) to make such adjustments to the terms and conditions of this Agreement and the Transaction Documents so that the Company Board (or a committee thereof) no longer determines in good faith that the failure to make a Company Board Recommendation Change in response to such Intervening Event would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable Law; (B) permitted Parent and its Representatives to make a presentation to the Company Board regarding this Agreement and any adjustments with respect thereto (to the extent that Parent requests to make such a presentation); and (C) following such Event Notice Period, the Company Board (or a committee thereof) (after consultation with its financial advisor and outside legal counsel and taking into account Parent’s proposed revisions to the terms and conditions of this Agreement and the Transaction Documents) has determined that the failure of the Company Board (or a committee thereof) to make a Company Board Recommendation Change would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable Law; it being understood that each time that material modifications or developments with respect to the Intervening Event occur (as reasonably determined by the Company Board in good faith), the Company shall notify Parent of such modification and the time period set forth in the preceding clause (2) shall recommence and be extended for two Business Days from the later of (i) the delivery of such written notice to Parent or (ii) the end of the original Notice Period.
(ii) Superior Proposals. Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Requisite Stockholder Approval, if the Company has received a written Acquisition Proposal that the Company Board (or a committee thereof) has concluded in good faith (after consultation with its financial advisor and outside legal counsel) is a Superior Proposal, then the Company Board may (A) effect a Company Board Recommendation Change with respect to such Superior Proposal or (B) authorize the Company to terminate this Agreement pursuant to Section 8.1(h) to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal, in each case if and only if:
(1) the Company Board (or a committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable Law;
(2) the Company has complied in all material respects with its obligations pursuant to this Section 5.4 with respect to such Acquisition Proposal;
(3) the Company has provided prior written notice to Parent at least four (4) Business Days in advance (the “Notice Period”) to the effect that the Company Board (or a committee thereof) has (A) received a written Acquisition Proposal that has not been withdrawn; (B) concluded in good faith (after consultation with its financial advisor and outside legal counsel) that such Acquisition Proposal constitutes a Superior Proposal; and (C) resolved to effect a Company Board Recommendation Change or to terminate this Agreement pursuant to Section 8.1(h), which notice will describe the basis for such Company Board Recommendation Change or termination, including the identity of the Person or Group making such Acquisition Proposal, and the material terms of such Acquisition Proposal and will include copies of all relevant documents relating to such Acquisition Proposal; and
(4) prior to effecting such Company Board Recommendation Change or termination, the Company and its Representatives, until 11:59 p.m., Eastern Time, on the last day of the Notice Period, have (A) negotiated with Parent and its Representatives in good faith (to the extent that Parent requests to negotiate) to make such adjustments to the terms and conditions of this Agreement and the Transaction Documents so that such Acquisition Proposal would cease to constitute a Superior Proposal; and (B) permitted Parent and its Representatives to make a presentation to the Company Board regarding this Agreement and any adjustments with respect thereto (to the extent that Parent requests to make such a presentation), it being understood that (a) in the event of any material revision, amendment, update or supplement to such Acquisition Proposal, the Company will be required to deliver a new written notice to Parent and to comply with the requirements of this Section 5.4(d)(ii)(4) with respect to such new written notice (with the “Notice Period” in respect of such new written notice being two Business Days from the later of (i) the delivery of such written notice to Parent or (ii) the end of the original Notice Period); and (b) at the end of the Notice Period, the Company Board (or a committee thereof) must have in good faith (after consultation with its financial advisor and outside legal counsel and taking into account Parent’s proposed revisions to the terms and conditions of this Agreement and the Transaction Documents) reaffirmed its determination described in clause (1) above that such Acquisition Proposal is a Superior Proposal.
(e) Notice to Parent of Acquisition Proposals. During the Pre-Closing Period, the Company will promptly (and, in any event within 48 hours from the receipt thereof) notify Parent in writing if an Acquisition Proposal is, to the Knowledge of the Company (which, for this purpose, will be deemed to include each member of the Company Board and will not be deemed to be only as of the date of this Agreement), received by the Company or its Representatives or any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company or any of its Representatives, which requests, discussions or negotiations would reasonably be expected to lead to an Acquisition Proposal. Such notice must include (A) the identity of the Person or Group making such proposal or request (unless such disclosure is prohibited pursuant to the terms of any confidentiality agreement with such Person or Group that is in effect on the date of this Agreement); (B) a summary of the material terms and conditions of such proposal or request and, if in writing, a copy thereof; and (C) copies of any material agreements, documents or other written materials submitted in connection therewith. Thereafter, the Company must keep Parent reasonably informed, on a prompt basis (and in any event within 48 hours of any material development with regard to or material amendment of such proposal or request), of the status and terms of any such proposal (including any amendments thereto) and the status of any such discussions or negotiations, including providing copies of any new or amended material agreements, documents or other written materials submitted in connection therewith. During the Pre-Closing Period, the Company will promptly (and in any event within 48 hours) make available to Parent any non-public information concerning the Company and its Subsidiaries that is provided to any such Person or Group or its Representatives that was not previously made available to Parent or its Representatives.
(f) Permitted Disclosures by the Company and the Company Board. So long as the Company Board (or a committee thereof) expressly reaffirms the Company Board Recommendation in such public disclosure (other than in a customary “stop, look and listen” communication to the Company Stockholders pursuant to Rule 14d-9 promulgated under the Exchange Act):
(i) nothing in this Agreement will prohibit the Company or the Company Board (or a committee thereof) from (A) taking and disclosing to the Company Stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or complying with Rule 14d-9 promulgated under the Exchange Act, including making a “stop, look and listen” communication by the Company Board (or a committee thereof) to the Company Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication); (B) complying with Item 1012(a) of Regulation M-A promulgated under the Exchange Act; (C) informing any Person of the existence of the provisions contained in this Section 5.4; or (D) making any disclosure to the Company Stockholders (including regarding the business, financial condition or results of operations of the Company and its Subsidiaries) that the Company Board (or a committee thereof), after consultation with its outside legal counsel, has determined in good faith is required by applicable Law, it being understood that (1) any such statement or disclosure made by the Company Board (or a committee thereof) pursuant to this Section 5.4(f)(i) must be subject to the terms and conditions of this Agreement and will not limit or otherwise adversely affect the obligations of the Company or the Company Board (or any committee thereof) and the rights of Parent under this Section 5.4; and (2) nothing in the foregoing will be deemed to permit the Company or the Company Board (or a committee thereof) to effect a Company Board Recommendation Change other than in accordance with Section 5.4(d); and

(ii) it is understood and agreed that, for purposes of this Agreement, a factually accurate public statement by the Company or the Company Board (or a committee thereof) that solely (A) describes the Company’s receipt of an Acquisition Proposal; (B) identifies the Person or Group making such Acquisition Proposal; (C) provides the material terms of such Acquisition Proposal; or (D) describes the operation of this Agreement with respect thereto will not, in any case, be deemed to be (1) a withholding, withdrawal, amendment, qualification or modification, or proposal by the Company Board (or a committee thereof) to withhold, withdraw, amend, qualify or modify, the Company Board Recommendation; (2) an adoption, approval or recommendation with respect to such Acquisition Proposal; or (3) a Company Board Recommendation Change.
(g) Breach of No-Solicitation Obligations by Representatives of the Company. The Company agrees that if it (i) affirmatively permits any of its Representatives (other than its non-controlled Affiliates that are not directors, officers or employees of the Company) to take any action or (ii) is made aware of an action by one of its Representatives (other than its non-controlled Affiliates that are not directors, officers or employees of the Company) and does not use its reasonable best efforts to prohibit or terminate such action and, in each case, such action would constitute a material breach of this Section 5.4 if taken by the Company during the Pre-Closing Period, then such action will be deemed to constitute a breach by the Company of this Section 5.4.
5.5 No Control of the Other Party’s Business. The Parties acknowledge and agree that the restrictions set forth in this Agreement are not intended to give Parent or Merger Sub, on the one hand, or the Company, on the other hand, directly or indirectly, the right to control or direct the business or operations of the other at any time prior to the Effective Time. Prior to the Effective Time, each of Parent and the Company will exercise, consistent with the terms, conditions and restrictions of this Agreement, complete control and supervision over their respective businesses and operations.
ARTICLE VI
ADDITIONAL COVENANTS
6.1 Efforts; Required Action and Forbearance.
(a) Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, Parent and Merger Sub, on the one hand, and the Company, on the other hand, will use their respective reasonable best efforts to (A) take (or cause to be taken) all actions; (B) do (or cause to be done) all things; and (C) assist and cooperate with the other Parties in doing (or causing to be done) all things, in each case as are necessary, proper or advisable pursuant to applicable Law or otherwise to consummate and make effective, in the most expeditious manner practicable, the Merger, including by using reasonable best efforts to:
(i) cause the conditions to the Merger set forth in Article VII to be satisfied;
(ii) (1) seek to obtain all consents, waivers, approvals, expirations of all applicable waiting periods, orders and authorizations from Governmental Authorities, and take all actions to avoid or eliminate each and every impediment under applicable Law; and (2) make all registrations, declarations and filings with Governmental Authorities, in each case that are necessary or advisable to consummate the Merger; and
(iii) (1) seek to obtain all consents, waivers and approvals; and (2) deliver all notifications, in each case pursuant to any Material Contracts in connection with this Agreement and the consummation of the Merger so as to seek to maintain and preserve the benefits to the Surviving Corporation of such Material Contracts as of and following the consummation of the Merger.
(b) No Failure to Take Necessary Action. In addition to the foregoing, subject to the terms and conditions of this Agreement, neither Parent or Merger Sub, on the one hand, nor the Company, on the other hand, will take any action (or fail to take any action) that would reasonably be expected to have the effect of preventing, materially impairing or materially delaying or otherwise materially and adversely affecting the (i) consummation of the Merger; or (ii) ability of such Party to fully perform its covenants pursuant to this Agreement. For the avoidance of doubt, no action by the Company, Parent or Merger Sub taken (or failed to be taken) in compliance with the express terms of this Agreement will be considered a violation of this Section 6.1.
(c) No Consent Fee. Notwithstanding anything to the contrary set forth in this Section 6.1 or elsewhere in this Agreement, neither the Company nor any of its Subsidiaries will be required to agree to the payment of a consent fee, “profit sharing” payment or other consideration (including increased or accelerated payments), or the provision of additional security (including a guaranty), in connection with the Merger, including in connection with obtaining any consent pursuant to any Material Contract.
(d) Controlling Provision. This Section 6.1 shall not apply to filings or consents under Antitrust Laws, which shall be governed by the obligations set forth in Section 6.2.
6.2 Antitrust Filings and Foreign Direct Investment Laws.
(a) Filings Under the HSR Act, Other Applicable Antitrust Laws, Laws, and Foreign Direct Investment Laws. Each of Parent and Merger Sub (and their respective Affiliates, including their “ultimate parent entity” as that term is defined in the HSR Act and its implementing regulations (“UPE”), if applicable), on the one hand, and the Company (and its Affiliates, if applicable), on the other hand, will use (and will cause its respective Affiliates, including their UPE, if applicable, to use) their respective reasonable best efforts to (x) file a Notification and Report Form relating to this Agreement and the Merger as required by the HSR Act with the FTC and the Antitrust Division of the DOJ within 10 Business Days following the date of this Agreement (unless Parent and the Company agree to file such form at a later date), (y) promptly, and in any event, within 15 Business Days following the date of this Agreement, make all filings pursuant to the Foreign Direct Investment Laws specified in Section 7.1(b)(ii) of the Company Disclosure Letter (a “Specified Foreign Direct Investment Law”) and (z) promptly file any other filings, forms or submissions pursuant to any other Antitrust Law or Foreign Direct Investment Law necessary to allow the Closing to occur as promptly as practicable following the date of this Agreement. Each of Parent and the Company will (and will cause each of its respective Representatives, as applicable, to) (A) cooperate and coordinate with the other in the making of such filings; (B) use its respective reasonable best efforts to supply the other (or cause the other to be supplied) any information that may be required in order to make such filings; (C) use its reasonable best efforts, as soon as reasonably practicable, cause the expiration or termination of the applicable waiting period pursuant to the HSR Act, the Specified Foreign Direct Investment Laws, or any other Antitrust Law or Foreign Direct Investment Law applicable to the Merger. If any Party receives a request for additional information or documentary material from any Governmental Authority with respect to the Merger pursuant to the HSR Act, the Specified Foreign Direct Investment Laws, or any other Antitrust Laws or Foreign Direct Investment Law applicable to the Merger, then such Party will use reasonable best efforts to make (or cause to be made), as soon as reasonably practicable and after consultation with the other Parties, an appropriate response to such request, and cooperate and coordinate with the other Parties in connection with responding to any such request. Parent, Merger Sub, and the Company will not, and will cause their respective Affiliates not to, (a) “pull-and-refile” pursuant to 16 C.F.R. 803.12 or otherwise withdraw any filing under the HSR Act, the Specified Foreign Direct Investment Laws, or any other Antitrust Law or Foreign Direct Investment Law, as the case may be, unless the other Parties have consented in writing to such withdrawal and refiling (such consent not to be unreasonably withheld, conditioned or delayed); and (b) extend any waiting period under any Antitrust Law, or Foreign Direct Investment Law or enter into any agreement with any Governmental Authority to delay consummation of or not to consummate the Merger, unless the other Parties have consented in writing to such extension or agreement (such consent not to be unreasonably withheld, conditioned or delayed). Notwithstanding anything to the contrary contained in this Agreement, Parent shall, following consultation with the Company and considering in good faith the Company’s views, control all aspects of the parties’ efforts to obtain regulatory clearances, including clearances under any Antitrust Laws or Foreign Direct Investment Laws.
(b) Efforts to Cause the Closing. In furtherance and not in limitation of Section 6.2(a), if and to the extent necessary to obtain clearance of the Merger pursuant to the HSR Act, the Specified Foreign Direct Investment Laws, and any other Antitrust Laws or Foreign Direct Investment Laws applicable to the Merger, each of Parent and Merger Sub (and their respective controlled Affiliates, if applicable) will (and will cause each of its respective controlled Affiliates, as applicable, to) take promptly any and all steps necessary to avoid, eliminate or resolve each and every impediment and obtain all clearances, consents, approvals and waivers under Antitrust Laws or Foreign Direct Investment Laws that may be required by any Governmental Authority, so as to enable the Parties to consummate the Merger as soon as reasonably practicable (and in any event no later than five Business Days prior to the Termination Date), including (i) offering, negotiating, committing to or effecting, by settlement, consent decree, hold separate order, stipulation or otherwise, (A) the sale, divestiture, license or other disposition of any and all of the capital stock or other equity or voting interests, assets (whether tangible or intangible), rights, properties, products or businesses of Parent and Merger Sub (and their respective controlled

Affiliates, if applicable), on the one hand, and the Company and its Subsidiaries, on the other hand; (B) terminating, modifying, or assigning existing relationships, joint ventures, Contracts, or obligations of Parent and Merger Sub (and their respective controlled Affiliates, if applicable) on the one hand, or the Company and its controlled Affiliates on the other hand; and (C) committing to behavioral or other operational conditions and any other modifications of, or restrictions on the businesses, assets, properties, product lines, equity interests, or other activities of Parent and Merger Sub (and their respective Subsidiaries, if applicable), on the one hand, and the Company and its controlled Affiliates, on the other hand; and (ii) contesting, defending and appealing any pending or threatened Legal Proceeding challenging or in respect of this Agreement or the consummation of the Merger and to have vacated, lifted, reversed or overturned any Order, whether temporary, preliminary or permanent, that prohibits, prevents or restricts the consummation of the Merger prior to the Termination Date. Notwithstanding the foregoing, nothing in this Agreement shall require the Company and its Subsidiaries or Affiliates to enter into any agreement or consent decree with the DOJ, FTC or any other Governmental Authority that is not conditioned on the Closing.
(c) Cooperation. In furtherance and not in limitation of Section 6.2(a) and Section 6.2(b), the Company will (and will cause its Subsidiaries to), and Parent and Merger Sub will (and will cause their respective Affiliates to), subject to any restrictions under applicable Law, (i) promptly notify the other Parties of (and, if in writing, furnish them with copies of (or, in the case of oral communications, advise them of the contents of)) any material communication received by such Person from a Governmental Authority in connection with the Merger and permit the other Parties to review and discuss in advance (and to consider in good faith any comments made by the other Parties in relation to) any proposed draft notifications, formal notifications, filings, submissions or other written communications (and any analyses, memoranda, white papers, presentations, correspondence or other documents submitted therewith) made in connection with the Merger to a Governmental Authority; (ii) keep the other Parties reasonably informed with respect to the status of any such submissions and filings to any Governmental Authority in connection with the Merger and any developments, meetings or discussions with any Governmental Authority in respect thereof, including with respect to (A) the receipt of any non-action, action, clearance, consent, approval or waiver; (B) the expiration of any waiting period; (C) the commencement or proposed or threatened commencement of any investigation, litigation or administrative or judicial action or proceeding under applicable Law; and (D) the nature and status of any objections raised or proposed or threatened to be raised by any Governmental Authority with respect to the Merger; and (iii) not independently participate in any meeting, hearing, proceeding or discussions with or before any Governmental Authority in respect of the Merger without giving the other Parties reasonable prior notice of such meeting, hearing, proceeding or discussion, and, unless prohibited by such Governmental Authority, the opportunity to attend or participate. However, each of the Company, Parent and Merger Sub may designate any non-public information provided to any Governmental Authority as restricted to “outside counsel” only and any such information will not be shared with the Representatives of the other Party without approval of the Party providing the non-public information. Each of the Company, Parent and Merger Sub may redact any valuation and related information before sharing any information provided to any Governmental Authority with another Party on an “outside counsel” only basis. All requests for access or information pursuant to this Section 6.2 must be directed to the Company’s General Counsel or another person designated in writing by the Company.
(d) Controlling Provision. This Section 6.2 and not Section 6.1, shall govern and define the obligations of the parties hereto with respect to making any filings, notifications with respect to, or obtaining any approvals under, the HSR Act, other Antitrust Laws or Foreign Direct Investment Law.
6.3 Proxy Statement and Other Required SEC Filings.
(a) Preparation. Promptly after the execution of this Agreement (but in no event later than 30 Business Days after the date of this Agreement, to the extent practicable), the Company will prepare (with Parent’s reasonable cooperation) and file with the SEC a preliminary proxy statement to be sent to the Company Stockholders in connection with the Company Stockholder Meeting (the proxy statement, including any amendments or supplements, the “Proxy Statement”). The Company will not file the Proxy Statement with the SEC without first providing Parent and its counsel a reasonable opportunity to review and comment thereon, and the Company will give good faith consideration to all reasonable additions, deletions or changes suggested by Parent or its counsel. Subject to Section 5.4 and unless there has been a Company Board Recommendation Change, the Company will (i) include the Company Board Recommendation in the Proxy Statement; and (ii) use its reasonable best efforts to solicit proxies to obtain the Requisite Stockholder Approval. Promptly (but no later than five days, to the extent practicable) following the (A) confirmation by the SEC that it has no further comments or (B) expiration of the 10-day waiting period contemplated by Rule 14a-6(a) promulgated under the Exchange Act, the Company will cause the Proxy Statement in definitive form to be mailed to the Company Stockholders.
(b) Mutual Assistance. Each of the Company, Parent and Merger Sub will furnish all information concerning such Person and its Affiliates to the other, and provide such other assistance, as may be reasonably requested by such other Party to be included therein and will otherwise reasonably assist and cooperate with the other in the preparation, filing and distribution of the Proxy Statement and the resolution of any comments to either received from the SEC.
(c) SEC Correspondence. The Parties will notify each other as promptly as practicable of the receipt of any comments, whether written or oral, from the SEC and of any request by the SEC for amendments or supplements to the Proxy Statement, any Other Required Company Filing or any Other Required Parent Filing, or for additional information, and will supply each other with copies of all correspondence between it or any of its Representatives, on the one hand, and the SEC, on the other hand, with respect to such filings. The Parties will use their respective reasonable best efforts to resolve all SEC comments, if any, with respect to the Proxy Statement as promptly as practicable after the receipt thereof.
(d) No Amendments to Proxy Statement. Except in connection with a Company Board Recommendation Change or thereafter, no amendment or supplement to the Proxy Statement will be made by the Company without the approval of Parent, which approval will not be unreasonably withheld, conditioned or delayed.
(e) Other Required Company Filings. If the Company determines that it is required to file any document other than the Proxy Statement with the SEC in connection with the Merger pursuant to applicable Law (such document, as amended or supplemented, an “Other Required Company Filing”), then the Company will use its reasonable best efforts to promptly prepare and file such Other Required Company Filing with the SEC. The Company will use its reasonable best efforts to cause the Proxy Statement and any Other Required Company Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and Nasdaq. Except in connection with a Company Board Recommendation Change or thereafter, the Company may not file any Other Required Company Filing with the SEC without first providing Parent and its counsel a reasonable opportunity to review and comment thereon, and the Company will give good faith consideration to all reasonable additions, deletions or changes suggested by Parent or its counsel.
(f) Other Required Parent Filings. If Parent or Merger Sub determines that it is required to file any document with the SEC as a result of the Merger or the Company Stockholder Meeting pursuant to applicable Law (an “Other Required Parent Filing”), then Parent and Merger Sub will use their respective reasonable best efforts to promptly prepare and file such Other Required Parent Filing with the SEC. Parent and Merger Sub will cause any Other Required Parent Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC. Neither Parent nor Merger Sub may file any Other Required Parent Filing with the SEC without first providing the Company and its counsel a reasonable opportunity to review and comment thereon, and Parent will give good faith consideration to all reasonable additions, deletions or changes suggested by the Company or its counsel.
(g) Accuracy; Supplied Information.
(i) By the Company. On the date of filing with the SEC, the date of mailing to the Company Stockholders (if applicable) of the Proxy Statement or any Other Required Company Filing, and at the time of the Company Stockholder Meeting, neither the Proxy Statement nor any Other Required Company Filing will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, no covenant is made by the Company with respect to any information supplied by Parent, Merger Sub or any of their Affiliates for inclusion or incorporation by reference in the Proxy Statement or any Other Required Company Filing. The information supplied by the Company for inclusion or incorporation by reference in the Proxy Statement or any Other Required Parent Filings will not, at the time that such Proxy Statement or Other Required Parent Filing is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(ii) By Parent. On the date of filing with the SEC, no Other Required Parent Filing will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, no covenant is made by Parent or Merger Sub with respect to any information supplied by the Company for inclusion or incorporation by reference in any Other Required Parent Filing. The information supplied by Parent, Merger Sub and their respective Affiliates for inclusion or incorporation by reference in the Proxy Statement or any Other Required Company Filing will not, at the time that the Proxy Statement or such Other Required Company Filing is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.
6.4 Company Stockholder Meeting.
(a) Call of Company Stockholder Meeting. The Company will take all action necessary in accordance with applicable Law, the Charter and the Bylaws to establish a record date for, duly call, give notice of, convene and hold a meeting of the Company Stockholders (including any adjournment, postponement or other delay thereof, the “Company Stockholder Meeting”) as promptly as reasonably practicable following the mailing of the Proxy Statement to the Company Stockholders for the purpose of, among other things, (i) seeking the Requisite Stockholder Approval; and (ii) in accordance with Regulation 14A under the Exchange Act, seeking advisory approval of a proposal in connection with a non-binding, advisory vote to approve certain compensation that may become payable to the Company’s named executive officers in connection with the consummation of the Merger. Without the prior written consent of Parent (not to be unreasonably, withheld, conditioned or delayed), the Company Stockholder Meeting shall not be held later than 40 calendar days after the mailing of the Proxy Statement to the Company Stockholders. Except as set forth in this Section 6.4, the Company may not adjourn or postpone the Company Stockholder Meeting. The Company will (A) submit this Agreement for adoption by the Company Stockholders at the Company Stockholder Meeting; and (B) unless the Company Board (or a committee thereof) has made a Company Board Recommendation Change, use appropriate efforts to solicit (or cause to be solicited) from the Company Stockholders proxies in favor of the matters to be considered at the Company Stockholder Meeting. Without the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed), the adoption of this Agreement shall be the only matter (other than (x) matters of procedure and matters required by applicable Law to be voted on by the Company Stockholders in connection with the adoption of this Agreement and (y) in accordance with Regulation 14A under the Exchange Act seeking advisory approval of a proposal in connection with a non-binding, advisory vote to approve certain compensation that may become payable to the Company’s named executive officers in connection with the consummation of the Merger) that the Company shall propose to be acted on by the Company Stockholders at the Company Stockholder Meeting.
(b) Adjournment of Company Stockholder Meeting. Notwithstanding anything to the contrary in this Agreement, the Company will be permitted to postpone or adjourn the Company Stockholder Meeting if (i) there are holders of insufficient shares of the Company Common Stock present or represented by proxy at the Company Stockholder Meeting to constitute a quorum at the Company Stockholder Meeting; (ii) the Company is required to postpone or adjourn the Company Stockholder Meeting by applicable Law, order or a request from the SEC; or (iii) the Company Board (or a committee thereof) has determined in good faith (after consultation with outside legal counsel) that it is required by applicable Law to postpone or adjourn the Company Stockholder Meeting (including, if the Company Board (or a committee thereof) has determined in good faith (after consultation with outside legal counsel) that it is required by applicable Law) in order to give the Company Stockholders sufficient time to evaluate any information or disclosure that the Company has sent to the Company Stockholders or otherwise made available to the Company Stockholders by issuing a press release, filing materials with the SEC or otherwise, in each case in accordance with the terms of this Agreement. Without the prior written consent of Parent (which will not be unreasonably withheld, conditioned or delayed), the Company Stockholder Meeting will not be postponed or adjourned (A) by more than 10 days at a time; (B) with respect to Section 6.4(b)(i), by more than 30 days after the date on which the Company Stockholder Meeting was (or was required to be) originally scheduled; or (C) on more than two occasions. In no event will the record date of the Company Stockholder Meeting be changed without Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), unless required by applicable Law.

6.5 Equity Financing.
(a) No Amendments to Equity Commitment Letter. Except as set forth in the Equity Commitment Letter, neither Parent nor Merger Sub (without the prior written consent of the Company) shall agree to, or permit any amendment, modification, supplement or termination of, or any waiver of any provision or remedy pursuant to, the Equity Commitment Letter. Any reference in this Agreement to (1) the “Equity Financing” will include the financing contemplated by the Equity Commitment Letter as amended or modified in compliance with this Section 6.5; and (2) the “Equity Commitment Letter” will include such document as amended or modified in compliance with this Section 6.5.
(b) Taking of Necessary Actions.
(i) Equity Financing not a Closing Condition. The Guarantors, Parent and Merger Sub each acknowledge and agree that obtaining the Equity Financing is not a condition to the Closing or the enforcement of the Equity Commitment Letter. If the Equity Financing has not been funded, Parent and Merger Sub will each continue to be obligated, subject to the satisfaction or waiver of the conditions set forth in Article VII, to consummate the Merger, including by taking the actions required to be taken by Parent and Merger Sub pursuant to Section 6.5(b)(ii).
(ii) Equity Commitment Letter. Subject to the terms and conditions of this Agreement, each of Parent and Merger Sub will take (or cause to be taken) all actions and do (or cause to be done) all things necessary, proper and advisable to obtain the Equity Financing on the terms and conditions described in the Equity Commitment Letter, including by (A) maintaining in effect the Equity Commitment Letter in accordance with the terms and subject to the conditions thereof; (B) complying with its obligations under the Equity Commitment Letter; (C) satisfying on a timely basis the conditions to funding the Equity Financing in the Equity Commitment Letter, if any, that are within Parent’s or Merger Sub’s control; (D) consummating the Equity Financing at or prior to the Closing, including causing the Guarantors to fund the Equity Financing at the Closing; (E) complying with its obligations pursuant to the Equity Commitment Letter; and (F) enforcing its rights pursuant to the Equity Commitment Letter.
(c) Information from Parent. Parent will keep the Company reasonably informed on a current basis and in reasonable detail of the status of its efforts to arrange the Equity Financing. Without limiting the generality of the foregoing, Parent and Merger Sub must give the Company prompt notice (A) of any breach (or threatened breach) or default (or any event or circumstance that, with or without notice or lapse of time, or both, would reasonably be expected to give rise to any breach or default) by any party to the Equity Commitment Letter; (B) of any dispute or disagreement between or among any parties to the Equity Commitment Letter with respect to this Agreement, the Equity Commitment Letter, the Merger or the other transactions contemplated by this Agreement, or the Equity Financing; and (C) if for any reason Parent or Merger Sub at any time believes that it will not be able to obtain all or any portion of the Equity Financing on the terms, in the manner or from the sources contemplated by the Equity Commitment Letter. Parent will provide any information reasonably requested by the Company relating to any of the circumstances referred to in the previous sentence as soon as reasonably practical (but in any event with two Business Days) after the date that the Company delivers a written request therefor to Parent.
(d) Enforcement. Parent and Merger Sub will seek to enforce, including by bringing a Legal Proceeding for specific performance, the Equity Commitment Letter if the Company seeks and is granted a decree of specific performance of the obligation to consummate the Merger after all conditions to the granting thereof set forth in Section 9.10(b) have been satisfied.

6.6 Financing Cooperation.
(a) Cooperation by the Company with the Debt Financing. Prior to the Effective Time, to the extent requested by Parent or Merger Sub for the purpose of obtaining any debt financing in connection with the Merger (the “Debt Financing” and together with the equity financing obtained in connection with the Merger, the “Financing”), the Company will use its reasonable best efforts, and will cause each of its Subsidiaries to use its reasonable best efforts, to:
(i) participate (and cause senior management and Representatives of the Company to participate) in a reasonable and limited number of meetings, presentations, sessions with ratings agencies and due diligence sessions in respect of the Debt Financing and assisting Parent with the preparation of the materials listed in this clause (i);
(ii) solely with respect to financial information and data derived from the Company’s historical books and records and maintained in the ordinary course of business, assist Parent with providing information reasonably required in connection with the preparation of pro forma financial information and pro forma financial statements to the extent required by the Debt Financing Sources, it being agreed that the Company will not be required to provide any information or assistance relating to (A) the proposed aggregate amount of debt and equity financing, together with assumed interest rates, dividends (if any) and fees and expenses relating to the incurrence of such debt or equity financing; (B) any post-Closing or pro forma cost savings, synergies, capitalization, ownership or other pro forma adjustments desired to be incorporated into any information used in connection with the Debt Financing; or (C) any financial information related to Parent or any of its Subsidiaries or any adjustments that are not directly related to the acquisition of the Company by Parent;
(iii) assist Parent in connection with the preparation and registration of (but not execute) any pledge and security documents and other definitive financing documents (and any disclosure schedules thereto), in each case, as may be reasonably requested by Parent or the Debt Financing Sources, and otherwise necessary to facilitate the pledging of collateral and the granting of security interests in respect of the Debt Financing, it being understood that such documents will not be recorded or take effect until the Effective Time;
(iv) furnish Parent, Merger Sub and the Debt Financing Sources, as promptly as practicable, with (A) audited financial statements of the Company and its Subsidiaries on a consolidated basis for the most recently completed fiscal year ended at least 90 days before the Closing Date; (B) unaudited consolidated balance sheets and related unaudited statements of income and cash flows related to the Company and its Subsidiaries on a consolidated basis for each subsequent fiscal quarter (other than the fourth fiscal quarter) ended at least 45 days before the Closing Date; and (C) such other financial and other pertinent information regarding the Company and its Subsidiaries (including information regarding the business, operations and financial projections thereof), to the extent prepared by the Company in the ordinary course of business, as may be reasonably requested by Parent to assist in the preparation of a customary quality of revenue and/or earnings report or customary confidential information memorandum or other customary information documents used in financings associated with leveraged buyouts of comparable sized companies (which, for the avoidance of doubt, will not include any Excluded Information);
(v) deliver notices of prepayment within the time periods required by the Loan Agreement and obtain customary payoff letters, lien terminations and instruments of discharge to be delivered at the Closing, and give any other necessary notices, to allow for the payoff, discharge and termination in full at the Closing of all obligations (other than contingent obligations for which no claim has been asserted) under the Loan Agreement; and
(vi) furnish Parent and the Debt Financing Sources with all documentation and other information about the Company and its Subsidiaries as is reasonably requested by Parent at least 10 Business Days prior to Closing, in accordance with the requirements of the Debt Financing Sources, relating to applicable “know your customer” and anti-money laundering rules and regulations.
(b) Limitation on Obligations of the Company. Nothing in this Section 6.6 or any other provision of this Agreement will require the Company or any of its Subsidiaries to (i) waive or amend any terms of this Agreement or any other Contract, provide any additional security or guaranties or agree to pay any fees or reimburse any expenses prior to the Effective Time for which it has not received prior reimbursement by or on behalf of Parent; (ii) enter into any definitive agreement or distribute any cash; (iii) give any indemnities in connection with the Debt Financing that are effective prior to the Effective Time; (iv) prepare or provide any Excluded Information; or (v) take any action that, in the good faith determination of the Company, would (a) unreasonably interfere with the conduct of the business of the Company and its Subsidiaries; (b) create a risk of damage or destruction to any property or assets of the Company or any of its Subsidiaries; (c) cause any representation or warranty or covenant contained in this Agreement to be breached; (d) cause the Company or any of its Subsidiaries to violate or waive any attorney-client or other applicable privilege or breach any Contract, applicable Law or certificate of incorporation, bylaws or similar organizational document; or (e) would, in the reasonable good faith judgment of the Company, cause competitive harm to the Company or its Subsidiaries, it being understood that, in each case the Company shall give notice to Parent of the fact that it is withholding such information or documents, and use commercially reasonable efforts to make appropriate substitute disclosure arrangements to permit the disclosure of such information without implicating the foregoing restrictions. In addition, (A) no action, liability or obligation of the Company, any of its Subsidiaries or any of their respective Representatives pursuant to any certificate, agreement, arrangement, document or instrument relating to the Debt Financing will be effective until the Effective Time; (B) neither the Company nor any of its Subsidiaries will be required to take any action pursuant to any certificate, agreement, arrangement, document or instrument that is not contingent on the occurrence of the Closing or that must be effective prior to the Effective Time; and (C) any bank information memoranda required in relation to the Debt Financing will contain disclosure and financial statements reflecting the Surviving Corporation or its Subsidiaries as the obligor. Nothing in this Section 6.6 will require (1) any Representative of the Company or any of its Subsidiaries to deliver any certificate or opinion or take any other action under this Section 6.6 that could reasonably be expected to result in personal liability to such Representative; (2) the Company Board to approve any financing or Contracts related thereto; (3) the Company and its Subsidiaries to take any action that would conflict with or violate its organizational documents or any applicable Laws, or result in a violation of breach of, or default under, any agreement to which the Company or any of it is Subsidiaries is a party; and (4) the Company and its Subsidiaries to provide any information (a) the disclosure of which is prohibited or restricted under applicable Law or any contract, agreement or other understanding binding on the Company or its Subsidiaries; or (b) where access to such information would (i) give rise to a material risk of waiving any attorney-client privilege, work product doctrine or other privilege applicable to such information; or (ii) violate or cause a default pursuant to, or give a third Person the right to terminate or accelerate its rights pursuant to, any Contract to which the Company or any of its Subsidiaries is a party or otherwise bound. The Company will be deemed to be in compliance with Section 6.6(a) at all times unless and until (A) Parent provides written notice (the “Non-Cooperation Notice”) to the Company of any alleged failure to comply, or action or failure to act, that constitutes a breach of Section 6.6(a); (B) Parent includes in such Non-Cooperation Notice reasonable detail regarding the cooperation required to cure such alleged failure (which will not require the Company to provide any cooperation that it would not otherwise be required to provide under Section 6.6(a)); and (C) the Company fails to take the actions specified in such Non-Cooperation Notice within five Business Days from receipt of such Non-Cooperation Notice. Notwithstanding anything to the contrary in this Agreement, a breach of the obligations of the Company or its Subsidiaries under prongs (i)-(iv) or (vi) of Section 6.6(a) may not be asserted by Parent, Merger Sub or any of their Affiliates or Representatives as the basis for (x) any conditions set forth in Article VII not being satisfied; or (y) the termination of this Agreement pursuant to Section 8.1(e).
(c) Use of Logos. The Company consents to the use of its and its Subsidiaries’ logos in connection with the Debt Financing so long as such logos are used (i) solely in a manner that is not intended to or likely to harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries; (ii) solely in connection with a description of the Company, its business and products or the Merger; and (iii) in a manner consistent with the other terms and conditions that the Company reasonably imposes in writing to Parent.
(d) Confidentiality. All non-public or other confidential information provided by the Company, any of its Subsidiaries or any of their respective Representatives pursuant to this Agreement will be kept confidential in accordance with the Confidentiality Agreement, except that Parent and Merger Sub will be permitted to disclose such information to any Debt Financing Sources or prospective equity or debt financing sources and other financial institutions and investors that are or may become parties to the Financing and to any underwriters, initial purchasers or placement agents in connection with the Debt Financing (and, in each case, to their respective counsel and auditors) so long as such Persons (i) agree to be bound by the Confidentiality Agreement as a “Representative” thereunder as if parties thereto; or (ii) are subject to other confidentiality undertakings reasonably satisfactory to the Company and of which the Company is a beneficiary.
(e) Reimbursement. If the Closing does not occur, promptly upon request by the Company, Parent will reimburse the Company for any documented and reasonable out-of-pocket costs and expenses (including attorneys’ fees) incurred by the Company or its Subsidiaries in connection with the cooperation of the Company and its Subsidiaries contemplated by this Section 6.6 (it being understood and agreed that the reimbursement set forth in this Section 6.6(e) shall not apply to any fees, costs, and expenses incurred by, or on behalf of, the Company, its Subsidiaries or any of its Representatives in connection with its ordinary course financial reporting requirements or in the provision of data that, in each case, was already prepared or was being prepared by the Company, its Subsidiaries or its Representatives in the ordinary course of business notwithstanding this Section 6.6).
(f) Indemnification. The Company, its Subsidiaries and their respective Representatives will be indemnified and held harmless by Parent from and against any and all liabilities, losses, damages, claims, reasonable and documented out-of-pocket costs and expenses (including attorneys’ fees), interest, awards, judgments, penalties and amounts paid in settlement suffered or incurred by them in connection with their cooperation in arranging or obtaining the Debt Financing (including any cooperation pursuant to Section 6.6(a)) pursuant to this Agreement or the provision of information utilized in connection therewith, except with respect to any losses suffered or incurred as a result of (i) the bad faith, gross negligence or willful misconduct of the Company or any of its Representatives or (ii) material breach by the Company or its Subsidiaries of this Section 6.6. Parent’s obligations pursuant to this Section 6.6(f) are referred to collectively as the “Reimbursement Obligations.”
(g) No Exclusive Arrangements. In no event will Parent or Merger Sub (and Parent and Merger Sub will each cause their respective Representatives (which for this purpose will be deemed to include the Debt Financing Sources, the Guarantors and each direct investor in Parent or Merger Sub (pursuant to the Equity Commitment Letter or otherwise) or any other potential financing sources of Parent, Merger Sub and such investors not to)) enter into any Contract prohibiting or seeking to prohibit any bank, investment bank or other potential provider of debt financing from providing or seeking to provide debt financing or financial advisory services to any Person, in each case in connection with a transaction relating to the Company or any of its Subsidiaries or in connection with the Merger.
(h) No Financing Condition. Parent and Merger Sub each acknowledge and agree that obtaining the Debt Financing is not a condition to the Closing. If any Debt Financing has not been obtained, Parent and Merger Sub will each continue to be obligated, subject to the satisfaction or waiver of the conditions set forth in Article VII, to consummate the Merger.
6.7 Anti-Takeover Laws. Neither Parent nor the Company will take any action that would cause any restrictions on business combinations set forth in any “takeover” Law to become applicable to this Agreement or the Merger. Each of Parent, the Company and the Company Board will (a) take all actions within their power to ensure that no “anti-takeover” Law is or becomes applicable to the Merger; and (b) if any “anti-takeover” Law is or becomes applicable to the Merger, take all action within their power to ensure that the Merger may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize the effect of such Law on the Merger.
6.8 Information Access During the Pre-Closing Period. During the Pre-Closing Period, the Company will, and will cause its Subsidiaries to, afford Parent and its Representatives reasonable access during normal business hours, upon reasonable advance notice, to the properties, Contracts, books and records, and personnel of the Company and its Subsidiaries, solely to the extent necessary for the purpose of planning for integration and consummation of the Merger. Notwithstanding the prior sentence, the Company may restrict or otherwise prohibit access to any documents or information to the extent that (a) any applicable Law requires the Company to restrict or otherwise prohibit access to such documents or information; (b) access to such documents or information would give rise to a material risk of waiving any attorney-client privilege, work product doctrine or other similar privilege applicable to such documents or information; (c) access to a Contract to which the Company or any of its Subsidiaries is a party or is otherwise bound would violate, or cause a default pursuant to, or give a third Person the right to terminate or accelerate rights pursuant to, such Contract; (d) such access would result in the disclosure of any Trade Secrets of any third Person; (e) such documents or information are reasonably pertinent to any adverse Legal Proceeding between the Company and its Affiliates, on the one hand, and Parent and its Affiliates, on the other hand; or (f) the provision of such information would, in the reasonable good faith judgment of the Company, cause competitive harm to the Company or its Subsidiaries, it being understood that, in each case the Company shall give notice to Parent of the fact that it is withholding such information or documents, and use commercially reasonable efforts to make appropriate substitute disclosure arrangements to permit the disclosure of such information without implicating the foregoing restrictions. Nothing in this Section 6.8 will be construed to require the Company, any of its Subsidiaries or any of their respective Representatives to prepare any reports, analyses, appraisals, opinions or other information. Any investigation conducted pursuant to the access contemplated by this Section 6.8 will be conducted in a manner that does not unreasonably interfere with the conduct of the business of the Company and its Subsidiaries or create a risk of damage or destruction to any property or assets of the Company or its Subsidiaries. Any access to the properties of the Company and its Subsidiaries will be subject to the Company’s reasonable security measures, health and safety measures, and insurance requirements, and will not include the right to perform any “invasive” testing or soil, air or groundwater sampling, including any Phase II environmental assessments. Notwithstanding anything to the contrary in this Agreement, the Company may satisfy its obligations set forth in this Section 6.8 by electronic means if physical access is not reasonably feasible or would not be permitted under applicable public health or similar Laws or measures. All requests for access or information pursuant to this Section 6.8 must be directed to the Company’s General Counsel or another person designated in writing by the Company.
6.9 Section 16(b) Exemption. Prior to the Effective Time, the Company will take all actions reasonably necessary to cause the Merger, and any dispositions of equity securities of the Company (including derivative securities) in connection with the Merger by each individual who is a director or executive officer of the Company, to be exempt pursuant to Rule 16b-3 promulgated under the Exchange Act.
6.10 Directors’ and Officers’ Exculpation, Indemnification and Insurance.
(a) Indemnified Persons. The Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to), for a period of six years after the Effective Time, honor and fulfill, in all respects, the obligations of the Company and its Subsidiaries pursuant to any indemnification agreements between the Company and any of its Subsidiaries, on the one hand, and any of their respective current or former directors or officers (and any person who becomes a director or officer of the Company or any of its Subsidiaries prior to the Effective Time), on the other hand (collectively, the “Indemnified Persons”) set forth on Section 6.10 of the Company Disclosure Letter or that use the same form, in all material respects, as the form of indemnification agreement filed with the Company SEC Reports. In addition, during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to) cause the certificates of incorporation, bylaws and other similar organizational documents of the Surviving Corporation and its Subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable as the indemnification, exculpation and advancement of expenses provisions set forth in the Charter, the Bylaws and the other similar organizational documents of the Subsidiaries of the Company, as applicable, as of the date of this Agreement. During such six-year period or such period in which an Indemnified Person is asserting a claim for indemnification pursuant to Section 6.10(b), whichever is longer, such provisions may not be repealed, amended or otherwise modified in any manner that would adversely affect the rights thereunder of any Indemnified Persons except as required by applicable Law.
(b) Indemnification Obligation. Without limiting the generality of Section 6.10(a), during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) indemnify and hold harmless, to the fullest extent permitted by the governing and organizational documents of the Company as in effect on the date of this Agreement or pursuant to any indemnification agreements with the Company or any of its Subsidiaries in effect as of the Effective Time and set forth on Section 6.10 of the Company Disclosure Letter or that use the same form in all material respects as the form of indemnification agreement filed with the Company SEC Reports, each Indemnified Person from and against any costs, fees and expenses (including attorneys’ fees and investigation expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement or compromise in connection with any Legal Proceeding, whether civil, criminal, administrative or investigative, to the extent that such Legal Proceeding arises, directly or indirectly, out of or pertains, directly or indirectly, to (i) any action or omission, or alleged action or omission, in such Indemnified Person’s capacity as a director, officer, or agent of the Company or any of its Subsidiaries or other Affiliates (regardless of whether such action or omission, or alleged action or omission, occurred prior to, at or after the Effective Time); and (ii) the Merger, as well as any actions taken by the Company, Parent or Merger Sub with respect to the Merger (including any disposition of assets of the Surviving Corporation or any of its Subsidiaries that is alleged to have rendered the Surviving Corporation or any of its Subsidiaries insolvent). Notwithstanding the foregoing, if, at any time prior to the sixth anniversary of the Effective Time, any Indemnified Person delivers to Parent a written notice asserting a claim for indemnification pursuant to this Section 6.10(b), then the claim asserted in such notice will survive the sixth anniversary of the Effective Time until such claim is fully and finally resolved. In connection with a Legal Proceeding of the type contemplated by this Section 6.10(b), (A) the Surviving Corporation will have the right to control the defense thereof after the Effective Time (it being understood that, by electing to control the defense thereof, the Surviving Corporation will be deemed to have waived any right to object to the Indemnified Person’s entitlement to indemnification under this Section 6.10 with respect thereto); (B) each Indemnified Person will be entitled to retain his or her own counsel (the fees and expenses of which will be paid by the Surviving Corporation), whether or not the Surviving Corporation elects to control the defense of any such Legal Proceeding; (C) upon receipt of an undertaking by or on behalf of such Indemnified Person to repay any amount if it is ultimately determined that such Indemnified Person is not entitled to indemnification, the Surviving Corporation will advance all fees and expenses (including fees and expenses of any counsel) as incurred by an Indemnified Person in the defense of such Legal Proceeding, whether or not the Surviving Corporation elects to control the defense of any such Legal Proceeding; and (D) no Indemnified Person will be liable for any settlement of such Legal Proceeding effected without his or her prior written consent (unless such settlement relates only to monetary damages for which the Surviving Corporation is entirely responsible). Notwithstanding anything to the contrary in this Agreement, none of Parent, the Surviving Corporation or any of their respective Affiliates will settle or otherwise compromise or consent to the entry of any judgment with respect to, or otherwise seek the termination of, any Legal Proceeding for which indemnification may be sought by an Indemnified Person pursuant to this Agreement unless such settlement, compromise, consent or termination includes an unconditional release of all Indemnified Persons from all liability arising out of such Legal Proceeding. No Indemnified Person shall compromise, settle or consent to an arrangement regarding, or agree to compromise, settle or consent to an arrangement regarding, any Legal Proceeding for which indemnification is or will be sought under this Section 6.10(b) unless Parent has consented thereto in writing (such consent not to be unreasonably withheld, conditioned or delayed) and Parent and the Surviving Corporation shall not have any liability for any such compromise, settlement or arrangement effected without Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed). Any determination required to be made with respect to whether the conduct of any Indemnified Person complies or complied with any applicable standard will be made by independent legal counsel selected by the Surviving Corporation (which counsel will be reasonably acceptable to such Indemnified Person), the fees and expenses of which will be paid by the Surviving Corporation.
(c) D&O Insurance. Prior to the Effective Time, the Company shall purchase a prepaid six-year “tail” policy (the “Tail Policy”) with respect to the D&O Insurance from an insurance carrier with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carrier so long as the total cost for the Tail Policy does not exceed 400 percent of the amount paid by the Company for coverage for its last full fiscal year, it being understood that if the aggregate cost would exceed that limit, the Company shall purchase as much coverage as reasonably practicable up to such limit. The Surviving Corporation will (and Parent will cause the Surviving Corporation to) maintain the Tail Policy in full force and effect and continue to honor its obligations thereunder for so long as the Tail Policy is in full force and effect.
(d) Successors and Assigns. Proper provisions will be made so that the successors and assigns of Parent, the Surviving Corporation or any of their respective successors or assigns will assume all of the obligations of Parent and the Surviving Corporation set forth in this Section 6.10 if Parent, the Surviving Corporation or any of their respective successors or assigns either (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity in such consolidation or merger; or (ii) transfers all or substantially all of its properties and assets to any Person.
(e) No Impairment; Third-Party Beneficiary Rights. The obligations set forth in this Section 6.10 may not be terminated, amended or otherwise modified in any manner that adversely affects any Indemnified Person (or any other person (and his or her heirs and representatives) who is a beneficiary pursuant to the D&O Insurance or the Tail Policy) without the prior written consent of such affected Indemnified Person or other person. Each of the Indemnified Persons or other persons (and his or her heirs and representatives) who are beneficiaries pursuant to the D&O Insurance or the Tail Policy are intended to be third-party beneficiaries of this Section 6.10, with full rights of enforcement. The rights of the Indemnified Persons (and other persons (and his or her heirs and representatives) who are beneficiaries pursuant to the D&O Insurance or the Tail Policy) pursuant to this Section 6.10 will be in addition to, and not in substitution for, any other rights that such persons may have pursuant to (i) the Charter and Bylaws; (ii) the similar organizational documents of the Subsidiaries of the Company; (iii) any and all indemnification agreements entered into with the Company or any of its Subsidiaries; or (iv) applicable Law.
(f) Joint and Several Obligations. The obligations of the Surviving Corporation, Parent and their respective Subsidiaries pursuant to this Section 6.10 are joint and several.
(g) Other Claims. Nothing in this Agreement is intended to, or will be construed to, release, waive or impair any rights to directors’ and officers’ insurance claims pursuant to any applicable insurance policy or indemnification agreement that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 6.10 is not prior to or in substitution for any such claims pursuant to such policies or agreements.
6.11 Employee Matters.
(a) Existing Arrangements. From and after the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) honor all of the Company Benefit Plans made available to Parent in accordance with their terms. Notwithstanding the foregoing, nothing will prohibit the Parent or the Surviving Corporation or their Affiliates from amending, modifying, or terminating any Company Benefit Plans or compensation or severance arrangements in accordance with their terms or as otherwise required pursuant to applicable Law.
(b) Employment; Benefits. For the period beginning on the Effective Time and ending on the one-year anniversary thereof, or, if earlier, until the date of termination of the Continuing Employee (the “Benefits  Period”), the Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to) (i) maintain employee benefits for the benefit of each Continuing Employee (other than defined benefit pension, retiree welfare, and the opportunity to participate in equity or equity-based or other long term incentive compensation, change of control, retention, transaction bonus or similar arrangements, defined benefit pension, retiree or post-employment welfare or nonqualified deferred compensation (collectively, the “Excluded Benefits”)) that are substantially comparable in the aggregate to those in effect at the Company or its Subsidiaries on the date of this Agreement; and (ii) provide an annual base salary or wage rate, as applicable, and target annual cash bonus or commission opportunity to each Continuing Employee that, taken as a whole, is substantially the same in the aggregate to that provided to such Continuing Employee immediately prior to the Effective Time. In each case, base compensation and target annual cash incentive or commission compensation opportunities will not, in the aggregate, be decreased during the Benefits Period for any Continuing Employee employed during that period. During the Benefits Period, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) provide to Continuing Employees with cash severance benefits upon a qualifying termination of employment (and subject to satisfying any requirements required by Parent) that are substantially the same as those provided by the Company and its Subsidiaries as of the date of this Agreement under the Company Benefit Plans listed on Section 3.19(a) of the Company Disclosure Letter.
(c) New Plans. At or after the Effective Time, Parent will, or will cause the Surviving Corporation or any other Subsidiary of Parent to, use commercially reasonable efforts to cause to be granted to the Continuing Employees credit for all service with the Company and its Subsidiaries prior to the Effective Time and with Parent, the Surviving Corporation, and any of their Subsidiaries on or after the Effective Time, for purposes of eligibility to participate, vesting and entitlement to benefits for purposes of vacation accrual and severance pay entitlement, but not including for any purposes of any Excluded Benefits, to the same extent such service was credited under the corresponding Company Benefit Plan in which such Continuing Employee participated immediately prior to the date hereof, except that such service need not be credited to the extent that it would result in duplication of coverage or benefits or could apply to any defined benefit pension plans. In addition, and without limiting the generality of the foregoing, Parent will, or will cause the Surviving Corporation or any other Subsidiary of Parent to, use commercially reasonable efforts to provide that: (i) each Continuing Employee will be immediately eligible to participate, without any waiting period, in any and all employee benefit plans sponsored by Parent and its Subsidiaries (other than the Excluded Benefits) (such plans, the “New Plans”) to the extent that coverage pursuant to any New Plan replaces coverage pursuant to a comparable Company Benefit Plan in which such Continuing Employee participates immediately before the Effective Time (such plans, the “Old Plans”); and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical, or vision benefits to any Continuing Employee, cause all pre-existing conditions or limitations, physical examination requirements, evidence of insurability requirements and actively-at-work requirements of such New Plan to be waived for such Continuing Employee and his or her covered dependents, to the same extent waived under the corresponding Company Benefit Plan, and, during the plan year in which the Closing occurs, cause any eligible expenses paid by such Continuing Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date that such Continuing Employee’s participation in the corresponding New Plan begins to be given full credit pursuant to such New Plan for purposes of satisfying all deductible, coinsurance, and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan. Any vacation or paid time off accrued but unused by a Continuing Employee as of immediately prior to the Effective Time will be credited to such Continuing Employee following the Effective Time, will not be subject to accrual limits or other forfeiture and will not limit future accruals.
(d) No Third-Party Beneficiary Rights. Notwithstanding anything to the contrary set forth in this Agreement, neither this Section 6.11 nor any provisions of this Agreement will be deemed to (i) guarantee employment for any period of time (or any particular term of employment), or preclude the ability of Parent, the Surviving Corporation or any of their respective Subsidiaries to terminate any Continuing Employee or other Person for any or no reason; (ii) require Parent, the Surviving Corporation or any of their respective Subsidiaries to maintain or continue any Company Benefit Plan or other compensation or benefit plan, program, policy agreement or arrangement or prevent the amendment, modification, suspension or termination thereof after the Effective Time; (iii) create any third-party beneficiary rights in any Person; or (iv) be treated as an amendment of, or undertaking to amend, any Company Benefit Plan.
6.12 Obligations of Merger Sub. Parent will take all action necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations pursuant to this Agreement and to consummate the Merger upon the terms and subject to the conditions set forth in this Agreement. Parent and Merger Sub will be jointly and severally liable for the failure by either of them to perform and discharge any of their respective covenants, agreements and obligations pursuant to this Agreement.
6.13 Notification of Certain Matters.
(a) Notification by the Company. During the Pre-Closing Period, the Company will give prompt notice to Parent upon becoming aware that any representation or warranty made by it in this Agreement has become untrue or inaccurate in any material respect, or of any failure by the Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement, in each case if and only to the extent that such untruth, inaccuracy, or failure would reasonably be expected to cause any of the conditions to the obligations of Parent and Merger Sub to consummate the Merger set forth in Section 7.2(a) or Section 7.2(b) to fail to be satisfied at the Closing. No such notification will affect or be deemed to modify any representation or warranty of the Company that is set forth in this Agreement or the conditions to the obligations of Parent and Merger Sub to consummate the Merger or the remedies available to the Parties under this Agreement.
(b) Notification by Parent. During the Pre-Closing Period, Parent will give prompt notice to the Company upon becoming aware that any representation or warranty made by Parent or Merger Sub in this Agreement has become untrue or inaccurate in any material respect, or of any failure by Parent or Merger Sub to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement, in each case if and only to the extent that such untruth, inaccuracy or failure would reasonably be expected to cause any of the conditions to the obligations of the Company to consummate the Merger set forth in Section 7.3(a) or Section 7.3(b) to fail to be satisfied at the Closing. No such notification will affect or be deemed to modify any representation or warranty of Parent or Merger Sub that is set forth in this Agreement or the conditions to the obligations of the Company to consummate the Merger or the remedies available to the Parties under this Agreement.

(c) Impact of Non-Compliance. Notwithstanding anything to the contrary in this Agreement, a breach of the obligations of the Company or its Subsidiaries, on the one hand, or Parent, on the other hand, under this Section 6.13 may not be asserted by Parent, Merger Sub or any of their Affiliates or Representatives, on the one hand, or the Company or its Subsidiaries, or any of their respective Affiliates or Representatives, on the other hand, as the basis, in and of itself, for (i) any conditions set forth in Article VII not being satisfied; or (ii) the termination of this Agreement pursuant to Section 8.1(e) or Section 8.1(g), as applicable.
6.14 Public Statements and Disclosure. The initial press release concerning this Agreement and the Merger will be a joint press release reasonably acceptable to the Company and Parent and will be issued promptly following the execution and delivery of this Agreement. Thereafter, the Company and its Representatives (unless the Company Board (or a committee thereof) has made a Company Board Recommendation Change), on the one hand, and Parent and Merger Sub and their respective Representatives, on the other hand, will use their respective reasonable best efforts to consult with the other Parties before (a) participating in any media interviews; (b) engaging in any meetings or calls with analysts, institutional investors or other similar Persons; or (c) providing any statements that are public or are reasonably likely to become public, in each case to the extent relating to this Agreement or the Merger. Notwithstanding the foregoing, (A) the Company will not be obligated to engage in such consultation with respect to communications that are (i) required by applicable Law; (ii) principally directed to employees, suppliers, customers, partners or vendors so long as such communications are consistent with prior communications of the Company or any communications plan previously agreed to in writing by Parent and the Company (in which case such communications may be made consistent with such plan); or (iii) principally related to a Superior Proposal or Company Board Recommendation Change; (B) Parent will not be obligated to engage in such consultation with respect to communications that are disclosures or communications by Parent, Merger Sub and their Affiliates to existing or prospective general or limited partners, equity holders, members, managers and investors of such Person or any Affiliates of such Person, in each case who are subject to customary confidentiality restrictions; and (C) neither the Company nor Parent or Merger Sub will be obligated to engage in such consultation with respect to communications that are reasonably related to any dispute or Legal Proceeding among the Parties or their respective Affiliates, or with parties to the Equity Commitment Letter or the Debt Financing Sources, related to this Agreement, the Transaction Documents, the Equity Financing or the Debt Financing.
6.15 Transaction Litigation.
(a) Notice. During the Pre-Closing Period, the Company will keep Parent reasonably informed with respect to the status of all Transaction Litigation.
(b) Cooperation. The Company will (i) give Parent the opportunity to participate in the defense, settlement or prosecution of any Transaction Litigation; (ii) consult with Parent with respect to the defense, settlement and prosecution of any Transaction Litigation; and (iii) consider in good faith Parent’s advice with respect to any Transaction Litigation. The Company may not compromise, settle or come to a binding arrangement regarding, or agree to compromise, settle or come to a binding arrangement regarding, any Transaction Litigation unless Parent has consented thereto in writing (which consent will not be unreasonably withheld, conditioned or delayed). For purposes of this Section 6.15, “participate” means that Parent will be kept apprised of proposed strategy and other significant decisions with respect to the Transaction Litigation by the Company (to the extent that the attorney-client privilege between the Company and its counsel is not undermined or otherwise affected), and Parent may offer comments or suggestions with respect to such Transaction Litigation, which the Company and its counsel shall consider in good faith, but will not be afforded any decision-making power or other authority over such Transaction Litigation except for the settlement or compromise consent set forth above.
6.16 Stock Exchange Delisting; Deregistration. Prior to the Effective Time, the Company will cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable on its part pursuant to applicable Law to cause (a) the delisting of the Company Common Stock from Nasdaq as promptly as practicable after the Effective Time; and (b) the deregistration of the Company Common Stock pursuant to the Exchange Act as promptly as practicable after such delisting.
6.17 Additional Agreements. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Company or Merger Sub, then the proper officers and directors of each Party will use their reasonable best efforts to take such action.

6.18 Payoff of Loan Agreement. At or prior to the Effective Time, Parent will provide (or cause to be provided) to the Company funds in an amount equal to the amount necessary for the Company to repay and discharge in full all amounts outstanding under the terms of the Loan Agreement. At the Effective Time, the Company will repay and discharge such indebtedness in a manner reasonably acceptable to the parties to the Loan Agreement and Parent.
6.19 Parent Vote at Merger Sub. Immediately following the execution and delivery of this Agreement, Parent, in its capacity as the sole stockholder of Merger Sub, will execute and deliver to Merger Sub (with a copy also sent to the Company) a written consent adopting this Agreement and approving the Merger in accordance with the DGCL (such adoption and approval, the “Merger Sub Stockholder Approval”).
6.20 Conduct of Business by Parent and Merger Sub. During the Pre-Closing Period, unless the Company otherwise consents, Parent and Merger Sub will not, and will cause any of their Affiliates (including the Guarantors) not to acquire or agree to acquire by merging or consolidating with, by purchasing a portion of the assets of or equity in, or by acquiring in any other manner, any business of any Person or other business organization or division thereof if such business competes in any material line of business of the Company or its Subsidiaries and the entering into of a definitive agreement relating to, or the consummation of, such transaction would reasonably be expected to (i) impose any material delay in the obtaining of, or materially increase the risk of not obtaining, any authorization, consent, order, declaration or approval of any Governmental Authority necessary to consummate the Merger or the expiration or termination of any applicable waiting period; (ii) materially increase the risk of any Governmental Authority entering an Order preventing or materially restraining the consummation of the Merger; (iii) materially increase the risk of not being able to remove any such Order on appeal or otherwise; or (iv) materially delay or prevent the consummation of the Merger, in each case, after giving effect to any actions required pursuant to Section 6.2(b), in each case, except for any acquisition that has been publicly disclosed prior to the date of this Agreement.
6.21 Prohibition on Certain Discussions. Except as approved by the Company Board (or a committee thereof), at all times during the Pre-Closing Period, Parent will not, and will cause its Affiliates (including the Guarantors and any of the Guarantors’ Affiliates) not to, make or enter into, or commit or agree to enter into, any formal or informal arrangements or other understandings (whether or not binding) with any director, officer, employee or stockholder of the Company (a) regarding any continuing employment or consulting relationship with the Parent, the Surviving Corporation or any of their respective Affiliates following the Effective Time; (b) pursuant to which any such Person would be entitled to receive consideration of a different amount or nature than the Per Share Price in respect of such holder’s shares of Company Common Stock; or (c) pursuant to which such Person or any of its Affiliates would agree to provide, directly or indirectly, equity investment to Parent, Merger Sub or the Company in connection with the Merger.
6.22 Cash and Marketable Securities. To the extent reasonably requested by Parent, the Company shall, and shall cause its Subsidiaries to, use reasonable best efforts to sell any marketable securities then owned by the Company or any of its Subsidiaries reasonably proximate to the Closing Date so as to permit the net proceeds of such sale to be used by or at the direction of Parent or Merger Sub as a potential partial source for the payments contemplated by this Agreement, including the payment of expenses in connection with the transactions contemplated by this Agreement; except that no sale will be required to be made unless and until all of the conditions to the Merger set forth in Section 7.1, Section 7.2, and Section 7.3 have been satisfied or waived (other than those conditions that by their nature are to be satisfied or waived (if permitted hereunder) at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions at the Closing), and Parent has irrevocably confirmed and agreed in writing that it acknowledges satisfaction or waiver of all of the conditions to the Merger set forth in Section 7.1, Section 7.2 and Section 7.3 (other than those conditions that by their nature are to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing) and it is ready, willing and able to consummate the Closing.
6.23 Promissory Note. Immediately prior to the Effective Time, to the extent requested by Parent, the Company shall use reasonable best efforts to loan an amount of money to be determined by Parent to Parent, and Parent shall issue a promissory note to the Company, the terms of which shall be reasonably determined by Parent; except that no loan will be required to be made unless and until all of the conditions to the Merger set forth in Section 7.1, Section 7.2, and Section 7.3 have been satisfied or waived (other than those conditions that by their nature are to be satisfied or waived (if permitted hereunder) at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions at the Closing), and Parent has irrevocably confirmed and agreed in writing that it acknowledges satisfaction or waiver of all of the conditions to the Merger set forth in Section 7.1, Section 7.2 and Section 7.3 (other than those conditions that by their nature are to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing) and it is ready, willing and able to consummate the Closing.
ARTICLE VII
CONDITIONS TO THE MERGER
7.1 Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of Parent, Merger Sub and the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable Law) at or prior to the Effective Time of each of the following conditions:
(a) Requisite Stockholder Approval. The Company’s receipt of the Requisite Stockholder Approval at the Company Stockholder Meeting.
(b) Antitrust Laws. (i) The waiting period (and any extensions thereof) applicable to the Merger pursuant to the HSR Act, will have expired or otherwise been terminated, and no agreement with any Governmental Authority not to consummate the Merger shall be in effect and (ii) the consents of the relevant Governmental Authorities under the Foreign Direct Investment Laws set forth on Schedule 7.1(b) of the Company Disclosure Letter shall have been obtained or any applicable waiting period thereunder (including any extensions thereof) shall have expired or been terminated.
(c) No Prohibitive Injunctions or Laws. No (i) Order issued by any Governmental Authority of competent jurisdiction shall be in effect, or (ii) Law shall have been enacted, entered, enforced or deemed applicable to the Merger by a Governmental Authority of competent jurisdiction that in the case of each of the foregoing clauses (i) or (ii), prevents, materially restrains or materially impairs the consummation of the Merger. It is agreed that the receipt by any Party of a form letter from the FTC’s Bureau of Competition, substantially in the form announced and disclosed by the FTC on August 3, 2021, will not result in a failure of the condition set forth in this Section 7.1(c) to be satisfied.
7.2 Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger will be subject to the satisfaction or waiver (where permissible pursuant to applicable Law) at or prior to the Effective Time of each of the following conditions, any of which may be waived exclusively by Parent:
(a) Representations and Warranties.
(i) In General. Other than the representations and warranties listed in Section 7.2(a)(ii) and Section 7.2(a)(iii), the representations and warranties of the Company set forth in this Agreement will be true and correct (without giving effect to any materiality or Company Material Adverse Effect qualifications set forth therein) as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), except for such failures (considered collectively) to be true and correct that would not have a Company Material Adverse Effect.
(ii) Specified Representations and Warranties. The representations and warranties set forth in Section 3.1, Section 3.2, Section 3.3(c), Section 3.4, Section 3.7(c) (other than Section 3.7(c)(i)-(v) and (viii)), Section 3.12(a) and Section 3.27 that (A) are not qualified by materiality or Company Material Adverse Effect will be true and correct in all material respects as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct in all material respects as of such earlier date); and (B) that are qualified by materiality or Company Material Adverse Effect will be true and correct in all respects (without disregarding such materiality or Company Material Adverse Effect qualifications) as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct in all respects as of such earlier date).
(iii) Capitalization. The representations and warranties set forth in Section 3.7(a)(i), Section 3.7(a)(ii), the second sentence of Section 3.7(a)(iii) and Section 3.7(c)(i)-(v) and (viii) will be true and correct as of the Capitalization Date except where the failure to be so true and correct in all respects would not reasonably be expected to result in the requirement of Parent to pay pursuant to Section 2.7(a)(iii), Section

2.8(a) and Section 2.8(b) additional merger consideration in the aggregate in excess of $10,000,000 that would have been payable pursuant to Section 2.7(a)(iii), Section 2.8(a) and Section 2.8(b) had the representations and warranties set forth in Section 3.7(a)(i), Section 3.7(a)(ii), the second sentence of Section 3.7(a)(iii) and Section 3.7(c) been true and correct as of the Capitalization Date.
(b) Performance of Covenants of the Company. The Company will have performed and complied in all material respects with all covenants in this Agreement required to be performed and complied with by it at or prior to the Closing.
(c) Officer’s Certificate. Parent and Merger Sub will have received a certificate of the Company, validly executed for and on behalf of the Company and in its name by a duly authorized executive officer, certifying that the conditions set forth in Section 7.2(a) and Section 7.2(b) have been satisfied.
(d) Company Material Adverse Effect. No Company Material Adverse Effect will have occurred after the date of this Agreement that is continuing.
7.3 Conditions to the Company’s Obligations to Effect the Merger. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable Law) at or prior to the Effective Time of each of the following conditions, any of which may be waived exclusively by the Company:
(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement will be true and correct (without giving effect to any materiality or Parent Material Adverse Effect qualifications set forth therein) as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), except for such failures (considered collectively) to be true and correct that would not have a Parent Material Adverse Effect.
(b) Performance of Covenants of Parent and Merger Sub. Parent and Merger Sub will have performed and complied in all material respects with all covenants in this Agreement required to be performed and complied with by Parent and Merger Sub at or prior to the Closing.
(c) Officer’s Certificate. The Company will have received a certificate of Parent and Merger Sub, validly executed for and on behalf of Parent and Merger Sub and in their respective names by a duly authorized officer, certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.
7.4 Frustration of Closing Conditions. None of Parent, Merger Sub or the Company may rely, either as a basis for not consummating the Merger or terminating this Agreement and abandoning the Merger, on the failure of a condition set forth in this Article VII to be satisfied if such failure was primarily caused by such Party’s failure to use the requisite efforts to cause the Closing to occur as required by this Agreement.
ARTICLE VIII
TERMINATION
8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the receipt of the Requisite Stockholder Approval (except as provided in this Agreement), only as follows (it being understood and agreed that this Agreement may not be terminated for any other reason or on any other basis):
(a) by mutual written agreement of Parent and the Company;
(b) by either Parent or the Company if any Order issued by any Governmental Authority of competent jurisdiction preventing, materially restraining or materially impairing the consummation of the Merger has become final and non-appealable, except that the right to terminate this Agreement pursuant to this Section 8.1(b) will not be available to any Party that has failed to comply with the terms of Section 6.1, Section 6.2 or Section 6.20;
(c) by either Parent or the Company if the Effective Time has not occurred by 11:59 p.m. on August 9, 2023 (the “Termination Date”); except, that if as of 11:59 p.m. on August 9, 2023, (i) the condition set forth in Section 7.1(b) has not been satisfied or (ii) the condition set forth in Section 7.1(c) has not been satisfied as a result of Antitrust Laws or Foreign Direct Investment Laws, or Orders under Antitrust Laws or Foreign Direct Investment Laws, that in any such case prevents, materially restrains or materially impairs the consummation of the Merger, then the Termination Date shall automatically be extended (without any action required by any

Party) to 11:59 p.m. on November 9, 2023; it being understood that the right to terminate this Agreement pursuant to this Section 8.1(c) will not be available to (i) Parent, if the Company has the right to terminate this Agreement pursuant to Section 8.1(g) or Section 8.1(i); (ii) either Parent or the Company, if the other Party has obtained, prior to a valid termination of this Agreement under this Section 8.1, a decree of specific performance from a court of competent jurisdiction in accordance with 9.10(b), which decree is effective and requires Parent or the Company, as applicable, to consummate the Merger; (iii) the Company, if the Parent has the right to terminate this Agreement pursuant to Section 8.1(e); and (iv) any Party whose action or failure to act (which action or failure to act constitutes a breach by such Party of this Agreement) has been the primary cause of, or primarily resulted in, either (A) the failure to satisfy the conditions to the obligations of the terminating Party to consummate the Merger set forth in Article VII prior to the Termination Date; or (B) the failure of the Effective Time to have occurred prior to the Termination Date;
(d) by either Parent or the Company if the Company fails to obtain the Requisite Stockholder Approval at the Company Stockholder Meeting at which a vote is taken on the adoption of this Agreement and approval of the Merger, except that the right to terminate this Agreement pursuant to this Section 8.1(d) will not be available to any Party whose action or failure to act (which action or failure to act constitutes a breach by such Party of this Agreement) has been the primary cause of, or primarily resulted in, the failure to obtain the Requisite Stockholder Approval at the Company Stockholder Meeting;
(e) by Parent if the Company has breached or failed to perform in any material respect any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform would result in the failure of a condition set forth in Section 7.1 or Section 7.2, except that (i) if such breach or failure to perform is capable of being cured by the Termination Date, Parent will not be entitled to terminate this Agreement pursuant to this Section 8.1(e) prior to the delivery by Parent to the Company of written notice of such breach or failure to perform, delivered at least 45 days prior to such termination, stating Parent’s intention to terminate this Agreement pursuant to this Section 8.1(e) and the basis for such termination, it being understood that Parent will not be entitled to terminate this Agreement pursuant to this Section 8.1(e) if such breach or failure to perform has been cured prior to termination; and (ii) Parent will not be entitled to terminate this Agreement pursuant to this Section 8.1(e) if, at the time that such termination would otherwise take effect in accordance with the foregoing, Parent or Merger Sub is in material breach of this Agreement;
(f) by Parent if at any time the Company Board (or a committee thereof) has effected a Company Board Recommendation Change, except that Parent’s right to terminate this Agreement pursuant to this Section 8.1(f) will expire at 5:00 p.m. on the 10th Business Day following the date on which such right to terminate first arose;
(g) by the Company if Parent or Merger Sub has breached or failed to perform in any material respect any of its respective representations, warranties or covenants contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 7.1 or Section 7.3, except that (i) if such breach or failure to perform is capable of being cured by the Termination Date, the Company will not be entitled to terminate this Agreement pursuant to this Section 8.1(g) prior to the delivery by the Company to Parent of written notice of such breach or failure to perform, delivered at least 45 days prior to such termination, stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(g) and the basis for such termination, it being understood that the Company will not be entitled to terminate this Agreement pursuant to this Section 8.1(g) if such breach or failure to perform has been cured prior to termination; and (ii) the Company will not be entitled to terminate this Agreement pursuant to this Section 8.1(g) if, at the time that such termination would otherwise take effect in accordance with the foregoing, the Company is in material breach of this Agreement;
(h) by the Company (at any time prior to receiving the Requisite Stockholder Approval) if (i) the Company has received a Superior Proposal; (ii) the Company Board (or a committee thereof) has authorized the Company to enter into an Alternative Acquisition Agreement to consummate the Acquisition Transaction contemplated by that Superior Proposal; (iii) the Company has complied in all material respects with Section 5.4 with respect to such Superior Proposal; and (iv) the Company pays, or causes to be paid, to Parent or its designee the Company Termination Fee pursuant to Section 8.3(b)(iii); or
(i) by the Company if (i) all of the conditions set forth in Section 7.1 and Section 7.2 have been and continue to be satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) or waived; (ii) Parent and Merger Sub fail to consummate the Closing on the date required pursuant to Section 2.3; (iii) the Company has notified Parent in writing that if Parent performs its obligations under this Agreement and the Equity Financing contemplated by the Equity Commitment Letter, then the Company stands ready, willing and able to consummate, and will consummate, the Closing; (iv) the Company gives Parent written notice at least two Business Days prior to such termination stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(i); and (v) the Closing has not been consummated by the end of such two Business Day period (it being understood that, notwithstanding anything to the contrary in this Agreement, Parent will not be permitted to terminate this Agreement during such two Business Day period).
8.2 Manner and Notice of Termination; Effect of Termination.
(a) Manner of Termination. The Party terminating this Agreement pursuant to Section 8.1 (other than pursuant to Section 8.1(a)) must deliver prompt written notice thereof to the other Parties setting forth in reasonable detail the provision of Section 8.1 pursuant to which this Agreement is being terminated and the facts and circumstances forming the basis for such termination.
(b) Effect of Termination. Any valid termination of this Agreement pursuant to Section 8.1 will be effective immediately upon the mutual written agreement of Parent and the Company or the delivery of written notice by the terminating Party to the other Parties, as applicable. Following the termination of this Agreement pursuant to Section 8.1, this Agreement will be of no further force or effect without liability of any Party (or any direct or indirect equity holder, controlling person, partner, member, manager, stockholder, director, officer, employee, Affiliate, agent or other Representative of such Party) to the other Parties, as applicable, except, and subject in all respects to this Section 8.2, that Section 6.6(e), Section 6.6(f), Section 6.14, Section 8.3, Article IX (other than Section 9.10(b)) and this Section 8.2 will each survive the termination of this Agreement, in each case in accordance with their respective terms. Notwithstanding the previous sentence, but subject to Section 8.3, nothing in this Agreement will relieve any Party from any liability for any intentional common law fraud or any Willful Breach of this Agreement prior to the termination of this Agreement. No termination of this Agreement will affect the rights or obligations of any Party pursuant to the Confidentiality Agreement or the Equity Commitment Letter, which rights, obligations and agreements will survive the termination of this Agreement in accordance with their respective terms.
8.3 Fees and Expenses.
(a) General. Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the Merger will be paid by the Party incurring such fees and expenses whether or not the Merger is consummated. For the avoidance of doubt, Parent or the Surviving Corporation will be responsible for all fees and expenses of the Payment Agent. Except as set forth in Section 2.10(e), Parent will pay or cause to be paid all (i) transfer, stamp and documentary Taxes or fees; and (ii) sales, use, real property transfer and other similar Taxes or fees, in each case arising out of or in connection with entering into this Agreement and the consummation of the Merger.
(b) Company Payments.
(i) Future Transactions. If (A) this Agreement is validly terminated pursuant to Section 8.1(c) by Parent at a time when the Requisite Stockholder Approval has not been obtained, Section 8.1(d) or Section 8.1(e); (B) at the time of such termination, the conditions set forth in Section 7.1(b), and Section 7.1(c) have been satisfied or are capable of being satisfied and the conditions set forth in Section 7.3(a) and Section 7.3(b) would be satisfied if the date of such termination was the Closing Date; (C) following the execution and delivery of this Agreement and prior to the termination of this Agreement pursuant to Section 8.1(c), Section 8.1(d) or Section 8.1(e), an Acquisition Proposal has been publicly announced or publicly disclosed and not withdrawn or otherwise abandoned; and (D) within one year of the termination of this Agreement pursuant to Section 8.1(c), Section 8.1(d) or Section 8.1(e), as applicable, either an Acquisition Transaction is consummated or the Company enters into a definitive agreement providing for the consummation of an Acquisition Transaction and such Acquisition Transaction is subsequently consummated at any time, then the Company will, concurrently with the consummation of such Acquisition Transaction, pay or cause to be paid to Parent or its designee an amount equal to the Company Termination Fee by wire transfer of immediately available funds to the account designated in Schedule 8.3(a) (which Schedule may be updated by Parent from time to time). For purposes of this Section 8.3(b)(i), all references to “15 percent” or “85 percent” in the definition of “Acquisition Transaction” will be deemed to be references to “50.1 percent.”

(ii) Company Board Recommendation Change. If this Agreement is validly terminated pursuant to Section 8.1(f), then the Company must, within two Business Days following such termination, pay or cause to be paid to Parent or its designee the Company Termination Fee by wire transfer of immediately available funds to the account designated in Schedule 8.3(a) (which Schedule may be updated by Parent from time to time).
(iii) Superior Proposal. If this Agreement is validly terminated pursuant to Section 8.1(h), then the Company must, concurrently with such termination, pay or cause to be paid to Parent or its designee the Company Termination Fee by wire transfer of immediately available funds to the account designated in Schedule 8.3(b) (which Schedule may be updated by Parent from time to time).
(c) Single Payment Only; Liquidated Damages. The Parties acknowledge and agree that in no event will the Company be required to pay the Company Termination Fee on more than one occasion, whether or not the Company Termination Fee may be payable pursuant to more than one provision of this Agreement at the same or at different times and upon the occurrence of different events. The Parties acknowledge and agree that (i) the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement; (ii) the damages resulting from the termination of this Agreement under circumstances where the Company Termination Fee is payable are uncertain and incapable of accurate calculation; and (iii) without these agreements, the Parties would not enter into this Agreement. Therefore, the Company Termination Fee, if, as and when required to be paid pursuant to this Section 8.3 will not constitute a penalty but rather liquidated damages in a reasonable amount that will compensate the Party receiving such amount in the circumstances in which it is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger.
(d) Payments; Default. The Parties acknowledge and agree that the agreements contained in this Section 8.3 are an integral part of this Agreement and that, without these agreements, the Parties would not enter into this Agreement. Accordingly, if the Company fails to promptly pay any amount due pursuant to Section 8.3(a) and, in order to obtain such payment, Parent commences a Legal Proceeding that results in a judgment against the Company for the amount set forth in Section 8.3(a) then the Company will pay or cause to be paid to the other party the reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) of Parent in connection with such Legal Proceeding, together with interest on such amount or portion thereof at an annual rate equal to the prime rate (as published in The Wall Street Journal (or other authoritative source to the extent no such figure is published by The Wall Street Journal) on the date that such payment or portion thereof was required to be made) plus five percent through the date that such payment or portion thereof was actually received, or a lesser rate that is the maximum permitted by applicable Law (collectively, “Enforcement Expenses”).
(e) Sole and Exclusive Remedy.
(i) For the Company Related Parties. If this Agreement is validly terminated pursuant to Section 8.1, (A) the Company’s receipt of the Reimbursement Obligations and the Company’s right to specific performance pursuant to Section 9.10(b) (solely with respect to specifically enforcing its rights under Section 8.2 and this Section 8.3) and the Company’s rights under the Equity Commitment Letter will be the sole and exclusive remedies of the Company Related Parties against the Parent Related Parties in respect of this Agreement, the Transaction Documents, the transactions contemplated by this Agreement or the Transaction Documents, the termination of this Agreement, or the failure to consummate the Merger or any claims or actions under applicable Law arising out of any such breach, termination or failure, and, (B) upon payment of the Reimbursement Obligations, none of the Parent Related Parties will have any further liability or obligation to any of the Company Related Parties or any other Person relating to or arising out of this Agreement, the Transaction Documents, the transactions contemplated by this Agreement or the Transaction Documents, or for any matters forming the basis of such termination, except that, in each case (x) the Parties or their respective Affiliates (or both) will remain obligated with respect to, and the Company and its Subsidiaries may be entitled to remedies with respect to, the Confidentiality Agreement, Section 8.2 and Section 8.3(a), as applicable; and (y) the Guarantors will remain obligated, and the Company and its Subsidiaries may be entitled to remedies with respect to, the Equity Commitment Letter. Notwithstanding the foregoing, this Section 8.3(e)(i) will not relieve Parent, Merger Sub or the Guarantors from any liability (1) for any intentional common law fraud or Willful Breach of this Agreement, except that under no circumstances will the collective monetary damages payable by the Parent Related Parties

(including for any Willful Breach (but excluding, for the avoidance of doubt, intentional common law fraud)) under this Agreement or the Equity Commitment Letter, or any transactions contemplated hereby or thereby, exceed an amount, in the aggregate, equal to $104,000,000 plus the Reimbursement Obligations (such aggregate amount, the “Parent Liability Limitation”) or (2) for any breaches of the Confidentiality Agreement; or (3) pursuant to Section 8.3(a), as applicable. In no event will any of the Company Related Parties seek or obtain, nor will they permit any of their Representatives or any other Person acting on their behalf to seek or obtain, any monetary recovery or award in excess of the Parent Liability Limitation (except for intentional common law fraud or pursuant to the Confidentiality Agreement or pursuant to Section 8.3(a), as applicable) against the Parent Related Parties, and, other than with respect to intentional common law fraud or pursuant to the Confidentiality Agreement or pursuant to Section 8.3(a), as applicable, in no event will any Company Related Parties be entitled to seek or obtain any monetary damages of any kind, including consequential, special, indirect or punitive damages, in excess of the Parent Liability Limitation against the Parent Related Parties for, or with respect to, this Agreement, the Merger, the Equity Commitment Letter or the transactions contemplated by this Agreement or the Equity Commitment Letter, the termination of this Agreement, the failure to consummate the Merger, or any claims or actions under applicable Law arising out of any such breach, termination or failure. Nothing in this Section 8.3(e)(i) will preclude any liability of the Debt Financing Sources to the Company, Parent or Merger Sub under the definitive agreements relating to the Debt Financing or limit the Company (following the Closing), Parent or Merger Sub from seeking to recover any such damages or obtain equitable relief from or with respect to any Debt Financing Source pursuant to the definitive agreements relating to the Debt Financing. In no event will any Parent Related Party other than the Guarantors (solely as and to the extent provided in the Equity Commitment Letter), Parent and Merger Sub have any liability for monetary damages to the Company or any other Company Related Party relating to or arising out of this Agreement or the Merger.
(ii) For the Parent Related Parties. If this Agreement is validly terminated pursuant to Section 8.1, Parent’s receipt of the Company Termination Fee to the extent owed pursuant to Section 8.3(b), any Enforcement Expenses and Parent’s right to specific performance pursuant to Section 9.10(b) will be the sole and exclusive remedies of the Parent Related Parties against the Company Related Parties in respect of this Agreement, the Transaction Documents, the transactions contemplated by this Agreement or the Transaction Documents, the termination of this Agreement, or the failure to consummate the Merger. Upon payment of the Company Termination Fee (to the extent owed pursuant to Section 8.3(b)) and any Enforcement Expenses, none of the Company Related Parties will have any further liability or obligation to any of the Parent Related Parties or any other Person relating to or arising out of this Agreement, the Transaction Documents, the transactions contemplated by this Agreement or the Transaction Documents, or for any matters forming the basis of such termination, except that the Parties or their respective Affiliates (or both) will remain obligated with respect to, and Parent may be entitled to remedies with respect to, the Confidentiality Agreement and Section 8.2 and Section 8.3(a), as applicable. Notwithstanding the foregoing, this Section 8.3(e)(ii) will not relieve the Company from any liability (1) for any intentional common law fraud or Willful Breach of this Agreement, except that under no circumstances will the collective monetary damages payable by the Company for breaches (including for any Willful Breach (but excluding, for the avoidance of doubt, intentional common law fraud)) under this Agreement (taking into account the payment of the Company Termination Fee pursuant to this Agreement) exceed an amount, in the aggregate, equal to the amount of the Company Termination Fee plus any Enforcement Expenses (such aggregate amount, the “Company Liability Limitation”) or (2) for any breaches of the Confidentiality Agreement; or (3) pursuant to Section 8.3(a). In no event will any of the Parent Related Parties seek or obtain, nor will they permit any of their Representatives or any other Person acting on their behalf to seek or obtain, any monetary recovery or award in excess of the Company Liability Limitation (except for intentional common law fraud, pursuant to the Confidentiality Agreement or pursuant to Section 8.3(a), as applicable) against the Company Related Parties, and, other than with respect to intentional common law fraud, pursuant to the Confidentiality Agreement, or pursuant to Section 8.3(a), as applicable, in no event will Parent or Merger Sub be entitled to seek or obtain any monetary damages of any kind, including consequential, special, indirect or punitive damages, in excess of the Company Liability Limitation against the Company Related Parties for, or with respect to, this Agreement or the Merger, the termination of this Agreement, the failure to consummate the Merger, or any claims or actions under applicable Law arising out of any such breach, termination or failure. For the avoidance of doubt, other than the obligations of the Company provided in this Agreement, no Company Related Party or any Person other than the Company will have any liability for monetary damages to any Parent Related Party or any other Person relating to or arising out of this Agreement or the Merger.
ARTICLE IX
GENERAL PROVISIONS
9.1 Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the Company, Parent and Merger Sub contained in this Agreement will terminate at the Effective Time, except that (a) the representations, warranties, covenants and agreements contained in Section 3.28 and Section 4.13 will not terminate, and (b) any covenants that by their terms survive the Effective Time will survive the Effective Time in accordance with their respective terms.
9.2 Notices.
(a) Addresses for Notice. All notices and other communications under this Agreement must be in writing and will be deemed to have been duly delivered and received using one or a combination of the following methods: (i) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; (iii) immediately upon delivery by hand; or (iv) on the date sent by email (except that notice given by email will not be effective unless either (A) a duplicate copy of such email notice is promptly given by one of the other methods described in this Section 9.2 or (B) the receiving Party delivers a written confirmation of receipt of such notice either by email or any other method described in this Section 9.2 (excluding “out of office” or other automated replies)). In each case, the intended recipient is set forth below.
if to Parent, Merger Sub or the Surviving Corporation to:

c/o Francisco Partners Management, L.P.
One Letterman Drive, Building C - Suite 410
San Francisco, CA 94129
Attention:	Brian Decker; Evan Daar; Karl Shum; Legal Notices
Email:	decker@franciscopartners.com; daar@franciscopartners.com;
shum@franciscopartners.com; legal@franciscopartners.com

with a copy (which will not constitute notice) to:

Kirkland & Ellis LLP
601 Lexington Avenue New York,
New York 10022
Attention:	Edward J. Lee, P.C.
Chelsea N. Darnell
Email:	edward.lee@kirkland.com
chelsea.darnell@kirkland.com

and

Kirkland & Ellis LLP
555 California Street
San Francisco, California 94104
Attention:	Sean Z. Kramer, P.C.
Michele M. Cumpston
Email:	sean.kramer@kirkland.com
michele.cumpston@kirkland.com

if to the Company (prior to the Effective Time) to:

Sumo Logic, Inc.
305 Main Street
Redwood City, California 94063
Attn:	Kiki Haar, General Counsel
Email:	kiki@sumologic.com

with a copy (which will not constitute notice) to:

Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304-1050
Attn:	Rezwan D. Pavri
Martin W. Korman
Douglas K. Schnell
Jackie Hamilton
Email:	rpavri@wsgr.com
mkorman@wsgr.com
dschnell@wsgr.com
jhamilton@wsgr.com
(b) Additional Procedures Related to Notices. Rejection or other refusal to accept, or the inability to deliver because of changed address or other details of which no notice is given, will be deemed to be receipt of any notice pursuant to this Section 9.2 as of the date of rejection, refusal or inability to deliver. Any notice received by the addressee on any Business Day after 5:00 p.m., addressee’s local time, or on any day that is not a Business Day will be deemed to have been received at 9:00 a.m., addressee’s local time, on the next Business Day. From time to time, any Party may provide notice to the other Parties of a change in its address or any of the other details specified in or pursuant to this Section 9.2 through a notice given in accordance with this Section 9.2, except that notice of any such change will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (i) specified in such notice; or (ii) that is five Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 9.2.
9.3 Amendment. Subject to applicable Law and the other provisions of this Agreement, this Agreement may be amended by the Parties at any time by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and the Company (pursuant to authorized action by the Company Board (or a committee thereof)), except that if the Company has received the Requisite Stockholder Approval, then no amendment may be made to this Agreement that requires the approval of the Company Stockholders pursuant to the DGCL without receiving such approval.
9.4 Extension; Waiver. At any time and from time to time prior to the Effective Time, any Party may, to the extent legally allowed and except as otherwise set forth in this Agreement, (a) extend the time for the performance of any of the obligations or other acts of the other Parties, as applicable; (b) waive any inaccuracies in the representations and warranties made to such Party in this Agreement; and (c) subject to the requirements of applicable Law, waive compliance with any of the agreements or conditions for the benefit of such Party contained in this Agreement. Any agreement by a Party to any such extension or waiver will be valid only if set forth in an instrument in writing signed by such Party. Any delay in exercising any right pursuant to this Agreement will not constitute a waiver of such right.
9.5 Assignment. No Party may assign either this Agreement or any of its rights, interests, or obligations under this Agreement without the prior written approval of the other Parties, except that Parent and Merger Sub will have the right to assign all or any portion of their respective rights and obligations pursuant to this Agreement (a) from and after the Effective Time in connection with a merger or consolidation involving Parent or Merger Sub or other disposition of all or substantially all of the assets of Parent, Merger Sub or the Surviving Corporation; (b) to any of their respective Affiliates; or (c) to any source of Equity Financing or any Debt Financing Source pursuant to the terms of the Equity Financing or Debt Financing, respectively, for purposes of creating a security interest herein or otherwise assigning as collateral in respect of the Equity Financing or the Debt Financing. It is understood and agreed that, in each case, such assignment will not (i) affect the obligations of the parties to any debt commitment letter (or definitive agreements) related to the Debt Financing, to the Equity Commitment Letter; or (ii) impede or delay the consummation of the Merger or otherwise materially impede the rights of the holders of shares of Company Common Stock, Company Warrants and Company Equity-Based Awards pursuant to this Agreement. Subject to the preceding sentence, this Agreement will be binding upon and will inure to the benefit of the Parties and their respective successors and permitted assigns. No assignment by any Party will relieve such Party of any of its obligations under this Agreement.
9.6 Confidentiality. Parent, Merger Sub and the Company acknowledge that Francisco Partners Management, L.P. and the Company have previously executed the Confidentiality Agreement, which will continue in full force and effect in accordance with its terms; except that the Confidentiality Agreement will automatically terminate as of the Effective Time. Each of Parent, Merger Sub and their respective Representatives will hold and treat all documents and information concerning the Company and its Subsidiaries furnished or made available to Parent, Merger Sub or their respective Representatives in connection with the Merger or pursuant to this Agreement (including any information obtained pursuant to Section 6.8) in accordance with the Confidentiality Agreement. By executing this Agreement, each of Parent and Merger Sub agree to be bound by, and to cause their Representatives to be bound by the terms applicable to Representatives (as such term is defined in the Confidentiality Agreement), the terms and conditions of the Confidentiality Agreement as if they were the counterparty thereto. In addition, in the event of any termination of this Agreement pursuant to Article VIII, it is agreed that, notwithstanding anything to the contrary in the Confidentiality Agreement, any term of the confidentiality and non-use obligations under the Confidentiality Agreement will be deemed to be extended to two years following such termination.
9.7 Entire Agreement. This Agreement and the documents and instruments and other agreements among the Parties as contemplated by or referred to in this Agreement, including the Confidentiality Agreement, the Voting Agreements, the Disclosure Letters and the Equity Commitment Letter, constitute the entire agreement among the Parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter of this Agreement. Notwithstanding anything to the contrary in this Agreement, the Confidentiality Agreement (as modified pursuant to Section 9.6) will (a) not be superseded; (b) survive any termination of this Agreement; and (c) continue in full force and effect until the earlier to occur of the (i) Effective Time and (ii) date on which the Confidentiality Agreement expires in accordance with its terms or is validly terminated.
9.8 Third-Party Beneficiaries. Except as set forth in Section 6.10 and this Section 9.8, the Parties agree that their respective representations, warranties and covenants set forth in this Agreement are solely for the benefit of the other Parties in accordance with and subject to the terms of this Agreement. This Agreement is not intended to, and will not, confer upon any other Person any rights or remedies under this Agreement, except (a) as set forth in or contemplated by Section 6.10 and this Section 9.8; and (b) from and after the Effective Time, the rights of the holders of shares of Company Common Stock, Company Warrants and Company Equity-Based Awards to receive the merger consideration set forth in Article II. The provisions of Section 9.3, Section 9.12(b), Section 9.13 and this Section 9.8 will inure to the benefit of the Debt Financing Sources and their successors and assigns, each of whom is intended to be a third-party beneficiary thereof (it being understood and agreed that Section 9.3, Section 9.5, Section 9.12(b), Section 9.13 and this Section 9.8 will be enforceable by the Debt Financing Sources and their respective successors and assigns). The provisions of Section 8.3(e) will inure to the benefit of the respective Related Parties, each of whom is intended to be a third-party beneficiary thereof with full rights of enforcement.
9.9 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

9.10 Remedies.
(a) Remedies Cumulative. Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred by this Agreement or by applicable Law on such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. Notwithstanding anything to the contrary in any Transaction Document or otherwise, although the Company may, subject in all respects to Section 8.2, Section 8.3, Section 9.16 and this Section 9.10 (and, in each case, the limitations set forth herein or therein), pursue both (i) a grant of specific performance, and (ii) payment of monetary damages pursuant to Section 8.2(b), under no circumstances will the Company, directly or indirectly, be permitted or entitled to receive both a grant of specific performance or other equitable relief to cause the Equity Financing to be funded (whether under this Agreement or the Equity Commitment Letter) and the occurrence of the Closing, on the one hand, and (1) payment of any monetary damages (including any monetary damages in lieu of specific performance) whatsoever or (2) payment of any of the Reimbursement Obligations, on the other hand. Parent may, at Parent’s election, settle, discharge, preclude, obviate and resolve any Legal Proceedings resulting from, relating to or arising out of the termination of this Agreement (including any claim or Legal Proceeding with respect to the payment of money damages) by agreeing to consummate the Merger in accordance with the terms of this Agreement.
(b) Specific Performance.
(i) Irreparable Damage. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the Parties do not perform the provisions of this Agreement (including any Party failing to take such actions that are required of it by this Agreement in order to consummate the Merger) in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that (A) the Parties will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement or to enforce specifically the terms of this Agreement (including specific performance or other equitable relief to cause Parent to perform any obligations required of it and to enforce its rights under the Equity Commitment Letter (or to directly enforce the obligation to fund the Equity Financing in accordance with, and pursuant to the terms and conditions of, the Equity Commitment Letter) and to cause Parent to consummate the Merger); (B) the provisions of Section 8.3 are not intended to and do not adequately compensate the Company, on the one hand, or Parent and Merger Sub, on the other hand, for the harm that would result from a breach of this Agreement, and will not be construed to diminish or otherwise impair in any respect any Party’s right to an injunction, specific performance and other equitable relief; and (C) the right of specific enforcement is an integral part of the Merger and without that right, neither the Company nor Parent would have entered into this Agreement.
(ii) No Objections; Cooperation. The Parties agree not to raise any objections to (A) the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement by the Company, on the one hand, or Parent and Merger Sub, on the other hand; and (B) the specific performance of the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants, obligations and agreements of the Parties pursuant to this Agreement. Any Party seeking an injunction or injunctions to prevent breaches (or threatened breaches) of this Agreement or to enforce specifically the terms and provisions of this Agreement will not be required to provide any bond or other security in connection with such injunction or enforcement, and each Party irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security. Each Party agrees that it will use its reasonable best efforts to cooperate with the other Parties in seeking and agreeing to an expedited schedule in any litigation seeking an injunction or order of specific performance to attempt to fully resolve any dispute between the Parties prior to the Termination Date.
9.11 Governing Law. This Agreement is governed by and construed in accordance with the Laws of the State of Delaware.

9.12 Consent to Jurisdiction.
(a) General Jurisdiction. Each of the Parties (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to the Merger and the Equity Commitment Letter, for and on behalf of itself or any of its properties or assets, in accordance with Section 9.2 or in such other manner as may be permitted by applicable Law, but nothing in this Section 9.12 will affect the right of any Party to serve legal process in any other manner permitted by applicable Law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Chosen Courts in the event that any dispute or controversy arises out of this Agreement, the Equity Commitment Letter or the Merger; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any Chosen Court; (iv) agrees that any Legal Proceeding arising in connection with this Agreement, the Equity Commitment Letter or the Merger will be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any Legal Proceeding relating to this Agreement, the Equity Commitment Letter or the Merger in any court other than the Chosen Courts. Each of Parent, Merger Sub and the Company agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.
(b) Jurisdiction for Debt Financing Sources. Notwithstanding anything in this Agreement to the contrary, each of the Parties acknowledges and irrevocably agrees (i) that any Legal Proceeding, whether at law or in equity, whether in contract or in tort or otherwise, involving the Debt Financing Sources arising out of, or relating to, the Merger, the Debt Financing, any debt commitment letter (or definitive agreements) related to the Debt Financing, or the performance of services thereunder, will be subject to the exclusive jurisdiction of any state or federal court sitting in the State of New York in the borough of Manhattan and any appellate court thereof, and each Party submits for itself and its property with respect to any such Legal Proceeding to the exclusive jurisdiction of such court; (ii) not to bring or permit any of their Affiliates to bring or support anyone else in bringing any such Legal Proceeding in any other court; (iii) that service of process, summons, notice or document by registered mail addressed to them at their respective addresses provided in any debt commitment letter (or definitive agreements) related to the Debt Financing will be effective service of process against them for any such Legal Proceeding brought in any such court; (iv) to waive and waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such Legal Proceeding in any such court; and (v) any such Legal Proceeding will be governed and construed in accordance with the Laws of the State of New York. Notwithstanding anything to the contrary in this Agreement, (A) the interpretation of the definition of Company Material Adverse Effect and whether or not a Company Material Adverse Effect has occurred; (B) the determination of the accuracy of any representations and warranties of the Company set forth in this Agreement and whether as a result of any inaccuracy thereof Parent, Merger Sub or their respective Affiliates has the right to terminate its obligations under this Agreement, or to decline to consummate the Merger; and (C) the determination of whether the Merger has been consummated in accordance with the terms of this Agreement will, in each case, be governed and construed in accordance with the Laws of the State of Delaware.
9.13 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER, THE EQUITY COMMITMENT LETTER OR THE EQUITY FINANCING. EACH PARTY ACKNOWLEDGES AND AGREES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (b) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (c) IT MAKES THIS WAIVER VOLUNTARILY; AND (d) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.13.

9.14 Counterparts. This Agreement and any amendments to this Agreement may be executed in one or more textually identical counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail or through an electronic signature service (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version delivered in person. No Party may raise the use of Electronic Delivery to deliver a signature, or the fact that any signature, agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense.
9.15 No Limitation. It is the intention of the Parties that, to the extent possible, unless provisions are mutually exclusive and effect cannot be given to both or all such provisions, (a) the representations, warranties, covenants and closing conditions in this Agreement will be construed to be cumulative; (b) each representation, warranty, covenant and closing condition in this Agreement will be given full, separate and independent effect; and (c) nothing set forth in any provision in this Agreement will (except to the extent expressly stated) in any way be deemed to limit the scope, applicability or effect of any other provision of this Agreement.
9.16 Non-recourse. Each Party agrees, on behalf of itself and its Related Parties, that all Legal Proceedings (whether in contract or in tort, in law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to: (a) this Agreement, any of the Transaction Documents or the Merger (including the Equity Financing); (b) the negotiation, execution or performance of this Agreement or any of the Transaction Documents (including any representation or warranty made in connection with, or as an inducement to, this Agreement or any of the Transaction Documents); (c) any breach or violation of this Agreement or any of the Transaction Documents; or (d) any failure of the Merger to be consummated, in each case, may be made only (A) against (and are those solely of) the Persons that are, in the case of this Agreement, expressly identified as parties to this Agreement, and in the case of the Transaction Documents, Persons expressly identified as parties to such Transaction Documents; and (B) in accordance with, and subject to the terms and conditions of, this Agreement or such Transaction Documents, as applicable. Notwithstanding anything in this Agreement or any of the Transaction Documents to the contrary, each Party agrees, on behalf of itself and its Related Parties, that no recourse under this Agreement or any of the Transaction Documents or in connection with the Merger will be sought or had against any other Person, including any Related Party, and no other Person, including any Related Party, will have any liabilities or obligations (whether in contract or in tort, in law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise), for any claims, causes of action, obligations or liabilities arising under, out of, in connection with or related in any manner to the items in the clauses (a) through (d), it being acknowledged and agreed that no personal liability or losses whatsoever will attach to, be imposed on or otherwise be incurred by any of the aforementioned, as such, arising under, out of, in connection with or related in any manner to the items in the clauses (a) through (d), in each case, except for claims that the Company, Parent or Merger Sub, as applicable, may assert (subject, with respect to the following clauses (ii) and (iii), in all respects to the limitations set forth in Section 8.2(b), Section 8.3(e), Section 9.10(b) and this Section 9.16): (i) against any Person that is party to, and solely pursuant to the terms and conditions of, the Confidentiality Agreement; (ii) against the Guarantors under, if, as and when required pursuant to the terms and conditions of the Equity Commitment Letter; (iii) against the parties to the Equity Commitment Letter for specific performance of the obligation to fund the Equity Financing in accordance with, and pursuant to the terms and conditions of, the Equity Commitment Letter; (iv) against any Person that is a party to, and solely pursuant to the terms and conditions of, the Voting Agreements; or (v) against the Company, Parent and Merger Sub solely in accordance with, and pursuant to the terms and conditions of, this Agreement.
[Signature page follows.]

The Parties are signing this Agreement on the date stated in the introductory clause.
SERRANO PARENT, LLC

By:	/s/ Evan Daar
Name: Evan Daar
Title: Vice President

SERRANO MERGER SUB, INC.

By:	/s/ Evan Daar
Name: Evan Daar
Title: Vice President
[Signature Page to Agreement and Plan of Merger]

The Parties are signing this Agreement on the date stated in the introductory clause.
SUMO LOGIC, INC.

By:	/s/ Ramin Sayar
Name: Ramin Sayar
Title: President and CEO
[Signature Page to Agreement and Plan of Merger]

Exhibit A

Form of Amended and Restated Certificate of Incorporation
AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

SUMO LOGIC, INC.
ARTICLE ONE
The name of the corporation is Sumo Logic, Inc. (hereinafter called the “Corporation”).
ARTICLE TWO
The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, Delaware, 19808. The name of its registered agent at such address is Corporation Service Company.
ARTICLE THREE
The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).
ARTICLE FOUR
The total number of shares of stock which the Corporation has authority to issue is one thousand (1,000) shares of Common Stock, with a par value of $0.01 per share.
ARTICLE FIVE
The Corporation is to have perpetual existence.
ARTICLE SIX
In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to make, alter or repeal the by-laws of the Corporation.
ARTICLE SEVEN
Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the Corporation. Election of directors need not be by written ballot unless the by-laws of the Corporation so provide.
ARTICLE EIGHT
Section 1. To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended from time to time, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
Section 2. Subject to any provisions in the by-laws of the corporation related to indemnification of directors of the Corporation, the Corporation shall indemnify, to the fullest extent permitted by applicable law, any director of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she is or was a director of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding. The Corporation shall be required to indemnify a person in connection with a Proceeding (or part thereof) initiated by such person only if the Proceeding (or part thereof) was authorized by the board of directors of the Corporation.
Section 3. The Corporation shall have the power to indemnify, to the extent permitted by applicable law, any officer, employee or agent of the Corporation who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding.
Section 4. Neither any amendment nor repeal of any Section of this ARTICLE EIGHT, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation or the by-laws of the Corporation inconsistent with this ARTICLE EIGHT, shall eliminate or reduce the effect of this ARTICLE EIGHT in respect of any matter occurring, or any Proceeding accruing or arising or that, but for this ARTICLE EIGHT, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.
ARTICLE NINE
The corporation expressly elects not to be governed by Section 203 of the DGCL.
ARTICLE TEN
The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

Annex B

February 9, 2023
Board of Directors
Sumo Logic, Inc.
305 Main Street
Redwood City, CA 94063
Members of the Board:
We understand that Sumo Logic, Inc. (the “Company”), Serrano Parent, LLC (“Parent”) and Serrano Merger Sub, Inc., a wholly owned subsidiary of Parent (“Merger Sub”), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated February 9, 2023 (the “Merger Agreement”), which provides, among other things, for the merger (the “Merger”) of Merger Sub with and into the Company. Pursuant to the Merger, the Company will become a wholly owned subsidiary of Parent, and each outstanding share of common stock, par value $0.0001 per share, of the Company (the “Company Common Stock”), other than shares of Company Common Stock that are, as of immediately prior to the effective time of the Merger, (i) held by the Company as treasury stock, (ii) owned by Parent or Merger Sub, (iii) owned by any direct or indirect wholly owned subsidiary of Parent or Merger Sub or (iv) held by holders of such shares who have not voted in favor of the adoption of the Merger Agreement nor consented thereto in writing and who have properly demanded appraisal in respect of such shares pursuant to and in accordance with, Section 262 of the General Corporation Law of the State of Delaware (clauses (i), (ii), (iii) and (iv), collectively, the “Excluded Shares”), will be automatically converted into the right to receive cash in an amount equal to $12.05, without interest thereon (the “Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.
You have asked for our opinion as to whether the Consideration to be received by the holders of shares of the Company Common Stock (other than the holders of the Excluded Shares) pursuant to the Merger Agreement is fair from a financial point of view to such holders of shares of the Company Common Stock.
For purposes of the opinion set forth herein, we have:
1) Reviewed certain publicly available financial statements and other business and financial information of the Company;
2) Reviewed certain internal financial statements and other financial and operating data concerning the Company;
3) Reviewed certain financial projections prepared by the management of the Company and certain extrapolations prepared with guidance from the management of the Company (which were reviewed and approved by you for our use) (collectively, the “Financial Projections”);
4) Discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;
5) Reviewed the reported prices and trading activity for the Company Common Stock;
6) Compared the financial performance of the Company and the prices and trading activity of the Company Common Stock with that of certain other publicly-traded companies comparable with the Company, and their securities;
7) Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;
8) Participated in certain discussions and negotiations among representatives of the Company and Parent and their financial and legal advisors;
9) Reviewed the Merger Agreement, the draft equity commitment letter from Francisco Partners VI, L.P., Francisco Partners VI-A, L.P., Francisco Partners VI-B, L.P., Francisco Partners VI-C, L.P. and Francisco Partners VI-D, L.P. to Parent, substantially in the form of the draft dated February 9, 2023 (the “Equity Commitment Letter”) and certain related documents; and

10) Performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.
We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by the Company, and formed a substantial basis for this opinion. With respect to the Financial Projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company. We express no view as to such Financial Projections or the assumptions on which they were based. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that Parent will obtain financing in accordance with the terms set forth in the Equity Commitment Letter, and that the definitive Merger Agreement and Equity Commitment Letter will not differ in any material respect from the drafts thereof furnished to us. Morgan Stanley has assumed that, in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. We are not legal, tax or regulatory advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of the Company and its legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. Our opinion does not address the relative merits of the Merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available. We express no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or any class of such persons, relative to the Consideration to be received by the holders of shares of the Company Common Stock (other than the holders of the Excluded Shares) in the Merger. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such valuations or appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.
We have acted as financial advisor to the Board of Directors of the Company in connection with the Merger and will receive a fee for our services, a substantial portion of which is contingent upon the closing of the Merger. In the two years prior to the date hereof, we have provided financing services to the Company and financial advisory and financing services for Francisco Partners Management, L.P. (“Francisco Partners”) (which we understand is the ultimate controlling equity owner of Parent) and certain of its majority-controlled affiliates (collectively, the “Francisco Partners Related Entities”) and, in each case, have received fees in connection with such services. Morgan Stanley may also seek to provide financial advisory and financing services to the Company, Parent, Francisco Partners, the Francisco Partners Related Entities and their respective affiliates in the future and would expect to receive fees for the rendering of these services.
Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of Francisco Partners, the Francisco Partners Related Entities, Parent, the Company and their respective affiliates, or any other company, or any currency or commodity, that may be involved in the Merger, or any related derivative instrument. In addition, Morgan Stanley, its affiliates, directors or officers, including individuals working with the Company in connection with the Merger, may have committed and may commit in the future to invest in private equity funds managed by Francisco Partners or the Francisco Partners Related Entities or in affiliates of Morgan Stanley that may hold direct equity and/or partnership interests in private equity funds managed by Francisco Partners or the Francisco Partners Related Entities.
This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Board of Directors of the Company and may not be used for any other purpose or disclosed without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing the Company is required to make with the Securities and Exchange Commission in connection with this transaction if such inclusion is required by applicable law. In addition, Morgan Stanley expresses no opinion or recommendation as to how the stockholders of the Company should vote at the stockholders’ meeting to be held in connection with the Merger.
Based on and subject to the foregoing, we are of the opinion on the date hereof that the Consideration to be received by the holders of shares of the Company Common Stock (other than the holders of the Excluded Shares) pursuant to the Merger Agreement is fair from a financial point of view to such holders of shares of the Company Common Stock.
Very truly yours,

MORGAN STANLEY & CO. LLC

By:	/s/ Kristopher A. Caldwell

Kristopher A. Caldwell
Managing Director

Annex C
VOTING AGREEMENT
This Voting Agreement (this “Agreement”), dated as of February 9, 2023, is entered into by and among Serrano Parent, LLC, a Delaware limited liability company (“Parent”), and ____________ (the “Stockholder”). Capitalized terms used but not defined herein shall have the meanings given to them in the Merger Agreement (as defined below).
RECITALS
WHEREAS, concurrently with the execution and delivery of this Agreement, (i) Sumo Logic, a Delaware corporation (the “Company”), (ii) Parent and (iii) Serrano Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), will enter into an Agreement and Plan of Merger (as may be amended from time to time, the “Merger Agreement”), which provides for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent;
WHEREAS, as of the date hereof, the Stockholder is the record and/or “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of the number of shares of common stock, par value $0.0001 per share (the “Common Stock”), set forth opposite such Stockholder’s name on Exhibit A hereto under the heading “Owned Shares” (the “Owned Shares”); and
WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement and as an inducement and in consideration therefor, Parent has required that the Stockholder agree, and the Stockholder has agreed, to enter into this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Stockholder and Parent hereby agree as follows:
1. Agreement to Vote the Covered Shares. Beginning on the date hereof until the Termination Date (as defined below), at every meeting of the Company Stockholders, including any postponement, recess or adjournment thereof, or in any action by written consent, the Stockholder agrees to, and if applicable, to cause its controlled Affiliates to, affirmatively vote (including via proxy) or execute consents with respect to (or cause to be voted (including via proxy), or consents to be executed with respect to) all of the Owned Shares and any additional shares of Common Stock or other voting securities of the Company acquired by the Stockholder or its respective controlled Affiliates after the date hereof and prior to the Termination Date (collectively, and together with the Owned Shares, the “Covered Shares”) as follows: (a) in favor of (i) the adoption of the Merger Agreement and the approval of the Merger, including any amended and restated Merger Agreement or amendment to the Merger Agreement that, in any such case, increases the Per Share Price or otherwise results in the terms of the Merger Agreement being more favorable to the Company Stockholders (in their capacity as such) than the Merger Agreement in effect as of the date of this Agreement (excluding, for avoidance of doubt, any adverse amendment), and (ii) the approval of any proposal to adjourn or postpone any Company Stockholder Meeting to a later date if the Company or Parent proposes or requests such postponement or adjournment in accordance with Section 6.4(b) of the Merger Agreement; and (b) against action, agreement or proposal that would reasonably be expected to prevent or materially impede or materially delay the consummation of the Merger (clauses (a) and (b) collectively, the “Supported Matters”). Nothing in this Agreement shall require the Stockholder to vote in any manner with respect to any amendment to the Merger Agreement or the taking of any action that would reasonably be expected to result in the amendment, modification or waiver of a provision of the Merger Agreement in a manner that (1) decreases the Per Share Price or changes the form of the consideration payable to Company Stockholders in the Merger; (2) imposes any restrictions or any additional conditions on the consummation of the Merger or the payment of the Per Share Price to Company Stockholders; or (3) extends the Termination Date. Beginning on the date hereof until the Termination Date, the Stockholder agrees to, and agrees to cause its applicable controlled Affiliates to, be present, in person or by proxy, at every meeting of the Company Stockholders, including any postponement, recess or adjournment thereof, or in any other circumstance, however called, to vote on the Supported Matters (in the manner described in this Section 1) so that all of the Covered Shares will be counted for purposes of determining the presence of a quorum at such meeting, or otherwise cause the Covered Shares to be counted as present threat for purposes of establishing a quorum. For the avoidance of doubt, other than with respect to the Supported Matters, the Stockholder does not have any obligation to vote the Covered Shares in any particular manner and, with respect to such other matters (other than the Supported Matters), the Stockholder shall be entitled to vote the Covered Shares in its sole discretion.

2. Termination. This Agreement shall terminate automatically and without further action upon the earliest to occur of: (i) the valid termination of the Merger Agreement in accordance with its terms, (ii) the Effective Time, (iii) the time that the Requisite Stockholder Approval has been obtained or (iv) the amendment of any term or provision of the Merger Agreement that reduces the Per Share Price or changes the form of consideration payable to the Company Stockholders pursuant to the Merger Agreement (such date, the “Termination Date”); provided that the provisions set forth in Sections 13 through 23 shall survive the termination of this Agreement; and provided further that, subject to the provisions set forth in Section 8.3(e)(ii) of the Merger Agreement, the termination of this Agreement shall not prevent any party hereto from seeking any remedies (at law or in equity) against any other party hereto for that party’s Willful Breach of this Agreement that may have occurred on or before such termination.
3. Certain Covenants of the Stockholder.
3.1 Transfers.
(a) Beginning on the date hereof until the Termination Date, the Stockholder hereby covenants and agrees that, except as expressly contemplated pursuant to this Agreement, (a) the Stockholder shall not, directly or indirectly (i) offer, sell, transfer, assign, exchange, pledge, hypothecate, encumber or otherwise dispose of (collectively, “Transfer”), or enter into any contract, option, agreement, understanding or other arrangement with respect to the Transfer of, any Covered Shares or beneficial ownership, voting power or any other interest thereof or therein (including by operation of law), (ii) deposit any Covered Shares into a voting trust or grant any proxies or powers of attorney, or enter into a voting agreement, with respect to any Covered Shares that is inconsistent with this Agreement, or (iii) commit or agree to take any of the foregoing actions. Any Transfer in violation of this Section 3.1 shall be void ab initio.
(b) Notwithstanding anything herein to the contrary, the Stockholder may Transfer any Covered Shares (i) to any Affiliate, equityholder, partner or member of such Stockholder; (ii) for estate planning purposes or to any family member (including a trust for such family member’s benefit) of such Stockholder; (iii) to any charitable foundation or organization, including donor advised funds, in each case of the foregoing clauses (i) through (iii) so long as, prior to and as a condition to effectuating any such Transfer, the assignee or transferee agrees to be bound by the terms of this Agreement and executes and delivers to the parties hereto an agreement in form and substance reasonably satisfactory to Parent; (iv) pursuant to the settlement, exercise, termination or vesting of Company Equity-Based Awards or Company Options held by a Stockholder, including in order to (x) pay the exercise price of such Company Equity-Based Awards or Company Options or (y) satisfy taxes applicable thereto; (v) pursuant to, and in compliance with, a written plan that meets the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended; or (vi) to any Person if and to the extent required by any non-consensual Order, by divorce decree or by will, intestacy or other similar applicable Law.
4. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Parent as follows:
4.1 Due Authority. The Stockholder, if not a natural Person, is a legal entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation. The Stockholder, if a natural Person, has the legal capacity to execute and deliver this Agreement, to execute, deliver, comply with and perform his or her obligations under this Agreement in accordance with the terms hereof and to consummate the transactions contemplated hereby. The Stockholder has all requisite power and authority and, where applicable, has taken all corporate or other similar action necessary (including approval by the board of directors or applicable corporate bodies) to execute, deliver, comply with and perform its obligations under this Agreement in accordance with the terms hereof and to consummate the transactions contemplated hereby, and no other action on the part of or vote of holders of any equity securities of the Stockholder is necessary to authorize the execution and delivery of, compliance with and performance by the Stockholder of this Agreement. This Agreement has been duly executed and delivered by the Stockholder and, assuming the due execution and delivery of this Agreement by all of the other parties hereto, constitutes a legal, valid and binding agreement of the Stockholder enforceable against the Stockholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally.
4.2 No Conflict. The execution and delivery of, compliance with and performance by the Stockholder of this Agreement do not and will not (i) if the Stockholder is not a natural Person, conflict with or result in any violation or breach of any provision of the certificate of formation or operating agreement or similar organizational documents of the Stockholder, (ii) conflict with or result in a violation or breach of any applicable Law, (iii) require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation or the loss of any benefit to which the Stockholder is entitled, under any Contract binding upon the Stockholder, or to which any of its properties, rights or other assets are subject or (iv) result in the creation of a lien (other than Permitted Liens) on any of the properties or assets (including intangible assets) of the Stockholder, except in the case of clauses (ii), (iii) and (iv) above, any such violation, breach, conflict, default, termination, acceleration, cancellation or loss that would not reasonably be expected to materially impair the performance by the Stockholder of its obligations under this Agreement.
4.3 Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person is required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement or the performance of its obligations under this Agreement, except (a) as required by the rules and regulations promulgated under the Exchange Act, the Securities Act, or state securities, takeover and “blue sky” Laws, (b) compliance with any applicable requirements of the HSR Act and any applicable foreign Antitrust Laws, (c) the applicable rules and regulations of the SEC or any applicable stock exchange or (d) as would not reasonably be expected to materially impair the performance by the Stockholder of its obligations under this Agreement.
4.4 Ownership of the Owned Shares. The Stockholder is, as of the date hereof, the record and/or beneficial owner of the Owned Shares, all of which are free and clear of any liens, other than those (a) created by this Agreement or arising under applicable securities Laws or (b) that would not reasonably be expected to materially impair such Stockholder’s performance of its obligations under this Agreement. As of the date hereof, the Stockholder does not own, of record or beneficially, any shares of capital stock of the Company, or other rights to acquire shares of capital stock of the Company, in each case other than the Owned Shares or Company Equity-Based Awards or Company Options. As of the date hereof, the Stockholder has not entered into any binding agreement to transfer any Owned Shares.
4.5 Absence of Litigation. As of the date hereof, there is no legal action pending against, or, to the knowledge of the Stockholder, threatened against the Stockholder that would reasonably be expected to prevent or materially impair the ability of the Stockholder to perform its obligations under this Agreement.
4.6 Reliance by Parent and the Company. The Stockholder understands and acknowledges that Parent and the Company are entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement and the representations and warranties, covenants and obligations of the Stockholder contained herein. The Stockholder has had the opportunity to review this Agreement and the Merger Agreement and understands and acknowledges that the Merger Agreement governs the terms of the Merger and the other transactions contemplated thereby.
4.7 Finders Fees. No broker, investment bank, financial advisor or other person is entitled to any broker’s, finder’s financial adviser’s or similar fee or commission in connection with the transactions contemplated hereby based on arrangements made by or on behalf of the Stockholder, other than any such fee or commission that will be the sole responsibility of the Stockholder.
5. Representations and Warranties of Parent. Parent hereby represents and warrants to the Stockholder as follows:
5.1 Due Authority. Parent is a legal entity duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of formation. Parent has all requisite corporate power and authority and has taken all corporate action necessary (including approval by the board of directors or applicable corporate bodies) to execute, deliver and perform its obligations under this Agreement in accordance with the terms hereof and no other corporate action by Parent or vote of holders of any class of the capital stock of Parent is necessary to approve and adopt this Agreement. This Agreement has been duly executed and delivered by Parent and, assuming the due execution and delivery of this Agreement by all of the other parties hereto, constitutes a valid and binding agreement of Parent enforceable against Parent in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally.

5.2 No Conflict. The execution, delivery and performance by Parent of this Agreement do not and will not, other than as provided in the Merger Agreement with respect to the Merger and the other transactions contemplated thereby, (i) conflict with or result in any violation or breach of any provision of the certificate of incorporation or bylaws of Parent or similar organizational documents of any of its Subsidiaries, (ii) conflict with or result in a violation or breach of any applicable Law, (iii) require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation or the loss of any benefit to which Parent and any of its Subsidiaries are entitled, under any Contract binding upon Parent or any of its Subsidiaries, or to which any of their respective properties, rights or other assets are subject or (iv) result in the creation of a lien (other than Permitted Liens) on any of the properties or assets (including intangible assets) of Parent or any of its Subsidiaries, except in the case of clauses (ii), (iii) and (iv) above, any such violation, breach, conflict, default, termination, acceleration, cancellation or loss that would not reasonably be expected to restrict, prohibit or materially impair the performance by Parent of its obligations under this Agreement.
6. Non-Survival of Representations, Warranties and Covenants. The representations, warranties and covenants contained herein shall not survive the Effective Time.
7. Waiver of Appraisal and Dissenter Rights and Certain Other Actions. The Stockholder hereby irrevocably and unconditionally waives, to the fullest extent of the Law, and agrees to cause to be waived and not to assert, any appraisal rights, any dissenter’s rights and any similar rights under Section 262 of the DGCL with respect to all of the Owned Shares with respect to the Merger and the transactions contemplated by the Merger Agreement.
8. Certain Adjustments. In the event of a stock split, stock dividend or distribution, or any change in the Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Common Stock”, “Covered Shares”, and “Owned Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.
9. Further Assurances. The Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the Company may reasonably request to the extent necessary to effect the transactions contemplated by this Agreement.
10. Directors and Officers. This Agreement shall apply to the Stockholder solely in the Stockholder’s capacity as the record holder or beneficial owner of the Covered Shares and not (if applicable) in the Stockholder’s capacity as a director, officer or employee of the Company or in the Stockholder’s capacity as a trustee or fiduciary of any employee benefit plan. Notwithstanding any provision of this Agreement to the contrary, the Stockholder makes no agreement or understanding in this Agreement in the Stockholder’s capacity (if applicable) as a director or officer of the Company or any of its Subsidiaries and nothing in this Agreement shall (or shall require the Stockholder to attempt to) limit or restrict any actions or omissions of a director or officer of the Company, including the exercise of his or her fiduciary duties as a director or officer of the Company or in his or her capacity as a trustee or fiduciary of any employee benefit plan or prevent or be construed to create any obligation on the part of any director or officer of the Company or any trustee or fiduciary of any employee benefit plan from taking any action in his or her capacity as such director, officer, trustee or fiduciary.

11. Notices. All notices and other communications under this Agreement must be in writing and will be deemed to have been duly delivered and received using one or a combination of the following methods: (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; (iii) immediately upon delivery by hand; or (iv) on the date sent by email (except that notice given by email will not be effective unless either (A) a duplicate copy of such email notice is promptly given by one of the other methods described in this Section 11 or (B) the receiving Party delivers a written confirmation of receipt of such notice either by email or any other method described in this Section 11 (excluding “out of office” or other automated replies)). In each case, the intended recipient is set forth below:
if to the Stockholder to:

Attn:
Email:

if to Parent (prior to the Effective Time) to:

c/o Francisco Partners Management, L.P.
One Letterman Drive, Building C - Suite 410
San Francisco, CA 94129
Attention:	Brian Decker; Evan Daar; Karl Shum; Legal Notices
Email:	decker@franciscopartners.com; daar@franciscopartners.com; shum@franciscopartners.com;legal@franciscopartners.com with a copy (which will not constitute notice) to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
Attention:	Edward J. Lee, P.C.
Chelsea N. Darnell
Email:	edward.lee@kirkland.com
chelsea.darnell@kirkland.com
and

Kirkland & Ellis LLP
555 California Street
San Francisco, California 94104
Attention:	Sean Z. Kramer, P.C.
Michele M. Cumpston
Email:	sean.kramer@kirkland.com
michele.cumpston@kirkland.com
12. Interpretation. Section 1.3 of the Merger Agreement is hereby incorporated into this Agreement, mutatis mutandis.
13. Entire Agreement. This Agreement (along with the documents referenced herein) and the Merger Agreement collectively constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties hereto, with respect to the subject matter hereof.

14. No Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
15. Governing Law; Waiver of Jury Trial. This Agreement is governed by and construed in accordance with the Laws of the State of Delaware. Each of the parties (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding arising out of or relating to this Agreement, for and on behalf of itself or any of its properties or assets, in accordance with Section 11 or in such other manner as may be permitted by applicable Law, but nothing in this Section 15 will affect the right of any party to serve legal process in any other manner permitted by applicable Law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Chosen Courts in the event that any dispute or controversy arises out of or relates to this Agreement; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any Chosen Court; (iv) agrees that any Legal Proceeding arising out of or relating to this Agreement will be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any Legal Proceeding arising out of or relating to this Agreement in any court other than the Chosen Courts. Each of the parties agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND AGREES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (b) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (c) IT MAKES THIS WAIVER VOLUNTARILY; AND (d) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 15.
16. Assignment; Successors. Other than as provided herein, neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party hereto without the prior written consent of the other parties hereto, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.
17. Enforcement. The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties hereto do not perform the provisions of this Agreement (including any party hereto failing to take such actions that are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties hereto acknowledge and agree that (a) the parties hereto will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement or to enforce specifically the terms and provisions hereof and (b) the right of specific enforcement is an integral part of the transactions contemplated hereby and without that right, neither Parent nor the Stockholder would have entered into this Agreement. The parties hereto agree not to raise any objections to (i) the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement by the other party and (ii) the specific performance of the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants, obligations and agreements of the parties pursuant to this Agreement. Any party seeking an injunction or injunctions to prevent breaches (or threatened breaches) of this Agreement or to enforce specifically the terms and provisions of this Agreement will not be required to provide any bond or other security in connection with such injunction or enforcement, and each party irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security. Each party agrees that it will use its reasonable best efforts to cooperate with the other party in seeking and agreeing to an expedited schedule in any litigation seeking an injunction or order of specific performance to attempt to fully resolve any dispute between the parties prior to the Termination Date.
18. Non-Recourse. This Agreement may only be enforced against, and any Legal Proceeding based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. No past, present or future director, officer, employee, incorporator, manager, member, general or limited partner, stockholder, equityholder, controlling person, Affiliate, agent, attorney or other Representative of any party hereto or any of their successors or permitted assigns or any direct or indirect director, officer, employee, incorporator, manager, member, general or limited partner, stockholder, equityholder, controlling person, Affiliate, agent, attorney, Representative, successor or permitted assign of any of the foregoing (each, a “Non-Recourse Party”), shall have any liability to the Stockholder or Parent for any obligations or liabilities of any party under this Agreement or for any Legal Proceeding (whether in tort, contract or otherwise) based on, in respect of or by reason of the transactions contemplated hereby or in respect of any written or oral representations made or alleged to be made in connection herewith.
19. Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.
20. Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart. Any such counterpart, to the extent delivered by electronic delivery, will be treated in all manners and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto may raise the use of an electronic delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an electronic delivery, as a defense to the formation of a contract, and each party hereto forever waives any such defense.
21. Amendment; Waiver. This Agreement may be amended by the parties hereto, and the terms and conditions hereof may be waived, only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance. No failure or delay on the part of a party in the exercise of any right or remedy hereunder shall impair such right or power or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right or power.
22. No Presumption Against Drafting Party. Parent and the Stockholder acknowledge that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.
23. No Agreement until Executed. It is the explicit understanding and intention of the parties hereto that this Agreement cannot be effective at any time prior to the approval of the Company Board, for purposes of any applicable anti-takeover Laws and regulations, and any applicable provision of the Amended and Restated Certificate of Incorporation of the Company, the Merger Agreement, the Voting Agreements and the transactions contemplated by the Merger Agreement, including the Merger.
[Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.
PARENT

SERRANO PARENT, LLC

By:
Name:
Title:
[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.
[STOCKHOLDER]

By:
[Signature Page to Voting Agreement]

Exhibit A

Owned Shares
Stockholder	Owned Shares

[Signature Page to Voting Agreement]

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to [______________________]

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D93026-TBD KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

SUMO LOGIC, INC.

The Board of Directors recommends you vote FOR the following proposals:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The merger proxy is available at www.proxyvote.com.

D93027-TBD

SUMO LOGIC, INC.
Special Meeting of Stockholders
[ ] [ ], Pacific Time
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) of SUMO LOGIC, INC. hereby appoint(s) Ramin Sayar, Stewart Grierson, and Katherine Haar, or any of them, as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SUMO LOGIC, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at [ ], Pacific Time on **[ ]**, virtually at [ ], and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE ABOVE NAMED PROXY HOLDERS ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Continued and to be signed on reverse side